Articles of Incorporation
(PURSUNT TO NRS 78)
STATE OF NEVADA
Secretary of State
FILED
IN THE OFFICE OF THE
SECRETARY OF STATE OF THE
STATE OF NEVADA
MAY 16 1997.

(For filing office use)

No. C10435-97W IMPORTANT: Read instructions on reverse side of before completing this form.

TYPE OR PRINT (BLACK INK ONLY)

DEAN HELLER, SECRETARY OF STATE

1.NAME OF CORPORATION: - KAFCO CORP

2.RESIDENT AGENT: (designated resident agent and his STREET ADDRESS in Nevada where process may be served) Name of Resident Agent: GATEWAY ENTERPRISES, INC.

Street Address: 3230 E. FLAMINGO ROAD, SUITE 156, LAS VEGAS, 89121

Street No. Street Name City Zip

3.SHARES: (number of shares the corporation is authorized to issue)

Number of shares with par value: 55,000,000 Par Value: $.001 Number of sham without par value: -0-

4. GOVERNING BOARD: shall be styled as (check one) XX Directors Trustees

The FIRST BOARD OF DIRECTORS shall consist of ONE members and the names and addresses are as follows (attach additional pages if necessary):

LAURA LEE MADSEN 9025 OAKWOOD PLACE, WEST JORDAN, UT 84088

Name Address City/State/Zip

___________________ _______________________ _________________________

Name Address City/State/Zip

5.PURPOSE: (optional - see reverse side): The Purpose for the corporation shall be:

CONSULTING BUSINESS

6.PERSONAL LIABILITY (pursuant to NRS 78.037): Check one xx Accept Decline

If you chose accept, please check one: Limiting xx Eliminating

This provision eliminates or limits the personal liability of directors, officers or stockholders from damages for breach of fiduciary duty as a director or officer, but such provision must not eliminate or limit the liability of a director or officer for: (a) Acts or omissions which involve intentional misconduct fraud or knowing violaltion of law; or (b) The payments of distributions in violation of NRS 78.300.

7.OTHER MATTERS: This form includes the minimal statutory requirements to incorporate under NRS 78. You may attach additional information pursuant to NRS 78.037 or any other information you deem appropriate. If any additional information is contradictory to this form it cannot be filed and will be returned to you for correction. Number of pages attached SEVEN(7).

8.SIGNATURES OF INCORPORATORS: The names and addresses of each of the incorporators signing the articles: (signatures must be notarized) (Attach additional pages if there are more than two incorporations)

LAURA LEE MADSEN

Name (print)

9025 OAKWOOD PLACE, WEST JORDAN, UT 84088

Address City/State/Zip

/s/ Laura Lee Madsen

Signature

State of UTAH County of SALT LAKE

This instrument was acknowledged before me on

May 15 1997, by

LAURA LEE MADSEN

Name of Person as incorporator

KAFCO CORP

(name of party on behalf of whom instrument was executed)

/s/ Melinda K. Orth

Notary Public Signature

(affix notary stamp or seal)

9. CERTIFICATE OF ACCEPTANCE OF APPOINTMENT OF RESIDENT AGENT

I, GATEWAY ENTERPRISE, INC. hereby accept appointment as Resident Agent for the above named corporation.

/s/ 5-15-97

Signature of Resident Agent

ARTICLES OF INCORPORATION

OF

KAFCO CORP

ARTICLE I

The name of the corporation (which is hereinafter referred to as the "Corporation") is Kafco Corp.

ARTICLE II

The address of the registered office of the Corporation in the State of Nevada is 3230 East Flamingo Road, Suite #156, Las Vegas, Nevada 89121. The name of the registered agent of the Corporation is Gateway Enterprises, Inc.

ARTICLE III

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the provisions of Chapter 78 of the Nevada Revised Statutes.

ARTICLE IV

(a) Common Stock The aggregate number of shares of Common Stock which the Corporation shall have authority to issue is 50,000,000 shares at a par value of $.001 per share. All stock when issued shall be fully paid and non-assessable, shall be of the same class and have the same rights and preferences.

Each share of Common Stock shall be entitled to one vote at a stockholders meetings, either in person or by proxy. Cumulative voting in elections of Directors and all other matters brought before stockholders meeting, whether they be annual or special, shall not be permitted.

The holders of the capital stock of the Corporation shall not be personally liable for the payment of the Corporation's debts and the private property of the holders of the capital stock of the Corporation shall not be subject to the payment of debts of the Corporation to any extent whatsoever.

Stockholders of the Corporation shall not have any preemptive rights to subscribe for additional issues of stock of the Corporation except as may be agreed from time to time by the Corporation and any such stockholder.

(b) Preferred Stock. The aggregate number of share of Preferred Stock which the Corporation shall have authority to issue is 5,000,000 shares, par value $.001, which may be issued in series, with such designations, preferences, stated values, rights, qualifications or limitations as determined solely by the Board of Directors of the Corporation.

ARTICLE V

The amount of the authorized stock of the Corporation of any class or classes may be increased or decreased by the affirmative vote of the holders of a majority of the voting power of all shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

ARTICLE VI

SECTION 1. Number. Election and Terms of Director. The members of the governing board of the Corporation shall be styled Directors of the Corporation. The number of the Directors of the Corporation shall be fixed from time to time by or pursuant to the By-Laws of the Corporation, and shall initially be one.

SECTION 2. Newly Created Directorships and Vacancies. Newly created directorships resulting from any increase in the number of Directors and any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled only by the affirmative vote of a majority of the remaining Directors then in office, even though less than a quorum of the Board of Directors. No decrease in the number of Directors constituting the Board of Directors shall shorten the term of any incumbent Director.

SECTION 3. Removal of Directors. Any Director may be removed from office, with or without cause, only by the affirmative vote of the holders of 75 % of the voting power of all shares of the Corporation entitled to vote generally in the election of Directors, voting together as a single class.

ARTICLE VII

Any action required or permitted to be taken by the stockholders of the Corporation may be effected by any consent in writing by such holders, signed by holders of not less than that number of shares of Common Stock required to approve such action.

ARTICLE VIII

Subject to any express provision of the laws of the State of Nevada or these Articles of Incorporation, the Board of Directors shall have the power to make, alter, amend and repeal the By-Laws of the Corporation (except so far as By-Laws of the Corporation adopted by the stockholders shall otherwise provide). Any By-Laws made by the Directors under the powers conferred hereby may be altered, amended or repealed by the Directors or by the stockholders.

ARTICLE IX

Election of Directors need not be by ballot unless the By-laws of the Corporation shall so provide.

ARTICLE X

SECTION 1. Elimination of Certain Liability of Directors. A Director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the Director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for the payment of distributions to stockholders in violation of Section 78.300 of the Nevada Revised Statutes, or (iv) for any transaction from which the Director derived an improper personal benefit.

SECTION 2. Indemnification and Insurance.

(a) Action, etc.. Other Than by or in the Right of the Corporation. The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any Agent (as hereinafter defined) against costs, charges and Expenses (as hereinafter defined), judgments, fines and amounts paid in settlement actually and reasonably incurred by the Agent in connection with such action, suit or proceeding, and any appeal therefrom, if the Agent acted in good faith and in a manner the Agent reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe such conduct was unlawful. The termination of any action, suit or proceeding--whether by judgment, order, settlement conviction, or upon a plea of nolo contendere or its equivalent--shall not, of itself, create a presumption that the Agent did not act in good faith and in a manner which the Agent reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, that the Agent had reasonable cause to believe that the Agent's conduct was unlawful.

(b) Action, etc.. by or in the Right of the Corporation. The Corporation. shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed judicial action or suit brought by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was an Agent, against costs, charges and Expenses actually and reasonably incurred by the Agent in connection with the defense or settlement of such action or suit and any appeal therefrom if the Agent acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for gross negligence or wilful misconduct in the performance of the Agent's duty to the Corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such costs, charges and Expenses which such court shall deem proper.

(c) Determination of Right of Indemnification. Any indemnification under Paragraphs (a) and (b) of this Section (unless ordered by a court) shall be paid by the Corporation unless a determination is reasonably and promptly made (i) by the Board of Directors by a majority vote of a quorum consisting of Directors who were not Parties to such action, suit or proceeding, or (ii) if such a quorum is not obtainable, or, even if obtainable, if a quorum of disinterested Directors so directs, by independent legal counsel in a written opinion, or (iii) by the stockholders, that such person acted in bad faith and in a manner that such person did not believe to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal proceeding, that such person believed or had reasonable cause to believe that his conduct was unlawful.

(d) Indemnification Against Expenses of Successful Party. Notwithstanding the other provisions of this Section, to the extent that an Agent has been successful on the merits or otherwise, including, without limitation, the dismissal of an action without prejudice, the settlement of an action without admission of liability, or the defense of any claim, issue or matter therein, or on appeal from any such proceeding, action, claim or matter, such Agent shall be indemnified against all costs, charges and Expenses incurred in connection therewith.

(e) Advances of Expenses. Except as limited by Paragraph (f) of this Section, costs, charges, and Expenses incurred by an Agent in any action, suit, proceeding or investigation or any appeal therefrom shall be paid by the Corporation in advance of the final disposition of such matter if the Agent shall undertake to repay such amount in the event that it is ultimately determined as provided herein that such person is not entitled to indemnification. Notwithstanding the foregoing, no advance shall be made by the Corporation if a determination is reasonably and promptly made by the Board of Directors by a majority vote of a quorum of disinterested Directors, or (if such a quorum is not obtainable or, even if obtainable, a quorum of disinterested Directors so directs) by independent legal counsel in a written opinion, that, based upon the facts known to the Board of Directors or counsel at the time such determination is made, the Agent acted in bad faith and in a manner that such person did not believe to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal proceeding, that such person believed or had reasonable cause to believe his conduct was unlawful. In no event shall any advance be made in instances where the Board of Directors or independent legal counsel reasonably determines that the Agent deliberately breached such persons's duty to the Corporation or its stockholders.

(f) Right of Agent to Indemnification upon. Application: Procedure upon Application. Any indemnification under Paragraphs (a), (b) and (d) or advance under Paragraph (e) of this Section, shall be made promptly, and in any event within 60 days, upon the written request of the Agent, unless with respect to applications under Paragraphs (a), (b) or (e), a determination is reasonably and promptly made by the Board of Directors by a majority vote of a quorum of disinterested Directors that such Agent acted in a manner set forth in such Paragraphs as to justify the Corporation's not indemnifying or making an advance to the Agent. In the event no quorum of disinterested Directors is obtainable, the Board of Directors shall promptly direct that independent legal counsel shall decide whether the Agent acted in the manner set forth in such Paragraphs as to justify the Corporation's not indemnifying or making an advance to the Agent. The right to indemnification or advances as granted by this Section shall be enforceable by the Agent in any court of competent jurisdiction if the Board of Directors or independent legal counsel denies the claim in whole or in part or if no disposition of such claim is made within 60 days. The Agent's costs, charges and Expenses incurred in connection with successfully establishing such person's right to indemnification, in whole or in part, in any such proceeding shall also be indemnified by the Corporation.

(g) Other Rights and Remedies. The indemnification provided by this Section shall not be deemed exclusive of, and shall not affect, any other rights to which an Agent seeking indemnification may be entitled under any law, By-law, or charter provision, agreement, vote of stockholders or disinterested Directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be an Agent and shall inure to the benefit of the heirs, executors and administrators of such a person. All rights to indemnification under this Section shall be deemed to be contract between the Corporation and the Agent who serves in such capacity at any time while these Articles and other relevant provisions of the general corporation law and other applicable law, if any, are in effect. Any repeal or modification thereof shall not affect any rights or obligations then existing.

(h) Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was an Agent against any liability asserted against such person and incurred by him or her in any such capacity, or arising out of such persons's status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Section. The Corporation may create a trust fund, grant a security interest or use other means (including, without limitation, a letter of credit) to ensure the payment of such sums as may become necessary to effect indemnification as provided herein.

(i) Other Enterprises. Fines and Serving at Corporation's Request. For purposes of this Section, references to "other enterprise" in Paragraph (a) shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the Corporation" shall include any service by Agent as Director, officer, employee, agent or fiduciary of the Corporation which imposes duties on, or involves services by, such Agent with respect to any employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Section.

(j) Savings Clause. If this Section or any portion thereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each Agent as to costs, charges and Expenses, judgments, fines and amounts paid in settlement with respect to any action, suit, proceeding or investigation, and any appeal therefrom, whether civil, criminal or administrative, and whether internal or external, including a grand jury proceeding and an action or suit brought by or in the right of the Corporation, to the full extent permitted by any applicable portion of this Section that shall not have been invalidated, and to the fullest extent permitted by applicable law.

(k) Common Directors - Transactions between Corporations. No contract or other transaction between this corporation and any on or more of its directors or any other corporation, firm, association, or entity in which one or more or its directors or officers are financially interested, shall be either void or voidable because of such relationship or interest, or because such director or directors are present at the meeting of the Board of Directors, or. a committee thereof, which authorizes, approves, or ratifies such contract or transaction, or because his or their votes are counted for such purpose if. (a) the fact of such relationship or interest is disclosed or known to the Board of Directors or committee which authorizes, approves, or ratifies the contract or transaction by vote or consent sufficient for the purpose without counting the votes or consents of such interested director; or (b) the fact of such relationship or interest is disclosed or known to the stockholders entitled to vote and they authorize, approve, or ratify such contract or transaction by vote or written consent, or (c) the contract or transaction is fair and reasonable to the corporation.

Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or committee there of which authorizes, approves or ratifies such contract or transaction.

(1) Definitions. For the purposes of this Article:

(1) "Agent" means any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding or investigation, whether civil, criminal or administrative, and whether external or internal to the Corporation (other am a judicial action or suit brought by or in the right of the Corporation) by reason of the fact that he or she is or was or has agreed to be a Director, officer, employee, agent or fiduciary of the Corporation, or that, being or having been such a Director, officer, employee, agent or fiduciary, he or she is or was serving at the request of the Corporation as a Director, officer, employee, agent or fiduciary of another corporation, partnership, joint venture, trust or other enterprise.

(2) "Expenses" shall include all reasonable attorneys' fees, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, or being or preparing to be a witness in a proceeding.

ARTICLE XI

The Corporation reserves the right at any time and from time to time to amend, alter, change or repeal any provision contained in these Articles of Incorporation, and other provisions authorized by the laws of the State of Nevada at the time in force may be added or inserted, in the manner now or hereafter prescribed by law; and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, Directors or any other persons whomsoever by and pursuant to these Articles of Incorporation in its present form or as hereafter amended are granted subject to the right reserved in this Article.

ARTICLE XII

The name and address of each incorporator of the Corporation is:

Name Address

Laura Lee Madsen 9025 Oakwood Place, West Jordan, UT 84088

ARTICLE XIII

The name and address of each member of the Board of Directors of the Corporation is:

Name Address

Laura Lee Madsen 9025 Oakwood Place, West Jordan, UT 84088

ARTICLE XIV

The Corporation shall exist in perpetuity, from and after the date of filing of its original Articles of Incorporation with the Secretary of State of the State of Nevada unless dissolved according to law.

IN WITNESS WHEREOF, this certificate has been executed by Laura Lee Madsen, Director of Kafco Corp., on this 15th day of May, 1997.

Laura Lee Madsen

Director

STATE OF UTAH )

) ss,

COUNTY OF SALT LAKE )

On the 15th day of May, 1997, personally appeared before me Laura Lee Madsen who, being by me first duly sworn, declared that he is the person who signed the foregoing document as Director of Kafco Corp. and that the statements therein contained are true.

IN WITNESS THEREOF, I have hereunto set my hand and seal this 15th day of May, 1997

/s/ Melinda K. Orth

NOTARY PUBLIC

Residing at 9939 So. Orchard View Dr.

South Jordan, UT 84095

My commission expires 2-23-2000

FILED # C10435-97
APR 11,2001
DEAN HELLER
Secretary of State
101 North Carson Street. Suite 3
Carson City, Nevada 89701-4786
(775) 684-5708
Certificate of Amendment to Articles of Incorporation
For Nevada Profit Corporations
(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)
- Remit in Duplicate -

1. Name of corporation: Kafco Corp (File number C10435-97)

2. The articles have been amended as follows (povide article numbers, if available):

Article I - Company Name

The company name has been changed to: Woodland Hatchery, Inc.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is: 97%.*

4. Signatures (Required):

/s/ /s/

President or Vice President and Secretary or Asst. Secretary

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and remit the proper fees may cause this filing to be rejected.

BY-LAWS

of

KAFCO CORP

A NEVADA CORPORATION

ARTICLE I

OFFICES

Section I. The principal office of the Corporation shall be at 9025 Oakwood Place, West Jordan, UT 84044. The Corporation may have such other offices, either within or without the State of Utah as the Board of Directors may designate or as the business of the Corporation may require from time to time.

The registered office of the Corporation required by the Nevada Business Corporation Act to be maintained in the State of Nevada may be, but need not be, identical with the principal offices in the State of Nevada, and the address of the registered office may be changed, from time to time, by the Board of Directors.

ARTICLE II

STOCKHOLDERS

Section 1. Annual Meeting. The annual meeting of stockholders shall be held at the principal office of the Corporation, at 9025 Oakwood Place, West Jordan, UT 84044. or at such other places on the third Wednesday of May, or at such other times as the Board of Directors may, from time to time, determine. If the day so designated falls upon a legal holiday then the meeting shall be held upon the first business day thereafter. The Secretary shall serve personally or by mail a written notice thereof, not less than ten (10) nor more than fifty (50) days previous to such meeting, addressed to each stockholder at his address as it appears on the stock book; but at any meeting at which all stockholders shall be present, or of which all stockholders not present have waived notice in writing, the giving of notice as above required may be dispensed with.

Section 2. Special Meetings. Special meetings of stockholders other than those regulated by statute, may be called at any time by a majority of the Directors. Notice of such meeting stating the place, day and hour and the purpose for which it is called shall be served personally or by mail, not less than ten (10) days before the date set for such meeting. If mailed, it shall be directed to a stockholder at his address as it appears on the stock book; but at any meeting at which all stockholders shall be present, or of which stockholders not present have waived notice in writing, the giving of notice as above described may be dispensed with. The Board of Directors shall also, in like manner, call a special meeting of stockholders whenever so requested in writing by stockholders representing not less than ten percent (10%) of the capital stock of the Corporation entitled to vote at the meeting. The President may in his discretion call a special meeting of stockholders upon ten (10) days notice. No business other than that specified in the call for the meeting shall be transacted at any special meeting of the stockholders, except upon the unanimous consent of all the stockholders entitled to notice thereof

Section 3. Closing of the Transfer Books or fixing of Record Date. For the purpose of determining stockholders entitled to receive notice of or to vote at any meeting of stockholders or any adjournment thereof, or stockholders entitled to receive payment of any dividend; or in order to make a determination of stockholders for any other proper purpose, the Board of Directors of the Corporation may provide that the stock transfer books shall be closed for a stated period not to exceed, in any case, fifty (50) days. If the stock transfer books shall be closed for the purpose of determining stockholders entitled to notice of or to vote at a meeting of stockholders, such books shall be closed for a least ten (10) days immediately preceding such meeting. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of stockholders, such date in any case to be not more than fifty (50) days, and in case of a meeting of stockholders, not less than ten (10) days prior to the date on which the particular action, requiring such determination of stockholders, is to be taken. If the stock transfer books are not closed, and no record date is fixed for the determination of stockholders entitled to receive notice of or to vote at a meeting of stockholders, or stockholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination as to stockholders. When a determination of stockholders, entitled to vote at any meeting of stockholders has been made as provided in this section, such determination shall apply to any adjournment thereof.

Section 4. Voting. At all meetings of the stockholders of record having the right to vote, subject to the provisions of Section 3, each stockholder of the Corporation is entitled to one (1) vote for each share of stock having voting power standing in the name of such stockholder on the books of the Corporation. Votes may be cast in person or by written authorized proxy.

Section 5. Proxy. Each proxy must be executed in writing by the stockholder of the Corporation or his duly authorized attorney. No proxy shall be valid after the expiration of eleven (11) months from the date of its execution unless it shall have specified therein its duration.

Every proxy shall be revocable at the discretion of the person executing it or of his personal representatives or assigns.

Section 6. Voting of Shares by certain Holders. Shares standing in the name of another corporation may be voted by such officer, agent or proxy as the by-laws of such corporation may prescribe, or, in the absence of such provision, as the Board of Directors of such corporation may determine.

Shares held by an administrator, executor, guardian or conservator may be noted by him either in person or by proxy without a transfer of such shares into his name. Shares standing in the name of a trustee may be voted by him either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name.

Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority so to do be contained in an appropriate Order of the Court by which such receiver was appointed.

A stockholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledge, and thereafter the pledgee shall be entitled to vote the shares so transferred.

Shares of its own stock belonging to the Corporation or held by it in a fiduciary capacity shall not be voted, directly or indirectly, at any meeting, and shall not be counted in determining the total number of outstanding shares at any given time.

Section 7. Election of Directors. At each election for Directors every stockholder entitled to vote at such election shall have the right to vote, in person or by proxy, the number of shares owned by him for as many persons as there are Directors to be elected and for whose election he has a right to vote. There shall be no cumulative voting.

Section 8. Quorum. A majority of the outstanding shares of the Corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of the stockholders.

If a quorum shall not be present or represented, the stockholders entitled to vote thereat, present in person or by proxy, shall have the power to adjourn the meeting, from time to time, until a quorum shall be present or represented. At such rescheduled meeting at which a quorum shall be present or represented any business or any specified item of business may be transacted which might have been transacted at the meeting as originally notified.

The number of votes or consents of the holders of stock having voting power which shall be necessary for the transaction of any business or any specified item of business at any meeting of stockholders, or the giving of any consent, shall be a majority of the outstanding shares of the Corporation entitled to vote.

Section 9. Informal Action by Stockholders. Any action required or permitted to be taken by the stockholders of the Corporation may be effected by any consent in writing by such holders, signed by holders of not less than that number of shares of Common Stock required to approve such action.

ARTICLE III

DIRECTORS

Section 1. Number. The affairs and business of this Corporation shall be managed by a Board of Directors. The present Board of Directors shall consist of two (2) members. Thereafter the number of Directors may be increased to not more than nine (9) by resolution of the Board of Directors. Directors need not be residents of the State of Nevada and need not be stockholders of the Corporation.

Section 2. Election. The Directors shall be elected at each annual meeting of the stockholders, but if any such annual meeting is not held, or the Directors are not elected thereat, the Directors may be elected at any special meeting of the stockholders held for that purpose.

Section 3. Term of Office. The term of office of each of the Directors shall be one (1) year, which shall continue until his successor has been elected and qualified.

Section 4. Duties. The Board of Directors shall have the control and general management of the affairs and business of the Corporation. Such Directors shall in all cases act as a Board, regularly convened, and may adopt such rules and regulations for the conduct of meetings and the management of the Corporation, as may be deemed proper, so long as it is not inconsistent with these By-Laws and the laws of the State of Nevada.

Section 5. Directors' Meetings. Regular meetings of the Board of Directors shall be held immediately following the annual meeting of the stockholders, and at such other time and places as the Board of Directors may determine. Special meetings of the Board of Directors may be called by the President or the Secretary upon the written request of one (1) Director.

Section 6. Notice of Meetings. Notice of meetings other than the regular annual meeting shall be given by service upon each Director in person, or by mailing to him at his last known address, at least three (3) days before the date therein designated for such meeting, of a written notice thereof specifying the time and place of such meeting, and the business to be brought before the meeting, and no business other than that specified in such notice shall be transacted at any special meeting. At any Directors' meeting at which a quorum of the Board of Directors shall be present (although held without notice), any and all business may be transacted which might have been transacted if the meeting had been duly called if a quorum of the Directors waive or are willing to waive the notice requirements of such meeting.

Any Directors may waive notice of any meeting under the provisions of Article XII. The attendance of a Director at a meeting shall constitute a waiver of notice of such meeting except where a Director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully convened or called.

Section 7. Voting. At all meetings of the Board of Directors, each Director is to have one (1) vote. The act of a majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

Section 8. Newly Created Directorships and Vacancies. Newly created directorships resulting from any increase in the number of Directors and any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled only by the affirmative vote of a majority of the remaining Directors then in office, even though less than a quorum of the Board of Directors. No decrease in the number of Directors constituting the Board of Directors shall shorten the term of any incumbent Director.

Section 9. Removal of Directors. Any Director may be removed from office, with or without cause, only by the affirmative vote of the holders of 51 % of the voting power of all shares of the Corporation entitled to vote generally in the election of Directors, voting together as a single class.

Section 10. Quorum. The number of Directors who shall be present at any meeting of the Board of Directors in order to constitute a quorum for the transaction of any business or any specified item of business shall be a majority.

The number of votes of Directors that shall be necessary for the transaction of any business of any specified item of business at any meeting of the Board of Directors shall be a majority.

If a quorum shall not be present at any meeting of the Board of Directors, those present may adjourn the meeting, from time to time, until a quorum shall be present.

Section 11. Compensation. By resolution of the Board of Directors, the Directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors or each may be paid a stated salary as Director. No such payment shall preclude any Director from serving the Corporation in any other capacity and receiving compensation therefore.

Section 12. Presumption of Assent. A Director of the Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent is entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the Secretary of the meeting before the adjournment thereof or shall forward such dissent by registered or certified mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Director who voted in favor of such action.

ARTICLE IV

OFFICERS

Section 1. Number. The officers of the Corporation shall be: President, Vice-President, Secretary, and Treasurer, and such assistant Secretaries as the President shall determine.

Any officer may hold more than one (1) office.

Section 2. Election. All officers of the Corporation shall be elected annually by the Board of Directors at its meeting held immediately following the meeting of stockholders, and shall hold office for the term of one (1) year or until their successors are duly elected. Officers need not be members of the Board of Directors.

The Board may appoint such other officers, agents and employees as it shall deem necessary who shall have such authority and shall perform such duties as, from time to time, shall be prescribed by the Board.

Section 3. Duties of Officers. The duties and powers of the officers of the Corporation shall be as follows:

PRESIDENT

The President shall preside at all meetings of the stockholders. He shall present at each annual meeting of the stockholders and Directors a report of the condition of the business of the Corporation. He shall cause to be called regular and special meetings of these stockholders and Directors in accordance with these By-Laws. He shall appoint and remove, employ and discharge, and fix the compensation of all agents, employees, and clerks of the Corporation other than the duly appointed officers, subject to the approval of the Board of Directors. He shall sign and make all contracts and agreements in the name of the Corporation, subject to the approval of the Board of Directors. He shall see that the books, reports, statements and certificates required by the statutes are properly kept, made and filed according to law. He shall sign all certificates of stock, notes, drafts, or bills of exchange, wan-ants or other orders for the payment of money duly drawn by the Treasurer; and he shall enforce these By-Laws and perform all the duties incident to the position and office, and which are required by law.

VICE-PRESIDENT

During the absence or inability of the President to render and perform his duties or exercise his powers, as set forth in these By-Laws or in the statutes under which the Corporation is organized, the same shall be performed and exercised by the Vice-President; and when so acting, he shall have all the powers and be subject to all the responsibilities hereby given to or imposed upon such President.

SECRETARY

The Secretary shall keep the minutes of the meetings of the Board of Directors and of the stockholders in appropriate books. He shall give and serve all notices of the Corporation. He shall be custodian of the records and of the corporate seal and affix the latter when required. He shall keep the stock and transfer books in the manner prescribed by law, so as to show at all times the amount of capital stock issued and outstanding; the manner and the time compensation for the same was paid; the names of the owners thereof, alphabetically arranged; the number of shares owned by each; the time at which each person became such owner; and the amount paid thereon; and keep such stock and transfer books open daily during the business hours of the office of the Corporation, subject to the inspection of any stockholder of the Corporation, and permit such stockholder to make extracts from said books to the extent prescribed by law. He shall sign all certificates of stock. He shall present to the Board of Directors at their meetings all communications addressed to him officially by the President or any officer or stockholder of the Corporation; and he shall attend to all correspondence and perform all the duties incident to the office of Secretary.

TREASURER

The Treasurer shall have the care and custody of and be responsible for all the funds and securities of the Corporation, and deposit all such funds in the name of the Corporation in such bank or banks, trust company or trust companies or safe deposit vaults as the Board of Directors may designate. He shall exhibit at all reasonable times his books and accounts to any Director or stockholder of the Corporation upon application at the office of the Corporation during business hours. He shall render a statement of the conditions of the finances of the Corporation at each regular meeting of the Board of Directors, and at such other times as shall be required of him, and a full financial report at the annual meeting of the stockholders. He shall keep, at the office of the Corporation, correct books of account of all its business and transactions and such other books of account as the Board of Directors may require. He shall do and perform all duties appertaining to the office of Treasurer. The Treasurer shall, if required by the Board of Directors, give to the Corporation such security for the faithful discharge of his duties as the Board may direct.

Section 4. Bond. The Treasurer shall, if required by the Board of Directors, give to the Corporation such security for the faithful discharge of his duties as the Board may direct.

Section 5. Vacancies, How Filled. All vacancies in any office shall be filled by the Board of Directors without undue delay, either at its regular meeting or at a meeting specifically called for that purpose. In the case of the absence of any officer of the Corporation or for any reason that the Board of Directors may deem sufficient, the Board may, except as specifically otherwise provided in these By-Laws, delegate the power or duties of such officers to any other officer or Director for the time being; provided, a majority of the entire Board concur therein.

Section 6. Compensation of Officers. The officers shall receive such salary or compensation as may be determined by the Board of Directors.

Section 7. Removal of Officers. The Board of Directors may remove any officer, by a majority vote, at any time with or without cause.

ARTICLE V

CERTIFICATES OF STOCK

Section 1. Description of Stock Certificates. The certificates of stock shall be numbered and registered in the order in which they are issued. They shall be bound in a book and shall be issued in consecutive order therefrom, and in the margin thereof shall be entered the name of the person owning the shares therein represented, with the number of shares and the date thereof. Such certificates shall exhibit the holder's name and number of shares. They shall be signed by the President or Vice President, and countersigned by the Secretary or Treasurer and sealed with the Seal of the Corporation.

Section 2. Transfer of Stock. The stock of the Corporation shall be assignable and transferable on the books of the Corporation only by the person in whose name it appears on said books, his legal representatives or by his duly authorized agent. In case of transfer by attorney, the power of attorney, duly executed and acknowledged, shall be deposited with the Secretary. In all cases of transfer the former certificate must be surrendered up and canceled before a new certificate may be issued. No transfer shall be made upon the books of the Corporation within ten (10) days next preceding the annual meeting of the stockholders.

Section 3. Lost Certificates. If a stockholder shall claim to have lost or destroyed a certificate or certificates of stock issued by the Corporation, the Board of Directors may, at its discretion, direct a new certificate or certificates to be issued, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost or destroyed, and upon the deposit of a bond or other indemnity in such form and with such sureties if any that the Board may require.

ARTICLE VI

SEAL

Section 1. Seal. The seal of the Corporation shall be as follows:

NO SEAL IN USE AT THIS TIME

ARTICLE VII

DIVIDENDS

Section 1. When Declared. The Board of Directors shall by vote declare dividends from the surplus profits of the Corporation whenever, in their opinion, the condition of the Corporation's affairs will render it expedient for such dividends to be declared.

Section 2. Reserve. The Board of Directors may set aside, out of the net profits of the Corporation available for dividends, such sum or sums (before payment of any dividends) as the Board, in their absolute discretion, think proper as a reserve fund, to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the Directors shall think conducive to the interest of the Corporation, and they may abolish or modify any such reserve in the manner in which it was created.

ARTICLE VIII

INDEMNIFICATION

Section 1. Any person made a party to or involved in any civil, criminal or administrative action, suit or proceeding by reason of the fact that he or his testator or intestate is or was a Director, officer, or employee of the Corporation, or of any corporation which he, the testator, or intestate served as such at the request of the Corporation, shall be indemnified by the Corporation against expenses reasonably incurred by him or imposed on him in connection with or resulting from the defense of such action, suit, or proceeding and in connection with or resulting from any appeal thereon, except with respect to matters as to which it is adjudged in such action, suit or proceeding that such officer, Director, or employee was liable to the Corporation, or to such other corporation, for negligence or misconduct in the performance of his duty. As used herein the term "expense" shall include all obligations incurred by such person for the payment of money, including without limitation attorney's fees, judgments, awards, fines, penalties, and amounts paid in satisfaction of judgment or in settlement of any such action, suit, or proceedings, except amounts paid to the Corporation or such other corporation by him.

A judgment of conviction whether based on plea of guilty or nolo contendere or its equivalent, or after trial, shall not of itself be deemed an adjudication that such Director, officer or employee is liable to the Corporation, or such other corporation, for negligence or misconduct in the performance of his duties. Determination of the rights of such indemnification and the amount thereof may be made at the option of the person to be indemnified pursuant to procedure set forth, from time to time, in the By-Laws, or by any of the following procedures: (a) order of the Court or administrative body or agency having jurisdiction of the action, suit, or proceeding; (b) resolution adopted by a majority of the quorum of the Board of Directors of the Corporation without counting in such majority any Directors who have incurred expenses in connection with such action, suit or proceeding; (c) if there is no quorum of Directors who have not incurred expense in connection with such action, suit, or proceeding, then by resolution adopted by a majority of the committee of stockholders and Directors who have not incurred such expenses appointed by the Board of Directors; (d) resolution adopted by a majority of the quorum of the Directors entitled to vote at any meeting; or (e) Order of any Court having jurisdiction over the Corporation. Any such determination that a payment by way of indemnity should be made will be binding upon the Corporation. Such right of indemnification shall not be exclusive of any other right which such Directors, officers, and employees of the Corporation and the other persons above mentioned may have or hereafter acquire, and without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any By-Law, Agreement, vote of stockholders, provision of law, or otherwise in addition to their rights under this Article. The provision of this Article shall apply to any member of any committee appointed by the Board of Directors as fully as though each person and been a Director, officer or employee of the Corporation.

ARTICLE IX

AMENDMENTS

Section 1. How Amended. These By-Laws may be altered, amended, repealed or added to by the vote of the Board of Directors of the Corporation at any regular meeting of said Board, or at a special meeting of Directors called for that purpose provided a quorum of the Directors as provided by law and by the Articles of Incorporation, are present at such regular meeting or special meeting. These By-Laws and any amendments thereto and new By-Laws added by the Directors may be amended, altered or replaced by the stockholders at any annual or special meeting of the stockholders.

ARTICLE X

FISCAL YEAR

Section 1. Fiscal Year. The fiscal year shall end on the 31st day of DECEMBER.

ARTICLE XI

WAIVER OF NOTICE

Section 1. Whenever any notice is required to be given to any shareholders or directors of the Corporation under the provisions of these By-Laws, under the Articles of Incorporation or under the provisions of the Nevada Business Corporation Act, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

ADOPTED this 19th day of May, 1997.

KAFCO CORP

A Nevada Corporation,

/s/ Laura Lee Madsen

Laura Lee Madsen, President

CERTIFTCATE OF SECRETARY

I, the undersigned, do hereby certify:

1. That I am the duly elected and acting Secretary\Treasurer of KAFCO CORP, A Nevada Corporation: and

2. That the foregoing By-Laws, comprising ten (10) pages, constitute the By-Laws of said Corporation as duly adopted at a meeting of the Board of Directors thereof duly held on the 19th day of May, 1997.

/s/ Kenneth Madsen

Kenneth Madsen, Secretary/Treasurer

(SEAL)

                        AMENDED ARTICLES OF INCORPORATION
                                       OF
                             WOODLAND HATCHERY, INC.

         Pursuant to NRS 78.390 of the Nevada General  Corporation Law, WOODLAND
HATCHERY,  INC.  (the  "Corporation")  adopts  the  following  Amendment  of its
Articles of Incorporation:

                                  FIRST ARTICLE

         The name of the Corporation shall be:  Dwango North America Corp.

                             -----------------------

                                 FOURTH ARTICLE

         (b) Preferred  Stock.  The aggregate number of share of Preferred Stock which the Corporation  shall have authority to issue is 10,000,000  shares,  par value $.001, which may be issued in series, with such designations, preferences, stated values, rights, qualifications or limitations as determined solely by the
Board of Directors of the Corporation.

                             -----------------------

         The  foregoing  Amendment  was  adopted by the Board of  Directors  and
Stockholders of the  Corporation.  The Amendment was adopted by separate written consents of the Board of Directors and Stockholders dated September 17, 2003, in accordance with Nevada Revised Statutes 78.315 and 78.320. The only Stockholders entitled to vote on the Amendment  were holders of  11,470,000  shares of Common
Stock,  which are all of the issued and outstanding  shares. The total number of votes cast in favor of the  Amendment  by Common  Stock  holders was  8,500,000, which is sufficient to approve the Amendment.

         IN WITNESS WHEREOF, these Articles of Amendment are executed for and on behalf  of the  Corporation  as its act  and  deed  by the  undersigned  officer hereunto duly  authorized,  who certifies  that the facts herein stated are true this 17th day of September, 2003.

                                                WOODLAND HATCHERY, INC.

                                                /S/ Cody T. Winterton
                                                Cody Winterton
                                                President

                                                                       Exhibit 2

                                     BY-LAWS

                                       OF

                           DWANGO NORTH AMERICA CORP.

                              A NEVADA CORPORATION
                     (AS AMENDED THROUGH DECEMBER 30, 2003)

                                    ARTICLE I

                                     OFFICES

         Section 1. The principal office of the Corporation shall be at 5847 San
Felipe Street, Suite 3220, Houston,  Texas 77057-3000.  The Corporation may have such other offices,  either within or without the State of Texas as the Board of
Directors may designate or as the business of the  Corporation  may require from time to time.

         The  registered  office  of the  Corporation  required  by  the  Nevada
Business  Corporation  Act to be  maintained  in the State of Nevada may be, but need not be,  identical with the principal  offices in the State of Nevada,  and the address of the registered  office may be changed,  from time to time, by the
Board of Directors.

                                   ARTICLE II

                                  STOCKHOLDERS

         Section 1. Annual Meeting.  The annual meeting of stockholders shall be held at the  principal  office of the  Corporation,  at 5847 San Felipe  Street,
Suite 3220,  Houston,  Texas  77057-3000.  or at such other  places on the third
Wednesday  of May, or at such other times as the Board of  Directors  may,  from time to time,  determine.  If the day so  designated  falls upon a legal holiday then the  meeting  shall be held upon the first  business  day  thereafter.  The
Secretary shall serve  personally or by mail a written notice thereof,  not less than ten (10) nor more than fifty (50) days previous to such meeting,  addressed to each  stockholder  at his address as it appears on the stock book; but at any meeting at which all stockholders shall be present, or of which all stockholders not  present  have  waived  notice  in  writing,  the  giving of notice as above required may be dispensed with.

         Section 2. Special  Meetings.  Special  meetings of stockholders  other than those regulated by statute,  may be called at any time by a majority of the
Directors.  Notice  of such  meeting  stating  the  place,  day and hour and the purpose for which it is called shall be served  personally or by mail,  not less than ten (10) days before the date set for such meeting.  If mailed, it shall be directed to a stockholder at his address as it appears on the stock book; but at any meeting at which all stockholders shall be present, or of which stockholders not  present  have  waived  notice  in  writing,  the  giving of notice as above described  may be dispensed  with.  The Board of Directors  shall also,  in like manner, call a special meeting of stockholders  whenever so requested in writing by  stockholders  representing  not less than ten  percent  (10%) of the capital stock of the

     Corporation  entitled  to vote at the  meeting.  The  President  may in his discretion call a special meeting of stockholders  upon ten (10) days notice. No business  other  than  that  specified  in the  call  for the  meeting  shall be transacted at any special meeting of the stockholders, except upon the unanimous consent of all the stockholders entitled to notice thereof

         Section 3. Closing of the Transfer  Books or fixing of Record Date. For the purpose of determining stockholders entitled to receive notice of or to vote at any meeting of  stockholders  or any  adjournment  thereof,  or  stockholders entitled to receive payment of any dividend; or in order to make a determination of  stockholders  for any other  proper  purpose,  the Board of Directors of the
Corporation  may  provide  that the stock  transfer  books shall be closed for a stated period not to exceed, in any case, fifty (50) days. If the stock transfer books shall be closed for the purpose of  determining  stockholders  entitled to notice of or to vote at a meeting of  stockholders,  such books  shall be closed for a least ten (10) days immediately preceding such meeting. In lieu of closing the stock  transfer  books,  the Board of Directors may fix in advance a date as the record date for any such  determination  of  stockholders,  such date in any case  to be not  more  than  fifty  (50)  days,  and in  case  of a  meeting  of stockholders,  not  less  than  ten (10)  days  prior  to the date on which  the particular action, requiring such determination of stockholders, is to be taken.
If the stock transfer books are not closed,  and no record date is fixed for the determination  of  stockholders  entitled  to receive  notice of or to vote at a meeting of  stockholders,  or  stockholders  entitled  to  receive  payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors  declaring such dividend is adopted, as the  case  may be,  shall  be the  record  date  for  such  determination  as to stockholders.  When a  determination  of  stockholders,  entitled to vote at any meeting  of  stockholders  has  been  made as  provided  in this  section,  such determination shall apply to any adjournment thereof.

         Section 4. Voting. At all meetings of the stockholders of record having the right to vote,  subject to the provisions of Section 3, each  stockholder of the  Corporation  is  entitled  to one (1) vote for each  share of stock  having voting  power  standing  in the  name of such  stockholder  on the  books of the
Corporation. Votes may be cast in person or by written authorized proxy.

         Section  5.  Proxy.  Each  proxy  must be  executed  in  writing by the stockholder of the Corporation or his duly authorized  attorney.  No proxy shall be valid  after  the  expiration  of  eleven  (11)  months  from the date of its execution unless it shall have specified therein its duration.

         Every  proxy  shall  be  revocable  at the  discretion  of  the  person executing it or of his personal representatives or assigns.

         Section 6. Voting of Shares by certain Holders.  Shares standing in the name of another corporation may be voted by such officer,  agent or proxy as the by-laws of such corporation may prescribe, or, in the absence of such provision, as the Board of Directors of such corporation may determine.

         Shares held by an administrator,  executor, guardian or conservator may be noted by him either in person or by proxy  without a transfer  of such shares into his name.  Shares  standing  in the name of a  trustee  may be voted by him either in person or by proxy,  but no trustee  shall be  entitled to vote shares held by him without a transfer of such shares into his name.

                                       2

         Shares  standing  in the  name  of a  receiver  may be  voted  by  such receiver,  and shares held by or under the control of a receiver may be voted by such receiver  without the transfer  thereof into his name if authority so to do be contained  in an  appropriate  Order of the Court by which such  receiver was appointed.

         A  stockholder  whose shares are pledged shall be entitled to vote such shares until the shares have been transferred  into the name of the pledge,  and thereafter the pledgee shall be entitled to vote the shares so transferred.

         Shares of its own stock belonging to the Corporation or held by it in a fiduciary capacity shall not be voted,  directly or indirectly,  at any meeting, and shall not be counted in determining  the total number of outstanding  shares at any given time.

         Section 7. Election of Directors.  At each election for Directors every stockholder  entitled to vote at such election  shall have the right to vote, in person or by proxy,  the  number of shares  owned by him for as many  persons as there are Directors to be elected and for whose election he has a right to vote.
There shall be no cumulative voting.

         Section  8.  Quorum.  A  majority  of  the  outstanding  shares  of the
Corporation  entitled  to  vote,  represented  in  person  or  by  proxy,  shall constitute a quorum at a meeting of the stockholders.

         If a quorum  shall not be  present  or  represented,  the  stockholders entitled to vote thereat, present in person or by proxy, shall have the power to adjourn  the  meeting,  from time to time,  until a quorum  shall be  present or represented.  At such rescheduled  meeting at which a quorum shall be present or represented  any business or any  specified  item of business may be  transacted which might have been transacted at the meeting as originally notified.

         The number of votes or consents of the holders of stock  having  voting power  which  shall be  necessary  for the  transaction  of any  business or any specified item of business at any meeting of stockholders,  or the giving of any consent,  shall be a  majority  of the  outstanding  shares  of the  Corporation entitled to vote.

         Section 9.  Informal  Action by  Stockholders.  Any action  required or permitted to be taken by the  stockholders of the Corporation may be effected by any consent in writing by such holders,  signed by holders of not less than that number of shares of Common Stock required to approve such action.

                                       3

                                   ARTICLE III

                                    DIRECTORS

         Section 1. Number.  The affairs and business of this Corporation  shall be managed by a Board of Directors. The present Board of Directors shall consist of two (2) members.  Thereafter  the number of Directors may be increased to not more than nine (9) by resolution of the Board of Directors.  Directors  need not be  residents  of the  State  of  Nevada  and need  not be  stockholders  of the
Corporation.

         Section 2.  Election.  The  Directors  shall be elected at each  annual meeting of the stockholders,  but if any such annual meeting is not held, or the
Directors are not elected  thereat,  the Directors may be elected at any special meeting of the stockholders held for that purpose.

         Section 3. Term of Office.  The term of office of each of the Directors shall be one (1) year, which shall continue until his successor has been elected and qualified.

         Section 4. The Board of  Directors  shall have the  control and general management  of the  affairs  and  business  of the  Corporation.  The  Board  of
Directors may adopt such rules,  resolutions  and regulations for the conduct of board meetings and the management of the  Corporation as it may deem proper,  so long as such rules,  resolutions and regulations are not  inconsistent  with the
Articles of Incorporation, the By-Laws and/or the laws or the State of Nevada.

         Section  5.  Directors'  Meetings.  Regular  meetings  of the  Board of
Directors  shall  be  held  immediately  following  the  annual  meeting  of the stockholders,  and at such other time and places as the Board of  Directors  may determine.  Special  meetings  of the  Board of  Directors  may be called by the
President or the Secretary upon the written request of one (1) Director.

         Section  6.  Notice of  Meetings.  Notice of  meetings  other  than the regular  annual  meeting shall be given by service upon each Director in person, or by mailing to him at his last known  address,  at least three (3) days before the date  therein  designated  for such  meeting,  of a written  notice  thereof specifying  the time and place of such  meeting,  and the business to be brought before the  meeting,  and no business  other than that  specified in such notice shall be transacted at any special meeting. At any Directors' meeting at which a quorum  of the  Board of  Directors  shall be  present  (although  held  without notice), any and all business may be transacted which might have been transacted if the meeting had been duly  called if a quorum of the  Directors  waive or are willing to waive the notice requirements of such meeting.

         Any Directors  may waive notice of any meeting under the  provisions of
Article XII. The attendance of a Director at a meeting shall constitute a waiver of notice of such  meeting  except  where a Director  attends a meeting  for the express  purpose of objecting  to the  transaction  of any business  because the meeting is not lawfully convened or called.

         Section 7.  Voting.  At all  meetings of the Board of  Directors,  each
Director is to have one (1) vote. The act of a majority of the Directors present at a  meeting  at which a quorum  is  present  shall be the act of the  Board of
Directors.

                                      4

         Section 8. Newly Created  Directorships  and  Vacancies.  Newly created directorships  resulting  from any increase in the number of  Directors  and any
vacancies  on  the  Board  of  Directors  resulting  from  death,   resignation,
disqualification, removal or other cause shall be filled only by the affirmative vote of a majority of the remaining  Directors then in office,  even though less than a quorum of the Board of Directors.  No decrease in the number of Directors constituting  the Board of  Directors  shall  shorten the term of any  incumbent
Director.

         Section 9.  Removal of  Directors.  Any  Director  may be removed  from office, with or without cause, only by the affirmative vote of the holders of 51
% of the  voting  power  of all  shares  of the  Corporation  entitled  to  vote generally in the election of Directors, voting together as a single class.

         Section 10. Quorum. The number of Directors who shall be present at any meeting  of the  Board of  Directors  in order to  constitute  a quorum  for the transaction  of any  business  or any  specified  item of  business  shall  be a majority.

         The  number  of votes of  Directors  that  shall be  necessary  for the transaction  of any business of any specified item of business at any meeting of the Board of Directors shall be a majority.

         If a  quorum  shall  not be  present  at any  meeting  of the  Board of
Directors,  those  present may adjourn the meeting,  from time to time,  until a quorum shall be present.

         Section 11. Compensation.  By resolution of the Board of Directors, the
Directors may be paid their  expenses,  if any, of attendance at each meeting of the Board of Directors or each may be paid a stated salary as Director.  No such payment shall  preclude any Director from serving the  Corporation  in any other capacity and receiving compensation therefore.

         Section 12. Presumption of Assent. A Director of the Corporation who is
present at a meeting of the Board of Directors at which action on any  corporate matter is taken shall be presumed to have  assented to the action  taken  unless his dissent is entered in the minutes of the meeting or unless he shall file his written  dissent to such action with the person  acting as the  Secretary of the meeting  before  the  adjournment  thereof  or shall  forward  such  dissent  by registered  or certified  mail to the Secretary of the  Corporation  immediately after the adjournment of the meeting. Such right to dissent shall not apply to a
Director who voted in favor of such action.

                                   ARTICLE IV

                                    OFFICERS

     Section 1. Number.  The officers of the  Corporation  shall be:  President,
Vice-President,  Secretary, and Treasurer, and such assistant Secretaries as the
President shall determine.

         Any officer may hold more than one (1) office.

     Section 2.  Election.  All  officers  of the  Corporation  shall be elected annually by the Board of Directors at its meeting held immediately following the meeting of stockholders, and shall

                                        5

     hold office for the term of one (1) year or until their successors are duly elected. Officers need not be members of the Board of Directors.

         The Board may appoint such other  officers,  agents and employees as it shall deem necessary who shall have such authority and shall perform such duties as, from time to time, shall be prescribed by the Board.

         Section 3. Duties of Officers. The duties and powers of the officers of the Corporation shall be as follows:

PRESIDENT

         The  President  shall preside at all meetings of the  stockholders.  He shall present at each annual meeting of the  stockholders and Directors a report of the condition of the business of the Corporation. He shall cause to be called regular and special  meetings of these  stockholders and Directors in accordance with these By-Laws. He shall appoint and remove,  employ and discharge,  and fix the compensation of all agents,  employees,  and clerks of the Corporation other than the duly  appointed  officers,  subject  to the  approval  of the  Board of
Directors.  He shall sign and make all contracts  and  agreements in the name of the Corporation, subject to the approval of the Board of Directors. He shall see that the books,  reports,  statements and certificates  required by the statutes are  properly  kept,  made  and  filed  according  to law.  He  shall  sign  all certificates of stock,  notes,  drafts, or bills of exchange,  wan-ants or other orders  for the  payment  of money  duly  drawn by the  Treasurer;  and he shall enforce  these  By-Laws and perform all the duties  incident to the position and office, and which are required by law.

VICE-PRESIDENT

         During the absence or inability of the  President to render and perform his  duties or  exercise  his  powers,  as set forth in these  By-Laws or in the statutes under which the  Corporation is organized,  the same shall be performed and exercised by the  Vice-President;  and when so acting, he shall have all the powers  and be subject to all the  responsibilities  hereby  given to or imposed upon such President.

SECRETARY

         The  Secretary  shall keep the minutes of the  meetings of the Board of
Directors and of the stockholders in appropriate  books. He shall give and serve all notices of the Corporation.  He shall be custodian of the records and of the corporate seal and affix the latter when  required.  He shall keep the stock and transfer  books in the manner  prescribed by law, so as to show at all times the amount  of  capital  stock  issued  and  outstanding;  the  manner  and the time
compensation   for  the  same  was  paid;  the  names  of  the  owners  thereof, alphabetically  arranged;  the number of shares owned by each; the time at which each person became such owner; and the amount paid thereon;  and keep such stock and transfer  books open daily  during the  business  hours of the office of the
Corporation,  subject to the inspection of any  stockholder of the  Corporation, and  permit  such  stockholder  to make  extracts  from said books to the extent prescribed by law. He shall sign all  certificates of stock. He shall present to the Board of Directors at their  meetings  all  communications  addressed to him officially by the President or any officer or  stockholder  of the  Corporation;
and he shall attend to all correspondence and perform all the duties incident to the

                                       6

office of Secretary.

TREASURER

         The Treasurer shall have the care and custody of and be responsible for all the funds and securities of the  Corporation,  and deposit all such funds in the name of the  Corporation  in such  bank or  banks,  trust  company  or trust companies or safe deposit  vaults as the Board of Directors  may  designate.  He shall exhibit at all reasonable  times his books and accounts to any Director or stockholder of the Corporation upon application at the office of the Corporation during  business  hours.  He shall render a statement of the  conditions  of the finances of the  Corporation at each regular  meeting of the Board of Directors, and at such other times as shall be required of him, and a full financial report at the annual meeting of the  stockholders.  He shall keep, at the office of the
Corporation,  correct books of account of all its business and  transactions and such other books of account as the Board of Directors  may require.  He shall do and perform all duties  appertaining  to the office of Treasurer.  The Treasurer shall,  if  required by the Board of  Directors,  give to the  Corporation  such security for the faithful discharge of his duties as the Board may direct.

         Section 4. Bond.  The  Treasurer  shall,  if  required  by the Board of
Directors,  give to the Corporation such security for the faithful  discharge of his duties as the Board may direct.

         Section 5. Vacancies,  How Filled. All vacancies in any office shall be filled by the Board of  Directors  without  undue  delay,  either at its regular meeting or at a meeting specifically called for that purpose. In the case of the absence of any  officer of the  Corporation  or for any reason that the Board of
Directors may deem sufficient,  the Board may, except as specifically  otherwise provided in these By-Laws,  delegate the power or duties of such officers to any other officer or Director for the time being; provided, a majority of the entire
Board concur therein.

         Section 6.  Compensation  of Officers.  The officers shall receive such salary or compensation as may be determined by the Board of Directors.

         Section 7. Removal of Officers.  The Board of Directors  may remove any officer, by a majority vote, at any time with or without cause.

                                    ARTICLE V

                              CERTIFICATES OF STOCK

         Section 1. Description of Stock Certificates. The certificates of stock shall be numbered  and  registered  in the order in which they are issued.  They shall be bound in a book and shall be issued in consecutive order therefrom, and in the margin  thereof shall be entered the name of the person owning the shares therein  represented,  with the  number of  shares  and the date  thereof.  Such certificates shall exhibit the holder's name and number of shares. They shall be signed by the President or Vice President, and countersigned by the Secretary or
Treasurer and sealed with the Seal of the Corporation.

                                       7

         Section 2.  Transfer of Stock.  The stock of the  Corporation  shall be assignable and  transferable on the books of the Corporation  only by the person in whose name it appears on said books, his legal representatives or by his duly authorized agent. In case of transfer by attorney,  the power of attorney,  duly executed and acknowledged,  shall be deposited with the Secretary.  In all cases of transfer the former  certificate must be surrendered up and canceled before a new certificate  may be issued.  No transfer shall be made upon the books of the
Corporation  within  ten (10) days next  preceding  the  annual  meeting  of the stockholders.

         Section 3. Lost Certificates. If a stockholder shall claim to have lost or destroyed a certificate or certificates  of stock issued by the  Corporation, the Board of  Directors  may, at its  discretion,  direct a new  certificate  or certificates  to be issued,  upon the making of an affidavit of that fact by the person claiming the  certificate of stock to be lost or destroyed,  and upon the deposit of a bond or other  indemnity in such form and with such sureties if any that the Board may require.

                                   ARTICLE VI

                                      SEAL

         Section 1. Seal. The seal of the Corporation shall be as follows:

         NO SEAL IN USE AT THIS TIME

                                   ARTICLE VII

                                    DIVIDENDS

         Section 1. When Declared.  The Board of Directors shall by vote declare dividends  from  the  surplus  profits  of the  Corporation  whenever,  in their opinion, the condition of the Corporation's affairs will render it expedient for such dividends to be declared.

         Section 2. Reserve.  The Board of Directors  may set aside,  out of the net profits of the Corporation available for dividends, such sum or sums (before payment of any  dividends) as the Board,  in their  absolute  discretion,  think proper as a reserve fund, to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation,  or for such other purpose  as  the  Directors  shall  think  conducive  to  the  interest  of  the
Corporation,  and they may  abolish or modify any such  reserve in the manner in which it was created.

                                       8

                                  ARTICLE VIII

                                 INDEMNIFICATION

         Section  1.  Any  person  made a party  to or  involved  in any  civil, criminal or administrative action, suit or proceeding by reason of the fact that he or his testator or intestate  is or was a Director,  officer,  or employee of the  Corporation,  or of any  corporation  which he, the testator,  or intestate served as such at the request of the  Corporation,  shall be  indemnified by the
Corporation  against  expenses  reasonably  incurred by him or imposed on him in connection  with or  resulting  from  the  defense  of  such  action,  suit,  or proceeding and in connection with or resulting from any appeal  thereon,  except with  respect to  matters as to which it is  adjudged  in such  action,  suit or
proceeding  that  such  officer,   Director,  or  employee  was  liable  to  the
Corporation,  or to such other corporation,  for negligence or misconduct in the performance  of his duty.  As used herein the term  "expense"  shall include all obligations incurred by such person for the payment of money,  including without limitation attorney's fees, judgments,  awards,  fines,  penalties,  and amounts paid in satisfaction  of judgment or in settlement of any such action,  suit, or proceedings, except amounts paid to the Corporation or such other corporation by him.

         A  judgment  of  conviction  whether  based on plea of  guilty  or nolo contendere or its equivalent,  or after trial,  shall not of itself be deemed an
adjudication  that  such  Director,   officer  or  employee  is  liable  to  the
Corporation,  or such other  corporation,  for  negligence  or misconduct in the performance of his duties.  Determination of the rights of such  indemnification and the amount thereof may be made at the option of the person to be indemnified pursuant to procedure set forth, from time to time, in the By-Laws, or by any of the  following  procedures:  (a)  order of the Court or  administrative  body or agency having  jurisdiction of the action,  suit, or proceeding;  (b) resolution adopted by a majority of the quorum of the Board of Directors of the Corporation without  counting in such majority any  Directors who have incurred  expenses in connection  with such action,  suit or proceeding;  (c) if there is no quorum of
Directors who have not incurred expense in connection with such action, suit, or proceeding,  then by  resolution  adopted  by a  majority  of the  committee  of stockholders and Directors who have not incurred such expenses  appointed by the
Board of Directors;  (d)  resolution  adopted by a majority of the quorum of the
Directors  entitled  to vote at any  meeting;  or (e) Order of any Court  having jurisdiction over the Corporation.  Any such determination that a payment by way of indemnity should be made will be binding upon the Corporation.  Such right of indemnification  shall not be exclusive of any other right which such Directors, officers, and employees of the Corporation and the other persons above mentioned may have or  hereafter  acquire,  and without  limiting the  generality  of such statement,  they shall be entitled to their respective rights of indemnification under  any  By-Law,  Agreement,  vote of  stockholders,  provision  of  law,  or otherwise in addition to their rights under this Article.  The provision of this
Article  shall apply to any member of any  committee  appointed  by the Board of
Directors  as fully as  though  each  person  and been a  Director,  officer  or employee of the Corporation.

                                       9

                                   ARTICLE IX

                                   AMENDMENTS

         Section 1. How Amended. These By-Laws may be altered, amended, repealed or added to by the vote of the  Board of  Directors  of the  Corporation  at any
regular meeting of said Board,  or at a special meeting of Directors  called for that  purpose  provided a quorum of the  Directors as provided by law and by the
Articles  of  Incorporation,  are  present  at such  regular  meeting or special meeting.  These By-Laws and any amendments  thereto and new By-Laws added by the
Directors may be amended,  altered or replaced by the stockholders at any annual or special meeting of the stockholders.

                                    ARTICLE X

                                   FISCAL YEAR

 Section 1. Fiscal Year. The fiscal year shall end on the 31st day of DECEMBER.

                                   ARTICLE XI

                                WAIVER OF NOTICE

         Section  1.  Whenever  any  notice  is  required  to be  given  to  any shareholders  or  directors of the  Corporation  under the  provisions  of these
By-Laws,  under the Articles of  Incorporation  or under the  provisions  of the
Nevada  Business  Corporation  Act, a waiver  thereof in writing,  signed by the person or persons  entitled  to such  notice,  whether  before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

                                       10

Exhibit 3.2

AMENDED AND RESTATED

BY-LAWS

OF

DWANGO NORTH AMERICA CORP.

ARTICLE I.

OFFICES

Section 1. The Corporation may have offices at such places both within and without the State of Nevada as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE II.

MEETINGS OF STOCKHOLDERS

Section 1. All meetings of the stockholders shall be held at any place within or outside the State of Nevada as shall be designated from time to time by the Board of Directors. In the absence of any such designation, stockholders’ meetings shall be held at the principal executive office of the Corporation.

Section 2. The annual meeting of stockholders shall be held on such date and at such time and place as may be fixed by the Board of Directors and stated in the notice of the meeting, for the purpose of electing directors and for the transaction of such other business as is properly brought before the meeting in accordance with these By-Laws.

To be properly brought before the annual meeting, business must be either (i) specified in the notice of annual meeting (or any supplement or amendment thereto) given by or at the direction of the Board of Directors, (ii) otherwise brought before the annual meeting by or at the direction of the Board of Directors, or (iii) otherwise properly brought before the annual meeting by a stockholder. In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder’s notice must be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the ninetieth (90th) day nor earlier than the close of business on the one hundred twentieth (120th) day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or more than seventy (70) days after such anniversary date, notice by the stockholder must be so delivered not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the Corporation. In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period for the giving of a stockholder’s notice as described above.

A stockholder’s notice to the Secretary shall set forth (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of the stockholder proposing such business, (iii) the class, series and number of shares of the Corporation which are beneficially owned by the stockholder, and (iv) any material interest of the stockholder in such business. Notwithstanding anything in the By-Laws to the contrary, no business shall be conducted at the annual meeting except in accordance with the procedures set forth in this Article II, Section 2. The officer of the Corporation presiding at an annual meeting shall, if the facts warrant, determine and declare to the annual meeting that business was not properly brought before the annual meeting in accordance with the provisions of this Article II, Section 2, and if he should so determine, he shall so declare to the annual meeting and any such business not properly brought before the meeting shall not be transacted. Written notice of the annual meeting stating the place, date and hour of the annual meeting shall be given to each stockholder entitled to vote at such meeting not less than ten (10) nor more than sixty (60) days before the date of the meeting.

Section 3. The holders of a majority of the voting power of the Corporation’s stock at any meeting of stockholders, which are present in person or represented by proxy, shall constitute a quorum for the transaction of business except as otherwise provided by law, by the Articles of Incorporation, or by these By-Laws. A quorum, once established, shall not be broken by the withdrawal of enough votes to leave less than a quorum and the votes present may continue to transact business until adjournment. If, however, such quorum shall not be present or represented at any meeting of the stockholders, a majority of the voting stock represented in person or by proxy may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote thereat.

Section 4. When a quorum is present at any meeting, action of the stockholders on a matter other than the election of directors is approved if the number of votes cast in favor of the action exceeds the number of votes cast in opposition to the action, unless the question is one upon which by express provision of the statutes, or the Articles of Incorporation, or these By-Laws, a different vote is required in which case such express provision shall govern and control the decision of such question. Directors shall be elected by a plurality of the votes cast by the stockholders.

Section 5. At each meeting of the stockholders, each stockholder having the right to vote may vote in person or may authorize another person or persons to act for him by proxy appointed in a reasonable manner as may be permitted by law, including, without limitation, a signed writing, telegram, facsimile, and electronic communication. All proxies must be filed with the Secretary of the Corporation at the beginning of each meeting in order to be counted in any vote at the meeting. Each stockholder shall have one vote for each share of stock having voting power, registered in his name on the books of the Corporation on the record date set by the Board of Directors as provided in Article V, Section 6 hereof.

Section 6. Special meetings of the stockholders, for any purpose, or purposes, unless otherwise prescribed by statute or by the Articles of Incorporation, may be called by the Chairman of the Board or President and shall be called by the President or the Secretary at the request in writing of a majority of the Board of Directors or by the holders of a majority of the shares of voting stock. Such request shall state the purpose or purposes of the proposed meeting. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice. Written notice of a request for a meeting by the holders of a majority of the voting shares shall be accompanied by the name and record address of the stockholders proposing the special meeting, and the class, series and number of shares of the Corporation which are beneficially owned by each stockholder, and a description of any material interest of the stockholder in such business.

Section 7. Whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given which notice shall state the place, date and hour of the meeting and the purpose or purposes for which the meeting is called. The written notice of any meeting shall be given to each stockholder entitled to vote at such meeting not less than ten nor more than sixty days before the date of the meeting. If mailed, notice is given when deposited in the United States mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the Corporation.

Section 8. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

Section 9. Stockholders of the Corporation may only take action at an annual or special meeting of stockholders. Stockholders may not take action by written consent without a meeting.

ARTICLE III

DIRECTORS

Section 1. Subject to any limitations in the laws of the State of Nevada, the Articles of Incorporation or these By-Laws, the number of directors may be changed from time to time by resolutions adopted by the Board of Directors or the stockholders. No reduction of the number of directors shall have the effect of removing any director prior to the expiration of his term of office. A director need not be a stockholder of the Corporation. Nominations of persons for election to the Board of Directors of the Corporation at the annual meeting may be made at such meeting by or at the direction of the Board of Directors, by any committee or persons appointed by the Board of Directors or by any stockholder of the Corporation entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in this Article III, Section 1. Such nominations by any stockholder shall be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a stockholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the ninetieth (90th) day nor earlier than the close of business on the one hundred twentieth (120th) day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or more than seventy (70) days after such anniversary date, notice by the stockholder must be so delivered not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the Corporation. In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period for the giving of a stockholder’s notice as described above.

Such stockholder’s notice to the Secretary shall set forth (i) as to each person whom the stockholder proposes to nominate for election or reelection as a director, (a) the name, age, business address and residence address of the person, (b) the principal occupation or employment of the person, (c) the class and number of shares of capital stock of the Corporation which are beneficially owned by the person, and (d) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to the Rules and Regulations of the Securities and Exchange Commission under Section 14 of the Securities Exchange Act of 1934, as amended; and (ii) as to the stockholder giving the notice (a) the name and record address of the stockholder and (b) the class and number of shares of capital stock of the Corporation which are beneficially owned by the stockholder. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as a director of the Corporation. No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth herein. The officer of the Corporation presiding at an annual meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedure, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded. The directors shall be elected at the annual meeting of the stockholders, except as provided in Section 2 of this Article III, and each director elected shall hold office until his successor is elected and qualified; provided, however, that unless otherwise restricted by the Articles of Incorporation or law, any director or the entire Board of Directors may be removed, either with or without cause, from the Board of Directors at any meeting of stockholders by the holders of two-thirds of the voting power of the Corporation’s stock.

Section 2. Vacancies on the Board of Directors by reason of death, resignation, retirement, disqualification, removal from office, or otherwise, and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director. The directors so chosen shall hold office until the next annual election of directors and until their successors are duly elected and shall qualify, unless sooner displaced. If there are no directors in office, then an election of directors may be held in the manner provided by statute. If, at the time of filling any vacancy or any newly created directorship, the directors then in office shall constitute less than a majority of the whole Board (as constituted immediately prior to any such increase), any stockholder or stockholders holding at least ten percent of the voting power of the Corporation’s stock may summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in office.

Section 3. The property and business of the Corporation shall be managed by or under the direction of its Board of Directors. In addition to the powers and authorities by these By-Laws expressly conferred upon them, the Board may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Articles of Incorporation or by these By-Laws directed or required to be exercised or done by the stockholders.

MEETINGS OF THE BOARD OF DIRECTORS

Section 4. The directors may hold their meetings and have one or more offices, and keep the books of the Corporation outside of the State of Nevada.

Section 5. Regular meetings of the Board of Directors may be held without notice at such time and place as shall from time to time be determined by the Board.

Section 6. Special meetings of the Board of Directors may be called by the Chairman or the President on twenty-four hours’ notice to each director; special meetings shall be called by the Chairman, the President or the Secretary in like manner and on like notice on the written request of two directors unless the Board consists of only one director; in which case special meetings shall be called by the Chairman, the President or Secretary in like manner or on like notice on the written request of the sole director.

Section 7. At all meetings of the Board of Directors a majority of the authorized number of directors shall be necessary and sufficient to constitute a quorum for the transaction of business, and the vote of a majority of the directors present at any meeting at which there is a quorum, shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute, by the Articles of Incorporation or by these By-Laws. If a quorum shall not be present at any meeting of the Board of Directors the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present. If only one director is authorized, such sole director shall constitute a quorum.

Section 8. Unless otherwise restricted by the Articles of Incorporation or these By-Laws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

Section 9. Unless otherwise restricted by the Articles of Incorporation or these By-Laws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at such meeting.

COMMITTEES OF DIRECTORS

Section 10. The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each such committee to consist of one or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power in reference to amending the Articles of Incorporation (except that a committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the Board of Directors, fix the designations and any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the Corporation or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the Corporation or fix the number of shares of any series of stock or authorize the increase or decrease of the shares of any series), adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation’s property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, or amending the By-Laws of the Corporation; and, unless the resolution, By-Laws, or the Articles of Incorporation expressly so provide, no such committee shall have the power or authority to declare a dividend to authorize the issuance of stock, or to adopt Articles of Merger.

Section 11. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

COMPENSATION OF DIRECTORS

Section 12. Unless otherwise restricted by the Articles of Incorporation or these By-Laws, the Board of Directors shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director and may be granted stock options. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

INDEMNIFICATION

Section 13. (a) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the Corporation, by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he either is not liable pursuant to Nevada Revised Statutes 78.138 or acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person is liable pursuant to Nevada Revised Statutes 78.138 or did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

(b) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation. Indemnification shall not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the Corporation or for amounts paid in settlement to the Corporation unless and only to the extent that the court in which such action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

(c) To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in paragraphs (a) and (b), or in defense of any claim, issue or matter therein, he must be indemnified by the Corporation against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with the defense.

(d) Any indemnification under paragraphs (a) and (b), unless ordered by a court shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination shall be made (1) by the holders of a majority of the voting power of the corporation’s stock, (2) by the Board of Directors by majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding, (3) if a majority vote of a quorum consisting of directors who are not parties to the act, suit or proceeding so order, by independent legal counsel in a written opinion, or (4) if a quorum consisting of directors who were not parties to the act, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

(e) Expenses incurred by an officer or director in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Section 13. Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

(f) The indemnification and advancement of expenses authorized in or ordered by a court pursuant to the other paragraphs of this Section 13, (i) does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under any By-Law, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office except that indemnification, unless ordered by a court pursuant to paragraph (b) or for the advancement of expenses made pursuant to paragraph (e), may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action; and (ii) continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person. If a claim for indemnification or payment of expenses under this Section 13 is not paid in full within ninety (90) days after a written claim therefor has been received by the Corporation, the claimant may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the Corporation shall have the burden of proving that the claimant was not entitled to the requested indemnification or payment of expenses under applicable law.

(g) The Board of Directors may authorize, by a vote of a majority of a quorum of the Board of Directors, the Corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Section 13.

(h) The Board of Directors may authorize the Corporation to enter into a contract with any person who is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another partnership, joint venture, trust or other enterprise providing for indemnification rights equivalent to or, if the Board of Directors so determines, greater than those provided for in this Section 13.

(i) For the purposes of this Section 13, references to “the Corporation” shall include, in addition to the resulting Corporation, any constituent Corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent Corporation, or is or was serving at the request of such constituent Corporation as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Section with respect to the resulting or surviving Corporation as he would have with respect to such constituent Corporation if its separate existence had continued.

(j) For purposes of this section, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the Corporation” shall include service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this section.

ARTICLE IV.

OFFICERS

Section 1. The officers of this Corporation shall be chosen by the Board of Directors and shall include a President, a Secretary and a Treasurer. The Corporation may also have at the discretion of the Board of Directors such other officers as are desired, including a Chairman of the Board (who may be designated an officer or, alternatively, designated as a non-officer), one or more Vice Presidents, one or more Assistant Secretaries and Assistant Treasurers, and such other officers as may be appointed in accordance with the provisions of Section 3 hereof. One or more Vice Presidents may be designated as Executive Vice President, Senior Vice President, or other similar or dissimilar title. At the time of the election of officers, the directors may by resolution determine the order of their rank. Any number of offices may be held by the same person, unless the Articles of Incorporation or these By-Laws otherwise provide.

Section 2. The Board of Directors, at its first meeting after each annual meeting of stockholders, shall choose the officers of the Corporation.

Section 3. The Board of Directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board.

Section 4. The salaries of all officers and agents of the Corporation shall be fixed by the Board of Directors.

Section 5. The officers of the Corporation shall hold office until their successors are chosen and qualify in their stead. Any officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors. If the office of any officer or officers becomes vacant for any reason, the vacancy shall be filled by the Board of Directors.

CHAIRMAN OF THE BOARD

Section 6. The Chairman of the Board, if such a person be elected, shall, if present, preside at all meetings of the Board of Directors and exercise and perform such other powers and duties as may be from time to time assigned to him by the Board of Directors or prescribed by these By-Laws.

CHIEF EXECUTIVE OFFICER

Section 7. The Chief Executive Officer shall, subject to the control of the Board of Directors, have general supervision, direction and control of the business and officers of the Corporation. He shall preside at all meetings of the Stockholders and, if there is no Chairman of the Board, at all meetings of the Board of Directors. He shall have the general powers and duties of management usually vested in the office of Chief Executive Officer of corporations, and shall have such other powers and duties as may be prescribed by the Board of Directors or these By-Laws.

PRESIDENT

Section 8. In the absence or disability of the Chief Executive Officer, the President shall perform all duties of the Chief Executive Officer, and when so acting shall have all the powers of and be subject to all the restrictions upon the Chief Executive Officer. He shall have the general powers and duties of management usually vested in the office of President of corporations, and shall have such other powers and duties as may be prescribed by the Board of Directors or these By-Laws.

VICE PRESIDENTS

Section 9. In the absence or disability of the President, the Vice Presidents (including those designated as Executive Vice President, Senior Vice President, or other similar or dissimilar title) in order of their rank as fixed by the Board of Directors, or if not ranked, the Vice President designated by the Board of Directors, shall perform all the duties of the President, and when so acting shall have all the powers of and be subject to all the restrictions upon the President. The Vice Presidents shall have such other duties as from time to time may be prescribed for them, respectively, by the Board of Directors.

SECRETARY AND ASSISTANT SECRETARY

Section 10. Unless otherwise directed by the Board of Directors, the Secretary shall attend all sessions of the Board of Directors and all meetings of the stockholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose. Unless otherwise directed by the Board of Directors, the Secretary shall give, or cause to be given, notice of all meetings of the stockholders and of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or these By-Laws. The Secretary shall keep in safe custody the seal of the Corporation, and affix the same to any instrument requiring it, and when so affixed it shall be attested by his signature or by the signature of an Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his signature.

Section 11. The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the Board of Directors, or if there be no such determination, the Assistant Secretary designated by the Board of Directors, shall, in the absence or disability of the Secretary perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

TREASURER AND ASSISTANT TREASURER

Section 12. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys, and other valuable effects in the name and to the credit of the Corporation, in such depositories as may be designated by the Board of Directors. He shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his transactions as Treasurer and of the financial condition of the Corporation. If required by the Board of Directors, he shall give the Corporation a bond, in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors, for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

Section 13. The Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers in the order determined by the Board of Directors, or if there be no such determination, the Assistant Treasurer designated by the Board of Directors, shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

ARTICLE V.

CERTIFICATES OF STOCK

Section 1. Every holder of stock of the Corporation shall be entitled to have a certificate signed by, or in the name of the Corporation by, the Chairman or Vice Chairman of the Board of Directors, or the President or a Vice President, and by the Secretary or an Assistant Secretary, or the Treasurer or an Assistant Treasurer of the Corporation, certifying the number of shares represented by the certificate owned by such stockholder in the Corporation.

Section 2. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent, or registrar at the date of issue.

Section 3. If the Corporation shall be authorized to issue more than one class of stock or more than one series of any class, the voting powers, designations, preferences, limitations, restrictions and relative rights of each class of stock or series thereof and the qualification, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, provided that, except as otherwise provided in section 78.195 of the Revised Nevada Statutes, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the Corporation shall issue a statement setting forth the office or agency of the Corporation from which the stockholders may obtain a copy of a statement setting forth in full or summarizing the voting powers, designations, preferences, limitations, restrictions and relative rights of each class of stock or series thereof that the Corporation will furnish without charge to each stockholder who so requests.

LOST, STOLEN OR DESTROYED CERTIFICATES

Section 4. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

TRANSFERS OF STOCK

Section 5. Upon surrender to the Corporation, or the transfer agent of the Corporation, of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

FIXING RECORD DATE

Section 6. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of the stockholders, or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

REGISTERED STOCKHOLDERS

Section 7. The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and accordingly shall not be bound to recognize any equitable or other claim or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, save as expressly provided by the laws of the State of Nevada.

ARTICLE VI.

GENERAL PROVISIONS

DISTRIBUTIONS

Section 1. Distributions upon the capital stock of the Corporation, subject to the provisions of the Articles of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law.

Section 2. Before payment of any distribution there may be set aside out of any funds of the Corporation available for distributions such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing distributions, or for repairing or maintaining any property of the Corporation, or for such other purpose as the directors shall think conducive to the interests of the Corporation, and the directors may abolish any such reserve.

CHECKS

Section 3. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers, or such other persons, as the Board of Directors may from time to time designate.

FISCAL YEAR

Section 4. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

SEAL

Section 5. The corporate seal shall have inscribed thereon the name of the Corporation and the words “Corporate Seal, Nevada”. Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

NOTICES

Section 6. Whenever, under the provisions of the statutes or of the Articles of Incorporation or of these By-Laws, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in any manner as may be permitted by law reasonably intended to give actual notice, to such address, physical or electronic, as appears on the records of the Corporation, with any required postage prepaid. Notice to any director may be by any reasonable means, including, without limitation, mail, personal delivery, facsimile, or electronic communication. All notices shall be deemed given when sent.

Section 7. Whenever any notice is required to be given under the provisions of the statutes or of the Articles of Incorporation or of these By-Laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

ARTICLE VII.

AMENDMENTS

Section 1. Except as otherwise restricted in the Articles of Incorporation or these By-Laws:

(a) Any provision of these By-Laws may be altered, amended or repealed at the annual or any regular meeting of the Board of Directors without prior notice, or at any special meeting of the Board of Directors if notice of such alteration or repeal be contained in the notice of such special meeting.

(b) These By-Laws may also be altered, amended or repealed at a duly convened meeting of the stockholders by the affirmative vote of the holders of a majority of the voting power of the Corporation’s stock. The stockholders may provide by resolution that any By-law provision repealed, amended, adopted or altered by them may not be repealed, amended, adopted or altered by the Board of Directors.

Exhibit 3.1

Annex I

to

Subscription

Agreement

DWANGO NORTH AMERICA CORP.

CERTIFICATE OF DESIGNATIONS OF

SERIES A CONVERTIBLE PREFERRED STOCK

(Pursuant to Section 78.1955 of the General Corporation

Law of the State of Nevada)

Dwango North America Corp., a Nevada corporation (the “Corporation”), in accordance with the provisions of Section 78.1955 of the General Corporation Law of the State of Nevada (the “NGCL”), DOES HEREBY CERTIFY:

That pursuant to authority vested in the Board of Directors of the Corporation by the Articles of Incorporation of the Corporation, the Board of Directors of the Corporation, at a meeting duly called and held on June 14, 2004 adopted a resolution providing for the creation of a series of the Corporation’s Preferred Stock, $,001 par value, which series is designated as “Series A Convertible Preferred Stock,” which resolution is as follows:

RESOLVED, that pursuant to authority vested in the Board of Directors by the Articles of Incorporation of the Corporation, the Board of Directors does hereby provide for the creation of a series of Preferred Stock, $.001 par value (hereinafter called the “Preferred Stock”), of the Corporation, and to the extent that the voting powers and the designations, preferences and relative, participating, optional or other special rights thereof and the qualifications, limitations or restrictions of such rights have not been set forth in the Articles of Incorporation of the Corporation, does hereby fix the same as follows:

SERIES A CONVERTIBLE PREFERRED STOCK

Section 1. Definitions. As used herein, the following terms shall have the following meanings:

“Accrual Amount” means with respect to any share of Series A Convertible Preferred Stock on any date the amount of all accrued but unpaid dividends on such share from the Issuance Date to the date of determination.

“Affiliate” means, with respect to any person, any other person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with the subject person; for purposes of this definition, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”), as used with respect to any person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person, whether through the ownership of voting securities or by contract or otherwise.

“Aggregation Parties” shall have the meaning set forth in Section 10(g).

“AMEX” means the American Stock Exchange, Inc.

“Average Market Price” for any date means the arithmetic average of the Market Price for each of the Trading Days during the applicable Measurement Period.

“Board of Directors” or “Board” means the Board of Directors of the Corporation.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Corporation to have been duly adopted by the Board of Directors, or duly authorized committee thereof (to the extent permitted by applicable law), and to be in full force and effect on the date of such certification, and delivered to the Holders.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

“Common Stock” includes the Common Stock, $.001 par value, of the Corporation as authorized on the date hereof, and any other securities into which or for which the Common Stock may be converted or exchanged pursuant to a plan of recapitalization, reorganization, merger, sale of assets or otherwise and any stock (other than Common Stock) and other securities of the Corporation or any other Person which any Holder at any time shall be entitled to receive, or shall have received, on the exercise of conversion rights of the Series A Convertible Preferred Stock, in lieu of or in addition to Common Stock.

“Common Stock Equivalent” means any warrant, option, subscription or purchase right with respect to shares of Common Stock, any security convertible into, exchangeable for, or otherwise entitling the holder thereof to acquire, shares of Common Stock or any warrant, option, subscription or purchase right with respect to any such convertible, exchangeable or other security.

“Conversion Agent” means Interwest Transfer Company, or its duly appointed successor, as conversion agent for the Series A Convertible Preferred Stock.

“Conversion Date” means the date on which a Conversion Notice is given by a Holder, whether by mail, courier, personal service, telephone line facsimile transmission or other means, as provided in Section 10(b).

“Conversion Notice” means a written notice, duly signed by or on behalf of a Holder substantially in the form set forth in Section 14(a).

“Conversion Price” means $1.20; provided, however, that the Conversion Price shall be subject to adjustment as provided in Section 10.

“Converted Market Price” means, for any share of Series A Convertible Preferred Stock as of any date of determination, an amount equal to the product obtained by multiplying (x) the number of shares of Common Stock which would, at the time of such determination, be issuable on conversion in accordance with Section 10(a) of one share of Series A Convertible Preferred Stock if a Conversion Notice were given by the holder of such share of Series A Convertible Preferred Stock on the date of such determination (determined without regard to any limitation on conversion based on beneficial ownership contained in Section 10(g)) times (y) the Average Market Price of the Common Stock during the Measurement Period for the date of such determination.

“Corporation Certificate” means a certificate of the Corporation signed by an Officer setting forth in reasonable detail the computations provided for in Section 78.288 of the NGCL (or any such successor or replacement provisions or laws) and the amount that would be available for payment of the Optional Redemption Price of the Series A Convertible Preferred Stock if the Holders had exercised their redemption rights under Section 11.

“Corporation Notice” means a Corporation Notice substantially in the form set forth in Section 14(c).

“Current Fair Market Value” when used with respect to the Common Stock as of a specified date means with respect to each share of Common Stock the average of the closing prices of the Common Stock sold on all securities exchanges (including the Nasdaq and the Nasdaq SmallCap Market) on which the Common Stock may at the time be listed, or, if there have been no sales on any such exchange on such day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if on such day the Common Stock is not so listed, the average of the representative bid and asked prices quoted in the NASDAQ System as of 4:00 p.m., New York City time, or, if on such day the Common Stock is not quoted in the NASDAQ System, the average of the highest bid and lowest asked price on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization, in each such case averaged over a period of five Trading Days consisting of the day as of which the Current Fair Market Value of Common Stock is being determined (or if such day is not a Trading Day, the Trading Day next preceding such day) and the four consecutive Trading Days prior to such day. If on the date for which Current Fair Market Value is to be determined the Common Stock is not listed on any securities exchange or quoted in the NASDAQ System or the over-the-counter market, the Current Fair Market Value of Common Stock shall be the highest price per share which the Corporation could then obtain from a willing buyer (not an employee or director of the Corporation at the time of determination) in an arm’s length transaction for shares of Common Stock sold by the Corporation, from authorized but unissued shares, as determined in good faith by the Board of Directors.

“Current Market Price” shall mean the arithmetic average of the daily Market Prices per share of Common Stock for the ten consecutive Trading Days ending on and including the Trading Day immediately prior to the date in question; provided, however, that (1) if the “ex” date (as hereinafter defined) for any event (other than the issuance or distribution requiring such computation) that requires an adjustment to the Conversion Price pursuant to Section 10(c)(l), (2), (3), (4), (5), (6), (7) or (8), occurs during such ten consecutive Trading Days, the Market

Price for each Trading Day prior to the “ex” date for such other event shall be adjusted by multiplying such Market Price by the same fraction by which the Conversion Price is so required to be adjusted as a result of such other event, (2) if the “ex” date for any event (other than the issuance or distribution requiring such computation) that requires an adjustment to the Conversion Price pursuant to Section 10(c)(1), (2), (3), (4), (5), (6), (7) or (8), occurs on or after the “ex” date for the issuance or distribution requiring such computation and prior to the day in question, the Market Price for each Trading Day on and after the “ex” date for such other event shall be adjusted by multiplying such Market Price by the reciprocal of the fraction by which the Conversion Price is so required to be adjusted as a result of such other event, and (3) if the “ex” date for the issuance or distribution requiring such computation is prior to the day in question, after taking into account any adjustment required pursuant to clause (1) or (2) of this proviso, the Market Price for each Trading Day on or after such “ex” date shall be adjusted by adding thereto the amount of any cash and the fair market value (as determined by the Board of Directors in a manner consistent with any determination of such value for purposes of Section 10(c)(4) or (6), whose determination shall be conclusive and described in a Board Resolution) of the evidences of indebtedness, shares of capital stock or assets being distributed applicable to one share of Common Stock as of the close of business on the day before such “ex” date. For purposes of any computation under Section 10(c)(6), the Current Market Price of the Common Stock on any date shall be deemed to be the arithmetic average of the daily Market Prices per share of Common Stock for such day and the next two succeeding Trading Days; provided, however, that if the “ex” date for any event (other than the Tender Offer requiring such computation) that requires an adjustment to the Conversion Price pursuant to Section 10(c)(l), (2), (3), (4), (5), (6), (7) or (8), occurs on or after the Expiration Time for the Tender Offer requiring such computation and prior to the day in question, the Market Price for each Trading Day on and after the “ex” date for such other event shall be adjusted by multiplying such Market Price by the reciprocal of the fraction by which the Conversion Price is so required to be adjusted as a result of such other event. For purposes of this paragraph, the term “ex” date, (1) when used with respect to any issuance or distribution, means the first date on which the Common Stock trades, regular way, on the relevant exchange or in the relevant market from which the Market Price was obtained without the right to receive such issuance or distribution, (2) when used with respect to any subdivision or combination of shares of Common Stock, means the first date on which the Common Stock trades, regular way, on such exchange or in such market after the time at which such subdivision or combination becomes effective, and (3) when used with respect to any Tender Offer means the first date on which the Common Stock trades, regular way, on such exchange or in such market after the Expiration Time of such Tender Offer. Notwithstanding the foregoing, whenever successive adjustments to the Conversion Price are called for pursuant to Section 10(c), such adjustments shall be made to the Current Market Price as may be necessary or appropriate to effectuate the intent of Section 10(c) and to avoid unjust or inequitable results as determined in good faith by the Board of Directors.

“Eligible Bank” means a corporation organized or existing under the laws of the United States or any other state, having combined capital and surplus of at least $100 million and subject to supervision by federal or state authority and which has a branch located in New York, New York.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Expiration Time” shall have the meaning provided in Section 10(c)(6).

“Extended Redemption Date” means with respect to any shares of Series A Convertible Preferred Stock to which Section 9 applies, the date that is 30 days after the date on which the Corporation is no longer restricted from redeeming shares of Series A Convertible Preferred Stock by reason of a restriction contained in Section 78.288 of the NGCL.

“Fundamental Change” means

(a) Any consolidation or merger of the Corporation or any Subsidiary with or into another entity (other than a merger or consolidation of a Subsidiary into the Corporation or a wholly-owned Subsidiary) where the stockholders of the Corporation immediately prior to such transaction do not collectively own at least 51% of the outstanding voting securities of the surviving corporation of such consolidation or merger immediately following such transaction; or the sale of all or substantially all of the assets of the Corporation and the Subsidiaries in a single transaction or a series of related transactions; or

(b) The occurrence of any transaction or event in connection with which all or substantially all the Common Stock shall be exchanged for, converted into, acquired for or constitute the right to receive consideration (whether by means of an exchange offer, liquidation, tender offer, consolidation, merger, combination, reclassification, recapitalization or otherwise) which is not all or substantially all common stock which is (or will, upon consummation of or immediately following such transaction or event, will be) listed on a national securities exchange or approved for quotation on Nasdaq or any similar United States system of automated dissemination of transaction reporting of securities prices; or

(c) The acquisition by a Person or entity or group of Persons or entities acting in concert as a partnership, limited partnership, syndicate or group, as a result of a tender or exchange offer, open market purchases, privately negotiated purchases or otherwise, of beneficial ownership of securities of the Corporation representing 50% or more of the combined voting power of the outstanding voting securities of the Corporation ordinarily (and apart from rights accruing in special circumstances) having the right to vote in the election of directors.

“Generally Accepted Accounting Principles” for any person means the generally accepted accounting principles and practices applied by such person from time to time in the preparation of its audited financial statements.

“Holder” means at any time with respect to any share of Series A Convertible Preferred Stock the Person shown as the holder of record of such share of Series A Convertible Preferred Stock on the records of the Corporation relating to the Series A Convertible Preferred Stock which records are maintained in accordance with applicable law.

“Holder Notice” means a Holder Notice substantially in the form set forth in Section 14(d).

“Indebtedness” as used in reference to any Person means all indebtedness of such Person for borrowed money, the deferred purchase price of property, goods and services and obligations under leases which are required to be capitalized in accordance with Generally Accepted Accounting Principles and shall include all such indebtedness guaranteed in any manner by such Person or in effect guaranteed by such Person through a contingent agreement to purchase and all indebtedness for the payment or purchase of which such Person has contingently agreed to advance or supply funds and all indebtedness secured by mortgage or other lien upon property owned by such Person, although such Person has not assumed or become liable for the payment of such indebtedness, and, for all purposes hereof, such indebtedness shall be treated as though it has been assumed by such Person.

“Issuance Date” means the first date of original issuance of any shares of Series A Convertible Preferred Stock.

“Junior Dividend Stock” means, collectively, the Common Stock and any other class or series of capital stock of the Corporation ranking junior as to dividends to the Series A Convertible Preferred Stock.

“Junior Liquidation Stock” means the Common Stock or any other class or series of the Corporation’s capital stock ranking junior as to liquidation rights to the Series A Convertible Preferred Stock.

“Liquidation Preference” means, for each share of Series A Convertible Preferred Stock, the sum of (i) an amount equal to the Accrual Amount thereon to the date of final distribution to such holders and (ii) $1,000.00.

“Majority Holders” means at any time the holders of shares of Series A Convertible Preferred Stock which shares constitute a majority of the outstanding shares of Series A Convertible Preferred Stock.

“Mandatory Redemption Date” means June 14, 2007.

“Mandatory Redemption Notice” means a Mandatory Redemption Notice substantially in the form set forth in Section 14(b).

“Mandatory Redemption Price” means an amount in cash equal to the sum of (A) the Stated Value plus (B) an amount equal to the Accrual Amount plus (C) an amount equal to accrued and unpaid interest, if any, on cash dividends in arrears on such share of Series A Convertible Preferred Stock to the Mandatory Redemption Date.

“Market Price” with respect to any security on any day shall mean the closing bid price of such security on such day on the Nasdaq, the NYSE or the AMEX, as applicable, or, if such security is not listed or admitted to trading on the Nasdaq, the NYSE or the AMEX, on the principal national securities exchange or quotation system on which such security is quoted or listed or admitted to trading, in any such case as reported by Bloomberg, L.P. (or if such source ceases to be available, comparable source selected by the Holder and acceptable to the Company in its reasonable judgment) or, if not quoted or listed or admitted to trading on any national securities exchange or quotation system, the average of the closing bid and asked prices of such security on the over-the-counter market on the day in question, as reported by the National Quotation Bureau Incorporated, or a similar generally accepted reporting service, or if not so available, in such manner as furnished by any NYSE member firm selected from time to time by the Board of Directors for that purpose, or a price determined in good faith by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution.

“Measurement Period” means, with respect to any date, the period of ten consecutive Trading Days ending on the Trading Day prior to such date.

“Nasdaq” means the Nasdaq National Market.

“Nasdaq SmallCap” means the Nasdaq SmallCap Market.

“1933 Act” means the Securities Act of 1933, as amended.

“NYSE” means the New York Stock Exchange, Inc.

“Optional Redemption Event” means any one of the following events:

(1) The occurance of one or more equity or debt financings by the Corporation completed after the Issuance Date in which the Corporation raises or receives aggregate gross proceeds on a cumulative basis equal to or greater than $3,000,000.00 (calculated after deducting placement agent or arrangement fees or commissions but before deduction of expenses);

(2) The Common Stock ceases to be listed for trading on any of the Nasdaq, the Nasdaq SmallCap, the NYSE, the AMEX or the Over the Counter Bulletin Board and is not simultaneously listed on one of the other such markets or exchanges;

(3) The Corporation shall (A) default in the timely performance of the obligation to issue shares of Common Stock upon conversion of shares of Series A Convertible Preferred Stock as and when required by Section 10 or (B) fail or default in the timely performance of any material obligation (other than as specifically set forth elsewhere in this definition) to a holder of shares of Series A Convertible Preferred Stock under the terms of this Certificate of Designations or under the Subscription Agreement, the Warrants or any other agreement or document entered into in connection with the issuance of shares of Series A Convertible Preferred Stock, as such instruments may be amended from time to time; provided, however, that (i) with respect to the first two occurrences of an event described in clause (A) above, each of such events shall be an Optional Redemption Event only if such default shall have continued for a period of five Trading Days after notice thereof is given to the Corporation by any holder of shares of Series A Convertible Preferred Stock and (ii) an event described in clause (B) above shall be an Optional Redemption Event only if such failure or default shall have continued for a period of 30 days after notice thereof is given to the Corporation by any holder of shares of Series A Convertible Preferred Stock;

(4) Any Fundamental Change;

(5) Any material representation or warranty of the Corporation made herein or in any other Transaction Document shall be false or misleading in any material respect when made or deemed made;

(6) The Corporation or any Subsidiary shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due or shall admit in writing its inability generally to pay its debts as they become due;

(7) An involuntary case or other proceeding shall be commenced against the Corporation or any Subsidiary seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of sixty consecutive days;

(8) Any court of competent jurisdiction shall enter one or more final judgments against the Corporation or any Subsidiary or any of their respective properties or other assets in an aggregate amount in excess of $500,000, which is not vacated, appealed, bonded, stayed, discharged, satisfied or waived for a period of thirty consecutive days;

(9) (A) The Corporation or any Subsidiary shall (i) default in any payment with respect to any Indebtedness which Indebtedness has an outstanding principal amount in excess of $250,000 individually or $750,000 in the aggregate for the Corporation and the Subsidiaries, beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created or (ii) default in the observance or performance of any agreement, covenant or condition relating to any Indebtedness of the Corporation or any of its Subsidiaries which has an outstanding principal amount in excess of $250,000 individually or $750,000 in the aggregate or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause, any such Indebtedness to become due prior to its stated maturity and such default or event shall continue beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created (after giving effect to any consent or waiver obtained and then in effect thereunder) and such default shall continue for five days (or to such earlier date as the holder of any other

Indebtedness shall declare the same due and payable by reason of such default); or (B) any Indebtedness of the Corporation or any of its Subsidiaries which has an outstanding principal amount in excess of $250,000 individually or $750,000 in the aggregate shall, in accordance with its terms, be declared to be due and payable, or required to be prepaid other than by a regularly scheduled or required payment prior to the stated maturity thereof; or

(10) The adoption of any amendment to the Corporation’s Articles of Incorporation, without the consent of the Majority Holders, which materially and adversely affects the rights of any holder of shares of Series A Convertible Preferred Stock.

“Optional Redemption Price” means an amount in cash equal to the sum of (A) the Stated Value plus (B) an amount equal to the Accrual Amount plus (C) an amount equal to accrued and unpaid interest, if any, on cash dividends in arrears on such share of Series A Convertible Preferred Stock to the applicable Optional Redemption Date.

“Parity Dividend Stock” means any class or series of the Corporation’s capital stock ranking, as to dividends, on a parity with the Series A Convertible Preferred Stock.

“Parity Liquidation Stock” means any class or series of the Corporation’s capital stock having parity as to liquidation rights with the Series A Convertible Preferred Stock.

“Person” means any natural person, partnership, corporation, limited liability company, trust, incorporated organization, unincorporated association, joint stock company or association or similar entity or any government, governmental agency or political subdivision.

“Placement Agent” shall have the meaning provided in the Subscription Agreement.

“Placement Agent Warrants” means the Common Stock Purchase Warrants to purchase shares of Common Stock issued to the Placement Agent in connection with the transactions contemplated by the Subscription Agreement.

“Record Date” shall mean, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock have the right to receive any cash, securities or other property or in which the Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of stockholders entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).

“Redemption Limitation Event” means the failure of the Corporation to pay the applicable redemption price when due for some or all of the shares of Series A Convertible Preferred Stock required to be redeemed pursuant to Section 7 or Section 11 by reason of a restriction contained in the NGCL and such Redemption Limitation Event shall be deemed to continue until such redemption price is paid in full in accordance with the terms of this Certificate of Designations.

“Registration Statement” shall have the meaning provided in the Subscription Agreement.

“SEC” means the United States Securities and Exchange Commission.

“SEC Effective Date” means the date the Registration Statement is first declared effective by the SEC.

“Senior Dividend Stock” means any class or series of capital stock of the Corporation ranking senior as to dividends to the Series A Convertible Preferred Stock.

“Senior Liquidation Stock” means any class or series of capital stock of the Corporation ranking senior as to liquidation rights to the Series A Convertible Preferred Stock.

“Series A Convertible Preferred Stock” means the Series A Convertible Preferred Stock, $.001 par value, of the Corporation.

“Stated Value” means $1,000 per share of Series A Convertible Preferred Stock.

“Subscription Agreement” means the Subscription Agreement by and between the Corporation and the original holders of shares of Series A Convertible Preferred Stock pursuant to which the shares of Series A Convertible Preferred Stock were issued.

“Subsidiary” means any corporation or other entity of which a majority of the capital stock or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by the Corporation.

“Tender Offer” means a tender offer or exchange offer.

“Trading Day” means a day on whichever of (x) the national securities exchange, (y) the Nasdaq or (z) such other securities market, which at the time constitutes the principal securities market for the Common Stock, is open for general trading.

“Transaction Documents” shall have the meaning provided in the Subscription Agreement.

“Warrants” means the Common Stock Purchase Warrants issued by the Corporation in connection with the issuance of the shares of Series A Convertible Preferred Stock.

Section 2. Designation and Amount. The shares of such series shall be designated as “Series A Convertible Preferred Stock”, and the number of shares constituting the Series A Convertible Preferred Stock shall be 5,000, and shall not be subject to increase. The Corporation shall not issue any shares of Series A Convertible Preferred Stock other than pursuant to the Subscription Agreement, unless such issuance shall have been approved by the

Majority Holders. Any shares of Series A Convertible Preferred Stock which are redeemed by the Corporation and retired and any shares of Series A Convertible Preferred Stock which are converted in accordance with Section 10 shall be restored to the status of authorized, unissued and undesignated shares of the Corporation’s class of Preferred Stock and shall not be subject to issuance, and may not thereafter be outstanding, as shares of Series A Convertible Preferred Stock.

Section 3. [Reserved.]

Section 4. Rank. Subject to Section 12(b), all Series A Convertible Preferred Stock shall rank (i) senior to the Common Stock, now or hereafter issued, as to payment of dividends and distribution of assets upon liquidation, dissolution, or winding up of the Corporation, whether voluntary or involuntary, (ii) senior to any additional series of the class of Preferred Stock which series the Board of Directors may from time to time authorize, both as to payment of dividends and as to distributions of assets upon liquidation, dissolution, or winding up of the Corporation, whether voluntary or involuntary, and (iii) senior to any additional class of preferred stock (or series of preferred stock of such class) which the Board of Directors or the stockholders may from time to time authorize in accordance herewith.

Section 5. Dividends and Distributions. (a) The holders of shares of Series A Convertible Preferred Stock shall be entitled to receive, when, as, and if declared by the Board of Directors out of funds legally available for such purpose, dividends at the rate of $120.00 per annum per share, and no more, which shall be fully cumulative, shall accrue without interest (except as otherwise provided herein as to dividends in arrears) from the date of original issuance of each share of Series A Convertible Preferred Stock and shall be payable quarterly on March 1, June 1, September 1 and December 1 of each year commencing September 1, 2004 (except that if any such date is a Saturday, Sunday, or legal holiday, then such dividend shall be payable on the next succeeding day that is not a Saturday, Sunday, or legal holiday) to holders of record as they appear on the stock books of the Corporation on such record dates, which record dates must be not more than 20 nor less than 10 days preceding the payment dates for such dividends, as shall be fixed by the Board. Dividends on the Series A Convertible Preferred Stock shall be paid in cash or, in lieu of paying such dividends and subject to the limitations in Section 5(b) hereof, the amount of such dividends shall be included in the Accrual Amount for each share, at the option of the Corporation as hereinafter provided. The amount of the dividends payable per share of Series A Convertible Preferred Stock for each quarterly dividend period shall be computed by dividing the annual dividend amount by four. The amount of dividends payable for the initial dividend period and any period shorter than a full quarterly dividend period shall be computed on the basis of a 360-day year of twelve 30-day months. Dividends required to be paid in cash pursuant to Section 5(b) which are not paid on a payment date, whether or not such dividends have been declared, will bear interest at the rate of 14% per annum until paid (or such lesser rate as shall be the maximum rate allowable by applicable law). No dividends or other distributions, other than the dividends payable solely in shares of any Junior Dividend Stock, shall be paid or set apart for payment on any shares of Junior Dividend Stock, and no purchase, redemption, or other acquisition shall be made by the Corporation of any shares of Junior Dividend Stock, unless and until all accrued and unpaid cash dividends on the Series A Convertible Preferred Stock and interest on dividends in arrears at the rate specified herein shall have been paid or declared and set apart for payment.

If at any time any dividend on any Senior Dividend Stock shall be in arrears, in whole or in part, no dividend shall be paid or declared and set apart for payment on the Series A Convertible Preferred Stock unless and until all accrued and unpaid dividends with respect to the Senior Dividend Stock, including the full dividends for the then current dividend period, shall have been paid or declared and set apart for payment, without interest. No full dividends shall be paid or declared and set apart for payment on any Parity Dividend Stock for any period unless all accrued but unpaid dividends (and interest on dividends in arrears at the rate specified herein) have been, or contemporaneously are, paid or declared and set apart for such payment on the Series A Convertible Preferred Stock. No full dividends shall be paid or declared and set apart for payment on the Series A Convertible Preferred Stock for any period unless all accrued but unpaid dividends have been, or contemporaneously are, paid or declared and set apart for payment on the Parity Dividend Stock for all dividend periods terminating on or prior to the date of payment of such full dividends. When dividends are not paid in full upon the Series A Convertible Preferred Stock and the Parity Dividend Stock, all dividends paid or declared and set apart for payment upon shares of Series A Convertible Preferred Stock (and interest on dividends in arrears at the rate specified herein) and the Parity Dividend Stock shall be paid or declared and set apart for payment pro rata, so that the amount of dividends paid or declared and set apart for payment per share on the Series A Convertible Preferred Stock and the Parity Dividend Stock shall in all cases bear to each other the same ratio that accrued and unpaid dividends per share on the shares of Series A Convertible Preferred Stock and the Parity Dividend Stock bear to each other.

Any references to “distribution” contained in this Section 5 shall not be deemed to include any stock dividend or distributions made in connection with any liquidation, dissolution, or winding up of the Corporation, whether voluntary or involuntary.

(b) If (x) prior to any dividend payment date the Corporation notifies the holders of Series A Convertible Preferred Stock that the dividends with respect to such date will be paid in cash or (y) on any dividend payment date the Corporation is not in compliance in all material respects with its obligations to the holders of the Series A Convertible Preferred Stock (including, without limitation, its obligations under the Subscription Agreement, the Warrants and this Certificate of Designations) and such noncompliance continues for a period of ten days after notice thereof is given to the Corporation by any holder of Series A Convertible Preferred Stock, such dividends must be timely paid in cash. If clauses (x) or (y) of the foregoing sentence do not apply on any dividend payment date, the Corporation may, but shall not be required to, pay the applicable dividends in cash. The amount of any dividends not paid in cash shall be included in the Accrual Amount for each share of Series A Convertible Preferred Stock.

(c) Neither the Corporation nor any subsidiary of the Corporation shall redeem, repurchase or otherwise acquire in any one transaction or series of related transactions any shares of Common Stock, Junior Dividend Stock or Junior Liquidation Stock if the number of shares so repurchased, redeemed or otherwise acquired in such transaction or series of related transactions is more than 5% of the number of shares of Common Stock, Junior Dividend Stock or Junior Liquidation Stock, as the case may be, outstanding immediately prior to such transaction or series of related transactions unless the Corporation or such subsidiary offers to purchase for cash from each holder of shares of Series A Convertible Preferred Stock at the time of such redemption, repurchase or acquisition the same percentage of such holder’s shares of Series A Convertible Preferred Stock as the percentage of the number of outstanding shares of Common Stock, Junior Dividend Stock or Junior Liquidation Stock, as the case may be, to be so redeemed, repurchased or acquired at a purchase price per share of Series A Convertible Preferred Stock equal to the greater of (i) (A) the Stated Value plus (B) an amount equal to the Accrual Amount plus (C) an amount equal to any accrued and unpaid interest on cash dividends in arrears and (ii) the Converted Market Price on the date of purchase pursuant to this Section 5(c).

(d) Neither the Corporation nor any subsidiary of the Corporation shall (1) make any Tender Offer for outstanding shares of Common Stock, unless the Corporation contemporaneously therewith makes an offer, or (2) enter into an agreement regarding such a Tender Offer for outstanding shares of Common Stock by any person other than the Corporation or any subsidiary of the Corporation, unless such person agrees with the Corporation to make an offer, in either such case to each holder of outstanding shares of Series A Convertible Preferred Stock to purchase for cash at the time of purchase in such Tender Offer the same percentage of shares of Series A Convertible Preferred Stock held by such holder as the percentage of outstanding shares of Common Stock actually purchased in such Tender Offer at a price per share of Series A Convertible Preferred Stock equal to the greater of (i) (A) the Stated Value plus (B) an amount equal to the Accrual Amount plus (C) an amount equal to any accrued and unpaid interest on cash dividends in arrears and (ii) the Converted Market Price on the date of purchase pursuant to this Section 5(d).

Section 6. Liquidation Preference. In the event of a liquidation, dissolution, or winding up of the Corporation, whether voluntary or involuntary, the holders of Series A Convertible Preferred Stock shall be entitled to receive out of the assets of the Corporation, whether such assets constitute stated capital or surplus of any nature, an amount per share of Series A Convertible Preferred Stock equal to the Liquidation Preference, and no more, before any payment shall be made or any assets distributed to the holders of Junior Liquidation Stock; provided, however, that such rights shall accrue to the holders of Series A Convertible Preferred Stock only in the event that the Corporation’s payments with respect to the liquidation preference of the holders of Senior Liquidation Stock are fully met. After the liquidation preferences of the Senior Liquidation Stock are fully met, the entire assets of the Corporation available for distribution shall be distributed ratably among the holders of the Series A Convertible Preferred Stock and any Parity Liquidation Stock in proportion to the respective preferential amounts to which each is entitled (but only to the extent of such preferential amounts). After payment in full of the liquidation price of the shares of the Series A Convertible Preferred Stock and the Parity Liquidation Stock, the holders of such shares shall not be entitled to any further participation in any distribution of assets by the Corporation. Neither a consolidation or merger of the Corporation with another corporation nor a sale or transfer of all or part of the Corporation’s assets for cash, securities, or other property in and of itself will be considered a liquidation, dissolution or winding up of the Corporation.

Section 7.Mandatory Redemption. (a) On the Mandatory Redemption Date, the Corporation shall redeem all outstanding shares of Series A Convertible Preferred Stock. The Corporation shall give a Mandatory Redemption Notice to the Holders not less than 30 or more than 35 Business Days prior to the Mandatory Redemption Date. Any failure or defect in the giving of the Mandatory Redemption Notice shall not affect the Corporation’s obligation to redeem the shares of Series A Convertible Preferred Stock pursuant to this Section 7.

(b) On the Mandatory Redemption Date (or such later date as a particular Holder shall surrender to the Corporation the certificate(s) for the shares of Series A Convertible Preferred Stock redeemed), the Corporation shall pay to or upon the order of each Holder by wire transfer of immediately available funds to such account as shall be specified for such purpose by such Holder an amount equal to the Mandatory Redemption Price of all of such Holder’s shares of Series A Convertible Preferred Stock to be redeemed that are outstanding on the Mandatory Redemption Date. A Holder of such shares of Series A Convertible Preferred Stock shall not be entitled to payment of the Mandatory Redemption Price of such shares of Series A Convertible Preferred Stock until such Holder shall have surrendered the certificate(s) for such shares of Series A Convertible Preferred Stock to the Corporation or, in the case of the loss, theft or destruction of any such certificate, given indemnity in accordance with Section 15(b).

(c) The Corporation shall not be entitled to give the Mandatory Redemption Notice with respect to, or to redeem, any shares of Series A Convertible Preferred Stock with respect to which a Conversion Notice has been given on a Conversion Date which is on or prior to the date on which the Mandatory Redemption Notice is given. If a Mandatory Redemption Notice has been given, thereafter the proceedings for such redemption shall not affect the rights of the Holders to convert in accordance with Section 10 any shares of Series A Convertible Preferred Stock called for redemption at any time prior to the Mandatory Redemption Date. If on the applicable Mandatory Redemption Date the Corporation fails to pay the Mandatory Redemption Price of any outstanding shares of Series A Convertible Preferred Stock to be redeemed in full to such Holder or to deposit the same with an Eligible Bank in accordance with Section 15(c), such Holder shall be entitled to convert in accordance with Section 10 the shares of Series A Convertible Preferred Stock of such Holder so called for redemption at any time after the Mandatory Redemption Date and prior to the date on which the Corporation pays the Mandatory Redemption Price in full to such Holder for all shares of Series A Convertible Preferred Stock to be redeemed from such Holder (together with any amount due to such Holder pursuant to Section 15(d)) or so deposits the same (together with any amount due to such Holder pursuant to Section 15(d)) and gives notice to such Holder of such deposit and in the case of any such conversion of any share of Series A Convertible Preferred Stock, upon delivery to the converting Holder of the shares of Common Stock issuable upon such conversion the Corporation shall have no further liability in respect of the Mandatory Redemption Price of such share of Series A Convertible Preferred Stock other than payment of the amount payable pursuant to Section 15(d) in respect of the period from the Mandatory Redemption Date to the Conversion Date for such conversion.

Section 8. No Sinking Fund. The shares of Series A Convertible Preferred Stock shall not be entitled to the benefits of any sinking fund for the redemption or repurchase of shares of Series A Convertible Preferred Stock.

Section 9. Limitation on Redemptions. Notwithstanding any other provision of this Certificate of Designations or applicable law to the contrary, in case the Corporation shall give a Mandatory Redemption Notice to the Holders or a Holder gives a Holder Notice to the Corporation, and on the date the Corporation gives such Mandatory

Redemption Notice or the Holder gives such Holder Notice, as the case may be, or at any time thereafter to and including the applicable redemption date, the Corporation shall be restricted in redeeming shares of Series A Convertible Preferred Stock by reason of a Redemption Limitation Event (the “Limitation Shares”), then the Mandatory Redemption Date or Optional Redemption Date, as the case may be, for all Limitation Shares, so subject to redemption by the Corporation shall be extended to be the Extended Redemption Date. Any shares of Series A Convertible Preferred Stock for which there is an Extended Redemption Date shall remain convertible by the Holder in accordance with Section 10 at any time to and including the day prior to the applicable Extended Redemption Date. The Corporation shall give the Holder written notice as promptly as practical but not later than 3 Business Days after the date the Redemption Limitation Event is no longer occurring.

Section 10. Conversion.

(a) Conversion at Option of Holder. Subject to Section 10(g), the holders of the Series A Convertible Preferred Stock may at any time on or after the Issuance Date convert at any time all or from time to time any part of their shares of Series A Convertible Preferred Stock into fully paid and nonassessable shares of Common Stock and such other securities and property as herein provided. Each share of Series A Convertible Preferred Stock may be converted at the office of the Conversion Agent or at such other additional office or offices, if any, as the Board of Directors may designate, into such number of fully paid and nonassessable shares of Common Stock (calculated as to each conversion to the nearest 1/100th of a share) determined by dividing (x) the sum of (i) the Stated Value, (ii) an amount equal to the Accrual Amount on the share of Series A Convertible Preferred Stock being converted to the applicable Conversion Date, and (iii) accrued but unpaid interest on the dividends required to be paid in cash on the share of Series A Convertible Preferred Stock being converted in arrears to the applicable Conversion Date at the rate provided in Section 5 by (y) the Conversion Price for such Conversion Date.

(b) Exercise of Conversion Privilege; Issuance of Common Stock on Conversion; No Adjustment for Interest or Dividends. (1) In order to exercise the conversion privilege with respect to the Series A Convertible Preferred Stock, a Holder shall give a Conversion Notice (or such other notice which is acceptable to the Corporation) to the Corporation and the Conversion Agent or to the office or agency designated by the Corporation for such purpose by notice to the Holders. A Conversion Notice may be given by telephone line facsimile transmission to the numbers set forth on the form of Conversion Notice.

(2) As promptly as practicable, but in no event later than five Trading Days, after a Conversion Notice is given, the Corporation shall issue and shall deliver to the Holder giving such Conversion Notice or such Holder’s designee the number of full shares of Common Stock issuable upon such conversion of shares of Series A Convertible Preferred Stock in accordance with the provisions of this Section 10 and deliver a check or cash in respect of any fractional interest in respect of a share of Common Stock arising upon such conversion, as provided in Section 10(b)(6).

(3) Each conversion of shares of Series A Convertible Preferred Stock shall be deemed to have been effected on the applicable Conversion Date, and the person in whose name any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become on such Conversion Date the holder of record of the shares represented thereby; provided, however, that if a Conversion Date is a date on which the stock transfer books of the Corporation shall be closed such conversion shall constitute the person in whose name the certificates are to be issued as the record holder thereof for all purposes on the next succeeding day on which such stock transfer books are open, but such conversion shall be at the Conversion Price in effect on the applicable Conversion Date.

(4) The Corporation shall notify a Holder of any claim by the Corporation of manifest error in a Conversion Notice within two Trading Days after such Holder gives such Conversion Notice and no such claim of error shall limit or delay performance of the Corporation’s obligation to issue upon such conversion the number of shares of Common Stock which are not in dispute. A Conversion Notice shall be deemed for all purposes to be in proper form unless the Corporation notifies the Holder who gives a Conversion Notice by telephone line facsimile transmission within two Trading Days after such Conversion Notice has been given (which notice from the Corporation shall specify all defects in the Conversion Notice) and any Conversion Notice containing any such defect shall nonetheless be effective on the date given if such Holder promptly undertakes to correct all such defects. The Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of shares of Common Stock or other securities or property on conversion of shares of Series A Convertible Preferred Stock in a name other than that of such Holder, and the Corporation shall not be required to issue or deliver any such shares or other securities or property unless and until the person or persons requesting the issuance thereof shall have paid to the Corporation the amount of any such tax or shall have established to the satisfaction of the Corporation that such tax has been paid. The converting Holder shall be responsible for the amount of any withholding tax payable in connection with any conversion of shares of Series A Convertible Preferred Stock.

(5) (A) If a Holder shall have given a Conversion Notice in accordance with the terms of this Certificate of Designations, the Corporation’s obligation to issue and deliver the certificates for Common Stock shall be absolute and unconditional, irrespective of any action or inaction by such Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any person or any action to enforce the same, any failure or delay in the enforcement of any other obligation of the Corporation to any Holder, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by any Holder or any other person of any obligation to the Corporation or any violation or alleged violation of law by any Holder or any other person, and irrespective of any other circumstance which might otherwise limit such obligation of the Corporation to such Holder in connection with such conversion; provided, however, that nothing herein shall limit or prejudice the right of the Corporation to pursue any such claim in any other manner permitted by applicable law. The occurrence of an event which requires an adjustment of the Conversion Price as contemplated by Section 10(c) shall in no way restrict or delay the right of any Holder to receive certificates for Common Stock upon conversion of shares of Series A Convertible Preferred Stock and the Corporation shall use its best efforts to implement such adjustment on terms reasonably acceptable to the Majority Holders within two Trading Days after such occurrence.

(B) If the Corporation fails to issue and deliver the shares of Common Stock to a converting Holder in connection with a particular conversion of shares of Series A Convertible Preferred Stock within seven Trading Days after such Holder gives the Conversion Notice for such conversion, in addition to any other liabilities the Corporation may have hereunder and under applicable law (i) the Corporation shall pay or reimburse such Holder on demand for all out-of-pocket expenses, including, without limitation, reasonable fees and expenses of legal counsel, incurred by the Holder as a result of such failure, (ii) if as a result of such failure such Holder shall suffer any direct damages or liabilities from such failure (including, without limitation, margin interest and the cost of purchasing securities to cover a sale (whether by such Holder or such Holder’s securities broker) or borrowing of shares of Common Stock by such Holder for purposes of settling any trade involving a sale of shares of Common Stock made by such Holder during the period beginning on the Issuance Date and ending on the date the Corporation delivers or causes to be delivered to such Holder such shares of Common Stock, then the Corporation shall upon demand of such Holder pay to the Holder an amount equal to the actual direct, out-of-pocket damages and liabilities suffered by such Holder by reason thereof which such Holder documents to the reasonable satisfaction of the Corporation, and (iii) the Holder may by written notice (which may be given by mail, courier, personal service or telephone line facsimile transmission) or oral notice (promptly confirmed in writing), given at any time prior to delivery to such Holder of the shares of Common Stock issuable in connection with such exercise of the Holder’s conversion right, rescind such exercise and the Conversion Notice relating thereto, in which case such Holder shall thereafter be entitled to convert, in accordance with this Section 10 that portion of such shares of Series A Convertible Preferred Stock as to which such exercise is so rescinded. Notwithstanding the foregoing, the Corporation shall not be liable to such Holder under clause (ii) of the immediately preceding sentence to the extent the failure of the Corporation to deliver or to cause to be delivered such shares of Common Stock results from fire, flood, storm, earthquake, shipwreck, strike, war, acts of terrorism, crash involving facilities of a common carrier, acts of God, or any similar event outside the control of the Corporation (it being understood that the action or failure to act of the Conversion Agent shall not be deemed an event outside the control of the Corporation except to the extent resulting from fire, flood, storm, earthquake, shipwreck, strike, war, acts of terrorism, crash involving facilities of a common carrier, acts of God, the bankruptcy, liquidation or reorganization of the Conversion Agent under any bankruptcy, insolvency or other similar law or any similar event outside the control of the Conversion Agent). A converting Holder shall notify the Corporation in writing (or by telephone conversation, confirmed in writing) as promptly as practicable following the third Trading Day after such Holder gives a Conversion Notice if such Holder becomes aware that such shares of Common Stock so issuable have not been received as provided herein, but any failure so to give such notice shall not affect the Holder’s rights under this Certificate of Designations or otherwise.

(6) No fractional shares of Common Stock shall be issued upon conversion of any shares of Series A Convertible Preferred Stock but, in lieu of any fraction of a share of Common Stock which would otherwise be issuable in respect of such conversion, the Corporation shall pay lawful money of the United States of America for such fractional share, based on a value of one share of Common Stock being equal to the Market Price of the Common Stock on the applicable Conversion Date.

(c) Adjustment of Conversion Price. The Conversion Price shall be adjusted from time to time by the Corporation as follows:

(1) In case the Corporation shall on or after the Issuance Date pay a dividend or make a distribution to all holders of the outstanding Common Stock in shares of Common Stock, the Conversion Price in effect at the opening of business on the date following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution shall be reduced by multiplying such Conversion Price by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the Record Date fixed for such determination and the denominator shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution, such reduction to become effective immediately after the opening of business on the day following such Record Date. If any dividend or distribution of the type described in this Section 10(c)(1) is declared but not so paid or made, the Conversion Price shall again be adjusted to the Conversion Price which would then be in effect if such dividend or distribution had not been declared.

(2) In case the Corporation shall on or after the Issuance Date issue rights or warrants (other than any rights or warrants referred to in Section 10(c)(4)) to all holders of its outstanding shares of Common Stock entitling them (for a period expiring within 45 days after the date fixed for the determination of stockholders entitled to receive such rights or warrants) to subscribe for or purchase shares of Common Stock at a price per share less than the Current Market Price on the Record Date fixed for the determination of stockholders entitled to receive such rights or warrants, the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect at the opening of business on the date after such Record Date by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the applicable Record Date plus the number of shares which the aggregate offering price of the total number of shares so offered would purchase at such Current Market Price, and the denominator shall be the number of shares of Common Stock outstanding on the close of business on such Record Date plus the total number of additional shares of Common Stock so offered for subscription or purchase. Such adjustment shall become effective immediately after the opening of business on the day following the Record Date fixed for determination of stockholders entitled to receive such rights or warrants. To the extent that shares of Common Stock are not delivered pursuant to such rights or warrants, upon the expiration or termination of such rights or warrants, the Conversion Price shall be readjusted to the Conversion Price which would then be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. In the event that such rights or warrants are not so issued, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such Record Date had not been fixed. In determining whether any rights or warrants entitle the holder to subscribe for or purchase shares of Common Stock at less than such Current Market Price, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received for such rights or warrants, the value of such consideration, if other than cash, to be determined by the Board of Directors.

(3) In case the outstanding shares of Common Stock shall on or after the Issuance Date be subdivided into a greater number of shares of Common Stock, the Conversion Price in effect at the opening of business on the earlier of the day following the day upon which such subdivision becomes effective and the day on which “ex-” trading of the Common Stock begins with respect to such subdivision shall be proportionately reduced, and conversely, in case outstanding shares of Common Stock shall be combined into a smaller number of shares of Common Stock, the Conversion Price in effect at the opening of business on the earlier of the day following the day upon which such combination becomes effective and the day on which “ex-” trading of the Common Stock with respect to such combination begins shall be proportionately increased, such reduction or increase, as the case may be, to become effective immediately after the opening of business on the earlier of the day following the day upon which such subdivision or combination becomes effective and the day on which “ex-” trading of the Common Stock begins with respect to such subdivision or combination.

(4) In case the Corporation shall on or after the Issuance Date, by dividend or otherwise, distribute to all holders of its Common Stock shares of any class of capital stock of the Corporation (other than any dividends or distributions to which Section 10(c)(l) applies) or evidences of its indebtedness, cash or other assets (including securities, but excluding any rights or warrants referred to in Section 10(c)(2) and dividends and distributions paid exclusively in cash and excluding any capital stock, evidences of indebtedness, cash or assets distributed upon a merger or consolidation to which Section 10(d) applies) (the foregoing hereinafter in this Section 10(c)(4) called the “Securities”)), then, in each such case, subject to the second paragraph of this Section 10(c)(4), the Conversion Price shall be reduced so that the same shall be equal to the price determined by multiplying the Conversion Price in effect immediately prior to the close of business on the Record Date with respect to such distribution by a fraction of which the numerator shall be the Current Market Price on such date less the fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution) on such date of the portion of the Securities so distributed applicable to one share of Common Stock and the denominator shall be such Current Market Price, such reduction to become effective immediately prior to the opening of business on the day following such Record Date; provided, however, that in the event the then fair market value (as so determined) of the portion of the Securities so distributed applicable to one share of Common Stock is equal to or greater than the Current Market Price on the Record Date, in lieu of the foregoing adjustment, adequate provision shall be made so that the Holders shall have the right to receive upon conversion of shares of Series A Convertible Preferred Stock the amount of Securities such Holder would have received had such Holder converted such Holder’s shares of Series A Convertible Preferred Stock immediately prior to such Record Date. In the event that such dividend or distribution is not so paid or made, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such dividend or distribution had not been declared. If the Board of Directors determines the fair market value of any distribution for purposes of this Section 10(c)(4) by reference to the actual or when issued trading market for any Securities comprising all or part of such distribution, it must in doing so consider the prices in such market over the same period used in computing the Current Market Price to the extent possible.

Rights or warrants distributed by the Corporation to all holders of Common Stock entitling the holders thereof to subscribe for or purchase shares of the Corporation’s capital stock (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events (a “Trigger Event”): (i) are deemed to be transferred with such shares of Common Stock; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of Common Stock, shall not be deemed to have been distributed for purposes of this Section10(c)

(and no adjustment to the Conversion Price under this Section 10(c) will be required) until the occurrence of the earliest Trigger Event. If any such rights or warrants, including any such existing rights or warrants distributed prior to the Issuance Date are subject to Trigger Events, upon the satisfaction of each of which such rights or warrants shall become exercisable to purchase different securities, evidences of indebtedness or other assets, then the occurrence of each such Trigger Event shall be deemed to be such date of issuance and record date with respect to new rights or warrants (and a termination or expiration of the existing rights or warrants without exercise by the holder thereof) (so that, by way of illustration and not limitation, the dates of issuance of any such rights shall be deemed to be the dates on which such rights become exercisable to purchase capital stock of the Corporation, and not the date on which such rights may be issued, or may become evidenced by separate certificates, if such rights are not then so exercisable). In addition, in the event of any distribution of rights or warrants, or any Trigger Event with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Price under this Section 10(c) was made (1) in the case of any such rights or warrants which shall all have been redeemed or repurchased without exercise by any holders thereof, the Conversion Price shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder or holders of Common Stock with respect to such rights or warrants (assuming such holder had retained such rights or warrants), made to all holders of Common Stock as of the date of such redemption or repurchase, and (2) in the case of such rights or warrants which shall have expired or been terminated without exercise by any holders thereof, the Conversion Price shall be readjusted as if such rights and warrants had not been issued.

For purposes of this Section 10(c)(4) and Sections 10(c)(l) and (2), any dividend or distribution to which this Section 10(c)(4) is applicable that also includes shares of Common Stock, or rights or warrants to subscribe for or purchase shares of Common Stock to which Section 10(c)(2) applies (or both), shall be deemed instead to be (1) a dividend or distribution of the evidences of indebtedness, assets, shares of capital stock, rights or warrants other than such shares of Common Stock or rights or warrants to which Section 10(c)(2) applies (and any Conversion Price reduction required by this Section 10(c)(4) with respect to such dividend or distribution shall then be made) immediately followed by (2) a dividend or distribution of such shares of Common Stock or such rights or warrants (and any further Conversion Price reduction required by Sections 10(c)(l) and (2) with respect to such dividend or distribution shall then be made), except (A) the Record Date of such dividend or distribution shall be substituted as “the date fixed for the determination of stockholders entitled to receive such dividend or other distribution”, “Record Date fixed for such determination” and “Record Date” within the meaning of Section 10(c)(l) and as “the date fixed for the determination of stockholders entitled to receive such rights or warrants”, “the Record Date fixed for the determination of the stockholders entitled to receive such rights or warrants” and “such Record Date” within the meaning of Section 10(c)(2) and (B) any shares of Common Stock included in such dividend or distribution shall not be deemed “outstanding at the close of business on the Record Date fixed for such determination” within the meaning of Section 10(c)(l).

(5) In case the Corporation shall on or after the Issuance Date, by dividend or otherwise, distribute to all holders of its Common Stock cash (excluding any cash that is distributed upon a merger or consolidation to which Section 10(d) applies or as part of a distribution referred to in Section 10(c)(4)) in an aggregate amount that, combined with (1) the aggregate amount of any other such distributions to all holders of its Common Stock made exclusively in cash within the 12 months preceding the date of payment of such distribution, and in respect of which no adjustment pursuant to this Section 10(c)(5) has been made, and (2) the aggregate of any cash plus the fair market value (as determined by the Board of Directors, whose determination shall be conclusive and set forth in a Board Resolution) of consideration payable in respect of any Tender Offer by the Corporation or any Subsidiary for all or any portion of the Common Stock concluded within the 12 months preceding the date of payment of such distribution, and in respect of which no adjustment pursuant to Section 10(c)(6) has been made, exceeds 10% of the product of (x) the Current Market Price on the Record Date with respect to such distribution times (y) the number of shares of Common Stock outstanding on such date, then, and in each such case, immediately after the close of business on such date, unless the Corporation elects to reserve such cash for distribution to the Holders upon the conversion of shares of Series A Convertible Preferred Stock (and shall have made adequate provision) so that the Holders will receive upon such conversion, in addition to the shares of Common Stock to which the Holders are entitled, the amount of cash which the Holders would have received if the Holders had, immediately prior to the Record Date for such distribution of cash, converted their shares of Series A Convertible Preferred Stock into Common Stock, the Conversion Price shall be reduced so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the close of business on such Record Date by a fraction (i) the numerator of which shall be equal to the Current Market Price on such Record Date less an amount equal to the quotient of (x) the excess of such combined amount over such 10% and (y) the number of shares of Common Stock outstanding on such Record Date and (ii) the denominator of which shall be equal to the Current Market Price on such Record Date; provided,however, that in the event the portion of the cash so distributed applicable to one share of Common Stock is equal to or greater than the Current Market Price of the Common Stock on such Record Date, in lieu of the foregoing adjustment, adequate provision shall be made so that the Holders shall have the right to receive upon conversion of shares of Series A Convertible Preferred Stock the amount of cash the Holders would have received had the Holders converted all of their shares of Series A Convertible Preferred Stock immediately prior to such Record Date. In the event that such dividend or distribution is not so paid or made, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such dividend or distribution had not been declared.

(6) In case a Tender Offer on or after the Issuance Date made by the Corporation or any Subsidiary for all or any portion of the Common Stock shall expire and such Tender Offer (as amended upon the expiration thereof) shall require the payment to stockholders (based on the acceptance (up to any maximum specified in the terms of the Tender Offer) of Purchased Shares (as defined below)) of an aggregate consideration having a fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution) that combined together with (1) the aggregate of the cash plus the fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution), as of the expiration of such Tender Offer, of consideration payable in respect of any other Tender Offers, by the Corporation or any Subsidiary for all or any portion of the Common Stock expiring within the 12 months preceding the expiration of such Tender Offer and in respect of which no adjustment pursuant to this Section 10(c)(6) has been made and (2) the aggregate amount of any distributions to all holders of the Corporation’s

Common Stock made exclusively in cash within 12 months preceding the expiration of such Tender Offer and in respect of which no adjustment pursuant to Section 10(c)(5) has been made, exceeds 10% of the product of the Current Market Price as of the last time (the “Expiration Time”) tenders could have been made pursuant to such Tender Offer (as it may be amended) times the number of shares of Common Stock outstanding (including any tendered shares) at the Expiration Time, then, and in each such case, immediately prior to the opening of business on the day after the date of the Expiration Time, the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to close of business on the date of the Expiration Time by a fraction of which the numerator shall be the number of shares of Common Stock outstanding (including any tendered shares) at the Expiration Time multiplied by the Current Market Price of the Common Stock on the Trading Day next succeeding the Expiration Time and the denominator shall be the sum of (x) the fair market value (determined as aforesaid) of the aggregate consideration payable to stockholders based on the acceptance (up to any maximum specified in the terms of the Tender Offer) of all shares validly tendered and not withdrawn as of the Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the “Purchased Shares”) and (y) the product of the number of shares of Common Stock outstanding (less any Purchased Shares) at the Expiration Time and the Current Market Price of the Common Stock on the Trading Day next succeeding the Expiration Time, such reduction (if any) to become effective immediately prior to the opening of business on the day following the Expiration Time. In the event that the Corporation is obligated to purchase shares pursuant to any such Tender Offer, but the Corporation is permanently prevented by applicable law from effecting any such purchases or all such purchases are rescinded, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such Tender Offer had not been made. If the application of this Section 10(c)(6) to any Tender Offer would result in an increase in the Conversion Price, no adjustment shall be made for such Tender Offer under this Section 10(c)(6).

(7) (A) In case at any time on or after the Issuance Date the Corporation shall issue shares of its Common Stock or Common Stock Equivalents (collectively, the “Newly Issued Shares”), other than an issuance pro rata to all holders of its outstanding Common Stock and other than an issuance in respect of which Section 10(c)(8) is applicable, at a price below the Current Fair Market Value of the Common Stock at the time of such issuance, then following such issuance of Newly Issued Shares the Conversion Price shall be adjusted as provided in this Section 10(c)(7). The Conversion Price following any such adjustment shall be determined by multiplying the Conversion Price immediately prior to such adjustment by a fraction, of which the numerator shall be the sum of (a) the number of shares of Common Stock outstanding immediately prior to the issuance of the Newly Issued Shares (calculated on a fully-diluted basis assuming the conversion of all options, warrants, purchase rights or convertible securities which are exercisable at the time of the issuance of the Newly Issued Shares) plus (b) the number of shares of Common Stock which the aggregate consideration, if any, received by the Corporation for the number of Newly Issued Shares would purchase at a price equal to the Current Fair Market Value of the Common Stock at the time of such issuance, and the denominator shall be the sum of (X) the number of shares of Common Stock outstanding immediately prior to the issuance of the Newly Issued Shares (calculated on a fully-diluted basis assuming the exercise or conversion of all options, warrants, purchase rights or convertible securities which are exercisable or convertible at the time of the issuance of the Newly Issued Shares) plus (Y) the number of Newly Issued Shares. The adjustment provided for in this Section 10(c)(7) may be expressed as the following mathematical formula:

NCP =	(O+(C /FMV))	x CP
( O + N )

where,

C	=	aggregate consideration received by the Corporation for the Newly Issued Shares

N	=	number of Newly Issued Shares

O	=	number of shares of Common Stock outstanding (on a fully diluted basis, as described above) immediately prior to the issuance of the Newly Issued Shares

FMV	=	Current Fair Market Value of the Common Stock at the time of issuance of the Newly Issued Shares

CP	=	Conversion Price immediately prior to the issuance of the Newly Issued Shares

NCP	=	Conversion Price immediately after the issuance of the Newly Issued Shares

(B) Notwithstanding the foregoing, no adjustment shall be made under this Section 10(c)(7) by reason of:

(i) the issuance by the Corporation of shares of Common Stock pro rata to all holders of the Common Stock so long as (i) any adjustment to the Conversion Price that is required by Section 10(c)(l) is made and (ii) the Corporation shall have given notice of such issuance thereof to the Holders pursuant to Section 10(f);

(ii) the issuance by the Company of the shares of Series A Convertible Preferred Stock and the Warrants or shares of Common Stock upon conversion of Series A Convertible Preferred Stock or upon exercise of the Warrants in accordance with the terms hereof and thereof or any other issuance of securities solely to the Holders occurring on or before August 31, 2004;

(iii) the issuance by the Company of Newly Issued Shares in payment of dividends on shares of Series A Convertible Preferred Stock in accordance with the terms hereof;

(iv) the issuance of Common Stock upon conversion, exercise or exchange of, and in payment of interest on, Common Stock Equivalents outstanding on the Issuance Date in accordance with the terms thereof existing on the Issuance Date;

(v) the issuance by the Company of Newly Issued Shares upon grant or exercise of options for employees, directors and consultants under a stock option, equity compensation or similar plan duly adopted by the Board of Directors; or

(vi) the issuance by the Corporation of the Placement Agent Warrants at an initial exercise price of at least $1.20 per share or shares of Common Stock upon exercise of the Placement Agent Warrants in accordance with the terms hereof and thereof.

(8) (1) In case at any time on or after the Issuance Date, the Company issues shares of Common Stock or Common Stock Equivalents that are not registered for sale by the Company in such offering under the 1933 Act or issues shares of Common Stock or Common Stock Equivalents in an offering of a type commonly known as a PIPE or an equity line, in any such case in an amount which, together with all other offerings by the Company that would be integrated with such offering for purposes of Regulation D under the 1933 Act, results in gross proceeds to the Company of at least $250,000, at a price per share at which the Company sells such shares of Common Stock or the price per share at which the holders of such Common Stock Equivalents are entitled to acquire shares of Common Stock upon conversion or exercise thereof which is less than the Conversion Price in effect at the time of such issuance, then following such issuance the Conversion Price shall be reduced to the lowest price per share at which such shares of Common Stock are issued or at which such Common Stock Equivalents may be exercised, if the same is lower than the Conversion Price in effect immediately prior to such issuance.

(2) If any adjustment in the Conversion Price is made pursuant to this Section 10(c)(8) in respect of any issuance of shares of Common Stock or Common Stock Equivalents, no adjustment in the Conversion Price shall be made by reason of such issuance pursuant to Section 10(c)(7).

(3) Notwithstanding the foregoing, no adjustment shall be made under this Section 10(c)(8) by reason of:

(i) the issuance by the Corporation of shares of Common Stock pro rata to all holders of the Common Stock so long as (i) any adjustment to the Conversion Price that is required by Section 10(c)(l) is made and (ii) the Corporation shall have given notice of such issuance thereof to the Holders pursuant to Section 10(f);

(ii) the issuance by the Company of the shares of Series A Convertible Preferred Stock or shares of Common Stock upon conversion of Series A Convertible Preferred Stock or upon exercise of the Warrants in accordance with the terms hereof and thereof or any other issuance of securities solely to the Holders occurring on or before August 31,2004;

(iii) the issuance by the Company of Newly Issued Shares in payment of dividends on shares of Series A Convertible Preferred Stock in accordance with the terms hereof;

(iv) the issuance of Common Stock upon conversion, exercise or exchange of, and in payment of interest on,Common Stock Equivalents outstanding on the Issuance Date in accordance with the terms thereof existing on the Issuance Date; or

(v) the issuance by the Company of Newly Issued Shares upon grant or exercise of options for employees, directors and consultants under a stock option, equity compensation or similar plan duly adopted by the Board of Directors.

(9) The Corporation may make such reductions in the Conversion Price, in addition to those required by Sections 10(c)(l), (2), (3), (4), (5), (6), (7) or (8) as the Board of Directors considers to be advisable to avoid or diminish any income tax to holders of Common Stock or rights to purchase Common Stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes.

(10) No adjustment in the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least 1% in such price; provided, however, that any adjustments which by reason of this Section 10(c)(10) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 10 shall be made by the Corporation and shall be made to the nearest cent or to the nearest one hundredth of a share, as the case may be. No adjustment need be made for a change in the par value of the Common Stock or from par value to no par value or from no par value to par value.

(11) Whenever the Conversion Price is adjusted as herein provided, the Corporation shall promptly, but in no event later than five days thereafter, give notice to the Holders setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment, but which statement shall not include any information which would be material non-public information for purposes of the 1934 Act. Failure to deliver such notice shall not affect the legality or validity of any such adjustment.

(12) In any case in which this Section 10(c) provides that an adjustment shall become effective immediately after a Record Date for an event, the Corporation may defer until the occurrence of such event (i) issuing to the Holders in connection with any conversion of shares of Series A Convertible Preferred Stock after such Record Date and before the occurrence of such event the additional shares of Common Stock issuable upon such conversion by reason of the adjustment required by such event over and above the Common Stock issuable upon such conversion before giving effect to such adjustment and (ii) paying to such Holders any amount in cash in lieu of any fraction pursuant to Section 10(b)(6).

(13) For purposes of this Section 10(c), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Corporation but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock. The Corporation will not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Corporation other than dividends or distributions payable only in shares of Common Stock.

(d) Effect of Reclassification, Consolidation, Merger or Sale. (1) If any of the following events occur, namely (A) any reclassification or change of the outstanding shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), (B) any consolidation, merger or combination of the Corporation with another corporation or other entity as a result of which holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Stock, or (C) any sale or conveyance of the properties and assets of the Corporation as, or substantially as, an entirety to any other corporation or other entity as a result of which holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Stock, then the Corporation or the successor or purchasing corporation or other entity, as the case may be, shall prior to such transaction:

(x) amend its articles of incorporation or comparable instrument to provide that the shares of Series A Convertible Preferred Stock shall be convertible into the kind and amount of shares of stock and other securities or property or assets (including cash) receivable upon such reclassification, change, consolidation, merger, combination, sale or conveyance by the holder of a number of shares of Common Stock issuable upon conversion of shares of Series A Convertible Preferred Stock immediately prior to such reclassification, change, consolidation, merger, combination, sale or conveyance assuming such holder of Common Stock did not exercise such holder’s rights of election, if any, as to the kind or amount of securities, cash or other property receivable upon such consolidation, merger, statutory exchange, sale or conveyance (provided that, if the kind or amount of securities, cash or other property receivable upon such consolidation, merger, statutory exchange, sale or conveyance is not the same for each share of Common Stock in respect of which such rights of election shall not have been exercised (“non-electing share”), then for the purposes of this Section 10(d) the kind and amount of securities, cash or other property receivable upon such consolidation, merger, statutory exchange, sale or conveyance for each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares);

(y) in the case of any such successor or purchasing Person, such Person shall execute with each Holder a written agreement providing that upon such consolidation, merger, combination, sale or conveyance such successor or purchasing Person shall be jointly and severally liable with the Corporation for the performance of all of the Corporation’s obligations under this Certificate of Designations and the other Transaction Documents; and

(z) if registration or qualification is required under the 1933 Act or applicable state law for the public resale by the Holder of such shares of stock and other securities so issuable upon conversion of shares of Series A Convertible Preferred Stock, such registration or qualification shall be completed prior to such reclassification, change, consolidation, merger, combination or sale.

Such amendment shall provide for, among other things, adjustments in the conversion rights of the Holders which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 10. If, in the case of any such reclassification, change, consolidation, merger, combination, sale or conveyance, the stock or other securities and assets receivable thereupon by a holder of shares of Common Stock includes shares of stock or other securities and assets of a corporation or other entity other than the successor or purchasing corporation or other entity, as the case may be, in such reclassification, change, consolidation, merger, combination, sale or conveyance, then such other corporation or other entity shall also so amend its certificate of incorporation or comparable instrument and enter into such written agreement with each Holder. The certificate(s) of incorporation or comparable instruments so amended and such written agreement(s) of each such corporation or other entity shall also contain such additional provisions to protect the interests of the Holders as the Board of Directors shall reasonably consider necessary by reason of the foregoing, including the provisions providing for the redemption rights set forth in Section 11.

(2) The provisions of this Section 10(d) shall similarly apply to successive reclassifications, changes, consolidations, mergers, combinations, sales and conveyances.

(3) If this Section 10(d) applies to any event or occurrence, Section 10(c) shall not apply.

(e) Reservation of Shares; Shares to Be Fully Paid; Listing of Common Stock.

(1) The Corporation shall reserve and keep available, free from preemptive rights, out of its authorized but unissued shares of Common Stock or shares of Common Stock held in treasury, solely for issuance upon conversion of the Series A Convertible Preferred Stock, sufficient shares to provide for the conversion of the Series A Convertible Preferred Stock from time to time as shares of Series A Convertible Preferred Stock are converted.

(2) Before taking any action which would cause an adjustment reducing the Conversion Price below the then par value, if any, of the shares of Common Stock issuable upon conversion of the Series A Convertible Preferred Stock, the Corporation shall take all corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue shares of such Common Stock at such adjusted Conversion Price.

(3) The Corporation covenants that all shares of Common Stock issued upon conversion of the Series A Convertible Preferred Stock will be fully paid and non-assessable by the Corporation and free from all taxes, liens and charges with respect to the issue thereof.

(4) The Corporation covenants that if any shares of Common Stock to be provided for the purpose of conversion of the Series A Convertible Preferred Stock require registration with or approval of any governmental authority under any federal or state law before such shares may be validly issued upon conversion, the Corporation will in good faith and as expeditiously as possible endeavor to secure such registration or approval, as the case may be.

(5) The Corporation covenants that, so long as the Common Stock shall be listed on the AMEX, the NYSE or any other national securities exchange or Nasdaq, the Corporation shall obtain and, so long as the Common Stock shall be so listed on such market or exchange, maintain approval for listing thereon of all Common Stock issuable upon conversion of the Series A Convertible Preferred Stock.

(f) Notice to Holders Prior to Certain Actions. In case on or after the Issuance Date:

(1) the Corporation shall declare a dividend (or any other distribution) on the Common Stock (other than in cash out of retained earnings); or

(2) the Corporation shall authorize the granting to the holders of the Common Stock of rights or warrants to subscribe for or purchase any share of any class or any other rights or warrants; or

(3) the Board of Directors shall authorize any reclassification of the Common Stock (other than a subdivision or combination of the outstanding Common Stock, or a change in par value, or from par value to no par value, or from no par value to par value), or any consolidation or merger or other business combination transaction to which the Corporation is a party and for which approval of any stockholders of the Corporation is required, or the sale or transfer of all or substantially all of the assets of the Corporation; or

(4) there shall be pending the voluntary or involuntary dissolution, liquidation or winding-up of the Corporation;

the Corporation shall give the holders of record of the Series A Convertible Preferred Stock, as promptly as possible but in any event at least ten Trading Days prior to the applicable date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution or rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or rights are to be determined, or (y) the date on which such reclassification, consolidation, merger, other business combination transaction, sale, transfer, dissolution, liquidation or winding-up is expected to become effective or occur, and the date as of which it is expected that holders of Common Stock of record who shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, other business combination transaction, sale, transfer, dissolution, liquidation or winding-up shall be determined. Such notice shall not include any information which would be material non-public information for purposes of the 1934 Act. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such dividend, distribution, reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up. In the case of any such action of which the Corporation gives such notice to the holders of record of the Series A Convertible Preferred Stock or is required to give such notice to such holders, such holders shall be entitled to give a Conversion Notice which is contingent on the completion of such action.

(g) 9.9% Limitation. (1) Notwithstanding anything to the contrary contained herein, the number of shares of Common Stock that may be acquired at any time by a Holder upon conversion of shares of Series A Convertible Preferred Stock shall not exceed a number that, when added to the total number of shares of Common Stock deemed beneficially owned by such Holder (other than by virtue of the ownership of securities or rights to acquire securities (including the Warrants) that have limitations on the holder’s right to convert, exercise or purchase similar to the limitation set forth herein (the “Excluded Shares”)), together with all shares of Common Stock beneficially owned at such time (other than by virtue of the ownership of Excluded Shares) by Persons whose beneficial ownership of Common Stock would be aggregated with the beneficial ownership by such Holder for purposes of determining whether a group exists or for purposes of determining the Holder’s beneficial ownership (the “Aggregation Parties”), in either such case for purposes of Section 13(d) of the 1934 Act and Regulation 13D-G thereunder (including, without limitation, as the same is made applicable to Section 16 of the 1934 Act and the rules promulgated thereunder), would result in beneficial ownership by such Holder or such group of more than 9.9% of the shares of Common Stock for purposes of Section 13(d) or Section 16 of the 1934 Act and the rules promulgated thereunder (as the same may be modified by a particular Holder as provided herein, the “Restricted Ownership Percentage”). A Holder shall have the right at any time and from time to time to reduce its Restricted Ownership Percentage immediately upon notice to the Corporation in the event and only to the extent that Section 16 of the 1934 Act or the rules promulgated thereunder (or any successor statute or rules) is changed to reduce the beneficial ownership percentage threshold thereunder to a percentage less than 9.9%. If at any time the limits in this Section 10(g) make the shares of Series A Convertible Preferred Stock held by any Holder inconvertible in whole or in part, the Corporation shall not by reason thereof be relieved of its obligation to issue shares of Common Stock at any time or from time to time thereafter upon conversion of such shares of Series A Convertible Preferred Stock as and when shares of Common Stock may be issued in compliance with such restrictions.

(2) For purposes of this Section 10(g), in determining the number of outstanding shares of Common Stock at any time a Holder may rely on the number of outstanding shares of Common Stock as reflected in (1) the Corporation’s then most recent Form 10-Q, Form 10-K or other public filing with the SEC, as the case may be, (2) a public announcement by the Corporation that is later than any such filing referred to in the preceding clause (1) or (3) any other notice by the Corporation or its transfer agent setting forth the number shares of Common Stock outstanding and knowledge the Holder may have about the number of shares of Common Stock issued upon conversions or exercises of Series A Convertible Preferred Stock or other Common Stock Equivalents by any Person, including such Holder, which are not reflected in the information referred to in the preceding clauses (1) through (3). Upon the written request of any Holder, the Corporation shall within three Business Days confirm in writing to such Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of Common Stock Equivalents, including the shares of Series A Convertible Preferred Stock and the Warrants, by the Holder or its affiliates, in each such case subsequent to, the date as of which such number of outstanding shares of Common Stock was reported.

Section 11. Redemption at Option of Holders.

(a) Redemption Right. If an Optional Redemption Event occurs, then, in addition to any other right or remedy of any holder of shares of Series A Convertible Preferred Stock, each holder of shares of Series A Convertible Preferred Stock shall have the right, at such holder’s option, to require the Corporation to redeem all of such holder’s shares of Series A Convertible Preferred Stock, or any portion thereof, on the date that is 15 Business Days after the date such holder gives the Corporation a Holder Notice with respect to such Optional

Redemption Event at any time while any of such holder’s shares of Series A Convertible Preferred Stock are outstanding, at a price equal to the Optional Redemption Price.

(b) Notices; Method of Exercising Optional Redemption Rights, Etc. (1) On or before the fifth Business Day after the occurrence of an Optional Redemption Event, the Corporation shall give to each Holder a Corporation Notice of the occurrence of such Optional Redemption Event and of the redemption right set forth herein arising as a result thereof. The Corporation Notice shall set forth:

(i) the date by which the optional redemption right must be exercised, and

(ii) a description of the procedure (set forth below) which each such Holder must follow to exercise such Holder’s optional redemption right,

and shall be accompanied by a Corporation Certificate with the information set forth therein being provided as of a date not more than 5 Business Days prior to the date the Corporation gives such Corporation Notice. No failure of the Corporation to give such notice or defect therein shall limit the right of any holder of shares of Series A Convertible Preferred Stock to exercise the optional redemption right or affect the validity of the proceedings for the redemption of such holder’s shares of Series A Convertible Preferred Stock.

(2) To exercise its optional redemption right, a Holder shall deliver to the Corporation on or before the 30th day after the notice required by Section 11(b)(1) is given to such Holder (or if no such notice has been given by the Corporation to such Holder, within 45 days after such Holder first learns of such Optional Redemption Event) a Holder Notice to the Corporation. At the Corporation’s option, a Holder Notice may be revoked by such Holder giving such Holder Notice by giving notice of such revocation to the Corporation at any time prior to the time the Corporation pays the Optional Redemption Price to such Holder.

(3) If a Holder shall have given a Holder Notice, on the date which is 15 Business Days after the date such Holder Notice is given (or such later date as such Holder surrenders such Holder’s certificates for the shares of Series A Convertible Preferred Stock to be redeemed) the Corporation shall make payment in immediately available funds of the applicable Optional Redemption Price to such account as specified by such Holder in writing to the Corporation at least one Business Day prior to the applicable redemption date.

(c) Other. (1) In connection with a redemption pursuant to this Section 11 of less than all of the shares of Series A Convertible Preferred Stock evidenced by a particular certificate, promptly, but in no event later than three Business Days after surrender of such certificate to the Corporation, the Corporation shall issue and deliver to such Holder a replacement certificate for the shares of Series A Convertible Preferred Stock evidenced by such certificate which have not been redeemed.

(2) A Holder Notice given by a holder of shares of Series A Convertible Preferred Stock shall be deemed for all purposes to be in proper form unless the Corporation notifies such holder in writing within three Business Days after such Holder Notice has been given (which notice shall specify all defects in such Holder Notice), and any Holder Notice containing any such defect shall nonetheless be effective on the date given if such Holder promptly undertakes to correct all such defects. No such claim of error shall limit or delay performance of the Corporation’s obligation to redeem all shares of Series A Convertible Preferred Stock not in dispute whether or not such Holder makes such undertaking.

(3) If on or before a particular Optional Redemption Date the Corporation shall have failed to pay in full the Optional Redemption Price for all shares of Series A Convertible Preferred Stock to be redeemed to the Holder entitled thereto or to deposit the same with an Eligible Bank in accordance with Section 15(c), then without in any way relieving the Corporation of its obligation to pay such amount in accordance herewith (except to the extent expressly provided in this Section 11(d)(3)), the Holder of any such share of Series A Convertible Preferred Stock shall continue to have the right to convert such share of Series A Convertible Preferred Stock into Common Stock in accordance with Section 10 at any time prior to the date on which the Corporation pays the Optional Redemption Price of such share of Series A Convertible Preferred Stock to such Holder (together with any amount due to such holder pursuant to Section 15(d)) or so deposits the same (together with any amount due to such Holder pursuant to Section 15(d)) and gives notice to such Holder of such deposit; provided, however, that the shares of Common Stock received by such Holder upon any such conversion in certain circumstances may be subject to restrictions on resale by such Holder arising under applicable securities laws to the extent not registered for resale by such Holder pursuant to the Registration Statement. If a Holder converts all or any portion of such Holder’s shares of Series A Convertible Preferred Stock as permitted by this Section 11(d)(3), the amount of the Optional Redemption Price due to such Holder with respect to the number of shares of Series A Convertible Preferred Stock so converted shall be reduced by $1,000 for each share of Series A Convertible Preferred Stock so converted.

Section 12. Voting Rights; Certain Restrictions.

(a) Voting Rights.Except as otherwise required by law or expressly provided herein, shares of Series A Convertible Preferred Stock shall not be entitled to vote on any matter.

(b) Articles of Incorporation; Certain Stock. The affirmative vote or consent of the Majority Holders, voting separately as a class, will be required for (1) any amendment, alteration, or repeal, whether by merger or consolidation or otherwise, of the Corporation’s Articles of Incorporation if the amendment, alteration, or repeal materially and adversely affects the powers, preferences, or special rights of the Series A Convertible Preferred Stock, or (2) the creation and issuance of any Senior Dividend Stock or Senior Liquidation Stock; provided, however, that any increase in the authorized Preferred Stock of the Corporation or the creation and issuance of any stock which is both Junior Dividend Stock and Junior Liquidation Stock shall not be deemed to affect materially and adversely such powers, preferences, or special rights and any such increase or creation and issuance may be made without any such vote by the holders of Series A Convertible Preferred Stock except as otherwise required by law.

(c) Repurchases of Series A Convertible Preferred Stock. The Corporation shall not repurchase or otherwise acquire any shares of Series A Convertible

Preferred Stock (other than pursuant to Sections 7 or 11) unless the Corporation offers to repurchase or otherwise acquire simultaneously a pro rata portion of each holder’s shares of Series A Convertible Preferred Stock for cash at the same price per share.

(d) Other. So long as any shares of Series A Convertible Preferred Stock are outstanding:

(1) Payment of Obligations. The Corporation will pay and discharge, and will cause each subsidiary of the Corporation to pay and discharge, when due all their respective obligations and liabilities which are material to the Corporation and its subsidiaries taken as a whole, including, without limitation, tax liabilities, except where the same may be contested in good faith by appropriate proceedings.

(2) Maintenance of Property; Insurance. (A) The Corporation will keep, and will cause each subsidiary of the Corporation to keep, all material property useful and necessary in its business in good working order and condition, ordinary wear and tear excepted.

(B) The Corporation will maintain, and will cause each subsidiary of the Corporation to maintain, with financially sound and responsible insurance companies, insurance in at least such amounts and covering such risks as is reasonably adequate for the conduct of their businesses and the value of their properties.

(3) Conduct of Business and Maintenance of Existence. The Corporation will continue, and will cause each subsidiary of the Corporation to continue, to engage in business of the same general type as conducted by the Corporation and its operating subsidiaries at the time this Certificate of Designations is filed with the Secretary of State of the State of Nevada, and will preserve, renew and keep in full force and effect, and will cause each subsidiary of the Corporation to preserve, renew and keep in full force and effect, their respective corporate existence and their respective material rights, privileges and franchises necessary or desirable in the normal conduct of business except, in the case of any such matter other than maintenance of the Corporation’s corporate existence, where the failure to do so would not have a material adverse effect on (i) the business, properties, operations, condition (financial or other), results of operation or prospects of the Corporation and the Subsidiaries, taken as a whole, or (ii) the ability of the Corporation to pay and perform its obligations under the Transaction Documents.

(4) Compliance with Laws. The Corporation will comply, and will cause each subsidiary of the Corporation to comply, in all material respects with all applicable laws, ordinances, rules, regulations, decisions, orders and requirements of governmental authorities and courts (including, without limitation, environmental laws) except (i) where compliance therewith is contested in good faith by appropriate proceedings or (ii) where non-compliance therewith could not reasonably be expected to have a material adverse effect on the business, condition (financial or otherwise), operations, performance, properties or prospects of the Corporation and its subsidiaries taken as a whole.

(5) Investment Company Act. The Corporation will not be or become an open-end investment trust, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act of 1940, as amended, or any successor provision.

(6) Limitations on Asset Sales, Liquidations, Etc.; Certain Matters. The Corporation shall not, and shall not permit any Subsidiary to:

(a) sell, convey or otherwise dispose of all or substantially all of its assets as an entirety or substantially as an entirety in a single transaction or in a series of related transactions; or

(b) liquidate, dissolve or otherwise wind up its affairs.

For purposes of the preceding clause (b), a consolidation or merger of the Corporation or any Subsidiary in and of itself shall not be considered a liquidation, dissolution or winding up of the Corporation or such Subsidiary.

(7) Listing Eligibility Reporting. The Corporation shall notify the Holders from time to time within five days after the Corporation first learns that it does not meet any of the applicable requirements for the continued listing of the Common Stock on the principal securities market or exchange on which the Common Stock is listed from time to time.

(8) Transactions with Affiliates. The Corporation will not, and will not permit any Subsidiary, directly or indirectly, to pay any funds to or for the account of, make any investment (whether by acquisition of stock or Indebtedness, by loan, advance, transfer of property, guarantee or other agreement to pay, purchase or service, directly or indirectly, any Indebtedness, or otherwise) in, lease, sell, transfer or otherwise dispose of any assets, tangible or intangible, to, or participate in, or effect any transaction in connection with, any joint enterprise or other joint arrangement with, any Affiliate of the Corporation, except, on terms to the Corporation or such Subsidiary no less favorable than terms that could be obtained by the Corporation or such Subsidiary from a Person that is not an Affiliate of the Corporation, as determined in good faith by the Board of Directors.

(9) Limitation on Certain Issuances. The Corporation shall not (A) offer, sell or issue or enter into any agreement, arrangement or understanding to offer, sell or issue any Common Stock Equivalent for which the price at which the holder of such Common Stock Equivalent is entitled to acquire shares of Common Stock varies based on the market or trading price of the Common Stock, (B) offer, sell or issue, or enter into any agreement, arrangement or understanding to offer sell or issue any Common Stock or Common Stock Equivalent or terms which provide for adjustment or repricing of the purchase price or number of shares or other units of such Common Stock or Common Stock Equivalents other than pursuant to customary anti-dilution provisions or (C) enter into any agreement, arrangement or understanding under which the Corporation has the right or obligation to sell shares of Common Stock or Common Stock Equivalents at any time or from time to time at a price or prices based on the market or trading price of the Common Stock (including, without limitation any agreement, arrangement or understanding that is commonly known as an “equity line of credit” or “equity line”.

Section 13. Outstanding Shares. For purposes of this Certificate of Designations, all authorized and issued shares of Series A Convertible Preferred Stock shall be deemed outstanding except (i) from the applicable Conversion Date, each share of Series A Convertible Preferred Stock converted into Common Stock, unless the Corporation shall default in its obligation to issue and deliver shares of Common Stock upon such conversion as and when required by Section 10; (ii) from the date of registration of transfer, all shares of Series A Convertible Preferred Stock held of record by the Corporation or any subsidiary or Affiliate of the Corporation (other than an Affiliate of the Corporation who is a natural person or any original holder of shares of Series A Convertible Preferred Stock) and (iii) from the applicable Mandatory Redemption Date or Optional Redemption Date, all shares of Series A Convertible Preferred Stock which are redeemed or repurchased, so long as in each case the Mandatory Redemption Price, the Optional Redemption Price or other repurchase price, as the case may be, of such shares of Series A Convertible Preferred Stock shall have been paid by the Corporation as and when due hereunder.

Section 14. Forms of Notices. The forms of certain of the notices required or permitted under this Certificate of Designations shall be as provided in this Section 14 or as otherwise agreed by the Corporation and Majority Holders.

(a) Form of Notice of Conversion of Series A Convertible Preferred Stock.

NOTICE OF CONVERSION

OF

SERIES A CONVERTIBLE PREFERRED STOCK

OF

DWANGO NORTH AMERICA CORP.

TO:	Dwango North America Corp. 200 West Mercer Street Suite 501 Seattle, Washington 98119	OR	Interwest Transfer Company, Inc., as Conversion Agent

	Attention: Chief Executive Officer		Attention:

	Facsimile No.: (206) 286-1442		Facsimile No.: (801) 277-3147

(1) Pursuant to the terms of the Series A Convertible Preferred Stock (the “Preferred Stock”), of Dwango North America Corp., a Nevada corporation (the “Corporation”), the undersigned (the “Holder”) hereby elects to convert                              shares of the Preferred Stock, including $             of accrued and unpaid dividends thereon (and $             of Arrearage Interest, if any, thereon) into shares of Common Stock, $.001 par value (the “Common Stock”), of the Corporation, at a Conversion Price per share of Common Stock of $            , or such other securities into which the Preferred Stock is currently convertible. Capitalized terms used in this Notice and not otherwise defined herein have the respective meanings provided in the Certificate of Designations of Series A Convertible Preferred Stock.

(2) The number of shares of Common Stock issuable upon the conversion of the shares of Preferred Stock to which this Notice relates is                                              .

(3) Please issue certificates for the number of shares of Common Stock or other securities into which such number of shares of Preferred Stock is convertible in the name(s) specified immediately below or, if additional space is necessary, on an attachment hereto:

Name	Name

Address	Address

SS or Tax ID Number	SS or Tax ID Number

Delivery Instructions for Common Stock:

(4) If the shares of Common Stock issuable upon conversion of the Preferred Stock have not been registered for resale under the 1933 Act and this Notice is given prior to the end of the Registration Period under the Subscription Agreement by which the Holder is bound, the Holder represents and warrants that (i) the shares of Common Stock not so registered are being acquired for the account of the Holder for investment, and not with a view to, or for resale in connection with, the public distribution thereof other than pursuant to registration under the 1933 Act or an exemption from registration under the 1933 Act, and that the Holder has no present intention of distributing or reselling the shares of Common Stock not so registered other than pursuant to registration under the 1933 Act or an exemption from registration under the 1933 Act and (ii) the Holder is an “accredited investor” as defined in Regulation D under the 1933 Act. If the provisions of Rule 144(k) under the 1933 Act are inapplicable to the Holder with respect to the Conversion Shares to which this Notice relates, the Holder further agrees that (A) the shares of Common Stock not so registered shall not be sold or transferred unless either (i) such shares first shall have been registered under the 1933 Act or (ii) the Corporation first shall have been furnished with an opinion of legal counsel reasonably satisfactory to the Corporation to the effect that such sale or transfer is exempt from the registration requirements of the 1933 Act and (B) until such shares are registered for resale under the 1933 Act, the Corporation may place a legend on the certificate(s) for the shares of Common Stock not so registered to that effect and place a stop-transfer restriction in its records relating to the shares of Common Stock not so registered, all in accordance with the Subscription Agreement by which the Holder is bound.

Date	______________
Signature of Holder (Must be signed exactly as name appears on the Preferred Stock Certificate.)

(b) Form of Mandatory Redemption Notice.

MANDATORY REDEMPTION NOTICE

(Section 7 of Certificate of Designations of

Series A Convertible Preferred Stock)

TO:

(Name of Holder)

(1) Pursuant to the terms of the Series A Convertible Preferred Stock (the “Preferred Stock”), Dwango North America Corp., a Nevada corporation (the “Corporation”), hereby notifies the above-named holder (the “Holder”) that the Corporation is redeeming                  shares of Preferred Stock held by the Holder in accordance with Section 7 of the Certificate of Designations of the Series A Convertible Preferred Stock (the “Certificate of Designations”).

(2) The Mandatory Redemption Date is                                                      .

(3) The Mandatory Redemption Price per share of Preferred Stock is $                .

(4) Upon surrender to the Corporation of the certificate(s) for the shares of Preferred Stock to be redeemed (but in no event earlier than the Mandatory Redemption Date), the Corporation will make payment of the Mandatory Redemption Price in accordance with the Certificate of Designations.

(5) Capitalized terms used herein and not otherwise defined herein have the respective meanings provided in the Certificate of Designations,

Date:	DWANGO NORTH AMERICA CORP.

By
Title:

(c) Form of Corporation Notice.

CORPORATION NOTICE

(Section 11(b)(1) of Certificate of Designations of

Series A Convertible Preferred Stock)

TO:
(Name of Holder)

(1) An Optional Redemption Event described in the Certificate of Designations (the “Certificate of Designations”) of Series A Convertible Preferred Stock (the “Preferred Stock”) of Dwango North America Corp., a Nevada corporation (the “Corporation”), occurred on _____________. As a result of such Optional Redemption Event, the above-named holder (the “Holder”) is entitled to exercise its optional redemption rights pursuant to Section 11(b)(2) of the Certificate of Designations.

(2) The Holder’s optional redemption rights must be exercised on or before _____________, _____.

(3) On or before the date set forth in the preceding paragraph (2), the Holder must deliver to the Corporation a Holder Notice, in the form set forth in Section 14(d) of the Certificate of Designations.

(4) In order to receive payment of the Optional Redemption Price of the shares of Preferred Stock to be redeemed, the Holder must deliver to the Corporation the certificates for the shares of Preferred Stock to be redeemed, duly endorsed for transfer to the Corporation of the shares to be redeemed.

(5) Capitalized terms used herein and not otherwise defined herein have the respective meanings provided in the Certificate of Designations.

Date ________________________	DWANGO NORTH AMERICA CORP.

By
Title:

(d) Form of Holder Notice.

HOLDER NOTICE

(Section 11(b)(2) of Certificate of Designations of

Series A Convertible Preferred Stock)

TO:	DWANGO NORTH AMERICA CORP.

(1) Pursuant to the terms of the Series A Convertible Preferred Stock (the “Preferred Stock”) of Dwango North America Corp., a Nevada corporation (the “Corporation”), the undersigned holder (the “Holder”) hereby elects to exercise its right to require redemption by the Corporation pursuant to Section 11 of the Certificate of Designations of Series A Convertible Preferred Stock (the “Certificate of Designations”) of _________ shares of Preferred Stock at an

Optional Redemption Price per share in cash equal to the sum of (a) the Stated Value plus (b) an amount equal to $                     of accrued and unpaid dividends (the Accrual Amount) on each share of Series A Convertible Preferred Stock to be redeemed to the Optional Redemption Date plus (c) an amount equal to accrued and unpaid interest, if any, on cash dividends in arrears on such share of Series A Convertible Preferred Stock to the Optional Redemption Date.

(2) The aggregate Optional Redemption Price of all shares of Preferred Stock to be redeemed from the Holder pursuant to this Notice is $______________.

(3) Capitalized terms used herein and not otherwise defined herein have the respective meanings provided in the Certificate of Designations.

Date: ____________________	NAME OF HOLDER:

By
Signature of Registered Holder (Must be signed exactly as name appears on the stock certificate.)

Section 15. Miscellaneous.

(a) Notices. Any notices required or permitted to be given under the terms of this Certificate of Designations shall be in writing and shall be delivered personally (which shall include telephone line facsimile transmission) or by courier and shall be deemed given upon receipt, if delivered personally or by courier (a) in the case of the Corporation, addressed to the Corporation at 200 West Mercer Street, Suite 501, Seattle, Washington 98119, Attention: Chief Executive Officer (telephone line facsimile transmission number (206) 286-1442), or (b) in the case of any holder of shares of Series A Convertible Preferred Stock, at such holder’s address or telephone line facsimile transmission number shown on the stock books maintained by the Corporation with respect to the Series A Convertible Preferred Stock or such other address as the Corporation shall have provided by notice to the holders of shares of Series A Convertible Preferred Stock in accordance with this Section or any holder of shares of Series A Convertible Preferred Stock shall have provided to the Corporation in accordance with this Section.

(b) Replacement of Certificates. Upon receipt by the Corporation of evidence reasonably satisfactory to the Corporation of the ownership of and the loss, theft, destruction or mutilation of any certificate for shares of Series A Convertible Preferred Stock and (1) in the case of loss, theft or destruction, of indemnity from the record holder of the certificate for such shares of Series A Convertible Preferred Stock reasonably satisfactory in form to the Corporation (and without the requirement to post any bond or other security if such holder has and agrees to maintain reasonably sufficient assets to support the indemnity) or (2) in the case of mutilation, upon surrender and cancellation of the certificate for such shares of Series A

Convertible Preferred Stock, the Corporation will execute and deliver to such holder a new certificate for such shares of Series A Convertible Preferred Stock without charge to such holder.

(c) Payment on Redemption; Deposit of Redemption Price. If any share of Series A Convertible Preferred Stock is to be redeemed as provided in Section 7 or 11 and any notice required in connection therewith shall have been timely given as provided therein, the applicable redemption price of such share of Series A Convertible Preferred Stock to be so redeemed and with respect to which any such notice has been given shall become due and payable on the applicable redemption date. On and after such redemption date, provided that the Corporation shall have paid such redemption price to the respective Holders who are entitled thereto on or prior to the applicable redemption date or shall have deposited with an Eligible Bank on or prior to such redemption date, to be held in trust for the respective Holders entitled thereto, an amount sufficient to pay the applicable redemption price, then on such redemption date the dividends on such share of Series A Convertible Preferred Stock shall cease to accrue, and such share of Series A Convertible Preferred Stock shall be deemed not to be outstanding and the Holder thereof shall not be entitled to any rights of a Holder except to receive payment of the applicable redemption price and all other rights hereunder with respect to such share of Series A Convertible Preferred Stock shall cease. So long as the Corporation shall have so paid or deposited the full amount of the applicable redemption price on a timely basis, no Holder shall be entitled to interest on the amount so held by such Eligible Bank and, so long as the Corporation shall be in compliance in all material respects with its obligations to the Holders (including, without limitation, its obligations under the Transaction Documents), the Corporation shall be entitled to any interest paid by such Eligible Bank on the funds so deposited, subject to applicable abandoned property and escheat laws. On presentation and surrender of the certificate for such share of Series A Convertible Preferred Stock, such share shall be redeemed at the applicable redemption price.

(d) Overdue Amounts. Except as otherwise specifically provided in Section 5 with respect to dividends in arrears on the Series A Convertible Preferred Stock, whenever any amount which is due to any holder of shares of Series A Convertible Preferred Stock is not paid to such holder when due, such amount shall bear interest at the rate of 14% per annum (or such other rate as shall be the maximum rate allowable by applicable law) until paid in full.

[Signature Page Follows]

IN WITNESS WHEREOF, Dwango North America Corp. has caused this Certificate of Designations to be signed by Rick Hennessey, its CEO, and J. Paul Quinn, its CFO, as of the 14 day of June, 2004.

DWANGO NORTH AMERICA CORP.

By:	/s/ Rick Hennessey
	Name:	Rick Hennessey
	Title:	CEO

By:	/s/ J. Paul Quinn
	Name:	J. Paul Quinn
	Title:	CFO

EXHIBIT 3.1

[SEAL]	DEAN HELLER Secretary of State 204 North Carson Street, Suite 1 Carson City, Nevada 89701-4299 (775) 684-5708 Website: secretaryofstate.biz

Amendment to Certificate of Designation After Issuance of Class or Series (PURSUANT TO NRS 78.1955)

Important: Read attached instructions before completing form.	ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Certificate of Designation

For Nevada Profit Corporations

(Pursuant to NRS 78.1955—After Issuance of Class or Series)

1. Name of Corporation:	Dwango North America Corp.

2. Stockholder approval pursuant to statute has been obtained.

3. The class or series of stock being amended:	Series A Convertible Preferred Stock

4. By a resolution adopted by the board of directors, the certificate of designation is being amended as follows or the new class or series is:

The definition of Optional Redemption Event contained in Section 1 of the Certificate of Designations of Series A Convertible Preferred Stock is amended to delete subparagraph (1) thereof.

5. Effective date of filing (optional):
(must not be later than 90 days after the certificate is filed)

6. Officer Signature (Required):	/s/ J. Paul Quinn

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

Filing Fee: $175.00

SUBMIT IN DUPLICATE

This form must be accompanied by appropriate fees. See attached fee schedule.	Nevada Secretary of State AM 78.1955 After Issue 2003 Revised on: 10/30/03

EXHIBIT 3.2

[SEAL]	DEAN HELLER Secretary of State 204 North Carson Street, Suite 1 Carson City, Nevada 89701-4299 (775) 684-5708 Website: secretaryofstate.biz

Certificate of Designation (PURSUANT TO NRS 78.1955)

Important: Read attached instructions before completing form.	ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Designation

For Nevada Profit Corporations

(Pursuant to NRS 78.1955)

1.	Name of corporation:	Dwango North America Corp.

2.	By resolution of the board of directors pursuant to a provision in the articles of incorporation, this certificate establishes the following regarding the voting powers, designations, preferences, limitations, restrictions and relative rights of the following class or series of stock:

RESOLVED, that pursuant to authority vested in the Board of Directors by the Articles of Incorporation of the Corporation, the Board of Directors does hereby provide for the creation of a series of Preferred Stock, $.001 par value (hereinafter called the “Preferred Stock”), of the Corporation, and to the extent that the voting powers and the designations, preferences and relative, participating, optional or other special rights thereof and the qualifications, limitations or restrictions of such rights have not been set forth in the Articles of Incorporation of the Corporation, does hereby fix the same as follows:

Certificate of Designation of Series B Convertible Preferred Stock

consisting of 3,000 shares @ $.001 par value.

[see attached]

3.	Effective date of filing (optional):
(must not be later than 90 days after the certificate is filed)

4.	Officer Signature:	/s/ J. Paul Quinn

Filing Fee: $175.00

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

SUBMIT IN DUPLICATE

This form must be accompanied by appropriate fees. See attached fee schedule.	Nevada Secretary of State AM 78.1955 Designation 2003 Revised on 11/03/03

DWANGO NORTH AMERICA CORP.

CERTIFICATE OF DESIGNATIONS OF

SERIES B CONVERTIBLE PREFERRED STOCK

(Pursuant to Section 78.1955 of the General Corporation

Law of the State of Nevada)

Dwango North America Corp., a Nevada corporation (the “Corporation”), in accordance with the provisions of Section 78.1955 of the General Corporation Law of the State of Nevada (the “NGCL”), DOES HEREBY CERTIFY:

That pursuant to authority vested in the Board of Directors of the Corporation by the Articles of Incorporation of the Corporation, the Board of Directors of the Corporation, at a meeting duly called and held on August 25, 2004 adopted a resolution providing for the creation of a series of the Corporation’s Preferred Stock, $.001 par value, which series is designated as “Series B Convertible Preferred Stock,” which resolution is as follows:

RESOLVED, that pursuant to authority vested in the Board of Directors by the Articles of Incorporation of the Corporation, the Board of Directors does hereby provide for the creation of a series of Preferred Stock, $.001 par value (hereinafter called the “Preferred Stock”), of the Corporation, and to the extent that the voting powers and the designations, preferences and relative, participating, optional or other special rights thereof and the qualifications, limitations or restrictions of such rights have not been set forth in the Articles of Incorporation of the Corporation, does hereby fix the same as follows:

SERIES B CONVERTIBLE PREFERRED STOCK

Section 1. Definitions. As used herein, the following terms shall have the following meanings:

“Accrual Amount” means with respect to any share of Series B Convertible Preferred Stock on any date the amount of all accrued but unpaid dividends on such share from the Issuance Date to the date of determination.

“Affiliate” means, with respect to any person, any other person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with the subject person; for purposes of this definition, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”), as used with respect to any person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person, whether through the ownership of voting securities or by contract or otherwise.

“Aggregation Parties” shall have the meaning set forth in Section 10(g).

“AMEX” means the American Stock Exchange, Inc.

“Average Market Price” for any date means the arithmetic average of the Market Price for each of the Trading Days during the applicable Measurement Period.

“Board of Directors” or “Board” means the Board of Directors of the Corporation.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Corporation to have been duly adopted by the Board of Directors, or duly authorized committee thereof (to the extent permitted by applicable law), and to be in full force and effect on the date of such certification, and delivered to the Holders.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

“Common Stock” includes the Common Stock, $.001 par value, of the Corporation as authorized on the date hereof, and any other securities into which or for which the Common Stock may be converted or exchanged pursuant to a plan of recapitalization, reorganization, merger, sale of assets or otherwise and any stock (other than Common Stock) and other securities of the Corporation or any other Person which any Holder at any time shall be entitled to receive, or shall have received, on the exercise of conversion rights of the Series B Convertible Preferred Stock, in lieu of or in addition to Common Stock.

“Common Stock Equivalent” means any warrant, option, subscription or purchase right with respect to shares of Common Stock, any security convertible into, exchangeable for, or otherwise entitling the holder thereof to acquire, shares of Common Stock or any warrant, option, subscription or purchase right with respect to any such convertible, exchangeable or other security.

“Conversion Agent” means Interwest Transfer Company, or its duly appointed successor, as conversion agent for the Series B Convertible Preferred Stock.

“Conversion Date” means the date on which a Conversion Notice is given by a Holder, whether by mail, courier, personal service, telephone line facsimile transmission or other means, as provided in Section 10(b).

“Conversion Notice” means a written notice, duly signed by or on behalf of a Holder substantially in the form set forth in Section 14(a).

“Conversion Price” means $.95; provided, however, that the Conversion Price shall be subject to adjustment as provided in Section 10.

“Converted Market Price” means, for any share of Series B Convertible Preferred Stock as of any date of determination, an amount equal to the product obtained by multiplying (x) the number of shares of Common Stock which would, at the time of such determination, be issuable on conversion in accordance with Section 10(a) of one share of Series B Convertible Preferred Stock if a Conversion Notice were given by the holder of such share of Series B Convertible Preferred Stock on the date of such determination (determined without regard to any limitation on conversion based on beneficial ownership contained in Section 10(g)) times (y) the Average Market Price of the Common Stock during the Measurement Period for the date of such determination.

“Corporation Certificate” means a certificate of the Corporation signed by an Officer setting forth in reasonable detail the computations provided for in Section 78.288 of the NGCL (or any such successor or replacement provisions or laws) and the amount that would be available for payment of the Optional Redemption Price of the Series B Convertible Preferred Stock if the Holders had exercised their redemption rights under Section 11.

“Corporation Notice” means a Corporation Notice substantially in the form set forth in Section 14(c).

“Current Fair Market Value” when used with respect to the Common Stock as of a specified date means with respect to each share of Common Stock the average of the closing prices of the Common Stock sold on all securities exchanges (including the Nasdaq and the Nasdaq SmallCap Market) on which the Common Stock may at the time be listed, or, if there have been no sales on any such exchange on such day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if on such day the Common Stock is not so listed, the average of the representative bid and asked prices quoted in the NASDAQ System as of 4:00 p.m., New York City time, or, if on such day the Common Stock is not quoted in the NASDAQ System, the average of the highest bid and lowest asked price on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization, in each such case averaged over a period of five Trading Days consisting of the day as of which the Current Fair Market Value of Common Stock is being determined (or if such day is not a Trading Day, the Trading Day next preceding such day) and the four consecutive Trading Days prior to such day. If on the date for which Current Fair Market Value is to be determined the Common Stock is not listed on any securities exchange or quoted in the NASDAQ System or the over-the-counter market, the Current Fair Market Value of Common Stock shall be the highest price per share which the Corporation could then obtain from a willing buyer (not an employee or director of the Corporation at the time of determination) in an arm’s length transaction for shares of Common Stock sold by the Corporation, from authorized but unissued shares, as determined in good faith by the Board of Directors.

“Current Market Price” shall mean the arithmetic average of the daily Market Prices per share of Common Stock for the ten consecutive Trading Days ending on and including the Trading Day immediately prior to the date in question; provided, however, that (1) if the “ex” date (as hereinafter defined) for any event (other than the issuance or distribution requiring such computation) that requires an adjustment to the Conversion Price pursuant to Section 10(c)(1), (2), (3), (4), (5), (6), (7) or (8), occurs during such ten consecutive Trading Days, the Market Price for each Trading Day prior to the “ex” date for such other event shall be adjusted by multiplying such Market Price by the same fraction by which the Conversion Price is so required to be adjusted as a result of such other event, (2) if the “ex” date for any event (other than the issuance or distribution requiring such computation) that requires an adjustment to the

Conversion Price pursuant to Section 10(c)(1), (2), (3), (4), (5), (6), (7) or (8), occurs on or after the “ex” date for the issuance or distribution requiring such computation and prior to the day in question, the Market Price for each Trading Day on and after the “ex” date for such other event shall be adjusted by multiplying such Market Price by the reciprocal of the fraction by which the Conversion Price is so required to be adjusted as a result of such other event, and (3) if the “ex” date for the issuance or distribution requiring such computation is prior to the day in question, after taking into account any adjustment required pursuant to clause (1) or (2) of this proviso, the Market Price for each Trading Day on or after such “ex” date shall be adjusted by adding thereto the amount of any cash and the fair market value (as determined by the Board of Directors in a manner consistent with any determination of such value for purposes of Section 10(c)(4) or (6), whose determination shall be conclusive and described in a Board Resolution) of the evidences of indebtedness, shares of capital stock or assets being distributed applicable to one share of Common Stock as of the close of business on the day before such “ex” date. For purposes of any computation under Section 10(c)(6), the Current Market Price of the Common Stock on any date shall be deemed to be the arithmetic average of the daily Market Prices per share of Common Stock for such day and the next two succeeding Trading Days; provided, however, that if the “ex” date for any event (other than the Tender Offer requiring such computation) that requires an adjustment to the Conversion Price pursuant to Section 10(c)(1), (2), (3), (4), (5), (6), (7) or (8), occurs on or after the Expiration Time for the Tender Offer requiring such computation and prior to the day in question, the Market Price for each Trading Day on and after the “ex” date for such other event shall be adjusted by multiplying such Market Price by the reciprocal of the fraction by which the Conversion Price is so required to be adjusted as a result of such other event. For purposes of this paragraph, the term “ex” date, (1) when used with respect to any issuance or distribution, means the first date on which the Common Stock trades, regular way, on the relevant exchange or in the relevant market from which the Market Price was obtained without the right to receive such issuance or distribution, (2) when used with respect to any subdivision or combination of shares of Common Stock, means the first date on which the Common Stock trades, regular way, on such exchange or in such market after the time at which such subdivision or combination becomes effective, and (3) when used with respect to any Tender Offer means the first date on which the Common Stock trades, regular way, on such exchange or in such market after the Expiration Time of such Tender Offer. Notwithstanding the foregoing, whenever successive adjustments to the Conversion Price are called for pursuant to Section 10(c), such adjustments shall be made to the Current Market Price as may be necessary or appropriate to effectuate the intent of Section 10(c) and to avoid unjust or inequitable results as determined in good faith by the Board of Directors.

“Eligible Bank” means a corporation organized or existing under the laws of the United States or any other state, having combined capital and surplus of at least $100 million and subject to supervision by federal or state authority and which has a branch located in New York, New York.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Expiration Time” shall have the meaning provided in Section 10(c)(6).

“Extended Redemption Date” means with respect to any shares of Series B Convertible Preferred Stock to which Section 9 applies, the date that is 30 days after the date on which the Corporation is no longer restricted from redeeming shares of Series B Convertible Preferred Stock by reason of a restriction contained in Section 78.288 of the NGCL.

“Fundamental Change” means

(a) Any consolidation or merger of the Corporation or any Subsidiary with or into another entity (other than a merger or consolidation of a Subsidiary into the Corporation or a wholly-owned Subsidiary) where the stockholders of the Corporation immediately prior to such transaction do not collectively own at least 51% of the outstanding voting securities of the surviving corporation of such consolidation or merger immediately following such transaction; or the sale of all or substantially all of the assets of the Corporation and the Subsidiaries in a single transaction or a series of related transactions; or

(b) The occurrence of any transaction or event in connection with which all or substantially all the Common Stock shall be exchanged for, converted into, acquired for or constitute the right to receive consideration (whether by means of an exchange offer, liquidation, tender offer, consolidation, merger, combination, reclassification, recapitalization or otherwise) which is not all or substantially all common stock which is (or will, upon consummation of or immediately following such transaction or event, will be) listed on a national securities exchange or approved for quotation on Nasdaq or any similar United States system of automated dissemination of transaction reporting of securities prices; or

(c) The acquisition by a Person or entity or group of Persons or entities acting in concert as a partnership, limited partnership, syndicate or group, as a result of a tender or exchange offer, open market purchases, privately negotiated purchases or otherwise, of beneficial ownership of securities of the Corporation representing 50% or more of the combined voting power of the outstanding voting securities of the Corporation ordinarily (and apart from rights accruing in special circumstances) having the right to vote in the election of directors.

“Generally Accepted Accounting Principles” for any person means the generally accepted accounting principles and practices applied by such person from time to time in the preparation of its audited financial statements.

“Holder” means at any time with respect to any share of Series B Convertible Preferred Stock the Person shown as the holder of record of such share of Series B Convertible Preferred Stock on the records of the Corporation relating to the Series B Convertible Preferred Stock which records are maintained in accordance with applicable law.

“Holder Notice” means a Holder Notice substantially in the form set forth in Section 14(d).

“Indebtedness” as used in reference to any Person means all indebtedness of such Person for borrowed money, the deferred purchase price of property, goods and services and obligations under leases which are required to be capitalized in accordance with Generally

Accepted Accounting Principles and shall include all such indebtedness guaranteed in any manner by such Person or in effect guaranteed by such Person through a contingent agreement to purchase and all indebtedness for the payment or purchase of which such Person has contingently agreed to advance or supply funds and all indebtedness secured by mortgage or other lien upon property owned by such Person, although such Person has not assumed or become liable for the payment of such indebtedness, and, for all purposes hereof, such indebtedness shall be treated as though it has been assumed by such Person.

“Issuance Date” means the first date of original issuance of any shares of Series B Convertible Preferred Stock.

“Junior Dividend Stock” means, collectively, the Common Stock and any other class or series of capital stock of the Corporation ranking junior as to dividends to the Series B Convertible Preferred Stock.

“Junior Liquidation Stock” means the Common Stock or any other class or series of the Corporation’s capital stock ranking junior as to liquidation rights to the Series B Convertible Preferred Stock.

“Liquidation Preference” means, for each share of Series B Convertible Preferred Stock, the sum of (i) an amount equal to the Accrual Amount thereon to the date of final distribution to such holders and (ii) $1,000.00.

“Majority Holders” means at any time the holders of shares of Series B Convertible Preferred Stock which shares constitute a majority of the outstanding shares of Series B Convertible Preferred Stock.

“Mandatory Redemption Date” means August 26, 2007.

“Mandatory Redemption Notice” means a Mandatory Redemption Notice substantially in the form set forth in Section 14(b).

“Mandatory Redemption Price” means an amount in cash equal to the sum of (A) the Stated Value plus (B) an amount equal to the Accrual Amount plus (C) an amount equal to accrued and unpaid interest, if any, on cash dividends in arrears on such share of Series B Convertible Preferred Stock to the Mandatory Redemption Date.

“Market Price” with respect to any security on any day shall mean the closing bid price of such security on such day on the Nasdaq, the NYSE or the AMEX, as applicable, or, if such security is not listed or admitted to trading on the Nasdaq, the NYSE or the AMEX, on the principal national securities exchange or quotation system on which such security is quoted or listed or admitted to trading, in any such case as reported by Bloomberg, L.P. (or if such source ceases to be available, comparable source selected by the Holder and acceptable to the Company in its reasonable judgment) or, if not quoted or listed or admitted to trading on any national securities exchange or quotation system, the average of the closing bid and asked prices of such security on the over-the-counter market on the day in question, as reported by the National Quotation Bureau Incorporated, or a similar generally accepted reporting service, or if not so available, in such manner as furnished by any NYSE member firm selected from time to time by the Board of Directors for that purpose, or a price determined in good faith by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution.

“Measurement Period” means, with respect to any date, the period of ten consecutive Trading Days ending on the Trading Day prior to such date.

“Nasdaq” means the Nasdaq National Market.

“Nasdaq SmallCap” means the Nasdaq SmallCap Market.

“1933 Act” means the Securities Act of 1933, as amended.

“NYSE” means the New York Stock Exchange, Inc.

“Optional Redemption Event” means any one of the following events:

(1) The Common Stock ceases to be listed for trading on any of the Nasdaq, the Nasdaq SmallCap, the NYSE, the AMEX or the Over the Counter Bulletin Board and is not simultaneously listed on one of the other such markets or exchanges;

(2) The Corporation shall (A) default in the timely performance of the obligation to issue shares of Common Stock upon conversion of shares of Series B Convertible Preferred Stock as and when required by Section 10 or (B) fail or default in the timely performance of any material obligation (other than as specifically set forth elsewhere in this definition) to a holder of shares of Series B Convertible Preferred Stock under the terms of this Certificate of Designations or under the Subscription Agreement, the Warrants or any other agreement or document entered into in connection with the issuance of shares of Series B Convertible Preferred Stock, as such instruments may be amended from time to time; provided, however, that (i) with respect to the first two occurrences of an event described in clause (A) above, each of such events shall be an Optional Redemption Event only if such default shall have continued for a period of five Trading Days after notice thereof is given to the Corporation by any holder of shares of Series B Convertible Preferred Stock and (ii) an event described in clause (B) above shall be an Optional Redemption Event only if such failure or default shall have continued for a period of 30 days after notice thereof is given to the Corporation by any holder of shares of Series B Convertible Preferred Stock;

(3) Any Fundamental Change;

(4) Any material representation or warranty of the Corporation made herein or in any other Transaction Document shall be false or misleading in any material respect when made or deemed made;

(5) The Corporation or any Subsidiary shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due or shall admit in writing its inability generally to pay its debts as they become due;

(6) An involuntary case or other proceeding shall be commenced against the Corporation or any Subsidiary seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of sixty consecutive days;

(7) Any court of competent jurisdiction shall enter one or more final judgments against the Corporation or any Subsidiary or any of their respective properties or other assets in an aggregate amount in excess of $500,000, which is not vacated, appealed, bonded, stayed, discharged, satisfied or waived for a period of thirty consecutive days;

(8) (A) The Corporation or any Subsidiary shall (i) default in any payment with respect to any Indebtedness which Indebtedness has an outstanding principal amount in excess of $250,000 individually or $750,000 in the aggregate for the Corporation and the Subsidiaries, beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created or (ii) default in the observance or performance of any agreement, covenant or condition relating to any Indebtedness of the Corporation or any of its Subsidiaries which has an outstanding principal amount in excess of $250,000 individually or $750,000 in the aggregate or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause, any such Indebtedness to become due prior to its stated maturity and such default or event shall continue beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created (after giving effect to any consent or waiver obtained and then in effect thereunder) and such default shall continue for five days (or to such earlier date as the holder of any other Indebtedness shall declare the same due and payable by reason of such default); or (B) any Indebtedness of the Corporation or any of its Subsidiaries which has an outstanding principal amount in excess of $250,000 individually or $750,000 in the aggregate shall, in accordance with its terms, be declared to be due and payable, or required to be prepaid other than by a regularly scheduled or required payment prior to the stated maturity thereof; or

(9) The adoption of any amendment to the Corporation’s Articles of Incorporation, without the consent of the Majority Holders, which materially and adversely affects the rights of any holder of shares of Series B Convertible Preferred Stock.

“Optional Redemption Price” means an amount in cash equal to the sum of (A) the Stated Value plus (B) an amount equal to the Accrual Amount plus (C) an amount equal to accrued and unpaid interest, if any, on cash dividends in arrears on such share of Series B Convertible Preferred Stock to the applicable Optional Redemption Date.

“Parity Dividend Stock” means any class or series of the Corporation’s capital stock ranking, as to dividends, on a parity with the Series B Convertible Preferred Stock.

“Parity Liquidation Stock” means any class or series of the Corporation’s capital stock having parity as to liquidation rights with the Series B Convertible Preferred Stock.

“Person” means any natural person, partnership, corporation, limited liability company, trust, incorporated organization, unincorporated association, joint stock company or association or similar entity or any government, governmental agency or political subdivision.

“Record Date” shall mean, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock have the right to receive any cash, securities or other property or in which the Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of stockholders entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).

“Redemption Limitation Event” means the failure of the Corporation to pay the applicable redemption price when due for some or all of the shares of Series B Convertible Preferred Stock required to be redeemed pursuant to Section 7 or Section 11 by reason of a restriction contained in the NGCL and such Redemption Limitation Event shall be deemed to continue until such redemption price is paid in full in accordance with the terms of this Certificate of Designations.

“Registration Statement” shall have the meaning provided in the Subscription Agreement.

“SEC” means the United States Securities and Exchange Commission.

“SEC Effective Date” means the date the Registration Statement is first declared effective by the SEC.

“Senior Dividend Stock” means any class or series of capital stock of the Corporation ranking senior as to dividends to the Series B Convertible Preferred Stock.

“Senior Liquidation Stock” means any class or series of capital stock of the Corporation ranking senior as to liquidation rights to the Series B Convertible Preferred Stock.

“Series A Convertible Preferred Stock” means the Series A Convertible Preferred Stock, $.001 par value, of the Corporation.

“Series B Convertible Preferred Stock” means the Series B Convertible Preferred Stock, $.001 par value, of the Corporation.

“Stated Value” means $1,000 per share of Series B Convertible Preferred Stock.

“Subscription Agreement” means the Subscription Agreement by and between the Corporation and the original holders of shares of Series B Convertible Preferred Stock pursuant to which the shares of Series B Convertible Preferred Stock were issued.

“Subsidiary” means any corporation or other entity of which a majority of the capital stock or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by the Corporation.

“Tender Offer” means a tender offer or exchange offer.

“Trading Day” means a day on whichever of (x) the national securities exchange, (y) the Nasdaq or (z) such other securities market, which at the time constitutes the principal securities market for the Common Stock, is open for general trading.

“Transaction Documents” shall have the meaning provided in the Subscription Agreement.

“Warrants” means the Common Stock Purchase Warrants issued by the Corporation in connection with the issuance of the shares of Series B Convertible Preferred Stock.

Section 2. Designation and Amount. The shares of such series shall be designated as “Series B Convertible Preferred Stock”, and the number of shares constituting the Series B Convertible Preferred Stock shall be 3,000, and shall not be subject to increase. The Corporation shall not issue any shares of Series B Convertible Preferred Stock other than pursuant to the Subscription Agreement, unless such issuance shall have been approved by the Majority Holders. Any shares of Series B Convertible Preferred Stock which are redeemed by the Corporation and retired and any shares of Series B Convertible Preferred Stock which are converted in accordance with Section 10 shall be restored to the status of authorized, unissued and undesignated shares of the Corporation’s class of Preferred Stock and shall not be subject to issuance, and may not thereafter be outstanding, as shares of Series B Convertible Preferred Stock.

Section 3. [Reserved.]

Section 4. Rank. Subject to Section 12(b), all Series B Convertible Preferred Stock shall rank (i) senior to the Common Stock, now or hereafter issued, as to payment of dividends and distribution of assets upon liquidation, dissolution, or winding up of the Corporation, whether voluntary or involuntary, (ii) pari passu to the Series A Convertible

Preferred Stock, both as to payment of dividends and as to distributions of assets upon liquidation, dissolution, or winding up of the Corporation, whether voluntary or involuntary, (iii) senior to any additional series of the class of Preferred Stock which series the Board of Directors may from time to time authorize, both as to the payment of dividends and as to distributions of assets upon liquidation, dissolution, or winding up of the Corporation, whether voluntary or involuntary, and (iv) senior to any additional class of preferred stock (or series of preferred stock of such class) which the Board of Directors or the stockholders may from time to time authorize in accordance herewith.

Section 5. Dividends and Distributions. (a) The holders of shares of Series B Convertible Preferred Stock shall be entitled to receive, when, as, and if declared by the Board of Directors out of funds legally available for such purpose, dividends at the rate of $120.00 per annum per share, and no more, which shall be fully cumulative, shall accrue without interest (except as otherwise provided herein as to dividends in arrears) from the date of original issuance of each share of Series B Convertible Preferred Stock and shall be payable quarterly on March 1, June 1, September 1 and December 1 of each year commencing December 1, 2004 (except that if any such date is a Saturday, Sunday, or legal holiday, then such dividend shall be payable on the next succeeding day that is not a Saturday, Sunday, or legal holiday) to holders of record as they appear on the stock books of the Corporation on such record dates, which record dates must be not more than 20 nor less than 10 days preceding the payment dates for such dividends, as shall be fixed by the Board. Dividends on the Series B Convertible Preferred Stock shall be paid in cash or, in lieu of paying such dividends and subject to the limitations in Section 5(b) hereof, the amount of such dividends shall be included in the Accrual Amount for each share, at the option of the Corporation as hereinafter provided. The amount of the dividends payable per share of Series B Convertible Preferred Stock for each quarterly dividend period shall be computed by dividing the annual dividend amount by four. The amount of dividends payable for the initial dividend period and any period shorter than a full quarterly dividend period shall be computed on the basis of a 360-day year of twelve 30-day months. Dividends required to be paid in cash pursuant to Section 5(b) which are not paid on a payment date, whether or not such dividends have been declared, will bear interest at the rate of 14% per annum until paid (or such lesser rate as shall be the maximum rate allowable by applicable law). No dividends or other distributions, other than the dividends payable solely in shares of any Junior Dividend Stock, shall be paid or set apart for payment on any shares of Junior Dividend Stock, and no purchase, redemption, or other acquisition shall be made by the Corporation of any shares of Junior Dividend Stock, unless and until all accrued and unpaid cash dividends on the Series B Convertible Preferred Stock and interest on dividends in arrears at the rate specified herein shall have been paid or declared and set apart for payment.

If at any time any dividend on any Senior Dividend Stock shall be in arrears, in whole or in part, no dividend shall be paid or declared and set apart for payment on the Series B Convertible Preferred Stock unless and until all accrued and unpaid dividends with respect to the Senior Dividend Stock, including the full dividends for the then current dividend period, shall have been paid or declared and set apart for payment, without interest. No full dividends shall be paid or declared and set apart for payment on any Parity Dividend Stock for any period unless all accrued but unpaid dividends (and interest on dividends in arrears at the rate specified herein) have been, or contemporaneously are, paid or declared and set apart for such payment on the Series B Convertible Preferred Stock. No full dividends shall be paid or declared and set apart for payment on the Series B Convertible Preferred Stock for any period unless all accrued but unpaid dividends have been, or contemporaneously are, paid or declared and set apart for payment on the Parity Dividend Stock for all dividend periods terminating on or prior to the date of payment of such full dividends. When dividends are not paid in full upon the Series B Convertible Preferred Stock and the Parity Dividend Stock, all dividends paid or declared and set apart for payment upon shares of Series B Convertible Preferred Stock (and interest on dividends in arrears at the rate specified herein) and the Parity Dividend Stock shall be paid or declared and set apart for payment pro rata, so that the amount of dividends paid or declared and set apart for payment per share on the Series B Convertible Preferred Stock and the Parity Dividend Stock shall in all cases bear to each other the same ratio that accrued and unpaid dividends per share on the shares of Series B Convertible Preferred Stock and the Parity Dividend Stock bear to each other.

Any references to “distribution” contained in this Section 5 shall not be deemed to include any stock dividend or distributions made in connection with any liquidation, dissolution, or winding up of the Corporation, whether voluntary or involuntary.

(b) If (x) prior to any dividend payment date the Corporation notifies the holders of Series B Convertible Preferred Stock that the dividends with respect to such date will be paid in cash or (y) on any dividend payment date the Corporation is not in compliance in all material respects with its obligations to the holders of the Series B Convertible Preferred Stock (including, without limitation, its obligations under the Subscription Agreement, the Warrants and this Certificate of Designations) and such noncompliance continues for a period of ten days after notice thereof is given to the Corporation by any holder of Series B Convertible Preferred Stock, such dividends must be timely paid in cash. If clauses (x) or (y) of the foregoing sentence do not apply on any dividend payment date, the Corporation may, but shall not be required to, pay the applicable dividends in cash. The amount of any dividends not paid in cash shall be included in the Accrual Amount for each share of Series B Convertible Preferred Stock.

(c) Neither the Corporation nor any subsidiary of the Corporation shall redeem, repurchase or otherwise acquire in any one transaction or series of related transactions any shares of Common Stock, Junior Dividend Stock or Junior Liquidation Stock if the number of shares so repurchased, redeemed or otherwise acquired in such transaction or series of related transactions is more than 5% of the number of shares of Common Stock, Junior Dividend Stock or Junior Liquidation Stock, as the case may be, outstanding immediately prior to such transaction or series of related transactions unless the Corporation or such subsidiary offers to purchase for cash from each holder of shares of Series B Convertible Preferred Stock at the time of such redemption, repurchase or acquisition the same percentage of such holder’s shares of Series B Convertible Preferred Stock as the percentage of the number of outstanding shares of Common Stock, Junior Dividend Stock or Junior Liquidation Stock, as the case may be, to be so redeemed, repurchased or acquired at a purchase price per share of Series B Convertible Preferred Stock equal to the greater of (i) (A) the Stated Value plus (B) an amount equal to the Accrual Amount plus (C) an amount equal to any accrued and unpaid interest on cash dividends in arrears and (ii) the Converted Market Price on the date of purchase pursuant to this Section 5(c).

(d) Neither the Corporation nor any subsidiary of the Corporation shall (1)

make any Tender Offer for outstanding shares of Common Stock, unless the Corporation contemporaneously therewith makes an offer, or (2) enter into an agreement regarding such a Tender Offer for outstanding shares of Common Stock by any person other than the Corporation or any subsidiary of the Corporation, unless such person agrees with the Corporation to make an offer, in either such case to each holder of outstanding shares of Series B Convertible Preferred Stock to purchase for cash at the time of purchase in such Tender Offer the same percentage of shares of Series B Convertible Preferred Stock held by such holder as the percentage of outstanding shares of Common Stock actually purchased in such Tender Offer at a price per share of Series B Convertible Preferred Stock equal to the greater of (i) (A) the Stated Value plus (B) an amount equal to the Accrual Amount plus (C) an amount equal to any accrued and unpaid interest on cash dividends in arrears and (ii) the Converted Market Price on the date of purchase pursuant to this Section 5(d).

Section 6. Liquidation Preference. In the event of a liquidation, dissolution, or winding up of the Corporation, whether voluntary or involuntary, the holders of Series B Convertible Preferred Stock shall be entitled to receive out of the assets of the Corporation, whether such assets constitute stated capital or surplus of any nature, an amount per share of Series B Convertible Preferred Stock equal to the Liquidation Preference, and no more, before any payment shall be made or any assets distributed to the holders of Junior Liquidation Stock; provided, however, that such rights shall accrue to the holders of Series B Convertible Preferred Stock only in the event that the Corporation’s payments with respect to the liquidation preference of the holders of Senior Liquidation Stock are fully met. After the liquidation preferences of the Senior Liquidation Stock are fully met, the entire assets of the Corporation available for distribution shall be distributed ratably among the holders of the Series B Convertible Preferred Stock and any Parity Liquidation Stock in proportion to the respective preferential amounts to which each is entitled (but only to the extent of such preferential amounts). After payment in full of the liquidation price of the shares of the Series B Convertible Preferred Stock and the Parity Liquidation Stock, the holders of such shares shall not be entitled to any further participation in any distribution of assets by the Corporation. Neither a consolidation or merger of the Corporation with another corporation nor a sale or transfer of all or part of the Corporation’s assets for cash, securities, or other property in and of itself will be considered a liquidation, dissolution or winding up of the Corporation.

Section 7. Mandatory Redemption. (a) On the Mandatory Redemption Date, the Corporation shall redeem all outstanding shares of Series B Convertible Preferred Stock. The Corporation shall give a Mandatory Redemption Notice to the Holders not less than 30 or more than 35 Business Days prior to the Mandatory Redemption Date. Any failure or defect in the giving of the Mandatory Redemption Notice shall not affect the Corporation’s obligation to redeem the shares of Series B Convertible Preferred Stock pursuant to this Section 7.

(b) On the Mandatory Redemption Date (or such later date as a particular Holder shall surrender to the Corporation the certificate(s) for the shares of Series B Convertible Preferred Stock redeemed), the Corporation shall pay to or upon the order of each Holder by wire transfer of immediately available funds to such account as shall be specified for such purpose by such Holder an amount equal to the Mandatory Redemption Price of all of such Holder’s shares of Series B Convertible Preferred Stock to be redeemed that are outstanding on the Mandatory Redemption Date. A Holder of such shares of Series B Convertible Preferred Stock shall not be entitled to payment of the Mandatory Redemption Price of such shares of Series B Convertible Preferred Stock until such Holder shall have surrendered the certificate(s) for such shares of Series B Convertible Preferred Stock to the Corporation or, in the case of the loss, theft or destruction of any such certificate, given indemnity in accordance with Section 15(b).

(c) The Corporation shall not be entitled to give the Mandatory Redemption Notice with respect to, or to redeem, any shares of Series B Convertible Preferred Stock with respect to which a Conversion Notice has been given on a Conversion Date which is on or prior to the date on which the Mandatory Redemption Notice is given. If a Mandatory Redemption Notice has been given, thereafter the proceedings for such redemption shall not affect the rights of the Holders to convert in accordance with Section 10 any shares of Series B Convertible Preferred Stock called for redemption at any time prior to the Mandatory Redemption Date. If on the applicable Mandatory Redemption Date the Corporation fails to pay the Mandatory Redemption Price of any outstanding shares of Series B Convertible Preferred Stock to be redeemed in full to such Holder or to deposit the same with an Eligible Bank in accordance with Section 15(c), such Holder shall be entitled to convert in accordance with Section 10 the shares of Series B Convertible Preferred Stock of such Holder so called for redemption at any time after the Mandatory Redemption Date and prior to the date on which the Corporation pays the Mandatory Redemption Price in full to such Holder for all shares of Series B Convertible Preferred Stock to be redeemed from such Holder (together with any amount due to such Holder pursuant to Section 15(d)) or so deposits the same (together with any amount due to such Holder pursuant to Section 15(d)) and gives notice to such Holder of such deposit and in the case of any such conversion of any share of Series B Convertible Preferred Stock, upon delivery to the converting Holder of the shares of Common Stock issuable upon such conversion the Corporation shall have no further liability in respect of the Mandatory Redemption Price of such share of Series B Convertible Preferred Stock other than payment of the amount payable pursuant to Section 15(d) in respect of the period from the Mandatory Redemption Date to the Conversion Date for such conversion.

Section 8. No Sinking Fund. The shares of Series B Convertible Preferred Stock shall not be entitled to the benefits of any sinking fund for the redemption or repurchase of shares of Series B Convertible Preferred Stock.

Section 9. Limitation on Redemptions. Notwithstanding any other provision of this Certificate of Designations or applicable law to the contrary, in case the Corporation shall give a Mandatory Redemption Notice to the Holders or a Holder gives a Holder Notice to the Corporation, and on the date the Corporation gives such Mandatory Redemption Notice or the Holder gives such Holder Notice, as the case may be, or at any time thereafter to and including the applicable redemption date, the Corporation shall be restricted in redeeming shares of Series B Convertible Preferred Stock by reason of a Redemption Limitation Event (the “Limitation Shares”), then the Mandatory Redemption Date or Optional Redemption Date, as the case may be, for all Limitation Shares, so subject to redemption by the Corporation shall be extended to be the Extended Redemption Date. Any shares of Series B Convertible Preferred Stock for which there is an Extended Redemption Date shall remain convertible by the Holder in accordance with Section 10 at any time to and including the day prior to the applicable Extended Redemption Date. The Corporation shall give the Holder written notice as promptly as practical but not later than 3 Business Days after the date the Redemption Limitation Event is no longer occurring.

Section 10. Conversion.

(a) Conversion at Option of Holder. Subject to Section 10(g), the holders of the Series B Convertible Preferred Stock may at any time on or after the Issuance Date convert at any time all or from time to time any part of their shares of Series B Convertible Preferred Stock into fully paid and nonassessable shares of Common Stock and such other securities and property as herein provided. Each share of Series B Convertible Preferred Stock may be converted at the office of the Conversion Agent or at such other additional office or offices, if any, as the Board of Directors may designate, into such number of fully paid and nonassessable shares of Common Stock (calculated as to each conversion to the nearest 1/100th of a share) determined by dividing (x) the sum of (i) the Stated Value, (ii) an amount equal to the Accrual Amount on the share of Series B Convertible Preferred Stock being converted to the applicable Conversion Date, and (iii) accrued but unpaid interest on the dividends required to be paid in cash on the share of Series B Convertible Preferred Stock being converted in arrears to the applicable Conversion Date at the rate provided in Section 5 by (y) the Conversion Price for such Conversion Date.

(b) Exercise of Conversion Privilege; Issuance of Common Stock on Conversion; No Adjustment for Interest or Dividends. (1) In order to exercise the conversion privilege with respect to the Series B Convertible Preferred Stock, a Holder shall give a Conversion Notice (or such other notice which is acceptable to the Corporation) to the Corporation and the Conversion Agent or to the office or agency designated by the Corporation for such purpose by notice to the Holders. A Conversion Notice may be given by telephone line facsimile transmission to the numbers set forth on the form of Conversion Notice.

(2) As promptly as practicable, but in no event later than five Trading Days, after a Conversion Notice is given, the Corporation shall issue and shall deliver to the Holder giving such Conversion Notice or such Holder’s designee the number of full shares of Common Stock issuable upon such conversion of shares of Series B Convertible Preferred Stock in accordance with the provisions of this Section 10 and deliver a check or cash in respect of any fractional interest in respect of a share of Common Stock arising upon such conversion, as provided in Section 10(b)(6).

(3) Each conversion of shares of Series B Convertible Preferred Stock shall be deemed to have been effected on the applicable Conversion Date, and the person in whose name any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become on such Conversion Date the holder of record of the shares represented thereby; provided, however, that if a Conversion Date is a date on which the stock transfer books of the Corporation shall be closed such conversion shall constitute the person in whose name the certificates are to be issued as the record holder thereof for all purposes on the next succeeding day on which such stock transfer books are open, but such conversion shall be at the Conversion Price in effect on the applicable Conversion Date.

(4) The Corporation shall notify a Holder of any claim by the Corporation of manifest error in a Conversion Notice within two Trading Days after such Holder gives such Conversion Notice and no such claim of error shall limit or delay performance of the

Corporation’s obligation to issue upon such conversion the number of shares of Common Stock which are not in dispute. A Conversion Notice shall be deemed for all purposes to be in proper form unless the Corporation notifies the Holder who gives a Conversion Notice by telephone line facsimile transmission within two Trading Days after such Conversion Notice has been given (which notice from the Corporation shall specify all defects in the Conversion Notice) and any Conversion Notice containing any such defect shall nonetheless be effective on the date given if such Holder promptly undertakes to correct all such defects. The Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of shares of Common Stock or other securities or property on conversion of shares of Series B Convertible Preferred Stock in a name other than that of such Holder, and the Corporation shall not be required to issue or deliver any such shares or other securities or property unless and until the person or persons requesting the issuance thereof shall have paid to the Corporation the amount of any such tax or shall have established to the satisfaction of the Corporation that such tax has been paid. The converting Holder shall be responsible for the amount of any withholding tax payable in connection with any conversion of shares of Series B Convertible Preferred Stock.

(5) (A) If a Holder shall have given a Conversion Notice in accordance with the terms of this Certificate of Designations, the Corporation’s obligation to issue and deliver the certificates for Common Stock shall be absolute and unconditional, irrespective of any action or inaction by such Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any person or any action to enforce the same, any failure or delay in the enforcement of any other obligation of the Corporation to any Holder, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by any Holder or any other person of any obligation to the Corporation or any violation or alleged violation of law by any Holder or any other person, and irrespective of any other circumstance which might otherwise limit such obligation of the Corporation to such Holder in connection with such conversion; provided, however, that nothing herein shall limit or prejudice the right of the Corporation to pursue any such claim in any other manner permitted by applicable law. The occurrence of an event which requires an adjustment of the Conversion Price as contemplated by Section 10(c) shall in no way restrict or delay the right of any Holder to receive certificates for Common Stock upon conversion of shares of Series B Convertible Preferred Stock and the Corporation shall use its best efforts to implement such adjustment on terms reasonably acceptable to the Majority Holders within two Trading Days after such occurrence.

(B) If the Corporation fails to issue and deliver the shares of Common Stock to a converting Holder in connection with a particular conversion of shares of Series B Convertible Preferred Stock within seven Trading Days after such Holder gives the Conversion Notice for such conversion, in addition to any other liabilities the Corporation may have hereunder and under applicable law (i) the Corporation shall pay or reimburse such Holder on demand for all out-of-pocket expenses, including, without limitation, reasonable fees and expenses of legal counsel, incurred by the Holder as a result of such failure, (ii) if as a result of such failure such Holder shall suffer any direct damages or liabilities from such failure (including, without limitation, margin interest and the cost of purchasing securities to cover a sale (whether by such Holder or such Holder’s securities broker) or borrowing of shares of Common Stock by such Holder for purposes of settling any trade involving a sale of shares of Common Stock made by such Holder during the period beginning on the Issuance Date and ending on the date the Corporation delivers or causes to be delivered to such Holder such shares of Common Stock, then the Corporation shall upon demand of such Holder pay to the Holder an amount equal to the actual direct, out-of-pocket damages and liabilities suffered by such Holder by reason thereof which such Holder documents to the reasonable satisfaction of the Corporation, and (iii) the Holder may by written notice (which may be given by mail, courier, personal service or telephone line facsimile transmission) or oral notice (promptly confirmed in writing), given at any time prior to delivery to such Holder of the shares of Common Stock issuable in connection with such exercise of the Holder’s conversion right, rescind such exercise and the Conversion Notice relating thereto, in which case such Holder shall thereafter be entitled to convert, in accordance with this Section 10 that portion of such shares of Series B Convertible Preferred Stock as to which such exercise is so rescinded. Notwithstanding the foregoing, the Corporation shall not be liable to such Holder under clause (ii) of the immediately preceding sentence to the extent the failure of the Corporation to deliver or to cause to be delivered such shares of Common Stock results from fire, flood, storm, earthquake, shipwreck, strike, war, acts of terrorism, crash involving facilities of a common carrier, acts of God, or any similar event outside the control of the Corporation (it being understood that the action or failure to act of the Conversion Agent shall not be deemed an event outside the control of the Corporation except to the extent resulting from fire, flood, storm, earthquake, shipwreck, strike, war, acts of terrorism, crash involving facilities of a common carrier, acts of God, the bankruptcy, liquidation or reorganization of the Conversion Agent under any bankruptcy, insolvency or other similar law or any similar event outside the control of the Conversion Agent). A converting Holder shall notify the Corporation in writing (or by telephone conversation, confirmed in writing) as promptly as practicable following the third Trading Day after such Holder gives a Conversion Notice if such Holder becomes aware that such shares of Common Stock so issuable have not been received as provided herein, but any failure so to give such notice shall not affect the Holder’s rights under this Certificate of Designations or otherwise.

(6) No fractional shares of Common Stock shall be issued upon conversion of any shares of Series B Convertible Preferred Stock but, in lieu of any fraction of a share of Common Stock which would otherwise be issuable in respect of such conversion, the Corporation shall pay lawful money of the United States of America for such fractional share, based on a value of one share of Common Stock being equal to the Market Price of the Common Stock on the applicable Conversion Date.

(c) Adjustment of Conversion Price. The Conversion Price shall be adjusted from time to time by the Corporation as follows:

(1) In case the Corporation shall on or after the Issuance Date pay a dividend or make a distribution to all holders of the outstanding Common Stock in shares of Common Stock, the Conversion Price in effect at the opening of business on the date following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution shall be reduced by multiplying such Conversion Price by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the Record Date fixed for such determination and the denominator shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution, such reduction to become effective immediately after the opening of business on the day following such Record

Date. If any dividend or distribution of the type described in this Section 10(c)(1) is declared but not so paid or made, the Conversion Price shall again be adjusted to the Conversion Price which would then be in effect if such dividend or distribution had not been declared.

(2) In case the Corporation shall on or after the Issuance Date issue rights or warrants (other than any rights or warrants referred to in Section 10(c)(4)) to all holders of its outstanding shares of Common Stock entitling them (for a period expiring within 45 days after the date fixed for the determination of stockholders entitled to receive such rights or warrants) to subscribe for or purchase shares of Common Stock at a price per share less than the Current Market Price on the Record Date fixed for the determination of stockholders entitled to receive such rights or warrants, the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect at the opening of business on the date after such Record Date by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the applicable Record Date plus the number of shares which the aggregate offering price of the total number of shares so offered would purchase at such Current Market Price, and the denominator shall be the number of shares of Common Stock outstanding on the close of business on such Record Date plus the total number of additional shares of Common Stock so offered for subscription or purchase. Such adjustment shall become effective immediately after the opening of business on the day following the Record Date fixed for determination of stockholders entitled to receive such rights or warrants. To the extent that shares of Common Stock are not delivered pursuant to such rights or warrants, upon the expiration or termination of such rights or warrants, the Conversion Price shall be readjusted to the Conversion Price which would then be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. In the event that such rights or warrants are not so issued, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such Record Date had not been fixed. In determining whether any rights or warrants entitle the holder to subscribe for or purchase shares of Common Stock at less than such Current Market Price, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received for such rights or warrants, the value of such consideration, if other than cash, to be determined by the Board of Directors.

(3) In case the outstanding shares of Common Stock shall on or after the Issuance Date be subdivided into a greater number of shares of Common Stock, the Conversion Price in effect at the opening of business on the earlier of the day following the day upon which such subdivision becomes effective and the day on which “ex-” trading of the Common Stock begins with respect to such subdivision shall be proportionately reduced, and conversely, in case outstanding shares of Common Stock shall be combined into a smaller number of shares of Common Stock, the Conversion Price in effect at the opening of business on the earlier of the day following the day upon which such combination becomes effective and the day on which “ex-” trading of the Common Stock with respect to such combination begins shall be proportionately increased, such reduction or increase, as the case may be, to become effective immediately after the opening of business on the earlier of the day following the day upon which such subdivision or combination becomes effective and the day on which “ex-” trading of the Common Stock begins with respect to such subdivision or combination.

(4) In case the Corporation shall on or after the Issuance Date, by dividend or otherwise, distribute to all holders of its Common Stock shares of any class of capital stock of the Corporation (other than any dividends or distributions to which Section 10(c)(1) applies) or evidences of its indebtedness, cash or other assets (including securities, but excluding any rights or warrants referred to in Section 10(c)(2) and dividends and distributions paid exclusively in cash and excluding any capital stock, evidences of indebtedness, cash or assets distributed upon a merger or consolidation to which Section 10(d) applies) (the foregoing hereinafter in this Section 10(c)(4) called the “Securities”)), then, in each such case, subject to the second paragraph of this Section 10(c)(4), the Conversion Price shall be reduced so that the same shall be equal to the price determined by multiplying the Conversion Price in effect immediately prior to the close of business on the Record Date with respect to such distribution by a fraction of which the numerator shall be the Current Market Price on such date less the fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution) on such date of the portion of the Securities so distributed applicable to one share of Common Stock and the denominator shall be such Current Market Price, such reduction to become effective immediately prior to the opening of business on the day following such Record Date; provided, however, that in the event the then fair market value (as so determined) of the portion of the Securities so distributed applicable to one share of Common Stock is equal to or greater than the Current Market Price on the Record Date, in lieu of the foregoing adjustment, adequate provision shall be made so that the Holders shall have the right to receive upon conversion of shares of Series B Convertible Preferred Stock the amount of Securities such Holder would have received had such Holder converted such Holder’s shares of Series B Convertible Preferred Stock immediately prior to such Record Date. In the event that such dividend or distribution is not so paid or made, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such dividend or distribution had not been declared. If the Board of Directors determines the fair market value of any distribution for purposes of this Section 10(c)(4) by reference to the actual or when issued trading market for any Securities comprising all or part of such distribution, it must in doing so consider the prices in such market over the same period used in computing the Current Market Price to the extent possible.

Rights or warrants distributed by the Corporation to all holders of Common Stock entitling the holders thereof to subscribe for or purchase shares of the Corporation’s capital stock (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events (a “Trigger Event”): (i) are deemed to be transferred with such shares of Common Stock; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of Common Stock, shall not be deemed to have been distributed for purposes of this Section 10(c) (and no adjustment to the Conversion Price under this Section 10(c) will be required) until the occurrence of the earliest Trigger Event. If any such rights or warrants, including any such existing rights or warrants distributed prior to the Issuance Date are subject to Trigger Events, upon the satisfaction of each of which such rights or warrants shall become exercisable to purchase different securities, evidences of indebtedness or other assets, then the occurrence of each such Trigger Event shall be deemed to be such date of issuance and record date with respect to new rights or warrants (and a termination or expiration of the existing rights or warrants without exercise by the holder thereof) (so that, by way of illustration and not limitation, the dates of issuance of any such rights shall be deemed to be the dates on which such rights become exercisable to purchase capital stock of the Corporation, and not the date on which such rights may be issued, or may become evidenced by separate certificates, if such rights are not then so exercisable). In addition, in the event of any distribution of rights or warrants, or any Trigger Event with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Price under this Section 10(c) was made (1) in the case of any such rights or warrants which shall all have been redeemed or repurchased without exercise by any holders thereof, the Conversion Price shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder or holders of Common Stock with respect to such rights or warrants (assuming such holder had retained such rights or warrants), made to all holders of Common Stock as of the date of such redemption or repurchase, and (2) in the case of such rights or warrants which shall have expired or been terminated without exercise by any holders thereof, the Conversion Price shall be readjusted as if such rights and warrants had not been issued.

For purposes of this Section 10(c)(4) and Sections 10(c)(1) and (2), any dividend or distribution to which this Section 10(c)(4) is applicable that also includes shares of Common Stock, or rights or warrants to subscribe for or purchase shares of Common Stock to which Section 10(c)(2) applies (or both), shall be deemed instead to be (1) a dividend or distribution of the evidences of indebtedness, assets, shares of capital stock, rights or warrants other than such shares of Common Stock or rights or warrants to which Section 10(c)(2) applies (and any Conversion Price reduction required by this Section 10(c)(4) with respect to such dividend or distribution shall then be made) immediately followed by (2) a dividend or distribution of such shares of Common Stock or such rights or warrants (and any further Conversion Price reduction required by Sections 10(c)(1) and (2) with respect to such dividend or distribution shall then be made), except (A) the Record Date of such dividend or distribution shall be substituted as “the date fixed for the determination of stockholders entitled to receive such dividend or other distribution”, “Record Date fixed for such determination” and “Record Date” within the meaning of Section 10(c)(1) and as “the date fixed for the determination of stockholders entitled to receive such rights or warrants”, “the Record Date fixed for the determination of the stockholders entitled to receive such rights or warrants” and “such Record Date” within the meaning of Section 10(c)(2) and (B) any shares of Common Stock included in such dividend or distribution shall not be deemed “outstanding at the close of business on the Record Date fixed for such determination” within the meaning of Section 10(c)(1).

(5) In case the Corporation shall on or after the Issuance Date, by dividend or otherwise, distribute to all holders of its Common Stock cash (excluding any cash that is distributed upon a merger or consolidation to which Section 10(d) applies or as part of a distribution referred to in Section 10(c)(4)) in an aggregate amount that, combined with (1) the aggregate amount of any other such distributions to all holders of its Common Stock made exclusively in cash within the 12 months preceding the date of payment of such distribution, and in respect of which no adjustment pursuant to this Section 10(c)(5) has been made, and (2) the aggregate of any cash plus the fair market value (as determined by the Board of Directors, whose determination shall be conclusive and set forth in a Board Resolution) of consideration payable in respect of any Tender Offer by the Corporation or any Subsidiary for all or any portion of the Common Stock concluded within the 12 months preceding the date of payment of such distribution, and in respect of which no adjustment pursuant to Section 10(c)(6) has been made, exceeds 10% of the product of (x) the Current Market Price on the Record Date with respect to such distribution times (y) the number of shares of Common Stock outstanding on such date, then, and in each such case, immediately after the close of business on such date, unless the Corporation elects to reserve such cash for distribution to the Holders upon the conversion of shares of Series B Convertible Preferred Stock (and shall have made adequate provision) so that the Holders will receive upon such conversion, in addition to the shares of Common Stock to which the Holders are entitled, the amount of cash which the Holders would have received if the Holders had, immediately prior to the Record Date for such distribution of cash, converted their shares of Series B Convertible Preferred Stock into Common Stock, the Conversion Price shall be reduced so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the close of business on such Record Date by a fraction (i) the numerator of which shall be equal to the Current Market Price on such Record Date less an amount equal to the quotient of (x) the excess of such combined amount over such 10% and (y) the number of shares of Common Stock outstanding on such Record Date and (ii) the denominator of which shall be equal to the Current Market Price on such Record Date; provided, however, that in the event the portion of the cash so distributed applicable to one share of Common Stock is equal to or greater than the Current Market Price of the Common Stock on such Record Date, in lieu of the foregoing adjustment, adequate provision shall be made so that the Holders shall have the right to receive upon conversion of shares of Series B Convertible Preferred Stock the amount of cash the Holders would have received had the Holders converted all of their shares of Series B Convertible Preferred Stock immediately prior to such Record Date. In the event that such dividend or distribution is not so paid or made, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such dividend or distribution had not been declared.

(6) In case a Tender Offer on or after the Issuance Date made by the Corporation or any Subsidiary for all or any portion of the Common Stock shall expire and such Tender Offer (as amended upon the expiration thereof) shall require the payment to stockholders (based on the acceptance (up to any maximum specified in the terms of the Tender Offer) of Purchased Shares (as defined below)) of an aggregate consideration having a fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution) that combined together with (1) the aggregate of the cash plus the fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution), as of the expiration of such Tender Offer, of consideration payable in respect of any other Tender Offers, by the Corporation or any Subsidiary for all or any portion of the Common Stock expiring within the 12 months preceding the expiration of such Tender Offer and in respect of which no adjustment pursuant to this Section 10(c)(6) has been made and (2) the aggregate amount of any distributions to all holders of the Corporation’s Common Stock made exclusively in cash within 12 months preceding the expiration of such Tender Offer and in respect of which no adjustment pursuant to Section 10(c)(5) has been made, exceeds 10% of the product of the Current Market Price as of the last time (the “Expiration Time”) tenders could have been made pursuant to such Tender Offer (as it may be amended) times the number of shares of Common Stock outstanding (including any tendered shares) at the Expiration Time, then, and in each such case, immediately prior to the opening of business on the day after the date of the Expiration Time, the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to close of business on the date of the Expiration Time by a fraction of which the numerator shall be the number of shares of Common Stock outstanding (including any tendered shares) at the

Expiration Time multiplied by the Current Market Price of the Common Stock on the Trading Day next succeeding the Expiration Time and the denominator shall be the sum of (x) the fair market value (determined as aforesaid) of the aggregate consideration payable to stockholders based on the acceptance (up to any maximum specified in the terms of the Tender Offer) of all shares validly tendered and not withdrawn as of the Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the “Purchased Shares”) and (y) the product of the number of shares of Common Stock outstanding (less any Purchased Shares) at the Expiration Time and the Current Market Price of the Common Stock on the Trading Day next succeeding the Expiration Time, such reduction (if any) to become effective immediately prior to the opening of business on the day following the Expiration Time. In the event that the Corporation is obligated to purchase shares pursuant to any such Tender Offer, but the Corporation is permanently prevented by applicable law from effecting any such purchases or all such purchases are rescinded, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such Tender Offer had not been made. If the application of this Section 10(c)(6) to any Tender Offer would result in an increase in the Conversion Price, no adjustment shall be made for such Tender Offer under this Section 10(c)(6).

(7) (A) In case at any time on or after the Issuance Date the Corporation shall issue shares of its Common Stock or Common Stock Equivalents (collectively, the “Newly Issued Shares”), other than an issuance pro rata to all holders of its outstanding Common Stock and other than an issuance in respect of which Section 10(c)(8) is applicable, at a price below the Current Fair Market Value of the Common Stock at the time of such issuance, then following such issuance of Newly Issued Shares the Conversion Price shall be adjusted as provided in this Section 10(c)(7). The Conversion Price following any such adjustment shall be determined by multiplying the Conversion Price immediately prior to such adjustment by a fraction, of which the numerator shall be the sum of (a) the number of shares of Common Stock outstanding immediately prior to the issuance of the Newly Issued Shares (calculated on a fully-diluted basis assuming the conversion of all options, warrants, purchase rights or convertible securities which are exercisable at the time of the issuance of the Newly Issued Shares) plus (b) the number of shares of Common Stock which the aggregate consideration, if any, received by the Corporation for the number of Newly Issued Shares would purchase at a price equal to the Current Fair Market Value of the Common Stock at the time of such issuance, and the denominator shall be the sum of (X) the number of shares of Common Stock outstanding immediately prior to the issuance of the Newly Issued Shares (calculated on a fully-diluted basis assuming the exercise or conversion of all options, warrants, purchase rights or convertible securities which are exercisable or convertible at the time of the issuance of the Newly Issued Shares) plus (Y) the number of Newly Issued Shares. The adjustment provided for in this Section 10(c)(7) may be expressed as the following mathematical formula:

	( O +(C / FMV))	x CP
NCP =	( O + N )

where,

C	=	aggregate consideration received by the Corporation for the Newly Issued Shares

N	=	number of Newly Issued Shares

O	=	number of shares of Common Stock outstanding (on a fully diluted basis, as described above) immediately prior to the issuance of the Newly Issued Shares

FMV	=	Current Fair Market Value of the Common Stock at the time of issuance of the Newly Issued Shares

CP	=	Conversion Price immediately prior to the issuance of the Newly Issued Shares

NCP	=	Conversion Price immediately after the issuance of the Newly Issued Shares

(B) Notwithstanding the foregoing, no adjustment shall be made under this Section 10(c)(7) by reason of:

(i) the issuance by the Corporation of shares of Common Stock pro rata to all holders of the Common Stock so long as (i) any adjustment to the Conversion Price that is required by Section 10(c)(1) is made and (ii) the Corporation shall have given notice of such issuance thereof to the Holders pursuant to Section 10(f);

(ii) the issuance by the Company of the shares of Series B Convertible Preferred Stock and the Warrants or shares of Common Stock upon conversion of Series B Convertible Preferred Stock or upon exercise of the Warrants in accordance with the terms hereof and thereof or any other issuance of securities solely to the Holders occurring on or before October 31, 2004;

(iii) the issuance by the Company of Newly Issued Shares in payment of dividends on shares of Series B Convertible Preferred Stock in accordance with the terms hereof;

(iv) the issuance of Common Stock upon conversion, exercise or exchange of, and in payment of interest or dividends on, Common Stock Equivalents outstanding on the Issuance Date in accordance with the terms thereof existing on the Issuance Date; or

(v) the issuance by the Company of Newly Issued Shares upon grant or exercise of options for employees, directors and consultants under a stock option, equity compensation or similar plan duly adopted by the Board of Directors.

(8) (1) In case at any time on or after the Issuance Date, the Company issues shares of Common Stock or Common Stock Equivalents that are not registered for sale by the Company in such offering under the 1933 Act or issues shares of Common Stock or Common Stock Equivalents in an offering of a type commonly known as a PIPE or an equity line, in any such case in an amount which, together with all other offerings by the Company that would be integrated with such offering for purposes of Regulation D under the 1933 Act, results in gross proceeds to the Company of at least $250,000, at a price per share at which the Company sells such shares of Common Stock or the price per share at which the holders of such Common Stock Equivalents are entitled to acquire shares of Common Stock upon conversion or exercise thereof which is less than the Conversion Price in effect at the time of such issuance, then following such issuance the Conversion Price shall be reduced to the lowest price per share at which such shares of Common Stock are issued or at which such Common Stock Equivalents may be exercised, if the same is lower than the Conversion Price in effect immediately prior to such issuance.

(2) If any adjustment in the Conversion Price is made pursuant to this Section 10(c)(8) in respect of any issuance of shares of Common Stock or Common Stock Equivalents, no adjustment in the Conversion Price shall be made by reason of such issuance pursuant to Section 10(c)(7).

(3) Notwithstanding the foregoing, no adjustment shall be made under this Section 10(c)(8) by reason of:

(i) the issuance by the Corporation of shares of Common Stock pro rata to all holders of the Common Stock so long as (i) any adjustment to the Conversion Price that is required by Section 10(c)(1) is made and (ii) the Corporation shall have given notice of such issuance thereof to the Holders pursuant to Section 10(f);

(ii) the issuance by the Company of the shares of Series B Convertible Preferred Stock or shares of Common Stock upon conversion of Series B Convertible Preferred Stock or upon exercise of the Warrants in accordance with the terms hereof and thereof or any other issuance of securities solely to the Holders occurring on or before October 31, 2004;

(iii) the issuance by the Company of Newly Issued Shares in payment of dividends on shares of Series B Convertible Preferred Stock in accordance with the terms hereof;

(iv) the issuance of Common Stock upon conversion, exercise or exchange of, and in payment of interest or dividends on, Common Stock Equivalents outstanding on the Issuance Date in accordance with the terms thereof existing on the Issuance Date; or

(v) the issuance by the Company of Newly Issued Shares upon grant or exercise of options for employees, directors and consultants under a stock option, equity compensation or similar plan duly adopted by the Board of Directors.

(9) The Corporation may make such reductions in the Conversion Price, in addition to those required by Sections 10(c)(1), (2), (3), (4), (5), (6), (7) or (8) as the Board of Directors considers to be advisable to avoid or diminish any income tax to holders of Common Stock or rights to purchase Common Stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes.

(10) No adjustment in the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least 1% in such price; provided, however, that any adjustments which by reason of this Section 10(c)(10) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 10 shall be made by the Corporation and shall be made to the nearest cent or to the nearest one hundredth of a share, as the case may be. No adjustment need be made for a change in the par value of the Common Stock or from par value to no par value or from no par value to par value.

(11) Whenever the Conversion Price is adjusted as herein provided, the Corporation shall promptly, but in no event later than five days thereafter, give notice to the Holders setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment, but which statement shall not include any information which would be material non-public information for purposes of the 1934 Act. Failure to deliver such notice shall not affect the legality or validity of any such adjustment.

(12) In any case in which this Section 10(c) provides that an adjustment shall become effective immediately after a Record Date for an event, the Corporation may defer until the occurrence of such event (i) issuing to the Holders in connection with any conversion of shares of Series B Convertible Preferred Stock after such Record Date and before the occurrence of such event the additional shares of Common Stock issuable upon such conversion by reason of the adjustment required by such event over and above the Common Stock issuable upon such conversion before giving effect to such adjustment and (ii) paying to such Holders any amount in cash in lieu of any fraction pursuant to Section 10(b)(6).

(13) For purposes of this Section 10(c), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Corporation but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock. The Corporation will not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Corporation other than dividends or distributions payable only in shares of Common Stock.

(d) Effect of Reclassification, Consolidation, Merger or Sale. (1) If any of the following events occur, namely (A) any reclassification or change of the outstanding shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), (B) any consolidation, merger or combination of the Corporation with another corporation or other entity as a result of which holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Stock, or (C) any sale or conveyance of the properties and assets of the Corporation as, or substantially as, an entirety to any other corporation or other entity as a result of which holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Stock, then the Corporation or the successor or purchasing corporation or other entity, as the case may be, shall prior to such transaction:

(x) amend its articles of incorporation or comparable instrument to provide that the shares of Series B Convertible Preferred Stock shall be convertible into the kind and amount of shares of stock and other securities or property or assets (including cash)

receivable upon such reclassification, change, consolidation, merger, combination, sale or conveyance by the holder of a number of shares of Common Stock issuable upon conversion of shares of Series B Convertible Preferred Stock immediately prior to such reclassification, change, consolidation, merger, combination, sale or conveyance assuming such holder of Common Stock did not exercise such holder’s rights of election, if any, as to the kind or amount of securities, cash or other property receivable upon such consolidation, merger, statutory exchange, sale or conveyance (provided that, if the kind or amount of securities, cash or other property receivable upon such consolidation, merger, statutory exchange, sale or conveyance is not the same for each share of Common Stock in respect of which such rights of election shall not have been exercised (“non-electing share”), then for the purposes of this Section 10(d) the kind and amount of securities, cash or other property receivable upon such consolidation, merger, statutory exchange, sale or conveyance for each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares);

(y) in the case of any such successor or purchasing Person, such Person shall execute with each Holder a written agreement providing that upon such consolidation, merger, combination, sale or conveyance such successor or purchasing Person shall be jointly and severally liable with the Corporation for the performance of all of the Corporation’s obligations under this Certificate of Designations and the other Transaction Documents; and

(z) if registration or qualification is required under the 1933 Act or applicable state law for the public resale by the Holder of such shares of stock and other securities so issuable upon conversion of shares of Series B Convertible Preferred Stock, such registration or qualification shall be completed prior to such reclassification, change, consolidation, merger, combination or sale.

Such amendment shall provide for, among other things, adjustments in the conversion rights of the Holders which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 10. If, in the case of any such reclassification, change, consolidation, merger, combination, sale or conveyance, the stock or other securities and assets receivable thereupon by a holder of shares of Common Stock includes shares of stock or other securities and assets of a corporation or other entity other than the successor or purchasing corporation or other entity, as the case may be, in such reclassification, change, consolidation, merger, combination, sale or conveyance, then such other corporation or other entity shall also so amend its articles of incorporation or comparable instrument and enter into such written agreement with each Holder. The certificate(s) of incorporation or comparable instruments so amended and such written agreement(s) of each such corporation or other entity shall also contain such additional provisions to protect the interests of the Holders as the Board of Directors shall reasonably consider necessary by reason of the foregoing, including the provisions providing for the redemption rights set forth in Section 11.

(2) The provisions of this Section 10(d) shall similarly apply to successive reclassifications, changes, consolidations, mergers, combinations, sales and conveyances.

(3) If this Section 10(d) applies to any event or occurrence, Section 10(c) shall not apply.

(e) Reservation of Shares; Shares to Be Fully Paid; Listing of Common Stock.

(1) The Corporation shall reserve and keep available, free from preemptive rights, out of its authorized but unissued shares of Common Stock or shares of Common Stock held in treasury, solely for issuance upon conversion of the Series B Convertible Preferred Stock, sufficient shares to provide for the conversion of the Series B Convertible Preferred Stock from time to time as shares of Series B Convertible Preferred Stock are converted.

(2) Before taking any action which would cause an adjustment reducing the Conversion Price below the then par value, if any, of the shares of Common Stock issuable upon conversion of the Series B Convertible Preferred Stock, the Corporation shall take all corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue shares of such Common Stock at such adjusted Conversion Price.

(3) The Corporation covenants that all shares of Common Stock issued upon conversion of the Series B Convertible Preferred Stock will be fully paid and non-assessable by the Corporation and free from all taxes, liens and charges with respect to the issue thereof.

(4) The Corporation covenants that if any shares of Common Stock to be provided for the purpose of conversion of the Series B Convertible Preferred Stock require registration with or approval of any governmental authority under any federal or state law before such shares may be validly issued upon conversion, the Corporation will in good faith and as expeditiously as possible endeavor to secure such registration or approval, as the case may be.

(5) The Corporation covenants that, so long as the Common Stock shall be listed on the AMEX, the NYSE or any other national securities exchange or Nasdaq, the Corporation shall obtain and, so long as the Common Stock shall be so listed on such market or exchange, maintain approval for listing thereon of all Common Stock issuable upon conversion of the Series B Convertible Preferred Stock.

(f) Notice to Holders Prior to Certain Actions. In case on or after the Issuance Date:

(1) the Corporation shall declare a dividend (or any other distribution) on the Common Stock (other than in cash out of retained earnings); or

(2) the Corporation shall authorize the granting to the holders of the Common Stock of rights or warrants to subscribe for or purchase any share of any class or any other rights or warrants; or

(3) the Board of Directors shall authorize any reclassification of the Common Stock (other than a subdivision or combination of the outstanding Common Stock, or a change in par value, or from par value to no par value, or from no par value to par value), or any consolidation or merger or other business combination transaction to which the Corporation is a party and for which approval of any stockholders of the Corporation is required, or the sale or transfer of all or substantially all of the assets of the Corporation; or

(4) there shall be pending the voluntary or involuntary dissolution, liquidation or winding-up of the Corporation;

the Corporation shall give the holders of record of the Series B Convertible Preferred Stock, as promptly as possible but in any event at least ten Trading Days prior to the applicable date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution or rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or rights are to be determined, or (y) the date on which such reclassification, consolidation, merger, other business combination transaction, sale, transfer, dissolution, liquidation or winding-up is expected to become effective or occur, and the date as of which it is expected that holders of Common Stock of record who shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, other business combination transaction, sale, transfer, dissolution, liquidation or winding-up shall be determined. Such notice shall not include any information which would be material non-public information for purposes of the 1934 Act. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such dividend, distribution, reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up. In the case of any such action of which the Corporation gives such notice to the holders of record of the Series B Convertible Preferred Stock or is required to give such notice to such holders, such holders shall be entitled to give a Conversion Notice which is contingent on the completion of such action.

(g) 9.9% Limitation.(1) Notwithstanding anything to the contrary contained herein, the number of shares of Common Stock that may be acquired at any time by a Holder upon conversion of shares of Series B Convertible Preferred Stock shall not exceed a number that, when added to the total number of shares of Common Stock deemed beneficially owned by such Holder (other than by virtue of the ownership of securities or rights to acquire securities (including the Warrants) that have limitations on the holder’s right to convert, exercise or purchase similar to the limitation set forth herein (the “Excluded Shares”)), together with all shares of Common Stock beneficially owned at such time (other than by virtue of the ownership of Excluded Shares) by Persons whose beneficial ownership of Common Stock would be aggregated with the beneficial ownership by such Holder for purposes of determining whether a group exists or for purposes of determining the Holder’s beneficial ownership (the “Aggregation Parties”), in either such case for purposes of Section 13(d) of the 1934 Act and Regulation 13D-G thereunder (including, without limitation, as the same is made applicable to Section 16 of the 1934 Act and the rules promulgated thereunder), would result in beneficial ownership by such Holder or such group of more than 9.9% of the shares of Common Stock for purposes of Section 13(d) or Section 16 of the 1934 Act and the rules promulgated thereunder (as the same may be modified by a particular Holder as provided herein, the “Restricted Ownership Percentage”). A Holder shall have the right at any time and from time to time to reduce its Restricted Ownership Percentage immediately upon notice to the Corporation in the event and only to the extent that Section 16 of the 1934 Act or the rules promulgated thereunder (or any successor statute or rules) is changed to reduce the beneficial ownership percentage threshold thereunder to a percentage less than 9.9%. If at any time the limits in this Section 10(g) make the shares of Series B

Convertible Preferred Stock held by any Holder inconvertible in whole or in part, the Corporation shall not by reason thereof be relieved of its obligation to issue shares of Common Stock at any time or from time to time thereafter upon conversion of such shares of Series B Convertible Preferred Stock as and when shares of Common Stock may be issued in compliance with such restrictions.

(2) For purposes of this Section 10(g), in determining the number of outstanding shares of Common Stock at any time a Holder may rely on the number of outstanding shares of Common Stock as reflected in (1) the Corporation’s then most recent Form 10-Q, Form 10-K or other public filing with the SEC, as the case may be, (2) a public announcement by the Corporation that is later than any such filing referred to in the preceding clause (1) or (3) any other notice by the Corporation or its transfer agent setting forth the number shares of Common Stock outstanding and knowledge the Holder may have about the number of shares of Common Stock issued upon conversions or exercises of Series B Convertible Preferred Stock or other Common Stock Equivalents by any Person, including such Holder, which are not reflected in the information referred to in the preceding clauses (1) through (3). Upon the written request of any Holder, the Corporation shall within three Business Days confirm in writing to such Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of Common Stock Equivalents, including the shares of Series B Convertible Preferred Stock and the Warrants, by the Holder or its affiliates, in each such case subsequent to, the date as of which such number of outstanding shares of Common Stock was reported.

Section 11. Redemption at Option of Holders.

(a) Redemption Right. If an Optional Redemption Event occurs, then, in addition to any other right or remedy of any holder of shares of Series B Convertible Preferred Stock, each holder of shares of Series B Convertible Preferred Stock shall have the right, at such holder’s option, to require the Corporation to redeem all of such holder’s shares of Series B Convertible Preferred Stock, or any portion thereof, on the date that is 15 Business Days after the date such holder gives the Corporation a Holder Notice with respect to such Optional Redemption Event at any time while any of such holder’s shares of Series B Convertible Preferred Stock are outstanding, at a price equal to the Optional Redemption Price.

(b) Notices; Method of Exercising Optional Redemption Rights, Etc. (1) On or before the fifth Business Day after the occurrence of an Optional Redemption Event, the Corporation shall give to each Holder a Corporation Notice of the occurrence of such Optional Redemption Event and of the redemption right set forth herein arising as a result thereof. The Corporation Notice shall set forth:

(i) the date by which the optional redemption right must be exercised, and

(ii) a description of the procedure (set forth below) which each such Holder must follow to exercise such Holder’s optional redemption right,

and shall be accompanied by a Corporation Certificate with the information set forth therein being provided as of a date not more than 5 Business Days prior to the date the Corporation gives such Corporation Notice. No failure of the Corporation to give such notice or defect therein shall limit the right of any holder of shares of Series B Convertible Preferred Stock to exercise the optional redemption right or affect the validity of the proceedings for the redemption of such holder’s shares of Series B Convertible Preferred Stock.

(2) To exercise its optional redemption right, a Holder shall deliver to the Corporation on or before the 30th day after the notice required by Section 11(b)(1) is given to such Holder (or if no such notice has been given by the Corporation to such Holder, within 45 days after such Holder first learns of such Optional Redemption Event) a Holder Notice to the Corporation. At the Corporation’s option, a Holder Notice may be revoked by such Holder giving such Holder Notice by giving notice of such revocation to the Corporation at any time prior to the time the Corporation pays the Optional Redemption Price to such Holder.

(3) If a Holder shall have given a Holder Notice, on the date which is 15 Business Days after the date such Holder Notice is given (or such later date as such Holder surrenders such Holder’s certificates for the shares of Series B Convertible Preferred Stock to be redeemed) the Corporation shall make payment in immediately available funds of the applicable Optional Redemption Price to such account as specified by such Holder in writing to the Corporation at least one Business Day prior to the applicable redemption date.

(c) Other. (1) In connection with a redemption pursuant to this Section 11 of less than all of the shares of Series B Convertible Preferred Stock evidenced by a particular certificate, promptly, but in no event later than three Business Days after surrender of such certificate to the Corporation, the Corporation shall issue and deliver to such Holder a replacement certificate for the shares of Series B Convertible Preferred Stock evidenced by such certificate which have not been redeemed.

(2) A Holder Notice given by a holder of shares of Series B Convertible Preferred Stock shall be deemed for all purposes to be in proper form unless the Corporation notifies such holder in writing within three Business Days after such Holder Notice has been given (which notice shall specify all defects in such Holder Notice), and any Holder Notice containing any such defect shall nonetheless be effective on the date given if such Holder promptly undertakes to correct all such defects. No such claim of error shall limit or delay performance of the Corporation’s obligation to redeem all shares of Series B Convertible Preferred Stock not in dispute whether or not such Holder makes such undertaking.

(3) If on or before a particular Optional Redemption Date the Corporation shall have failed to pay in full the Optional Redemption Price for all shares of Series B Convertible Preferred Stock to be redeemed to the Holder entitled thereto or to deposit the same with an Eligible Bank in accordance with Section 15(c), then without in any way relieving the Corporation of its obligation to pay such amount in accordance herewith (except to the extent expressly provided in this Section 11(d)(3)), the Holder of any such share of Series B Convertible Preferred Stock shall continue to have the right to convert such share of Series B Convertible Preferred Stock into Common Stock in accordance with Section 10 at any time prior to the date on which the Corporation pays the Optional Redemption Price of such share of Series B Convertible Preferred Stock to such Holder (together with any amount due to such holder pursuant to Section 15(d)) or so deposits the same (together with any amount due to such Holder pursuant to Section 15(d)) and gives notice to such Holder of such deposit; provided, however, that the shares of Common Stock received by such Holder upon any such conversion in certain circumstances may be subject to restrictions on resale by such Holder arising under applicable securities laws to the extent not registered for resale by such Holder pursuant to the Registration Statement. If a Holder converts all or any portion of such Holder’s shares of Series B Convertible Preferred Stock as permitted by this Section 11(d)(3), the amount of the Optional Redemption Price due to such Holder with respect to the number of shares of Series B Convertible Preferred Stock so converted shall be reduced by $1,000 for each share of Series B Convertible Preferred Stock so converted.

Section 12. Voting Rights; Certain Restrictions.

(a) Voting Rights. Except as otherwise required by law or expressly provided herein, shares of Series B Convertible Preferred Stock shall not be entitled to vote on any matter.

(b) Articles of Incorporation; Certain Stock. The affirmative vote or consent of the Majority Holders, voting separately as a class, will be required for (1) any amendment, alteration, or repeal, whether by merger or consolidation or otherwise, of the Corporation’s Articles of Incorporation if the amendment, alteration, or repeal materially and adversely affects the powers, preferences, or special rights of the Series B Convertible Preferred Stock, or (2) the creation and issuance of any Senior Dividend Stock or Senior Liquidation Stock; provided, however, that any increase in the authorized Preferred Stock of the Corporation or the creation and issuance of any stock which is both Junior Dividend Stock and Junior Liquidation Stock shall not be deemed to affect materially and adversely such powers, preferences, or special rights and any such increase or creation and issuance may be made without any such vote by the holders of Series B Convertible Preferred Stock except as otherwise required by law.

(c) Repurchases of Series B Convertible Preferred Stock. The Corporation shall not repurchase or otherwise acquire any shares of Series B Convertible Preferred Stock (other than pursuant to Sections 7 or 11) unless the Corporation offers to repurchase or otherwise acquire simultaneously a pro rata portion of each holder’s shares of Series B Convertible Preferred Stock for cash at the same price per share.

(d) Other. So long as any shares of Series B Convertible Preferred Stock are outstanding:

(1) Payment of Obligations. The Corporation will pay and discharge, and will cause each subsidiary of the Corporation to pay and discharge, when due all their respective obligations and liabilities which are material to the Corporation and its subsidiaries taken as a whole, including, without limitation, tax liabilities, except where the same may be contested in good faith by appropriate proceedings.

(2) Maintenance of Property; Insurance. (A) The Corporation will keep, and will cause each subsidiary of the Corporation to keep, all material property useful and necessary in its business in good working order and condition, ordinary wear and tear excepted.

(B) The Corporation will maintain, and will cause each subsidiary of the Corporation to maintain, with financially sound and responsible insurance companies, insurance in at least such amounts and covering such risks as is reasonably adequate for the conduct of their businesses and the value of their properties.

(3) Conduct of Business and Maintenance of Existence. The Corporation will continue, and will cause each subsidiary of the Corporation to continue, to engage in business of the same general type as conducted by the Corporation and its operating subsidiaries at the time this Certificate of Designations is filed with the Secretary of State of the State of Nevada, and will preserve, renew and keep in full force and effect, and will cause each subsidiary of the Corporation to preserve, renew and keep in full force and effect, their respective corporate existence and their respective material rights, privileges and franchises necessary or desirable in the normal conduct of business except, in the case of any such matter other than maintenance of the Corporation’s corporate existence, where the failure to do so would not have a material adverse effect on (i) the business, properties, operations, condition (financial or other), results of operation or prospects of the Corporation and the Subsidiaries, taken as a whole, or (ii) the ability of the Corporation to pay and perform its obligations under the Transaction Documents.

(4) Compliance with Laws. The Corporation will comply, and will cause each subsidiary of the Corporation to comply, in all material respects with all applicable laws, ordinances, rules, regulations, decisions, orders and requirements of governmental authorities and courts (including, without limitation, environmental laws) except (i) where compliance therewith is contested in good faith by appropriate proceedings or (ii) where non-compliance therewith could not reasonably be expected to have a material adverse effect on the business, condition (financial or otherwise), operations, performance, properties or prospects of the Corporation and its subsidiaries taken as a whole.

(5) Investment Company Act. The Corporation will not be or become an open-end investment trust, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act of 1940, as amended, or any successor provision.

(6) Limitations on Asset Sales, Liquidations, Etc.; Certain Matters. The Corporation shall not, and shall not permit any Subsidiary to:

(a) sell, convey or otherwise dispose of all or substantially all of its assets as an entirety or substantially as an entirety in a single transaction or in a series of related transactions; or

(b) liquidate, dissolve or otherwise wind up its affairs.

For purposes of the preceding clause (b), a consolidation or merger of the Corporation or any Subsidiary in and of itself shall not be considered a liquidation, dissolution or winding up of the Corporation or such Subsidiary.

(7) Listing Eligibility Reporting. The Corporation shall notify the Holders from time to time within five days after the Corporation first learns that it does not meet any of the applicable requirements for the continued listing of the Common Stock on the principal securities market or exchange on which the Common Stock is listed from time to time.

(8) Transactions with Affiliates. The Corporation will not, and will not permit any Subsidiary, directly or indirectly, to pay any funds to or for the account of, make any investment (whether by acquisition of stock or Indebtedness, by loan, advance, transfer of property, guarantee or other agreement to pay, purchase or service, directly or indirectly, any Indebtedness, or otherwise) in, lease, sell, transfer or otherwise dispose of any assets, tangible or intangible, to, or participate in, or effect any transaction in connection with, any joint enterprise or other joint arrangement with, any Affiliate of the Corporation, except, on terms to the Corporation or such Subsidiary no less favorable than terms that could be obtained by the Corporation or such Subsidiary from a Person that is not an Affiliate of the Corporation, as determined in good faith by the Board of Directors.

(9) Limitation on Certain Issuances. The Corporation shall not (A) offer, sell or issue or enter into any agreement, arrangement or understanding to offer, sell or issue any Common Stock Equivalent for which the price at which the holder of such Common Stock Equivalent is entitled to acquire shares of Common Stock varies based on the market or trading price of the Common Stock, (B) offer, sell or issue, or enter into any agreement, arrangement or understanding to offer sell or issue any Common Stock or Common Stock Equivalent or terms which provide for adjustment or repricing of the purchase price or number of shares or other units of such Common Stock or Common Stock Equivalents other than pursuant to customary anti-dilution provisions or (C) enter into any agreement, arrangement or understanding under which the Corporation has the right or obligation to sell shares of Common Stock or Common Stock Equivalents at any time or from time to time at a price or prices based on the market or trading price of the Common Stock (including, without limitation any agreement, arrangement or understanding that is commonly known as an “equity line of credit” or “equity line”.

Section 13. Outstanding Shares. For purposes of this Certificate of Designations, all authorized and issued shares of Series B Convertible Preferred Stock shall be deemed outstanding except (i) from the applicable Conversion Date, each share of Series B Convertible Preferred Stock converted into Common Stock, unless the Corporation shall default in its obligation to issue and deliver shares of Common Stock upon such conversion as and when required by Section 10; (ii) from the date of registration of transfer, all shares of Series B Convertible Preferred Stock held of record by the Corporation or any subsidiary or Affiliate of the Corporation (other than an Affiliate of the Corporation who is a natural person or any original holder of shares of Series B Convertible Preferred Stock) and (iii) from the applicable Mandatory Redemption Date or Optional Redemption Date, all shares of Series B Convertible Preferred Stock which are redeemed or repurchased, so long as in each case the Mandatory Redemption Price, the Optional Redemption Price or other repurchase price, as the case may be, of such shares of Series B Convertible Preferred Stock shall have been paid by the Corporation as and when due hereunder.

Section 14. Forms of Notices. The forms of certain of the notices required or permitted under this Certificate of Designations shall be as provided in this Section 14 or as otherwise agreed by the Corporation and Majority Holders.

(a) Form of Notice of Conversion of Series B Convertible Preferred Stock.

NOTICE OF CONVERSION

OF

SERIES B CONVERTIBLE PREFERRED STOCK

OF

DWANGO NORTH AMERICA CORP.

TO:	Dwango North America Corp.	OR	Interwest Transfer Company, Inc.,
	200 West Mercer Street		as Conversion Agent
Suite 501
Seattle, Washington 98119

	Attention: Chief Executive Officer		Attention:

	Facsimile No.: (206) 286-1442		Facsimile No.: (801) 277-3147

(1) Pursuant to the terms of the Series B Convertible Preferred Stock (the “Preferred Stock”), of Dwango North America Corp., a Nevada corporation (the “Corporation”), the undersigned (the “Holder”) hereby elects to convert                     shares of the Preferred Stock, including $                 of accrued and unpaid dividends thereon (and $                 of Arrearage Interest, if any, thereon) into shares of Common Stock, $.001 par value (the “Common Stock”), of the Corporation, at a Conversion Price per share of Common Stock of $                , or such other securities into which the Preferred Stock is currently convertible. Capitalized terms used in this Notice and not otherwise defined herein have the respective meanings provided in the Certificate of Designations of Series B Convertible Preferred Stock.

(2) The number of shares of Common Stock issuable upon the conversion of the shares of Preferred Stock to which this Notice relates is                         .

(3) Please issue certificates for the number of shares of Common Stock or other securities into which such number of shares of Preferred Stock is convertible in the name(s) specified immediately below or, if additional space is necessary, on an attachment hereto:

Name	Name

Address	Address

SS or Tax ID Number	SS or Tax ID Number

Delivery Instructions
for Common Stock:

(4) If the shares of Common Stock issuable upon conversion of the Preferred Stock have not been registered for resale under the 1933 Act and this Notice is given prior to the end of the Registration Period under the Subscription Agreement by which the Holder is bound, the Holder represents and warrants that (i) the shares of Common Stock not so registered are being acquired for the account of the Holder for investment, and not with a view to, or for resale in connection with, the public distribution thereof other than pursuant to registration under the 1933 Act or an exemption from registration under the 1933 Act, and that the Holder has no present intention of distributing or reselling the shares of Common Stock not so registered other than pursuant to registration under the 1933 Act or an exemption from registration under the 1933 Act and (ii) the Holder is an “accredited investor” as defined in Regulation D under the 1933 Act. If the provisions of Rule 144(k) under the 1933 Act are inapplicable to the Holder with respect to the Conversion Shares to which this Notice relates, the Holder further agrees that (A) the shares of Common Stock not so registered shall not be sold or transferred unless either (i) such shares first shall have been registered under the 1933 Act or (ii) the Corporation first shall have been furnished with an opinion of legal counsel reasonably satisfactory to the Corporation to the effect that such sale or transfer is exempt from the registration requirements of the 1933 Act and (B) until such shares are registered for resale under the 1933 Act, the Corporation may place a legend on the certificate(s) for the shares of Common Stock not so registered to that effect and place a stop-transfer restriction in its records relating to the shares of Common Stock not so registered, all in accordance with the Subscription Agreement by which the Holder is bound.

Date
Signature of Holder
(Must be signed exactly as name
appears on the Preferred Stock Certificate.)

(b) Form of Mandatory Redemption Notice.

MANDATORY REDEMPTION NOTICE

(Section 7 of Certificate of Designations of

Series B Convertible Preferred Stock)

TO:
(Name of Holder)

(1) Pursuant to the terms of the Series B Convertible Preferred Stock (the “Preferred Stock”), Dwango North America Corp., a Nevada corporation (the “Corporation”), hereby notifies the above-named holder (the “Holder”) that the Corporation is redeeming shares of Preferred Stock held by the Holder in accordance with Section 7 of the Certificate of Designations of the Series B Convertible Preferred Stock (the “Certificate of Designations”).

(2) The Mandatory Redemption Date is                                 .

(3) The Mandatory Redemption Price per share of Preferred Stock is $                .

(4) Upon surrender to the Corporation of the certificate(s) for the shares of Preferred Stock to be redeemed (but in no event earlier than the Mandatory Redemption Date), the Corporation will make payment of the Mandatory Redemption Price in accordance with the Certificate of Designations.

(5) Capitalized terms used herein and not otherwise defined herein have the respective meanings provided in the Certificate of Designations.

Date:	DWANGO NORTH AMERICA CORP.

By
Title:

(c) Form of Corporation Notice.

CORPORATION NOTICE

(Section 11(b)(1) of Certificate of Designations of

Series B Convertible Preferred Stock)

TO:
(Name of Holder)

(1) An Optional Redemption Event described in the Certificate of Designations (the “Certificate of Designations”) of Series B Convertible Preferred Stock (the “Preferred Stock”) of Dwango North America Corp., a Nevada corporation (the “Corporation”), occurred on                     . As a result of such Optional Redemption Event, the above-named holder (the “Holder”) is entitled to exercise its optional redemption rights pursuant to Section 11(b)(2) of the Certificate of Designations.

(2) The Holder’s optional redemption rights must be exercised on or before                     ,           .

(3) On or before the date set forth in the preceding paragraph (2), the Holder must deliver to the Corporation a Holder Notice, in the form set forth in Section 14(d) of the Certificate of Designations.

(4) In order to receive payment of the Optional Redemption Price of the shares of Preferred Stock to be redeemed, the Holder must deliver to the Corporation the certificates for the shares of Preferred Stock to be redeemed, duly endorsed for transfer to the Corporation of the shares to be redeemed.

(5) Capitalized terms used herein and not otherwise defined herein have the respective meanings provided in the Certificate of Designations.

Date	DWANGO NORTH AMERICA CORP.

By
Title:

(d) Form of Holder Notice.

HOLDER NOTICE

(Section 11(b)(2) of Certificate of Designations of

Series B Convertible Preferred Stock)

TO: DWANGO NORTH AMERICA CORP.

(1) Pursuant to the terms of the Series B Convertible Preferred Stock (the “Preferred Stock”) of Dwango North America Corp., a Nevada corporation (the “Corporation”), the undersigned holder (the “Holder”) hereby elects to exercise its right to require redemption by the Corporation pursuant to Section 11 of the Certificate of Designations of Series B Convertible Preferred Stock (the “Certificate of Designations”) of                  shares of Preferred Stock at an Optional Redemption Price per share in cash equal to the sum of (a) the Stated Value plus (b) an amount equal to $                 of accrued and unpaid dividends (the Accrual Amount) on each share of Series B Convertible Preferred Stock to be redeemed to the Optional Redemption Date plus (c) an amount equal to accrued and unpaid interest, if any, on cash dividends in arrears on such share of Series B Convertible Preferred Stock to the Optional Redemption Date.

(2) The aggregate Optional Redemption Price of all shares of Preferred Stock to be redeemed from the Holder pursuant to this Notice is $            .

(3) Capitalized terms used herein and not otherwise defined herein have the respective meanings provided in the Certificate of Designations.

Date:	NAME OF HOLDER:

By
Signature of Registered Holder
(Must be signed exactly as name
appears on the stock certificate.)

Section 15. Miscellaneous.

(a)Notices. Any notices required or permitted to be given under the terms of this Certificate of Designations shall be in writing and shall be delivered personally (which shall include telephone line facsimile transmission) or by courier and shall be deemed given upon receipt, if delivered personally or by courier (a) in the case of the Corporation, addressed to the Corporation at 200 West Mercer Street, Suite 501, Seattle, Washington 98119, Attention: Chief Executive Officer (telephone line facsimile transmission number (206) 286-1442), or (b) in the case of any holder of shares of Series B Convertible Preferred Stock, at such holder’s address or telephone line facsimile transmission number shown on the stock books maintained by the Corporation with respect to the Series B Convertible Preferred Stock or such other address as the Corporation shall have provided by notice to the holders of shares of Series B Convertible Preferred Stock in accordance with this Section or any holder of shares of Series B Convertible Preferred Stock shall have provided to the Corporation in accordance with this Section.

(b) Replacement of Certificates. Upon receipt by the Corporation of evidence reasonably satisfactory to the Corporation of the ownership of and the loss, theft, destruction or mutilation of any certificate for shares of Series B Convertible Preferred Stock and (1) in the case of loss, theft or destruction, of indemnity from the record holder of the certificate for such shares of Series B Convertible Preferred Stock reasonably satisfactory in form to the Corporation (and without the requirement to post any bond or other security if such holder has and agrees to maintain reasonably sufficient assets to support the indemnity) or (2) in the case of mutilation, upon surrender and cancellation of the certificate for such shares of Series B Convertible Preferred Stock, the Corporation will execute and deliver to such holder a new certificate for such shares of Series B Convertible Preferred Stock without charge to such holder.

(c) Payment on Redemption; Deposit of Redemption Price. If any share of Series B Convertible Preferred Stock is to be redeemed as provided in Section 7 or 11 and any notice required in connection therewith shall have been timely given as provided therein, the applicable redemption price of such share of Series B Convertible Preferred Stock to be so redeemed and with respect to which any such notice has been given shall become due and payable on the applicable redemption date. On and after such redemption date, provided that the Corporation shall have paid such redemption price to the respective Holders who are entitled thereto on or prior to the applicable redemption date or shall have deposited with an Eligible Bank on or prior to such redemption date, to be held in trust for the respective Holders entitled thereto, an amount sufficient to pay the applicable redemption price, then on such redemption date the dividends on such share of Series B Convertible Preferred Stock shall cease to accrue, and such share of Series B Convertible Preferred Stock shall be deemed not to be outstanding and the Holder thereof shall not be entitled to any rights of a Holder except to receive payment of the applicable redemption price and all other rights hereunder with respect to such share of Series B Convertible Preferred Stock shall cease. So long as the Corporation shall have so paid or deposited the full amount of the applicable redemption price on a timely basis, no Holder shall be entitled to interest on the amount so held by such Eligible Bank and, so long as the Corporation shall be in compliance in all material respects with its obligations to the Holders (including, without limitation, its obligations under the Transaction Documents), the Corporation shall be entitled to any interest paid by such Eligible Bank on the funds so deposited, subject to applicable abandoned property and escheat laws. On presentation and surrender of the certificate for such share of Series B Convertible Preferred Stock, such share shall be redeemed at the applicable redemption price.

(d)Overdue Amounts. Except as otherwise specifically provided in Section 5 with respect to dividends in arrears on the Series B Convertible Preferred Stock, whenever any amount which is due to any holder of shares of Series B Convertible Preferred Stock is not paid to such holder when due, such amount shall bear interest at the rate of 14% per annum (or such other rate as shall be the maximum rate allowable by applicable law) until paid in full.

DWANGO NORTH AMERICA CORP.

CERTIFICATE OF DESIGNATIONS OF
SERIES C CONVERTIBLE PREFERRED STOCK

(Pursuant to Section 78.1955 of the General Corporation
Law of the State of Nevada)

Dwango North America Corp., a Nevada corporation (the “Corporation”), in accordance with the provisions of Section 78.1955 of the General Corporation Law of the State of Nevada (the “NGCL”), DOES HEREBY CERTIFY:

That pursuant to authority vested in the Board of Directors of the Corporation by the Articles of Incorporation of the Corporation, the Board of Directors of the Corporation, at a meeting duly called and held on January 11, 2005 adopted a resolution providing for the creation of a series of the Corporation’s Preferred Stock, $.001 par value, which series is designated as “Series C Convertible Preferred Stock,” which resolution is as follows:

RESOLVED, that pursuant to authority vested in the Board of Directors by the Articles of Incorporation of the Corporation, the Board of Directors does hereby provide for the creation of a series of Preferred Stock, $.001 par value (hereinafter called the “Preferred Stock”), of the Corporation, and to the extent that the voting powers and the designations, preferences and relative, participating, optional or other special rights thereof and the qualifications, limitations or restrictions of such rights have not been set forth in the Articles of Incorporation of the Corporation, does hereby fix the same as follows:

SERIES C CONVERTIBLE PREFERRED STOCK

Section 1.    Definitions. As used herein, the following terms shall have the following meanings:

“Accrual Amount” means with respect to any share of Series C Convertible Preferred Stock on any date the amount of all accrued but unpaid dividends on such share from the Issuance Date to the date of determination.

“Affiliate” means, with respect to any person, any other person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with the subject person; for purposes of this definition, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”), as used with respect to any person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person, whether through the ownership of voting securities or by contract or otherwise.

“Aggregation Parties” shall have the meaning set forth in Section 10(g).

“AMEX” means the American Stock Exchange, Inc.

“Average Market Price” for any date means the arithmetic average of the Market Price for each of the Trading Days during the applicable Measurement Period.

“Board of Directors” or “Board” means the Board of Directors of the Corporation.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Corporation to have been duly adopted by the Board of Directors, or duly authorized committee thereof (to the extent permitted by applicable law), and to be in full force and effect on the date of such certification, and delivered to the Holders.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

“Common Stock” includes the Common Stock, $.001 par value, of the Corporation as authorized on the date hereof, and any other securities into which or for which the Common Stock may be converted or exchanged pursuant to a plan of recapitalization, reorganization, merger, sale of assets or otherwise and any stock (other than Common Stock) and other securities of the Corporation or any other Person which any Holder at any time shall be entitled to receive, or shall have received, on the exercise of conversion rights of the Series C Convertible Preferred Stock, in lieu of or in addition to Common Stock.

“Common Stock Equivalent” means any warrant, option, subscription or purchase right with respect to shares of Common Stock, any security convertible into, exchangeable for, or otherwise entitling the holder thereof to acquire, shares of Common Stock or any warrant, option, subscription or purchase right with respect to any such convertible, exchangeable or other security.

“Conversion Agent” means Interwest Transfer Company, or its duly appointed successor, as conversion agent for the Series C Convertible Preferred Stock.

“Conversion Date” means the date on which a Conversion Notice is given by a Holder, whether by mail, courier, personal service, telephone line facsimile transmission or other means, as provided in Section 10(b).

“Conversion Notice” means a written notice, duly signed by or on behalf of a Holder substantially in the form set forth in Section 14(a).

“Conversion Price” means $1.64; provided, however, that the Conversion Price shall be subject to adjustment as provided in Section 10.

“Converted Market Price” means, for any share of Series C Convertible Preferred Stock as of any date of determination, an amount equal to the product obtained by multiplying (x) the number of shares of Common Stock which would, at the time of such determination, be issuable on conversion in accordance with Section 10(a) of one share of Series C Convertible Preferred Stock if a Conversion Notice were given by the holder of such share of Series C Convertible Preferred Stock on the date of such determination (determined without regard to any limitation on conversion based on beneficial ownership contained in Section 10(g)) times (y) the Average Market Price of the Common Stock during the Measurement Period for the date of such determination.

“Corporation Certificate” means a certificate of the Corporation signed by an Officer setting forth in reasonable detail the computations provided for in Section 78.288 of the NGCL (or any such successor or replacement provisions or laws) and the amount that would be available for payment of the Optional Redemption Price of the Series C Convertible Preferred Stock if the Holders had exercised their redemption rights under Section 11.

“Corporation Notice” means a Corporation Notice substantially in the form set forth in Section 14(b).

“Current Fair Market Value” when used with respect to the Common Stock as of a specified date means with respect to each share of Common Stock the average of the closing prices of the Common Stock sold on all securities exchanges (including the Nasdaq and the Nasdaq SmallCap Market) on which the Common Stock may at the time be listed, or, if there have been no sales on any such exchange on such day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if on such day the Common Stock is not so listed, the average of the representative bid and asked prices quoted in the NASDAQ System as of 4:00 p.m., New York City time, or, if on such day the Common Stock is not quoted in the NASDAQ System, the average of the highest bid and lowest asked price on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization, in each such case averaged over a period of five Trading Days consisting of the day as of which the Current Fair Market Value of Common Stock is being determined (or if such day is not a Trading Day, the Trading Day next preceding such day) and the four consecutive Trading Days prior to such day. If on the date for which Current Fair Market Value is to be determined the Common Stock is not listed on any securities exchange or quoted in the NASDAQ System or the over-the-counter market, the Current Fair Market Value of Common Stock shall be the highest price per share which the Corporation could then obtain from a willing buyer (not an employee or director of the Corporation at the time of determination) in an arm’s length transaction for shares of Common Stock sold by the Corporation, from authorized but unissued shares, as determined in good faith by the Board of Directors.

“Current Market Price” shall mean the arithmetic average of the daily Market Prices per share of Common Stock for the ten consecutive Trading Days ending on and including the Trading Day immediately prior to the date in question; provided, however, that (1) if the “ex” date (as hereinafter defined) for any event (other than the issuance or distribution requiring such computation) that requires an adjustment to the Conversion Price pursuant to Section 10(c)(1), (2), (3), (4), (5), (6), (7) or (8), occurs during such ten consecutive Trading Days, the Market Price for each Trading Day prior to the “ex” date for such other event shall be adjusted by multiplying such Market Price by the same fraction by which the Conversion Price is so required to be adjusted as a result of such other event, (2) if the “ex” date for any event (other than the issuance or distribution requiring such computation) that requires an adjustment to the Conversion Price pursuant to Section 10(c)(1), (2), (3), (4), (5), (6), (7) or (8), occurs on or after the “ex” date for the issuance or distribution requiring such computation and prior to the day in question, the Market Price for each Trading Day on and after the “ex” date for such other event shall be adjusted by multiplying such Market Price by the reciprocal of the fraction by which the Conversion Price is so required to be adjusted as a result of such other event, and (3) if the “ex” date for the issuance or distribution requiring such computation is prior to the day in question, after taking into account any adjustment required pursuant to clause (1) or (2) of this proviso, the Market Price for each Trading Day on or after such “ex” date shall be adjusted by adding thereto the amount of any cash and the fair market value (as determined by the Board of Directors in a manner consistent with any determination of such value for purposes of Section 10(c)(4) or (6), whose determination shall be conclusive and described in a Board Resolution) of the evidences of indebtedness, shares of capital stock or assets being distributed applicable to one share of Common Stock as of the close of business on the day before such “ex” date. For purposes of any computation under Section 10(c)(6), the Current Market Price of the Common Stock on any date shall be deemed to be the arithmetic average of the daily Market Prices per share of Common Stock for such day and the next two succeeding Trading Days; provided, however, that if the “ex” date for any event (other than the Tender Offer requiring such computation) that requires an adjustment to the Conversion Price pursuant to Section 10(c)(1), (2), (3), (4), (5), (6), (7) or (8), occurs on or after the Expiration Time for the Tender Offer requiring such computation and prior to the day in question, the Market Price for each Trading Day on and after the “ex” date for such other event shall be adjusted by multiplying such Market Price by the reciprocal of the fraction by which the Conversion Price is so required to be adjusted as a result of such other event. For purposes of this paragraph, the term “ex” date, (1) when used with respect to any issuance or distribution, means the first date on which the Common Stock trades, regular way, on the relevant exchange or in the relevant market from which the Market Price was obtained without the right to receive such issuance or distribution, (2) when used with respect to any subdivision or combination of shares of Common Stock, means the first date on which the Common Stock trades, regular way, on such exchange or in such market after the time at which such subdivision or combination becomes effective, and (3) when used with respect to any Tender Offer means the first date on which the Common Stock trades, regular way, on such exchange or in such market after the Expiration Time of such Tender Offer. Notwithstanding the foregoing, whenever successive adjustments to the Conversion Price are called for pursuant to Section 10(c), such adjustments shall be made to the Current Market Price as may be necessary or appropriate to effectuate the intent of Section 10(c) and to avoid unjust or inequitable results as determined in good faith by the Board of Directors.

“Eligible Bank” means a corporation organized or existing under the laws of the United States or any other state, having combined capital and surplus of at least $100 million and subject to supervision by federal or state authority and which has a branch located in New York, New York.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Expiration Time” shall have the meaning provided in Section 10(c)(6).

“Extended Redemption Date” means with respect to any shares of Series C Convertible Preferred Stock to which Section 9 applies, the date that is 30 days after the date on which the Corporation is no longer restricted from redeeming shares of Series C Convertible Preferred Stock by reason of a restriction contained in Section 78.288 of the NGCL.

“Fundamental Change” means

(a)    Any consolidation or merger of the Corporation or any Subsidiary with or into another entity (other than a merger or consolidation of a Subsidiary into the Corporation or a wholly-owned Subsidiary) where the stockholders of the Corporation immediately prior to such transaction do not collectively own at least 51% of the outstanding voting securities of the surviving corporation of such consolidation or merger immediately following such transaction; or the sale of all or substantially all of the assets of the Corporation and the Subsidiaries in a single transaction or a series of related transactions; or

(b)    The occurrence of any transaction or event in connection with which all or substantially all the Common Stock shall be exchanged for, converted into, acquired for or constitute the right to receive consideration (whether by means of an exchange offer, liquidation, tender offer, consolidation, merger, combination, reclassification, recapitalization or otherwise) which is not all or substantially all common stock which is (or will, upon consummation of or immediately following such transaction or event, will be) listed on a national securities exchange or approved for quotation on Nasdaq or any similar United States system of automated dissemination of transaction reporting of securities prices; or

(c)    The acquisition by a Person or entity or group of Persons or entities acting in concert as a partnership, limited partnership, syndicate or group, as a result of a tender or exchange offer, open market purchases, privately negotiated purchases or otherwise, of beneficial ownership of securities of the Corporation representing 50% or more of the combined voting power of the outstanding voting securities of the Corporation ordinarily (and apart from rights accruing in special circumstances) having the right to vote in the election of directors.

“Generally Accepted Accounting Principles” for any person means the generally accepted accounting principles and practices applied by such person from time to time in the preparation of its audited financial statements.

“Holder” means at any time with respect to any share of Series C Convertible Preferred Stock the Person shown as the holder of record of such share of Series C Convertible Preferred Stock on the records of the Corporation relating to the Series C Convertible Preferred Stock which records are maintained in accordance with applicable law.

“Holder Notice” means a Holder Notice substantially in the form set forth in Section 14(c).

“Indebtedness” as used in reference to any Person means all indebtedness of such Person for borrowed money, the deferred purchase price of property, goods and services and obligations under leases which are required to be capitalized in accordance with Generally Accepted Accounting Principles and shall include all such indebtedness guaranteed in any manner by such Person or in effect guaranteed by such Person through a contingent agreement to purchase and all indebtedness for the payment or purchase of which such Person has contingently agreed to advance or supply funds and all indebtedness secured by mortgage or other lien upon property owned by such Person, although such Person has not assumed or become liable for the payment of such indebtedness, and, for all purposes hereof, such indebtedness shall be treated as though it has been assumed by such Person.

“Issuance Date” means the first date of original issuance of any shares of Series C Convertible Preferred Stock.

“Junior Dividend Stock” means, collectively, the Common Stock and any other class or series of capital stock of the Corporation ranking junior as to dividends to the Series C Convertible Preferred Stock.

“Junior Liquidation Stock” means the Common Stock or any other class or series of the Corporation’s capital stock ranking junior as to liquidation rights to the Series C Convertible Preferred Stock.

“Liquidation Preference” means, for each share of Series C Convertible Preferred Stock, the sum of (i) an amount equal to the Accrual Amount thereon to the date of final distribution to such holders and (ii) $1,000.00.

“Majority Holders” means at any time the holders of shares of Series C Convertible Preferred Stock which shares constitute a majority of the outstanding shares of Series C Convertible Preferred Stock.

“Market Price” with respect to any security on any day shall mean the closing bid price of such security on such day on the Nasdaq, the NYSE or the AMEX, as applicable, or, if such security is not listed or admitted to trading on the Nasdaq, the NYSE or the AMEX, on the principal national securities exchange or quotation system on which such security is quoted or listed or admitted to trading, in any such case as reported by Bloomberg, L.P. (or if such source ceases to be available, comparable source selected by the Holder and acceptable to the Company in its reasonable judgment) or, if not quoted or listed or admitted to trading on any national securities exchange or quotation system, the average of the closing bid and asked prices of such security on the over-the-counter market on the day in question, as reported by the National Quotation Bureau Incorporated, or a similar generally accepted reporting service, or if not so available, in such manner as furnished by any NYSE member firm selected from time to time by the Board of Directors for that purpose, or a price determined in good faith by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution.

“Measurement Period” means, with respect to any date, the period of ten consecutive Trading Days ending on the Trading Day prior to such date.

“Nasdaq” means the Nasdaq National Market.

“Nasdaq SmallCap” means the Nasdaq SmallCap Market.

“Next Financing” means the next private placement financing, or series of related private placement financings, by the Corporation pursuant to which gross proceeds of at least $5,000,000 are raised.

“1933 Act” means the Securities Act of 1933, as amended.

“NYSE” means the New York Stock Exchange, Inc.

“Optional Redemption Event” means any one of the following events:

(1)    The Common Stock ceases to be listed for trading on any of the Nasdaq, the Nasdaq SmallCap, the NYSE, the AMEX or the Over the Counter Bulletin Board and is not simultaneously listed on one of the other such markets or exchanges;

(2)    The Corporation shall (A) default in the timely performance of the obligation to issue shares of Common Stock upon conversion of shares of Series C Convertible Preferred Stock as and when required by Section 10 or (B) fail or default in the timely performance of any material obligation (other than as specifically set forth elsewhere in this definition) to a holder of shares of Series C Convertible Preferred Stock under the terms of this Certificate of Designations or under the Subscription Agreement, the Warrants or any other agreement or document entered into in connection with the issuance of shares of Series C Convertible Preferred Stock, as such instruments may be amended from time to time; provided, however, that (i) with respect to the first two occurrences of an event described in clause (A) above, each of such events shall be an Optional Redemption Event only if such default shall have continued for a period of five Trading Days after notice thereof is given to the Corporation by any holder of shares of Series C Convertible Preferred Stock and (ii) an event described in clause (B) above shall be an Optional Redemption Event only if such failure or default shall have continued for a period of 30 days after notice thereof is given to the Corporation by any holder of shares of Series C Convertible Preferred Stock;

(3)    Any Fundamental Change;

(4)    Any material representation or warranty of the Corporation made herein or in any other Transaction Document shall be false or misleading in any material respect when made or deemed made;

(5)    The Corporation or any Subsidiary shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due or shall admit in writing its inability generally to pay its debts as they become due;

(6)    An involuntary case or other proceeding shall be commenced against the Corporation or any Subsidiary seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of sixty consecutive days;

(7)    Any court of competent jurisdiction shall enter one or more final judgments against the Corporation or any Subsidiary or any of their respective properties or other assets in an aggregate amount in excess of $500,000, which is not vacated, appealed, bonded, stayed, discharged, satisfied or waived for a period of thirty consecutive days;

(8)    (A) The Corporation or any Subsidiary shall (i) default in any payment with respect to any Indebtedness which Indebtedness has an outstanding principal amount in excess of $250,000 individually or $750,000 in the aggregate for the Corporation and the Subsidiaries, beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created or (ii) default in the observance or performance of any agreement, covenant or condition relating to any Indebtedness of the Corporation or any of its Subsidiaries which has an outstanding principal amount in excess of $250,000 individually or $750,000 in the aggregate or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause, any such Indebtedness to become due prior to its stated maturity and such default or event shall continue beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created (after giving effect to any consent or waiver obtained and then in effect thereunder) and such default shall continue for five days (or to such earlier date as the holder of any other Indebtedness shall declare the same due and payable by reason of such default); or (B) any Indebtedness of the Corporation or any of its Subsidiaries which has an outstanding principal amount in excess of $250,000 individually or $750,000 in the aggregate shall, in accordance with its terms, be declared to be due and payable, or required to be prepaid other than by a regularly scheduled or required payment prior to the stated maturity thereof; or

(9)    The adoption of any amendment to the Corporation’s Articles of Incorporation, without the consent of the Majority Holders, which materially and adversely affects the rights of any holder of shares of Series C Convertible Preferred Stock.

“Optional Redemption Price” means an amount in cash equal to the sum of (A) the Stated Value plus (B) an amount equal to the Accrual Amount plus (C) an amount equal to accrued and unpaid interest, if any, on cash dividends in arrears on such share of Series C Convertible Preferred Stock to the applicable Optional Redemption Date.

“Parity Dividend Stock” means any class or series of the Corporation’s capital stock ranking, as to dividends, on a parity with the Series C Convertible Preferred Stock.

“Parity Liquidation Stock” means any class or series of the Corporation’s capital stock having parity as to liquidation rights with the Series C Convertible Preferred Stock.

“Person” means any natural person, partnership, corporation, limited liability company, trust, incorporated organization, unincorporated association, joint stock company or association or similar entity or any government, governmental agency or political subdivision.

“Record Date” shall mean, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock have the right to receive any cash, securities or other property or in which the Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of stockholders entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).

“Redemption Limitation Event” means the failure of the Corporation to pay the applicable redemption price when due for some or all of the shares of Series C Convertible Preferred Stock required to be redeemed pursuant to Section 11 by reason of a restriction contained in the NGCL and such Redemption Limitation Event shall be deemed to continue until such redemption price is paid in full in accordance with the terms of this Certificate of Designations.

“Registration Statement” shall have the meaning provided in the Subscription Agreement.

“SEC” means the United States Securities and Exchange Commission.

“SEC Effective Date” means the date the Registration Statement is first declared effective by the SEC.

“Senior Dividend Stock” means any class or series of capital stock of the Corporation ranking senior as to dividends to the Series C Convertible Preferred Stock.

“Senior Liquidation Stock” means any class or series of capital stock of the Corporation ranking senior as to liquidation rights to the Series C Convertible Preferred Stock.

“Series A Convertible Preferred Stock” means the Series A Convertible Preferred Stock, $.001 par value, of the Corporation.

“Series B Convertible Preferred Stock” means the Series B Convertible Preferred Stock, $.001 par value, of the Corporation.

“Series C Convertible Preferred Stock” means the Series C Convertible Preferred Stock, $.001 par value, of the Corporation.

“Stated Value” means $1,000 per share of Series C Convertible Preferred Stock.

“Subscription Agreement” means the Subscription Agreement by and between the Corporation and the original holders of shares of Series C Convertible Preferred Stock pursuant to which the shares of Series C Convertible Preferred Stock were issued.

“Subsidiary” means any corporation or other entity of which a majority of the capital stock or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by the Corporation.

“Tender Offer” means a tender offer or exchange offer.

“Trading Day” means a day on whichever of (x) the national securities exchange, (y) the Nasdaq or (z) such other securities market, which at the time constitutes the principal securities market for the Common Stock, is open for general trading.

“Transaction Documents” shall have the meaning provided in the Subscription Agreement.

“Warrants” means the Common Stock Purchase Warrants issued by the Corporation in connection with the issuance of the shares of Series C Convertible Preferred Stock.

Section 2.    Designation and Amount. The shares of such series shall be designated as “Series C Convertible Preferred Stock”, and the number of shares constituting the Series C Convertible Preferred Stock shall be 700, and shall not be subject to increase. The Corporation shall not issue any shares of Series C Convertible Preferred Stock other than pursuant to the Subscription Agreement, unless such issuance shall have been approved by the Majority Holders. Any shares of Series C Convertible Preferred Stock which are redeemed by the Corporation and retired and any shares of Series C Convertible Preferred Stock which are converted in accordance with Section 10 shall be restored to the status of authorized, unissued and undesignated shares of the Corporation’s class of Preferred Stock and shall not be subject to issuance, and may not thereafter be outstanding, as shares of Series C Convertible Preferred Stock.

Section 3.    [Reserved.]

Section 4.    Rank. Subject to Section 12(b), all Series C Convertible Preferred Stock shall rank (i) senior to the Common Stock, now or hereafter issued, as to payment of dividends and distribution of assets upon liquidation, dissolution, or winding up of the Corporation, whether voluntary or involuntary, (ii) junior to the Series A Convertible Preferred Stock and Series B Convertible Preferred Stock, both as to payment of dividends and as to distributions of assets upon liquidation, dissolution, or winding up of the Corporation, whether voluntary or involuntary, (iii) senior to any additional series of the class of Preferred Stock which series the Board of Directors may from time to time authorize, both as to the payment of dividends and as to distributions of assets upon liquidation, dissolution, or winding up of the Corporation, whether voluntary or involuntary, and (iv) senior to any additional class of preferred stock (or series of preferred stock of such class) which the Board of Directors or the stockholders may from time to time authorize in accordance herewith.

Section 5.    Dividends and Distributions. (a) The holders of shares of Series C Convertible Preferred Stock shall be entitled to receive, when, as, and if declared by the Board of Directors out of funds legally available for such purpose, dividends at the rate of $90.00 per annum per share, and no more, which shall be fully cumulative, shall accrue without interest (except as otherwise provided herein as to dividends in arrears) from the date of original issuance of each share of Series C Convertible Preferred Stock and shall be payable quarterly on March 1, June 1, September 1 and December 1 of each year commencing March 1, 2005 (except that if any such date is a Saturday, Sunday, or legal holiday, then such dividend shall be payable on the next succeeding day that is not a Saturday, Sunday, or legal holiday) to holders of record as they appear on the stock books of the Corporation on such record dates, which record dates must be not more than 20 nor less than 10 days preceding the payment dates for such dividends, as shall be fixed by the Board. Dividends on the Series C Convertible Preferred Stock shall be paid in cash or, in lieu of paying such dividends and subject to the limitations in Section 5(b) hereof, the amount of such dividends shall be included in the Accrual Amount for each share, at the option of the Corporation as hereinafter provided. The amount of the dividends payable per share of Series C Convertible Preferred Stock for each quarterly dividend period shall be computed by dividing the annual dividend amount by four. The amount of dividends payable for the initial dividend period and any period shorter than a full quarterly dividend period shall be computed on the basis of a 360-day year of twelve 30-day months. Dividends required to be paid in cash pursuant to Section 5(b) which are not paid on a payment date, whether or not such dividends have been declared, will bear interest at the rate of 10% per annum until paid (or such lesser rate as shall be the maximum rate allowable by applicable law). No dividends or other distributions, other than the dividends payable solely in shares of any Junior Dividend Stock, shall be paid or set apart for payment on any shares of Junior Dividend Stock, and no purchase, redemption, or other acquisition shall be made by the Corporation of any shares of Junior Dividend Stock, unless and until all accrued and unpaid cash dividends on the Series C Convertible Preferred Stock and interest on dividends in arrears at the rate specified herein shall have been paid or declared and set apart for payment.

If at any time any dividend on any Senior Dividend Stock shall be in arrears, in whole or in part, no dividend shall be paid or declared and set apart for payment on the Series C Convertible Preferred Stock unless and until all accrued and unpaid dividends with respect to the Senior Dividend Stock, including the full dividends for the then current dividend period, shall have been paid or declared and set apart for payment, without interest. No full dividends shall be paid or declared and set apart for payment on any Parity Dividend Stock for any period unless all accrued but unpaid dividends (and interest on dividends in arrears at the rate specified herein) have been, or contemporaneously are, paid or declared and set apart for such payment on the Series C Convertible Preferred Stock. No full dividends shall be paid or declared and set apart for payment on the Series C Convertible Preferred Stock for any period unless all accrued but unpaid dividends have been, or contemporaneously are, paid or declared and set apart for payment on the Parity Dividend Stock for all dividend periods terminating on or prior to the date of payment of such full dividends. When dividends are not paid in full upon the Series C Convertible Preferred Stock and the Parity Dividend Stock, all dividends paid or declared and set apart for payment upon shares of Series C Convertible Preferred Stock (and interest on dividends in arrears at the rate specified herein) and the Parity Dividend Stock shall be paid or declared and set apart for payment pro rata, so that the amount of dividends paid or declared and set apart for payment per share on the Series C Convertible Preferred Stock and the Parity Dividend Stock shall in all cases bear to each other the same ratio that accrued and unpaid dividends per share on the shares of Series C Convertible Preferred Stock and the Parity Dividend Stock bear to each other.

Any references to “distribution” contained in this Section 5 shall not be deemed to include any stock dividend or distributions made in connection with any liquidation, dissolution, or winding up of the Corporation, whether voluntary or involuntary.

(b)    If (x) prior to any dividend payment date the Corporation notifies the holders of Series C Convertible Preferred Stock that the dividends with respect to such date will be paid in cash or (y) on any dividend payment date the Corporation is not in compliance in all material respects with its obligations to the holders of the Series C Convertible Preferred Stock (including, without limitation, its obligations under the Subscription Agreement, the Warrants and this Certificate of Designations) and such noncompliance continues for a period of ten days after notice thereof is given to the Corporation by any holder of Series C Convertible Preferred Stock, such dividends must be timely paid in cash. If clauses (x) or (y) of the foregoing sentence do not apply on any dividend payment date, the Corporation may, but shall not be required to, pay the applicable dividends in cash. The amount of any dividends not paid in cash shall be included in the Accrual Amount for each share of Series C Convertible Preferred Stock.

(c)    Neither the Corporation nor any subsidiary of the Corporation shall redeem, repurchase or otherwise acquire in any one transaction or series of related transactions any shares of Common Stock, Junior Dividend Stock or Junior Liquidation Stock if the number of shares so repurchased, redeemed or otherwise acquired in such transaction or series of related transactions is more than 5% of the number of shares of Common Stock, Junior Dividend Stock or Junior Liquidation Stock, as the case may be, outstanding immediately prior to such transaction or series of related transactions unless the Corporation or such subsidiary offers to purchase for cash from each holder of shares of Series C Convertible Preferred Stock at the time of such redemption, repurchase or acquisition the same percentage of such holder’s shares of Series C Convertible Preferred Stock as the percentage of the number of outstanding shares of Common Stock, Junior Dividend Stock or Junior Liquidation Stock, as the case may be, to be so redeemed, repurchased or acquired at a purchase price per share of Series C Convertible Preferred Stock equal to the greater of (i) (A) the Stated Value plus (B) an amount equal to the Accrual Amount plus (C) an amount equal to any accrued and unpaid interest on cash dividends in arrears and (ii) the Converted Market Price on the date of purchase pursuant to this Section 5(c).

(d)    Neither the Corporation nor any subsidiary of the Corporation shall (1) make any Tender Offer for outstanding shares of Common Stock, unless the Corporation contemporaneously therewith makes an offer, or (2) enter into an agreement regarding such a Tender Offer for outstanding shares of Common Stock by any person other than the Corporation or any subsidiary of the Corporation, unless such person agrees with the Corporation to make an offer, in either such case to each holder of outstanding shares of Series C Convertible Preferred Stock to purchase for cash at the time of purchase in such Tender Offer the same percentage of shares of Series C Convertible Preferred Stock held by such holder as the percentage of outstanding shares of Common Stock actually purchased in such Tender Offer at a price per share of Series C Convertible Preferred Stock equal to the greater of (i) (A) the Stated Value plus (B) an amount equal to the Accrual Amount plus (C) an amount equal to any accrued and unpaid interest on cash dividends in arrears and (ii) the Converted Market Price on the date of purchase pursuant to this Section 5(d).

Section 6.    Liquidation Preference. In the event of a liquidation, dissolution, or winding up of the Corporation, whether voluntary or involuntary, the holders of Series C Convertible Preferred Stock shall be entitled to receive out of the assets of the Corporation, whether such assets constitute stated capital or surplus of any nature, an amount per share of Series C Convertible Preferred Stock equal to the Liquidation Preference, and no more, before any payment shall be made or any assets distributed to the holders of Junior Liquidation Stock; provided, however, that such rights shall accrue to the holders of Series C Convertible Preferred Stock only in the event that the Corporation’s payments with respect to the liquidation preference of the holders of Senior Liquidation Stock are fully met. After the liquidation preferences of the Senior Liquidation Stock are fully met, the entire assets of the Corporation available for distribution shall be distributed ratably among the holders of the Series C Convertible Preferred Stock and any Parity Liquidation Stock in proportion to the respective preferential amounts to which each is entitled (but only to the extent of such preferential amounts). After payment in full of the liquidation price of the shares of the Series C Convertible Preferred Stock and the Parity Liquidation Stock, the holders of such shares shall not be entitled to any further participation in any distribution of assets by the Corporation. Neither a consolidation or merger of the Corporation with another corporation nor a sale or transfer of all or part of the Corporation’s assets for cash, securities, or other property in and of itself will be considered a liquidation, dissolution or winding up of the Corporation.

Section 7.    Conversion Into Next Financing.

(a)    Subject to Section 10(g), the Holders of the Series C Convertible Preferred Stock may convert all or any part of their shares of Series C Convertible Preferred Stock into the securities issued in the Next Financing; provided that any partial conversion shall be in an amount at least equal to the minimum subscription allowable pursuant to the terms of the Next Financing. Each share of Series C Convertible Preferred Stock may be converted into the number and type of securities as could be purchased in the Next Financing for a purchase price equal to the sum of (i) the Stated Value, (ii) an amount equal to the Accrual Amount on the share of Series C Convertible Preferred Stock being converted to the applicable date of conversion, and (iii) accrued but unpaid interest on the dividends required to be paid in cash on the share of Series C Convertible Preferred Stock being converted in arrears to the applicable date of conversion at the rate provided in Section 5. As a condition to the conversion of any shares of Series C Convertible Preferred Stock into the securities issued in the Next Financing, the holder shall surrender for cancellation such number of Warrants as were issued pursuant to the Subscription Agreement in connection with the purchase of the shares of Series C Convertible Preferred Stock being converted. With respect to any securities acquired in such conversion, the Holder shall have equivalent registration rights as the purchasers in the Next Financing in lieu of any registration rights provided for in the Subscription Agreement.

(b)    On or before the fifth Business Day after consummation of the Next Financing, the Corporation shall provide written notice thereof to each Holder, which notice shall set forth in reasonable detail the terms of the Next Financing. To exercise its conversion right, a holder shall provide written notice to the Corporation within ten Business Days after receipt of such notice from the Corporation of the number of shares of Series C Convertible Preferred Stock it wishes to convert. In the event that the Corporation fails to deliver notice of the consummation of the Next Financing, a holder shall have the right to convert shares of Series C Preferred Stock pursuant to this section by notice to the Corporation no later than thirty days after it learns of the consummation of the Next Financing.

Section 8.    No Sinking Fund. The shares of Series C Convertible Preferred Stock shall not be entitled to the benefits of any sinking fund for the redemption or repurchase of shares of Series C Convertible Preferred Stock.

Section 9.    Limitation on Redemptions. Notwithstanding any other provision of this Certificate of Designations or applicable law to the contrary, in case a Holder gives a Holder Notice to the Corporation, and on the date the Holder gives such Holder Notice, or at any time thereafter to and including the applicable redemption date, the Corporation shall be restricted in redeeming shares of Series C Convertible Preferred Stock by reason of a Redemption Limitation Event (the “Limitation Shares”), then the Optional Redemption Date for all Limitation Shares so subject to redemption by the Corporation shall be extended to be the Extended Redemption Date. Any shares of Series C Convertible Preferred Stock for which there is an Extended Redemption Date shall remain convertible by the Holder in accordance with Section 10 at any time to and including the day prior to the applicable Extended Redemption Date. The Corporation shall give the Holder written notice as promptly as practical but not later than 3 Business Days after the date the Redemption Limitation Event is no longer occurring.

Section 10.    Conversion.

(a)    Conversion at Option of Holder. Subject to Section 10(g), the Holders of the Series C Convertible Preferred Stock may at any time on or after the Issuance Date convert at any time all or from time to time any part of their shares of Series C Convertible Preferred Stock into fully paid and nonassessable shares of Common Stock and such other securities and property as herein provided. Each share of Series C Convertible Preferred Stock may be converted at the office of the Conversion Agent or at such other additional office or offices, if any, as the Board of Directors may designate, into such number of fully paid and nonassessable shares of Common Stock (calculated as to each conversion to the nearest 1/100th of a share) determined by dividing (x) the sum of (i) the Stated Value, (ii) an amount equal to the Accrual Amount on the share of Series C Convertible Preferred Stock being converted to the applicable Conversion Date, and (iii) accrued but unpaid interest on the dividends required to be paid in cash on the share of Series C Convertible Preferred Stock being converted in arrears to the applicable Conversion Date at the rate provided in Section 5 by (y) the Conversion Price for such Conversion Date.

(b)    Exercise of Conversion Privilege; Issuance of Common Stock on Conversion; No Adjustment for Interest or Dividends. (1) In order to exercise the conversion privilege with respect to the Series C Convertible Preferred Stock, a Holder shall give a Conversion Notice (or such other notice which is acceptable to the Corporation) to the Corporation and the Conversion Agent or to the office or agency designated by the Corporation for such purpose by notice to the Holders. A Conversion Notice may be given by telephone line facsimile transmission to the numbers set forth on the form of Conversion Notice.

(2)    As promptly as practicable, but in no event later than five Trading Days, after a Conversion Notice is given, the Corporation shall issue and shall deliver to the Holder giving such Conversion Notice or such Holder’s designee the number of full shares of Common Stock issuable upon such conversion of shares of Series C Convertible Preferred Stock in accordance with the provisions of this Section 10 and deliver a check or cash in respect of any fractional interest in respect of a share of Common Stock arising upon such conversion, as provided in Section 10(b)(6).

(3)    Each conversion of shares of Series C Convertible Preferred Stock shall be deemed to have been effected on the applicable Conversion Date, and the person in whose name any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become on such Conversion Date the holder of record of the shares represented thereby; provided, however, that if a Conversion Date is a date on which the stock transfer books of the Corporation shall be closed such conversion shall constitute the person in whose name the certificates are to be issued as the record holder thereof for all purposes on the next succeeding day on which such stock transfer books are open, but such conversion shall be at the Conversion Price in effect on the applicable Conversion Date.

(4)    The Corporation shall notify a Holder of any claim by the Corporation of manifest error in a Conversion Notice within two Trading Days after such Holder gives such Conversion Notice and no such claim of error shall limit or delay performance of the Corporation’s obligation to issue upon such conversion the number of shares of Common Stock which are not in dispute. A Conversion Notice shall be deemed for all purposes to be in proper form unless the Corporation notifies the Holder who gives a Conversion Notice by telephone line facsimile transmission within two Trading Days after such Conversion Notice has been given (which notice from the Corporation shall specify all defects in the Conversion Notice) and any Conversion Notice containing any such defect shall nonetheless be effective on the date given if such Holder promptly undertakes to correct all such defects. The Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of shares of Common Stock or other securities or property on conversion of shares of Series C Convertible Preferred Stock in a name other than that of such Holder, and the Corporation shall not be required to issue or deliver any such shares or other securities or property unless and until the person or persons requesting the issuance thereof shall have paid to the Corporation the amount of any such tax or shall have established to the satisfaction of the Corporation that such tax has been paid. The converting Holder shall be responsible for the amount of any withholding tax payable in connection with any conversion of shares of Series C Convertible Preferred Stock.

(5)    (A)    If a Holder shall have given a Conversion Notice in accordance with the terms of this Certificate of Designations, the Corporation’s obligation to issue and deliver the certificates for Common Stock shall be absolute and unconditional, irrespective of any action or inaction by such Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any person or any action to enforce the same, any failure or delay in the enforcement of any other obligation of the Corporation to any Holder, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by any Holder or any other person of any obligation to the Corporation or any violation or alleged violation of law by any Holder or any other person, and irrespective of any other circumstance which might otherwise limit such obligation of the Corporation to such Holder in connection with such conversion; provided, however, that nothing herein shall limit or prejudice the right of the Corporation to pursue any such claim in any other manner permitted by applicable law. The occurrence of an event which requires an adjustment of the Conversion Price as contemplated by Section 10(c) shall in no way restrict or delay the right of any Holder to receive certificates for Common Stock upon conversion of shares of Series C Convertible Preferred Stock and the Corporation shall use its best efforts to implement such adjustment on terms reasonably acceptable to the Majority Holders within two Trading Days after such occurrence.

(B)    If the Corporation fails to issue and deliver the shares of Common Stock to a converting Holder in connection with a particular conversion of shares of Series C Convertible Preferred Stock within seven Trading Days after such Holder gives the Conversion Notice for such conversion, in addition to any other liabilities the Corporation may have hereunder and under applicable law (i) the Corporation shall pay or reimburse such Holder on demand for all out-of-pocket expenses, including, without limitation, reasonable fees and expenses of legal counsel, incurred by the Holder as a result of such failure, (ii) if as a result of such failure such Holder shall suffer any direct damages or liabilities from such failure (including, without limitation, margin interest and the cost of purchasing securities to cover a sale (whether by such Holder or such Holder’s securities broker) or borrowing of shares of Common Stock by such Holder for purposes of settling any trade involving a sale of shares of Common Stock made by such Holder during the period beginning on the Issuance Date and ending on the date the Corporation delivers or causes to be delivered to such Holder such shares of Common Stock, then the Corporation shall upon demand of such Holder pay to the Holder an amount equal to the actual direct, out-of-pocket damages and liabilities suffered by such Holder by reason thereof which such Holder documents to the reasonable satisfaction of the Corporation, and (iii) the Holder may by written notice (which may be given by mail, courier, personal service or telephone line facsimile transmission) or oral notice (promptly confirmed in writing), given at any time prior to delivery to such Holder of the shares of Common Stock issuable in connection with such exercise of the Holder’s conversion right, rescind such exercise and the Conversion Notice relating thereto, in which case such Holder shall thereafter be entitled to convert, in accordance with this Section 10 that portion of such shares of Series C Convertible Preferred Stock as to which such exercise is so rescinded. Notwithstanding the foregoing, the Corporation shall not be liable to such Holder under clause (ii) of the immediately preceding sentence to the extent the failure of the Corporation to deliver or to cause to be delivered such shares of Common Stock results from fire, flood, storm, earthquake, shipwreck, strike, war, acts of terrorism, crash involving facilities of a common carrier, acts of God, or any similar event outside the control of the Corporation (it being understood that the action or failure to act of the Conversion Agent shall not be deemed an event outside the control of the Corporation except to the extent resulting from fire, flood, storm, earthquake, shipwreck, strike, war, acts of terrorism, crash involving facilities of a common carrier, acts of God, the bankruptcy, liquidation or reorganization of the Conversion Agent under any bankruptcy, insolvency or other similar law or any similar event outside the control of the Conversion Agent). A converting Holder shall notify the Corporation in writing (or by telephone conversation, confirmed in writing) as promptly as practicable following the third Trading Day after such Holder gives a Conversion Notice if such Holder becomes aware that such shares of Common Stock so issuable have not been received as provided herein, but any failure so to give such notice shall not affect the Holder’s rights under this Certificate of Designations or otherwise.

(6)    No fractional shares of Common Stock shall be issued upon conversion of any shares of Series C Convertible Preferred Stock but, in lieu of any fraction of a share of Common Stock which would otherwise be issuable in respect of such conversion, the Corporation shall pay lawful money of the United States of America for such fractional share, based on a value of one share of Common Stock being equal to the Market Price of the Common Stock on the applicable Conversion Date.

(c)    Adjustment of Conversion Price. The Conversion Price shall be adjusted from time to time by the Corporation as follows:

(1)    In case the Corporation shall on or after the Issuance Date pay a dividend or make a distribution to all holders of the outstanding Common Stock in shares of Common Stock, the Conversion Price in effect at the opening of business on the date following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution shall be reduced by multiplying such Conversion Price by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the Record Date fixed for such determination and the denominator shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution, such reduction to become effective immediately after the opening of business on the day following such Record Date. If any dividend or distribution of the type described in this Section 10(c)(1) is declared but not so paid or made, the Conversion Price shall again be adjusted to the Conversion Price which would then be in effect if such dividend or distribution had not been declared.

(2)    In case the Corporation shall on or after the Issuance Date issue rights or warrants (other than any rights or warrants referred to in Section 10(c)(4)) to all holders of its outstanding shares of Common Stock entitling them (for a period expiring within 45 days after the date fixed for the determination of stockholders entitled to receive such rights or warrants) to subscribe for or purchase shares of Common Stock at a price per share less than the Current Market Price on the Record Date fixed for the determination of stockholders entitled to receive such rights or warrants, the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect at the opening of business on the date after such Record Date by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the applicable Record Date plus the number of shares which the aggregate offering price of the total number of shares so offered would purchase at such Current Market Price, and the denominator shall be the number of shares of Common Stock outstanding on the close of business on such Record Date plus the total number of additional shares of Common Stock so offered for subscription or purchase. Such adjustment shall become effective immediately after the opening of business on the day following the Record Date fixed for determination of stockholders entitled to receive such rights or warrants. To the extent that shares of Common Stock are not delivered pursuant to such rights or warrants, upon the expiration or termination of such rights or warrants, the Conversion Price shall be readjusted to the Conversion Price which would then be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. In the event that such rights or warrants are not so issued, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such Record Date had not been fixed. In determining whether any rights or warrants entitle the holder to subscribe for or purchase shares of Common Stock at less than such Current Market Price, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received for such rights or warrants, the value of such consideration, if other than cash, to be determined by the Board of Directors.

(3)    In case the outstanding shares of Common Stock shall on or after the Issuance Date be subdivided into a greater number of shares of Common Stock, the Conversion Price in effect at the opening of business on the earlier of the day following the day upon which such subdivision becomes effective and the day on which “ex-” trading of the Common Stock begins with respect to such subdivision shall be proportionately reduced, and conversely, in case outstanding shares of Common Stock shall be combined into a smaller number of shares of Common Stock, the Conversion Price in effect at the opening of business on the earlier of the day following the day upon which such combination becomes effective and the day on which “ex-” trading of the Common Stock with respect to such combination begins shall be proportionately increased, such reduction or increase, as the case may be, to become effective immediately after the opening of business on the earlier of the day following the day upon which such subdivision or combination becomes effective and the day on which “ex-” trading of the Common Stock begins with respect to such subdivision or combination.

(4)    In case the Corporation shall on or after the Issuance Date, by dividend or otherwise, distribute to all holders of its Common Stock shares of any class of capital stock of the Corporation (other than any dividends or distributions to which Section 10(c)(1) applies) or evidences of its indebtedness, cash or other assets (including securities, but excluding any rights or warrants referred to in Section 10(c)(2) and dividends and distributions paid exclusively in cash and excluding any capital stock, evidences of indebtedness, cash or assets distributed upon a merger or consolidation to which Section 10(d) applies) (the foregoing hereinafter in this Section 10(c)(4) called the “Securities”), then, in each such case, subject to the second paragraph of this Section 10(c)(4), the Conversion Price shall be reduced so that the same shall be equal to the price determined by multiplying the Conversion Price in effect immediately prior to the close of business on the Record Date with respect to such distribution by a fraction of which the numerator shall be the Current Market Price on such date less the fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution) on such date of the portion of the Securities so distributed applicable to one share of Common Stock and the denominator shall be such Current Market Price, such reduction to become effective immediately prior to the opening of business on the day following such Record Date; provided, however, that in the event the then fair market value (as so determined) of the portion of the Securities so distributed applicable to one share of Common Stock is equal to or greater than the Current Market Price on the Record Date, in lieu of the foregoing adjustment, adequate provision shall be made so that the Holders shall have the right to receive upon conversion of shares of Series C Convertible Preferred Stock the amount of Securities such Holder would have received had such Holder converted such Holder’s shares of Series C Convertible Preferred Stock immediately prior to such Record Date. In the event that such dividend or distribution is not so paid or made, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such dividend or distribution had not been declared. If the Board of Directors determines the fair market value of any distribution for purposes of this Section 10(c)(4) by reference to the actual or when issued trading market for any Securities comprising all or part of such distribution, it must in doing so consider the prices in such market over the same period used in computing the Current Market Price to the extent possible.

Rights or warrants distributed by the Corporation to all holders of Common Stock entitling the holders thereof to subscribe for or purchase shares of the Corporation’s capital stock (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events (a “Trigger Event”): (i) are deemed to be transferred with such shares of Common Stock; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of Common Stock, shall not be deemed to have been distributed for purposes of this Section 10(c) (and no adjustment to the Conversion Price under this Section 10(c) will be required) until the occurrence of the earliest Trigger Event. If any such rights or warrants, including any such existing rights or warrants distributed prior to the Issuance Date are subject to Trigger Events, upon the satisfaction of each of which such rights or warrants shall become exercisable to purchase different securities, evidences of indebtedness or other assets, then the occurrence of each such Trigger Event shall be deemed to be such date of issuance and record date with respect to new rights or warrants (and a termination or expiration of the existing rights or warrants without exercise by the holder thereof) (so that, by way of illustration and not limitation, the dates of issuance of any such rights shall be deemed to be the dates on which such rights become exercisable to purchase capital stock of the Corporation, and not the date on which such rights may be issued, or may become evidenced by separate certificates, if such rights are not then so exercisable). In addition, in the event of any distribution of rights or warrants, or any Trigger Event with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Price under this Section 10(c) was made (1) in the case of any such rights or warrants which shall all have been redeemed or repurchased without exercise by any holders thereof, the Conversion Price shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder or holders of Common Stock with respect to such rights or warrants (assuming such holder had retained such rights or warrants), made to all holders of Common Stock as of the date of such redemption or repurchase, and (2) in the case of such rights or warrants which shall have expired or been terminated without exercise by any holders thereof, the Conversion Price shall be readjusted as if such rights and warrants had not been issued.

For purposes of this Section 10(c)(4) and Sections 10(c)(1) and (2), any dividend or distribution to which this Section 10(c)(4) is applicable that also includes shares of Common Stock, or rights or warrants to subscribe for or purchase shares of Common Stock to which Section 10(c)(2) applies (or both), shall be deemed instead to be (1) a dividend or distribution of the evidences of indebtedness, assets, shares of capital stock, rights or warrants other than such shares of Common Stock or rights or warrants to which Section 10(c)(2) applies (and any Conversion Price reduction required by this Section 10(c)(4) with respect to such dividend or distribution shall then be made) immediately followed by (2) a dividend or distribution of such shares of Common Stock or such rights or warrants (and any further Conversion Price reduction required by Sections 10(c)(1) and (2) with respect to such dividend or distribution shall then be made), except (A) the Record Date of such dividend or distribution shall be substituted as “the date fixed for the determination of stockholders entitled to receive such dividend or other distribution”, “Record Date fixed for such determination” and “Record Date” within the meaning of Section 10(c)(1) and as “the date fixed for the determination of stockholders entitled to receive such rights or warrants”, “the Record Date fixed for the determination of the stockholders entitled to receive such rights or warrants” and “such Record Date” within the meaning of Section 10(c)(2) and (B) any shares of Common Stock included in such dividend or distribution shall not be deemed “outstanding at the close of business on the Record Date fixed for such determination” within the meaning of Section 10(c)(1).

(5)    In case the Corporation shall on or after the Issuance Date, by dividend or otherwise, distribute to all holders of its Common Stock cash (excluding any cash that is distributed upon a merger or consolidation to which Section 10(d) applies or as part of a distribution referred to in Section 10(c)(4)) in an aggregate amount that, combined with (1) the aggregate amount of any other such distributions to all holders of its Common Stock made exclusively in cash within the 12 months preceding the date of payment of such distribution, and in respect of which no adjustment pursuant to this Section 10(c)(5) has been made, and (2) the aggregate of any cash plus the fair market value (as determined by the Board of Directors, whose determination shall be conclusive and set forth in a Board Resolution) of consideration payable in respect of any Tender Offer by the Corporation or any Subsidiary for all or any portion of the Common Stock concluded within the 12 months preceding the date of payment of such distribution, and in respect of which no adjustment pursuant to Section 10(c)(6) has been made, exceeds 10% of the product of (x) the Current Market Price on the Record Date with respect to such distribution times (y) the number of shares of Common Stock outstanding on such date, then, and in each such case, immediately after the close of business on such date, unless the Corporation elects to reserve such cash for distribution to the Holders upon the conversion of shares of Series C Convertible Preferred Stock (and shall have made adequate provision) so that the Holders will receive upon such conversion, in addition to the shares of Common Stock to which the Holders are entitled, the amount of cash which the Holders would have received if the Holders had, immediately prior to the Record Date for such distribution of cash, converted their shares of Series C Convertible Preferred Stock into Common Stock, the Conversion Price shall be reduced so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the close of business on such Record Date by a fraction (i) the numerator of which shall be equal to the Current Market Price on such Record Date less an amount equal to the quotient of (x) the excess of such combined amount over such 10% and (y) the number of shares of Common Stock outstanding on such Record Date and (ii) the denominator of which shall be equal to the Current Market Price on such Record Date; provided, however, that in the event the portion of the cash so distributed applicable to one share of Common Stock is equal to or greater than the Current Market Price of the Common Stock on such Record Date, in lieu of the foregoing adjustment, adequate provision shall be made so that the Holders shall have the right to receive upon conversion of shares of Series C Convertible Preferred Stock the amount of cash the Holders would have received had the Holders converted all of their shares of Series C Convertible Preferred Stock immediately prior to such Record Date. In the event that such dividend or distribution is not so paid or made, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such dividend or distribution had not been declared.

(6)    In case a Tender Offer on or after the Issuance Date made by the Corporation or any Subsidiary for all or any portion of the Common Stock shall expire and such Tender Offer (as amended upon the expiration thereof) shall require the payment to stockholders (based on the acceptance (up to any maximum specified in the terms of the Tender Offer) of Purchased Shares (as defined below)) of an aggregate consideration having a fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution) that combined together with (1) the aggregate of the cash plus the fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution), as of the expiration of such Tender Offer, of consideration payable in respect of any other Tender Offers, by the Corporation or any Subsidiary for all or any portion of the Common Stock expiring within the 12 months preceding the expiration of such Tender Offer and in respect of which no adjustment pursuant to this Section 10(c)(6) has been made and (2) the aggregate amount of any distributions to all holders of the Corporation’s Common Stock made exclusively in cash within 12 months preceding the expiration of such Tender Offer and in respect of which no adjustment pursuant to Section 10(c)(5) has been made, exceeds 10% of the product of the Current Market Price as of the last time (the “Expiration Time”) tenders could have been made pursuant to such Tender Offer (as it may be amended) times the number of shares of Common Stock outstanding (including any tendered shares) at the Expiration Time, then, and in each such case, immediately prior to the opening of business on the day after the date of the Expiration Time, the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to close of business on the date of the Expiration Time by a fraction of which the numerator shall be the number of shares of Common Stock outstanding (including any tendered shares) at the Expiration Time multiplied by the Current Market Price of the Common Stock on the Trading Day next succeeding the Expiration Time and the denominator shall be the sum of (x) the fair market value (determined as aforesaid) of the aggregate consideration payable to stockholders based on the acceptance (up to any maximum specified in the terms of the Tender Offer) of all shares validly tendered and not withdrawn as of the Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the “Purchased Shares”) and (y) the product of the number of shares of Common Stock outstanding (less any Purchased Shares) at the Expiration Time and the Current Market Price of the Common Stock on the Trading Day next succeeding the Expiration Time, such reduction (if any) to become effective immediately prior to the opening of business on the day following the Expiration Time. In the event that the Corporation is obligated to purchase shares pursuant to any such Tender Offer, but the Corporation is permanently prevented by applicable law from effecting any such purchases or all such purchases are rescinded, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such Tender Offer had not been made. If the application of this Section 10(c)(6) to any Tender Offer would result in an increase in the Conversion Price, no adjustment shall be made for such Tender Offer under this Section 10(c)(6).

(7)    (A)    In case at any time on or after the Issuance Date the Corporation shall issue shares of its Common Stock or Common Stock Equivalents (collectively, the “Newly Issued Shares”), other than an issuance pro rata to all holders of its outstanding Common Stock and other than an issuance in respect of which Section 10(c)(8) is applicable, at a price below the Current Fair Market Value of the Common Stock at the time of such issuance, then following such issuance of Newly Issued Shares the Conversion Price shall be adjusted as provided in this Section 10(c)(7). The Conversion Price following any such adjustment shall be determined by multiplying the Conversion Price immediately prior to such adjustment by a fraction, of which the numerator shall be the sum of (a) the number of shares of Common Stock outstanding immediately prior to the issuance of the Newly Issued Shares (calculated on a fully-diluted basis assuming the conversion of all options, warrants, purchase rights or convertible securities which are exercisable at the time of the issuance of the Newly Issued Shares) plus (b) the number of shares of Common Stock which the aggregate consideration, if any, received by the Corporation for the number of Newly Issued Shares would purchase at a price equal to the Current Fair Market Value of the Common Stock at the time of such issuance, and the denominator shall be the sum of (X) the number of shares of Common Stock outstanding immediately prior to the issuance of the Newly Issued Shares (calculated on a fully-diluted basis assuming the exercise or conversion of all options, warrants, purchase rights or convertible securities which are exercisable or convertible at the time of the issuance of the Newly Issued Shares) plus (Y) the number of Newly Issued Shares. The adjustment provided for in this Section 10(c)(7) may be expressed as the following mathematical formula:

	( O +(C / FMV))	x CP
NCP =	( O + N )

where,

C	=	aggregate consideration received by the Corporation for the Newly Issued Shares

N	=	number of Newly Issued Shares

O	=	number of shares of Common Stock outstanding (on a fully diluted basis, as described above) immediately prior to the issuance of the Newly Issued Shares

FMV	=	Current Fair Market Value of the Common Stock at the time of issuance of the Newly Issued Shares

CP	=	Conversion Price immediately prior to the issuance of the Newly Issued Shares

NCP	=	Conversion Price immediately after the issuance of the Newly Issued Shares

(B)    Notwithstanding the foregoing, no adjustment shall be made under this Section 10(c)(7) by reason of:

(i)    the issuance by the Corporation of shares of Common Stock pro rata to all holders of the Common Stock so long as (i) any adjustment to the Conversion Price that is required by Section 10(c)(1) is made and (ii) the Corporation shall have given notice of such issuance thereof to the Holders pursuant to Section 10(f);

(ii)    the issuance by the Corporation of the shares of Series C Convertible Preferred Stock and the Warrants or shares of Common Stock upon conversion of Series C Convertible Preferred Stock or upon exercise of the Warrants in accordance with the terms hereof and thereof or any other issuance of securities solely to the Holders occurring on or before February 28, 2005;

(iii)    the issuance by the Corporation of Newly Issued Shares in payment of dividends on shares of Series C Convertible Preferred Stock in accordance with the terms hereof;

(iv)    the issuance of Common Stock upon conversion, exercise or exchange of, and in payment of interest or dividends on, Common Stock Equivalents outstanding on the Issuance Date in accordance with the terms thereof existing on the Issuance Date; or

(v)    the issuance by the Corporation of Newly Issued Shares upon grant or exercise of options for employees, directors and consultants under a stock option, equity compensation or similar plan duly adopted by the Board of Directors.

(8)    (A) In case at any time on or after the Issuance Date, the Corporation issues shares of Common Stock or Common Stock Equivalents that are not registered for sale by the Corporation in such offering under the 1933 Act or issues shares of Common Stock or Common Stock Equivalents in an offering of a type commonly known as a PIPE or an equity line, in any such case in an amount which, together with all other offerings by the Corporation that would be integrated with such offering for purposes of Regulation D under the 1933 Act, results in gross proceeds to the Corporation of at least $250,000, at a price per share at which the Corporation sells such shares of Common Stock or the price per share at which the holders of such Common Stock Equivalents are entitled to acquire shares of Common Stock upon conversion or exercise thereof which is less than the Conversion Price in effect at the time of such issuance, then following such issuance the Conversion Price shall be reduced to the lowest price per share at which such shares of Common Stock are issued or at which such Common Stock Equivalents may be exercised, if the same is lower than the Conversion Price in effect immediately prior to such issuance.

(B)    If any adjustment in the Conversion Price is made pursuant to this Section 10(c)(8) in respect of any issuance of shares of Common Stock or Common Stock Equivalents, no adjustment in the Conversion Price shall be made by reason of such issuance pursuant to Section 10(c)(7).

(C)    Notwithstanding the foregoing, no adjustment shall be made under this Section 10(c)(8) by reason of:

(i)    the issuance by the Corporation of shares of Common Stock pro rata to all holders of the Common Stock so long as (i) any adjustment to the Conversion Price that is required by Section 10(c)(1) is made and (ii) the Corporation shall have given notice of such issuance thereof to the Holders pursuant to Section 10(f);

(ii)    the issuance by the Corporation of the shares of Series C Convertible Preferred Stock or shares of Common Stock upon conversion of Series C Convertible Preferred Stock or upon exercise of the Warrants in accordance with the terms hereof and thereof or any other issuance of securities solely to the Holders occurring on or before February 28, 2005;

(iii)    the issuance by the Corporation of Newly Issued Shares in payment of dividends on shares of Series C Convertible Preferred Stock in accordance with the terms hereof;

(iv)    the issuance of Common Stock upon conversion, exercise or exchange of, and in payment of interest or dividends on, Common Stock Equivalents outstanding on the Issuance Date in accordance with the terms thereof existing on the Issuance Date; or

(v)    the issuance by the Corporation of Newly Issued Shares upon grant or exercise of options for employees, directors and consultants under a stock option, equity compensation or similar plan duly adopted by the Board of Directors.

(9)    The Corporation may make such reductions in the Conversion Price, in addition to those required by Sections 10(c)(1), (2), (3), (4), (5), (6), (7) or (8) as the Board of Directors considers to be advisable to avoid or diminish any income tax to holders of Common Stock or rights to purchase Common Stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes.

(10)    No adjustment in the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least 1% in such price; provided, however, that any adjustments which by reason of this Section 10(c)(10) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 10 shall be made by the Corporation and shall be made to the nearest cent or to the nearest one hundredth of a share, as the case may be. No adjustment need be made for a change in the par value of the Common Stock or from par value to no par value or from no par value to par value.

(11)    Whenever the Conversion Price is adjusted as herein provided, the Corporation shall promptly, but in no event later than five days thereafter, give notice to the Holders setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment, but which statement shall not include any information which would be material non-public information for purposes of the 1934 Act. Failure to deliver such notice shall not affect the legality or validity of any such adjustment.

(12)    In any case in which this Section 10(c) provides that an adjustment shall become effective immediately after a Record Date for an event, the Corporation may defer until the occurrence of such event (i) issuing to the Holders in connection with any conversion of shares of Series C Convertible Preferred Stock after such Record Date and before the occurrence of such event the additional shares of Common Stock issuable upon such conversion by reason of the adjustment required by such event over and above the Common Stock issuable upon such conversion before giving effect to such adjustment and (ii) paying to such Holders any amount in cash in lieu of any fraction pursuant to Section 10(b)(6).

(13)    For purposes of this Section 10(c), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Corporation but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock. The Corporation will not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Corporation other than dividends or distributions payable only in shares of Common Stock.

(d)    Effect of Reclassification, Consolidation, Merger or Sale. (1) If any of the following events occur, namely (A) any reclassification or change of the outstanding shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), (B) any consolidation, merger or combination of the Corporation with another corporation or other entity as a result of which holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Stock, or (C) any sale or conveyance of the properties and assets of the Corporation as, or substantially as, an entirety to any other corporation or other entity as a result of which holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Stock, then the Corporation or the successor or purchasing corporation or other entity, as the case may be, shall prior to such transaction:

(i)    amend its articles of incorporation or comparable instrument to provide that the shares of Series C Convertible Preferred Stock shall be convertible into the kind and amount of shares of stock and other securities or property or assets (including cash) receivable upon such reclassification, change, consolidation, merger, combination, sale or conveyance by the holder of a number of shares of Common Stock issuable upon conversion of shares of Series C Convertible Preferred Stock immediately prior to such reclassification, change, consolidation, merger, combination, sale or conveyance assuming such holder of Common Stock did not exercise such holder’s rights of election, if any, as to the kind or amount of securities, cash or other property receivable upon such consolidation, merger, statutory exchange, sale or conveyance (provided that, if the kind or amount of securities, cash or other property receivable upon such consolidation, merger, statutory exchange, sale or conveyance is not the same for each share of Common Stock in respect of which such rights of election shall not have been exercised (“non-electing share”), then for the purposes of this Section 10(d) the kind and amount of securities, cash or other property receivable upon such consolidation, merger, statutory exchange, sale or conveyance for each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares);

(ii)    in the case of any such successor or purchasing Person, such Person shall execute with each Holder a written agreement providing that upon such consolidation, merger, combination, sale or conveyance such successor or purchasing Person shall be jointly and severally liable with the Corporation for the performance of all of the Corporation’s obligations under this Certificate of Designations and the other Transaction Documents; and

(iii)    if registration or qualification is required under the 1933 Act or applicable state law for the public resale by the Holder of such shares of stock and other securities so issuable upon conversion of shares of Series C Convertible Preferred Stock, such registration or qualification shall be completed prior to such reclassification, change, consolidation, merger, combination or sale.

Such amendment shall provide for, among other things, adjustments in the conversion rights of the Holders which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 10. If, in the case of any such reclassification, change, consolidation, merger, combination, sale or conveyance, the stock or other securities and assets receivable thereupon by a holder of shares of Common Stock includes shares of stock or other securities and assets of a corporation or other entity other than the successor or purchasing corporation or other entity, as the case may be, in such reclassification, change, consolidation, merger, combination, sale or conveyance, then such other corporation or other entity shall also so amend its articles of incorporation or comparable instrument and enter into such written agreement with each Holder. The certificate(s) of incorporation or comparable instruments so amended and such written agreement(s) of each such corporation or other entity shall also contain such additional provisions to protect the interests of the Holders as the Board of Directors shall reasonably consider necessary by reason of the foregoing, including the provisions providing for the redemption rights set forth in Section 11.

(2)    The provisions of this Section 10(d) shall similarly apply to successive reclassifications, changes, consolidations, mergers, combinations, sales and conveyances.

(3)    If this Section 10(d) applies to any event or occurrence, Section 10(c) shall not apply.

(e)    Reservation of Shares; Shares to Be Fully Paid; Listing of Common Stock.

(1)    The Corporation shall reserve and keep available, free from preemptive rights, out of its authorized but unissued shares of Common Stock or shares of Common Stock held in treasury, solely for issuance upon conversion of the Series C Convertible Preferred Stock, sufficient shares to provide for the conversion of the Series C Convertible Preferred Stock from time to time as shares of Series C Convertible Preferred Stock are converted.

(2)    Before taking any action which would cause an adjustment reducing the Conversion Price below the then par value, if any, of the shares of Common Stock issuable upon conversion of the Series C Convertible Preferred Stock, the Corporation shall take all corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue shares of such Common Stock at such adjusted Conversion Price.

(3)    The Corporation covenants that all shares of Common Stock issued upon conversion of the Series C Convertible Preferred Stock will be fully paid and non-assessable by the Corporation and free from all taxes, liens and charges with respect to the issue thereof.

(4)    The Corporation covenants that if any shares of Common Stock to be provided for the purpose of conversion of the Series C Convertible Preferred Stock require registration with or approval of any governmental authority under any federal or state law before such shares may be validly issued upon conversion, the Corporation will in good faith and as expeditiously as possible endeavor to secure such registration or approval, as the case may be.

(5)    The Corporation covenants that, so long as the Common Stock shall be listed on the AMEX, the NYSE or any other national securities exchange or Nasdaq, the Corporation shall obtain and, so long as the Common Stock shall be so listed on such market or exchange, maintain approval for listing thereon of all Common Stock issuable upon conversion of the Series C Convertible Preferred Stock.

(f)    Notice to Holders Prior to Certain Actions.  In case on or after the Issuance Date:

(1)    the Corporation shall declare a dividend (or any other distribution) on the Common Stock (other than in cash out of retained earnings); or

(2)    the Corporation shall authorize the granting to the holders of the Common Stock of rights or warrants to subscribe for or purchase any share of any class or any other rights or warrants; or

(3)    the Board of Directors shall authorize any reclassification of the Common Stock (other than a subdivision or combination of the outstanding Common Stock, or a change in par value, or from par value to no par value, or from no par value to par value), or any consolidation or merger or other business combination transaction to which the Corporation is a party and for which approval of any stockholders of the Corporation is required, or the sale or transfer of all or substantially all of the assets of the Corporation; or

(4)    there shall be pending the voluntary or involuntary dissolution, liquidation or winding-up of the Corporation;

the Corporation shall give the holders of record of the Series C Convertible Preferred Stock, as promptly as possible but in any event at least ten Trading Days prior to the applicable date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution or rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or rights are to be determined, or (y) the date on which such reclassification, consolidation, merger, other business combination transaction, sale, transfer, dissolution, liquidation or winding-up is expected to become effective or occur, and the date as of which it is expected that holders of Common Stock of record who shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, other business combination transaction, sale, transfer, dissolution, liquidation or winding-up shall be determined. Such notice shall not include any information which would be material non-public information for purposes of the 1934 Act. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such dividend, distribution, reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up. In the case of any such action of which the Corporation gives such notice to the holders of record of the Series C Convertible Preferred Stock or is required to give such notice to such holders, such holders shall be entitled to give a Conversion Notice which is contingent on the completion of such action.

(g)    9.9% Limitation. (1) Notwithstanding anything to the contrary contained herein, the number of shares of Common Stock that may be acquired at any time by a Holder upon conversion of shares of Series C Convertible Preferred Stock shall not exceed a number that, when added to the total number of shares of Common Stock deemed beneficially owned by such Holder (other than by virtue of the ownership of securities or rights to acquire securities (including the Warrants) that have limitations on the holder’s right to convert, exercise or purchase similar to the limitation set forth herein (the “Excluded Shares”), together with all shares of Common Stock beneficially owned at such time (other than by virtue of the ownership of Excluded Shares) by Persons whose beneficial ownership of Common Stock would be aggregated with the beneficial ownership by such Holder for purposes of determining whether a group exists or for purposes of determining the Holder’s beneficial ownership (the “Aggregation Parties”), in either such case for purposes of Section 13(d) of the 1934 Act and Regulation 13D-G thereunder (including, without limitation, as the same is made applicable to Section 16 of the 1934 Act and the rules promulgated thereunder), would result in beneficial ownership by such Holder or such group of more than 9.9% of the shares of Common Stock for purposes of Section 13(d) or Section 16 of the 1934 Act and the rules promulgated thereunder (as the same may be modified by a particular Holder as provided herein, the “Restricted Ownership Percentage”). A Holder shall have the right at any time and from time to time to reduce its Restricted Ownership Percentage immediately upon notice to the Corporation in the event and only to the extent that Section 16 of the 1934 Act or the rules promulgated thereunder (or any successor statute or rules) is changed to reduce the beneficial ownership percentage threshold thereunder to a percentage less than 9.9%. If at any time the limits in this Section 10(g) make the shares of Series C Convertible Preferred Stock held by any Holder inconvertible in whole or in part, the Corporation shall not by reason thereof be relieved of its obligation to issue shares of Common Stock at any time or from time to time thereafter upon conversion of such shares of Series C Convertible Preferred Stock as and when shares of Common Stock may be issued in compliance with such restrictions.

(2)    For purposes of this Section 10(g), in determining the number of outstanding shares of Common Stock at any time a Holder may rely on the number of outstanding shares of Common Stock as reflected in (1) the Corporation’s then most recent Form 10-Q, Form 10-K or other public filing with the SEC, as the case may be, (2) a public announcement by the Corporation that is later than any such filing referred to in the preceding clause (1) or (3) any other notice by the Corporation or its transfer agent setting forth the number shares of Common Stock outstanding and knowledge the Holder may have about the number of shares of Common Stock issued upon conversions or exercises of Series C Convertible Preferred Stock or other Common Stock Equivalents by any Person, including such Holder, which are not reflected in the information referred to in the preceding clauses (1) through (3). Upon the written request of any Holder, the Corporation shall within three Business Days confirm in writing to such Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of Common Stock Equivalents, including the shares of Series C Convertible Preferred Stock and the Warrants, by the Holder or its affiliates, in each such case subsequent to, the date as of which such number of outstanding shares of Common Stock was reported.

Section 11.    Redemption at Option of Holders.

(a)    Redemption Right. If an Optional Redemption Event occurs, then, in addition to any other right or remedy of any holder of shares of Series C Convertible Preferred Stock, each holder of shares of Series C Convertible Preferred Stock shall have the right, at such holder’s option, to require the Corporation to redeem all of such holder’s shares of Series C Convertible Preferred Stock, or any portion thereof, on the date that is 15 Business Days after the date such holder gives the Corporation a Holder Notice with respect to such Optional Redemption Event at any time while any of such holder’s shares of Series C Convertible Preferred Stock are outstanding, at a price equal to the Optional Redemption Price.

(b)    Notices; Method of Exercising Optional Redemption Rights, Etc. (1) On or before the fifth Business Day after the occurrence of an Optional Redemption Event, the Corporation shall give to each Holder a Corporation Notice of the occurrence of such Optional Redemption Event and of the redemption right set forth herein arising as a result thereof. The Corporation Notice shall set forth:

(A)    the date by which the optional redemption right must be exercised, and

(B)    a description of the procedure (set forth below) which each such Holder must follow to exercise such Holder’s optional redemption right,

and shall be accompanied by a Corporation Certificate with the information set forth therein being provided as of a date not more than 5 Business Days prior to the date the Corporation gives such Corporation Notice. No failure of the Corporation to give such notice or defect therein shall limit the right of any holder of shares of Series C Convertible Preferred Stock to exercise the optional redemption right or affect the validity of the proceedings for the redemption of such holder’s shares of Series C Convertible Preferred Stock.

(2)    To exercise its optional redemption right, a Holder shall deliver to the Corporation on or before the 30th day after the notice required by Section 11(b)(1) is given to such Holder (or if no such notice has been given by the Corporation to such Holder, within 45 days after such Holder first learns of such Optional Redemption Event) a Holder Notice to the Corporation. At the Corporation’s option, a Holder Notice may be revoked by such Holder giving such Holder Notice by giving notice of such revocation to the Corporation at any time prior to the time the Corporation pays the Optional Redemption Price to such Holder.

(3)    If a Holder shall have given a Holder Notice, on the date which is 15 Business Days after the date such Holder Notice is given (or such later date as such Holder surrenders such Holder’s certificates for the shares of Series C Convertible Preferred Stock to be redeemed) the Corporation shall make payment in immediately available funds of the applicable Optional Redemption Price to such account as specified by such Holder in writing to the Corporation at least one Business Day prior to the applicable redemption date.

(c)    Other. (1) In connection with a redemption pursuant to this Section 11 of less than all of the shares of Series C Convertible Preferred Stock evidenced by a particular certificate, promptly, but in no event later than three Business Days after surrender of such certificate to the Corporation, the Corporation shall issue and deliver to such Holder a replacement certificate for the shares of Series C Convertible Preferred Stock evidenced by such certificate which have not been redeemed.

(2)    A Holder Notice given by a holder of shares of Series C Convertible Preferred Stock shall be deemed for all purposes to be in proper form unless the Corporation notifies such holder in writing within three Business Days after such Holder Notice has been given (which notice shall specify all defects in such Holder Notice), and any Holder Notice containing any such defect shall nonetheless be effective on the date given if such Holder promptly undertakes to correct all such defects. No such claim of error shall limit or delay performance of the Corporation’s obligation to redeem all shares of Series C Convertible Preferred Stock not in dispute whether or not such Holder makes such undertaking.

(3)    If on or before a particular Optional Redemption Date the Corporation shall have failed to pay in full the Optional Redemption Price for all shares of Series C Convertible Preferred Stock to be redeemed to the Holder entitled thereto or to deposit the same with an Eligible Bank in accordance with Section 15(c), then without in any way relieving the Corporation of its obligation to pay such amount in accordance herewith (except to the extent expressly provided in this Section 11(c)(3)), the Holder of any such share of Series C Convertible Preferred Stock shall continue to have the right to convert such share of Series C Convertible Preferred Stock into Common Stock in accordance with Section 10 at any time prior to the date on which the Corporation pays the Optional Redemption Price of such share of Series C Convertible Preferred Stock to such Holder (together with any amount due to such holder pursuant to Section 15(d)) or so deposits the same (together with any amount due to such Holder pursuant to Section 15(d)) and gives notice to such Holder of such deposit; provided, however, that the shares of Common Stock received by such Holder upon any such conversion in certain circumstances may be subject to restrictions on resale by such Holder arising under applicable securities laws to the extent not registered for resale by such Holder pursuant to the Registration Statement. If a Holder converts all or any portion of such Holder’s shares of Series C Convertible Preferred Stock as permitted by this Section 11(c)(3), the amount of the Optional Redemption Price due to such Holder with respect to the number of shares of Series C Convertible Preferred Stock so converted shall be reduced by $1,000 for each share of Series C Convertible Preferred Stock so converted.

Section 12.    Voting Rights; Certain Restrictions.

(a)    Voting Rights. Except as otherwise required by law or expressly provided herein, shares of Series C Convertible Preferred Stock shall not be entitled to vote on any matter.

(b)    Articles of Incorporation; Certain Stock. The affirmative vote or consent of the Majority Holders, voting separately as a class, will be required for (1) any amendment, alteration, or repeal, whether by merger or consolidation or otherwise, of the Corporation’s Articles of Incorporation if the amendment, alteration, or repeal materially and adversely affects the powers, preferences, or special rights of the Series C Convertible Preferred Stock, or (2) the creation and issuance of any Senior Dividend Stock or Senior Liquidation Stock; provided, however, that any increase in the authorized Preferred Stock of the Corporation or the creation and issuance of any stock which is both Junior Dividend Stock and Junior Liquidation Stock shall not be deemed to affect materially and adversely such powers, preferences, or special rights and any such increase or creation and issuance may be made without any such vote by the holders of Series C Convertible Preferred Stock except as otherwise required by law.

(c)    Repurchases of Series C Convertible Preferred Stock. The Corporation shall not repurchase or otherwise acquire any shares of Series C Convertible Preferred Stock (other than pursuant to Section 11) unless the Corporation offers to repurchase or otherwise acquire simultaneously a pro rata portion of each holder’s shares of Series C Convertible Preferred Stock for cash at the same price per share.

(d)    Other. So long as any shares of Series C Convertible Preferred Stock are outstanding:

(1)    Payment of Obligations. The Corporation will pay and discharge, and will cause each subsidiary of the Corporation to pay and discharge, when due all their respective obligations and liabilities which are material to the Corporation and its subsidiaries taken as a whole, including, without limitation, tax liabilities, except where the same may be contested in good faith by appropriate proceedings.

(2)    Maintenance of Property; Insurance. (A) The Corporation will keep, and will cause each subsidiary of the Corporation to keep, all material property useful and necessary in its business in good working order and condition, ordinary wear and tear excepted.

(B)    The Corporation will maintain, and will cause each subsidiary of the Corporation to maintain, with financially sound and responsible insurance companies, insurance in at least such amounts and covering such risks as is reasonably adequate for the conduct of their businesses and the value of their properties.

(3)    Conduct of Business and Maintenance of Existence. The Corporation will continue, and will cause each subsidiary of the Corporation to continue, to engage in business of the same general type as conducted by the Corporation and its operating subsidiaries at the time this Certificate of Designations is filed with the Secretary of State of the State of Nevada, and will preserve, renew and keep in full force and effect, and will cause each subsidiary of the Corporation to preserve, renew and keep in full force and effect, their respective corporate existence and their respective material rights, privileges and franchises necessary or desirable in the normal conduct of business except, in the case of any such matter other than maintenance of the Corporation’s corporate existence, where the failure to do so would not have a material adverse effect on (i) the business, properties, operations, condition (financial or other), results of operation or prospects of the Corporation and the Subsidiaries, taken as a whole, or (ii) the ability of the Corporation to pay and perform its obligations under the Transaction Documents.

(4)    Compliance with Laws. The Corporation will comply, and will cause each subsidiary of the Corporation to comply, in all material respects with all applicable laws, ordinances, rules, regulations, decisions, orders and requirements of governmental authorities and courts (including, without limitation, environmental laws) except (i) where compliance therewith is contested in good faith by appropriate proceedings or (ii) where non-compliance therewith could not reasonably be expected to have a material adverse effect on the business, condition (financial or otherwise), operations, performance, properties or prospects of the Corporation and its subsidiaries taken as a whole.

(5)    Investment Company Act. The Corporation will not be or become an open-end investment trust, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act of 1940, as amended, or any successor provision.

(6)    Limitations on Asset Sales, Liquidations, Etc.; Certain Matters. The Corporation shall not, and shall not permit any Subsidiary to:

(A)    sell, convey or otherwise dispose of all or substantially all of its assets as an entirety or substantially as an entirety in a single transaction or in a series of related transactions; or

(B)    liquidate, dissolve or otherwise wind up its affairs.

For purposes of the preceding clause (b), a consolidation or merger of the Corporation or any Subsidiary in and of itself shall not be considered a liquidation, dissolution or winding up of the Corporation or such Subsidiary.

(7)    Listing Eligibility Reporting. The Corporation shall notify the Holders from time to time within five days after the Corporation first learns that it does not meet any of the applicable requirements for the continued listing of the Common Stock on the principal securities market or exchange on which the Common Stock is listed from time to time.

(8)    Transactions with Affiliates. The Corporation will not, and will not permit any Subsidiary, directly or indirectly, to pay any funds to or for the account of, make any investment (whether by acquisition of stock or Indebtedness, by loan, advance, transfer of property, guarantee or other agreement to pay, purchase or service, directly or indirectly, any Indebtedness, or otherwise) in, lease, sell, transfer or otherwise dispose of any assets, tangible or intangible, to, or participate in, or effect any transaction in connection with, any joint enterprise or other joint arrangement with, any Affiliate of the Corporation, except, on terms to the Corporation or such Subsidiary no less favorable than terms that could be obtained by the Corporation or such Subsidiary from a Person that is not an Affiliate of the Corporation, as determined in good faith by the Board of Directors.

(9)    Limitation on Certain Issuances. The Corporation shall not (A) offer, sell or issue or enter into any agreement, arrangement or understanding to offer, sell or issue any Common Stock Equivalent for which the price at which the holder of such Common Stock Equivalent is entitled to acquire shares of Common Stock varies based on the market or trading price of the Common Stock, (B) offer, sell or issue, or enter into any agreement, arrangement or understanding to offer sell or issue any Common Stock or Common Stock Equivalent or terms which provide for adjustment or repricing of the purchase price or number of shares or other units of such Common Stock or Common Stock Equivalents other than pursuant to customary anti-dilution provisions or (C) enter into any agreement, arrangement or understanding under which the Corporation has the right or obligation to sell shares of Common Stock or Common Stock Equivalents at any time or from time to time at a price or prices based on the market or trading price of the Common Stock (including, without limitation any agreement, arrangement or understanding that is commonly known as an “equity line of credit” or “equity line”).

Section 13.    Outstanding Shares. For purposes of this Certificate of Designations, all authorized and issued shares of Series C Convertible Preferred Stock shall be deemed outstanding except (i) from the applicable Conversion Date, each share of Series C Convertible Preferred Stock converted into Common Stock, unless the Corporation shall default in its obligation to issue and deliver shares of Common Stock upon such conversion as and when required by Section 10; (ii) from the date of registration of transfer, all shares of Series C Convertible Preferred Stock held of record by the Corporation or any subsidiary or Affiliate of the Corporation (other than an Affiliate of the Corporation who is a natural person or any original holder of shares of Series C Convertible Preferred Stock) and (iii) from the applicable Optional Redemption Date, all shares of Series C Convertible Preferred Stock which are redeemed, so long as the Optional Redemption Price of such shares of Series C Convertible Preferred Stock shall have been paid by the Corporation as and when due hereunder.

Section 14.  Forms of Notices. The forms of certain of the notices required or permitted under this Certificate of Designations shall be as provided in this Section 14 or as otherwise agreed by the Corporation and Majority Holders.

(a)    Form of Notice of Conversion of Series C Convertible Preferred Stock.

NOTICE OF CONVERSION
OF
SERIES C CONVERTIBLE PREFERRED STOCK
OF
DWANGO NORTH AMERICA CORP.

TO:	Dwango North America Corp.	OR	Interwest Transfer Company, Inc.,
	200 West Mercer Street		as Conversion Agent
Suite 501
Seattle, Washington 98119

	Attention: Chief Executive Officer		Attention:

	Facsimile No.: (206) 286-1442		Facsimile No.: (801) 277-3147

(1)    Pursuant to the terms of the Series C Convertible Preferred Stock (the “Preferred Stock”), of Dwango North America Corp., a Nevada corporation (the “Corporation”), the undersigned (the “Holder”) hereby elects to convert                    shares of the Preferred Stock, including $            of accrued and unpaid dividends thereon (and $            of Arrearage Interest, if any, thereon) into shares of Common Stock, $.001 par value (the “Common Stock”), of the Corporation, at a Conversion Price per share of Common Stock of $                  , or such other securities into which the Preferred Stock is currently convertible. Capitalized terms used in this Notice and not otherwise defined herein have the respective meanings provided in the Certificate of Designations of Series C Convertible Preferred Stock.

(2)    The number of shares of Common Stock issuable upon the conversion of the shares of Preferred Stock to which this Notice relates is                            .

(3)    Please issue certificates for the number of shares of Common Stock or other securities into which such number of shares of Preferred Stock is convertible in the name(s) specified immediately below or, if additional space is necessary, on an attachment hereto:

Name	Name

Address	Address

SS or Tax ID Number	SS or Tax ID Number

Delivery Instructions
for Common Stock:    __________________________________________________
                __________________________________________________
                __________________________________________________

(4)    If the shares of Common Stock issuable upon conversion of the Preferred Stock have not been registered for resale under the 1933 Act and this Notice is given prior to the end of the Registration Period under the Subscription Agreement by which the Holder is bound, the Holder represents and warrants that (i) the shares of Common Stock not so registered are being acquired for the account of the Holder for investment, and not with a view to, or for resale in connection with, the public distribution thereof other than pursuant to registration under the 1933 Act or an exemption from registration under the 1933 Act, and that the Holder has no present intention of distributing or reselling the shares of Common Stock not so registered other than pursuant to registration under the 1933 Act or an exemption from registration under the 1933 Act and (ii) the Holder is an “accredited investor” as defined in Regulation D under the 1933 Act. If the provisions of Rule 144(k) under the 1933 Act are inapplicable to the Holder with respect to the Conversion Shares to which this Notice relates, the Holder further agrees that (A) the shares of Common Stock not so registered shall not be sold or transferred unless either (i) such shares first shall have been registered under the 1933 Act or (ii) the Corporation first shall have been furnished with an opinion of legal counsel reasonably satisfactory to the Corporation to the effect that such sale or transfer is exempt from the registration requirements of the 1933 Act and (B) until such shares are registered for resale under the 1933 Act, the Corporation may place a legend on the certificate(s) for the shares of Common Stock not so registered to that effect and place a stop-transfer restriction in its records relating to the shares of Common Stock not so registered, all in accordance with the Subscription Agreement by which the Holder is bound.

Date _________________________    ____________________________________
                                                                                        Signature of Holder
                                                                             (Must be signed exactly as name
                                                                     appears on the Preferred Stock Certificate.)

(b)    Form of Corporation Notice.

CORPORATION NOTICE
(Section 11(b)(1) of Certificate of Designations of
Series C Convertible Preferred Stock)

TO:
(Name of Holder)

(1)    An Optional Redemption Event described in the Certificate of Designations (the “Certificate of Designations”) of Series C Convertible Preferred Stock (the “Preferred Stock”) of Dwango North America Corp., a Nevada corporation (the “Corporation”), occurred on                     . As a result of such Optional Redemption Event, the above-named holder (the “Holder”) is entitled to exercise its optional redemption rights pursuant to Section 11(b)(2) of the Certificate of Designations.

(2)    The Holder’s optional redemption rights must be exercised on or before               ,        .

(3)    On or before the date set forth in the preceding paragraph (2), the Holder must deliver to the Corporation a Holder Notice, in the form set forth in Section 14(c) of the Certificate of Designations.

(4)    In order to receive payment of the Optional Redemption Price of the shares of Preferred Stock to be redeemed, the Holder must deliver to the Corporation the certificates for the shares of Preferred Stock to be redeemed, duly endorsed for transfer to the Corporation of the shares to be redeemed.

(5)    Capitalized terms used herein and not otherwise defined herein have the respective meanings provided in the Certificate of Designations.

DWANGO NORTH AMERICA CORP.

Date:	By:	/s/

Title

(c)    Form of Holder Notice.

HOLDER NOTICE
(Section 11(b)(2) of Certificate of Designations of
Series C Convertible Preferred Stock)

TO:    DWANGO NORTH AMERICA CORP.

(1)    Pursuant to the terms of the Series C Convertible Preferred Stock (the “Preferred Stock”) of Dwango North America Corp., a Nevada corporation (the “Corporation”), the undersigned holder (the “Holder”) hereby elects to exercise its right to require redemption by the Corporation pursuant to Section 11 of the Certificate of Designations of Series C Convertible Preferred Stock (the “Certificate of Designations”) of              shares of Preferred Stock at an Optional Redemption Price per share in cash equal to the sum of (a) the Stated Value plus (b) an amount equal to $               of accrued and unpaid dividends (the Accrual Amount) on each share of Series C Convertible Preferred Stock to be redeemed to the Optional Redemption Date plus (c) an amount equal to accrued and unpaid interest, if any, on cash dividends in arrears on such share of Series C Convertible Preferred Stock to the Optional Redemption Date.

(2)    The aggregate Optional Redemption Price of all shares of Preferred Stock to be redeemed from the Holder pursuant to this Notice is $                   .

(3)    Capitalized terms used herein and not otherwise defined herein have the respective meanings provided in the Certificate of Designations.

NAME OF HOLDER

Date:	By:	/s/
Signature of Registered Holder (Must be signed exactly as name appears on the stock certificate.)

Section 15.    Miscellaneous.

(a)    Notices. Any notices required or permitted to be given under the terms of this Certificate of Designations shall be in writing and shall be delivered personally (which shall include telephone line facsimile transmission) or by courier and shall be deemed given upon receipt, if delivered personally or by courier (a) in the case of the Corporation, addressed to the Corporation at 200 West Mercer Street, Suite 501, Seattle, Washington 98119, Attention: Chief Executive Officer (telephone line facsimile transmission number (206) 286-1442), or (b) in the case of any holder of shares of Series C Convertible Preferred Stock, at such holder’s address or telephone line facsimile transmission number shown on the stock books maintained by the Corporation with respect to the Series C Convertible Preferred Stock or such other address as the Corporation shall have provided by notice to the holders of shares of Series C Convertible Preferred Stock in accordance with this Section or any holder of shares of Series C Convertible Preferred Stock shall have provided to the Corporation in accordance with this Section.

(b)    Replacement of Certificates. Upon receipt by the Corporation of evidence reasonably satisfactory to the Corporation of the ownership of and the loss, theft, destruction or mutilation of any certificate for shares of Series C Convertible Preferred Stock and (1) in the case of loss, theft or destruction, of indemnity from the record holder of the certificate for such shares of Series C Convertible Preferred Stock reasonably satisfactory in form to the Corporation (and without the requirement to post any bond or other security if such holder has and agrees to maintain reasonably sufficient assets to support the indemnity) or (2) in the case of mutilation, upon surrender and cancellation of the certificate for such shares of Series C Convertible Preferred Stock, the Corporation will execute and deliver to such holder a new certificate for such shares of Series C Convertible Preferred Stock without charge to such holder.

(c)    Payment on Redemption; Deposit of Redemption Price. If any share of Series C Convertible Preferred Stock is to be redeemed as provided in Section 11 and any notice required in connection therewith shall have been timely given as provided therein, the applicable redemption price of such share of Series C Convertible Preferred Stock to be so redeemed and with respect to which any such notice has been given shall become due and payable on the applicable redemption date. On and after such redemption date, provided that the Corporation shall have paid such redemption price to the respective Holders who are entitled thereto on or prior to the applicable redemption date or shall have deposited with an Eligible Bank on or prior to such redemption date, to be held in trust for the respective Holders entitled thereto, an amount sufficient to pay the applicable redemption price, then on such redemption date the dividends on such share of Series C Convertible Preferred Stock shall cease to accrue, and such share of Series C Convertible Preferred Stock shall be deemed not to be outstanding and the Holder thereof shall not be entitled to any rights of a Holder except to receive payment of the applicable redemption price and all other rights hereunder with respect to such share of Series C Convertible Preferred Stock shall cease. So long as the Corporation shall have so paid or deposited the full amount of the applicable redemption price on a timely basis, no Holder shall be entitled to interest on the amount so held by such Eligible Bank and, so long as the Corporation shall be in compliance in all material respects with its obligations to the Holders (including, without limitation, its obligations under the Transaction Documents), the Corporation shall be entitled to any interest paid by such Eligible Bank on the funds so deposited, subject to applicable abandoned property and escheat laws. On presentation and surrender of the certificate for such share of Series C Convertible Preferred Stock, such share shall be redeemed at the applicable redemption price.

(d)    Overdue Amounts. Except as otherwise specifically provided in Section 5 with respect to dividends in arrears on the Series C Convertible Preferred Stock, whenever any amount which is due to any holder of shares of Series C Convertible Preferred Stock is not paid to such holder when due, such amount shall bear interest at the rate of 10% per annum (or such other rate as shall be the maximum rate allowable by applicable law) until paid in full.

DWANGO NORTH AMERICA CORP.

CERTIFICATE OF DESIGNATIONS OF
SERIES D CONVERTIBLE PREFERRED STOCK

(Pursuant to Section 78.1955 of the General Corporation
Law of the State of Nevada)

Dwango North America Corp., a Nevada corporation (the “Corporation”), in accordance with the provisions of Section 78.1955 of the General Corporation Law of the State of Nevada (the “NGCL”), DOES HEREBY CERTIFY:

That pursuant to authority vested in the Board of Directors of the Corporation by the Articles of Incorporation of the Corporation, the Board of Directors of the Corporation, at a meeting duly called and held on January 31, 2005 adopted a resolution providing for the creation of a series of the Corporation’s Preferred Stock, $.001 par value, which series is designated as “Series D Convertible Preferred Stock,” which resolution is as follows:

RESOLVED, that pursuant to authority vested in the Board of Directors by the Articles of Incorporation of the Corporation, the Board of Directors does hereby provide for the creation of a series of Preferred Stock, $.001 par value (hereinafter called the “Preferred Stock”), of the Corporation, and to the extent that the voting powers and the designations, preferences and relative, participating, optional or other special rights thereof and the qualifications, limitations or restrictions of such rights have not been set forth in the Articles of Incorporation of the Corporation, does hereby fix the same as follows:

SERIES D CONVERTIBLE PREFERRED STOCK

Section 1.      Definitions. As used herein, the following terms shall have the following meanings:

“Accrual Amount” means with respect to any share of Series D Convertible Preferred Stock on any date the amount of all accrued but unpaid dividends on such share from the Issuance Date to the date of determination.

“Affiliate” means, with respect to any person, any other person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with the subject person; for purposes of this definition, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”), as used with respect to any person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person, whether through the ownership of voting securities or by contract or otherwise.

“Aggregation Parties” shall have the meaning set forth in Section 10(g).

“AMEX” means the American Stock Exchange, Inc.

“Average Market Price” for any date means the arithmetic average of the Market Price for each of the Trading Days during the applicable Measurement Period.

“Board of Directors” or “Board” means the Board of Directors of the Corporation.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Corporation to have been duly adopted by the Board of Directors, or duly authorized committee thereof (to the extent permitted by applicable law), and to be in full force and effect on the date of such certification, and delivered to the Holders.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

“Common Stock” includes the Common Stock, $.001 par value, of the Corporation as authorized on the date hereof, and any other securities into which or for which the Common Stock may be converted or exchanged pursuant to a plan of recapitalization, reorganization, merger, sale of assets or otherwise and any stock (other than Common Stock) and other securities of the Corporation or any other Person which any Holder at any time shall be entitled to receive, or shall have received, on the exercise of conversion rights of the Series D Convertible Preferred Stock, in lieu of or in addition to Common Stock.

“Common Stock Equivalent” means any warrant, option, subscription or purchase right with respect to shares of Common Stock, any security convertible into, exchangeable for, or otherwise entitling the holder thereof to acquire, shares of Common Stock or any warrant, option, subscription or purchase right with respect to any such convertible, exchangeable or other security.

“Conversion Agent” means Interwest Transfer Company, or its duly appointed successor, as conversion agent for the Series D Convertible Preferred Stock.

“Conversion Date” means (i) in the case of a conversion at the option of a holder, the date on which a Conversion Notice is given by a Holder, whether by mail, courier, personal service, telephone line facsimile transmission or other means, as provided in Section 10(b), or (ii) in the case of an automatic conversion upon the occurrence of a Qualified Public Offering, the date of the occurrence of the Qualified Public Offering.

“Conversion Notice” means a written notice, duly signed by or on behalf of a Holder substantially in the form set forth in Section 14(a).

“Conversion Price” means $1.40; provided, however, that the Conversion Price shall be subject to adjustment as provided in Section 10.

“Converted Market Price” means, for any share of Series D Convertible Preferred Stock as of any date of determination, an amount equal to the product obtained by multiplying (x) the number of shares of Common Stock which would, at the time of such determination, be issuable on conversion in accordance with Section 10(a) of one share of Series D Convertible Preferred Stock if a Conversion Notice were given by the holder of such share of Series D Convertible Preferred Stock on the date of such determination (determined without regard to any limitation on conversion based on beneficial ownership contained in Section 10(g)) times (y) the Average Market Price of the Common Stock during the Measurement Period for the date of such determination.

“Corporation Certificate” means a certificate of the Corporation signed by an Officer setting forth in reasonable detail the computations provided for in Section 78.288 of the NGCL (or any such successor or replacement provisions or laws) and the amount that would be available for payment of the Optional Redemption Price of the Series D Convertible Preferred Stock if the Holders had exercised their redemption rights under Section 11.

“Corporation Notice” means a Corporation Notice substantially in the form set forth in Section 14(c).

“Current Fair Market Value” when used with respect to the Common Stock as of a specified date means with respect to each share of Common Stock the average of the closing prices of the Common Stock sold on all securities exchanges (including the Nasdaq and the Nasdaq SmallCap Market) on which the Common Stock may at the time be listed, or, if there have been no sales on any such exchange on such day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if on such day the Common Stock is not so listed, the average of the representative bid and asked prices quoted in the NASDAQ System as of 4:00 p.m., New York City time, or, if on such day the Common Stock is not quoted in the NASDAQ System, the average of the highest bid and lowest asked price on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization, in each such case averaged over a period of five Trading Days consisting of the day as of which the Current Fair Market Value of Common Stock is being determined (or if such day is not a Trading Day, the Trading Day next preceding such day) and the four consecutive Trading Days prior to such day. If on the date for which Current Fair Market Value is to be determined the Common Stock is not listed on any securities exchange or quoted in the NASDAQ System or the over-the-counter market, the Current Fair Market Value of Common Stock shall be the highest price per share which the Corporation could then obtain from a willing buyer (not an employee or director of the Corporation at the time of determination) in an arm’s length transaction for shares of Common Stock sold by the Corporation, from authorized but unissued shares, as determined in good faith by the Board of Directors.

“Current Market Price” shall mean the arithmetic average of the daily Market Prices per share of Common Stock for the ten consecutive Trading Days ending on and including the Trading Day immediately prior to the date in question; provided, however, that (1) if the “ex” date (as hereinafter defined) for any event (other than the issuance or distribution requiring such computation) that requires an adjustment to the Conversion Price pursuant to Section 10(c)(1), (2), (3), (4), (5), (6), (7) or (8), occurs during such ten consecutive Trading Days, the Market Price for each Trading Day prior to the “ex” date for such other event shall be adjusted by multiplying such Market Price by the same fraction by which the Conversion Price is so required to be adjusted as a result of such other event, (2) if the “ex” date for any event (other than the issuance or distribution requiring such computation) that requires an adjustment to the Conversion Price pursuant to Section 10(c)(1), (2), (3), (4), (5), (6), (7) or (8), occurs on or after the “ex” date for the issuance or distribution requiring such computation and prior to the day in question, the Market Price for each Trading Day on and after the “ex” date for such other event shall be adjusted by multiplying such Market Price by the reciprocal of the fraction by which the Conversion Price is so required to be adjusted as a result of such other event, and (3) if the “ex” date for the issuance or distribution requiring such computation is prior to the day in question, after taking into account any adjustment required pursuant to clause (1) or (2) of this proviso, the Market Price for each Trading Day on or after such “ex” date shall be adjusted by adding thereto the amount of any cash and the fair market value (as determined by the Board of Directors in a manner consistent with any determination of such value for purposes of Section 10(c)(4) or (6), whose determination shall be conclusive and described in a Board Resolution) of the evidences of indebtedness, shares of capital stock or assets being distributed applicable to one share of Common Stock as of the close of business on the day before such “ex” date. For purposes of any computation under Section 10(c)(6), the Current Market Price of the Common Stock on any date shall be deemed to be the arithmetic average of the daily Market Prices per share of Common Stock for such day and the next two succeeding Trading Days; provided, however, that if the “ex” date for any event (other than the Tender Offer requiring such computation) that requires an adjustment to the Conversion Price pursuant to Section 10(c)(1), (2), (3), (4), (5), (6), (7) or (8), occurs on or after the Expiration Time for the Tender Offer requiring such computation and prior to the day in question, the Market Price for each Trading Day on and after the “ex” date for such other event shall be adjusted by multiplying such Market Price by the reciprocal of the fraction by which the Conversion Price is so required to be adjusted as a result of such other event. For purposes of this paragraph, the term “ex” date, (1) when used with respect to any issuance or distribution, means the first date on which the Common Stock trades, regular way, on the relevant exchange or in the relevant market from which the Market Price was obtained without the right to receive such issuance or distribution, (2) when used with respect to any subdivision or combination of shares of Common Stock, means the first date on which the Common Stock trades, regular way, on such exchange or in such market after the time at which such subdivision or combination becomes effective, and (3) when used with respect to any Tender Offer means the first date on which the Common Stock trades, regular way, on such exchange or in such market after the Expiration Time of such Tender Offer. Notwithstanding the foregoing, whenever successive adjustments to the Conversion Price are called for pursuant to Section 10(c), such adjustments shall be made to the Current Market Price as may be necessary or appropriate to effectuate the intent of Section 10(c) and to avoid unjust or inequitable results as determined in good faith by the Board of Directors.

“Eligible Bank” means a corporation organized or existing under the laws of the United States or any other state, having combined capital and surplus of at least $100 million and subject to supervision by federal or state authority and which has a branch located in New York, New York.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Expiration Time” shall have the meaning provided in Section 10(c)(6).

“Extended Redemption Date” means with respect to any shares of Series D Convertible Preferred Stock to which Section 9 applies, the date that is 30 days after the date on which the Corporation is no longer restricted from redeeming shares of Series D Convertible Preferred Stock by reason of a restriction contained in Section 78.288 of the NGCL.

“Fundamental Change” means

(a)     Any consolidation or merger of the Corporation or any Subsidiary with or into another entity (other than a merger or consolidation of a Subsidiary into the Corporation or a wholly-owned Subsidiary) where the stockholders of the Corporation immediately prior to such transaction do not collectively own at least 51% of the outstanding voting securities of the surviving corporation of such consolidation or merger immediately following such transaction; or the sale of all or substantially all of the assets of the Corporation and the Subsidiaries in a single transaction or a series of related transactions; or

(b)     The occurrence of any transaction or event in connection with which all or substantially all the Common Stock shall be exchanged for, converted into, acquired for or constitute the right to receive consideration (whether by means of an exchange offer, liquidation, tender offer, consolidation, merger, combination, reclassification, recapitalization or otherwise) which is not all or substantially all common stock which is (or will, upon consummation of or immediately following such transaction or event, will be) listed on a national securities exchange or approved for quotation on Nasdaq or any similar United States system of automated dissemination of transaction reporting of securities prices; or

(c)     The acquisition by a Person or entity or group of Persons or entities acting in concert as a partnership, limited partnership, syndicate or group, as a result of a tender or exchange offer, open market purchases, privately negotiated purchases or otherwise, of beneficial ownership of securities of the Corporation representing 50% or more of the combined voting power of the outstanding voting securities of the Corporation ordinarily (and apart from rights accruing in special circumstances) having the right to vote in the election of directors.

“Generally Accepted Accounting Principles” for any person means the generally accepted accounting principles and practices applied by such person from time to time in the preparation of its audited financial statements.

“Holder” means at any time with respect to any share of Series D Convertible Preferred Stock the Person shown as the holder of record of such share of Series D Convertible Preferred Stock on the records of the Corporation relating to the Series D Convertible Preferred Stock which records are maintained in accordance with applicable law.

“Holder Notice” means a Holder Notice substantially in the form set forth in Section 14(d).

“Indebtedness” as used in reference to any Person means all indebtedness of such Person for borrowed money, the deferred purchase price of property, goods and services and obligations under leases which are required to be capitalized in accordance with Generally Accepted Accounting Principles and shall include all such indebtedness guaranteed in any manner by such Person or in effect guaranteed by such Person through a contingent agreement to purchase and all indebtedness for the payment or purchase of which such Person has contingently agreed to advance or supply funds and all indebtedness secured by mortgage or other lien upon property owned by such Person, although such Person has not assumed or become liable for the payment of such indebtedness, and, for all purposes hereof, such indebtedness shall be treated as though it has been assumed by such Person.

“Issuance Date” means the first date of original issuance of any shares of Series D Convertible Preferred Stock.

“Junior Dividend Stock” means, collectively, the Common Stock and any other class or series of capital stock of the Corporation ranking junior as to dividends to the Series D Convertible Preferred Stock.

“Junior Liquidation Stock” means the Common Stock and any other class or series of the Corporation’s capital stock ranking junior as to liquidation rights to the Series D Convertible Preferred Stock.

“Liquidation Preference” means, for each share of Series D Convertible Preferred Stock, the sum of (i) an amount equal to the Accrual Amount thereon to the date of final distribution to such holders and (ii) $1,000.00.

“Majority Holders” means at any time the holders of shares of Series D Convertible Preferred Stock which shares constitute a majority of the outstanding shares of Series D Convertible Preferred Stock.

“Mandatory Redemption Date” means February 1, 2008.

“Mandatory Redemption Notice” means a Mandatory Redemption Notice substantially in the form set forth in Section 14(b).

“Mandatory Redemption Price” means an amount in cash equal to the sum of (A) the Stated Value plus (B) an amount equal to the Accrual Amount plus (C) an amount equal to accrued and unpaid interest, if any, on cash dividends in arrears on such share of Series D Convertible Preferred Stock to the Mandatory Redemption Date.

“Market Price” with respect to any security on any day shall mean the closing bid price of such security on such day on the Nasdaq, the NYSE or the AMEX, as applicable, or, if such security is not listed or admitted to trading on the Nasdaq, the NYSE or the AMEX, on the principal national securities exchange or quotation system on which such security is quoted or listed or admitted to trading, in any such case as reported by Bloomberg, L.P. (or if such source ceases to be available, comparable source selected by the Holder and acceptable to the Company in its reasonable judgment) or, if not quoted or listed or admitted to trading on any national securities exchange or quotation system, the average of the closing bid and asked prices of such security on the over-the-counter market on the day in question, as reported by the National Quotation Bureau Incorporated, or a similar generally accepted reporting service, or if not so available, in such manner as furnished by any NYSE member firm selected from time to time by the Board of Directors for that purpose, or a price determined in good faith by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution.

“Measurement Period” means, with respect to any date, the period of ten consecutive Trading Days ending on the Trading Day prior to such date.

“Nasdaq” means the Nasdaq National Market.

“Nasdaq SmallCap” means the Nasdaq SmallCap Market.

“1933 Act” means the Securities Act of 1933, as amended.

“NYSE” means the New York Stock Exchange, Inc.

“Optional Redemption Event” means any one of the following events:

(1)    The Common Stock ceases to be listed for trading on any of the Nasdaq, the Nasdaq SmallCap, the NYSE, the AMEX or the Over the Counter Bulletin Board and is not simultaneously listed on one of the other such markets or exchanges;

(2)    The Corporation shall (A) default in the timely performance of the obligation to issue shares of Common Stock upon conversion of shares of Series D Convertible Preferred Stock as and when required by Section 10 or (B) fail or default in the timely performance of any material obligation (other than as specifically set forth elsewhere in this definition) to a holder of shares of Series D Convertible Preferred Stock under the terms of this Certificate of Designations or under the Subscription Agreement, the Warrants or any other agreement or document entered into in connection with the issuance of shares of Series D Convertible Preferred Stock, as such instruments may be amended from time to time; provided, however, that (i) with respect to the first two occurrences of an event described in clause (A) above, each of such events shall be an Optional Redemption Event only if such default shall have continued for a period of five Trading Days after notice thereof is given to the Corporation by any holder of shares of Series D Convertible Preferred Stock and (ii) an event described in clause (B) above shall be an Optional Redemption Event only if such failure or default shall have continued for a period of 30 days after notice thereof is given to the Corporation by any holder of shares of Series D Convertible Preferred Stock;

(3)    Any Fundamental Change;

(4)    Any material representation or warranty of the Corporation made herein or in any other Transaction Document shall be false or misleading in any material respect when made or deemed made;

(5)    The Corporation or any Subsidiary shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due or shall admit in writing its inability generally to pay its debts as they become due;

(6)    An involuntary case or other proceeding shall be commenced against the Corporation or any Subsidiary seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of sixty consecutive days;

(7)    Any court of competent jurisdiction shall enter one or more final judgments against the Corporation or any Subsidiary or any of their respective properties or other assets in an aggregate amount in excess of $5,000,000, which is not vacated, appealed, bonded, stayed, discharged, satisfied or waived for a period of thirty consecutive days;

(8)     (A) The Corporation or any Subsidiary shall (i) default in any payment with respect to any Indebtedness which Indebtedness has an outstanding principal amount in excess of $250,000 individually or $750,000 in the aggregate for the Corporation and the Subsidiaries, beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created or (ii) default in the observance or performance of any agreement, covenant or condition relating to any Indebtedness of the Corporation or any of its Subsidiaries which has an outstanding principal amount in excess of $250,000 individually or $750,000 in the aggregate or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause, any such Indebtedness to become due prior to its stated maturity and such default or event shall continue beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created (after giving effect to any consent or waiver obtained and then in effect thereunder) and such default shall continue for five days (or to such earlier date as the holder of any other Indebtedness shall declare the same due and payable by reason of such default); or (B) any Indebtedness of the Corporation or any of its Subsidiaries which has an outstanding principal amount in excess of $250,000 individually or $750,000 in the aggregate shall, in accordance with its terms, be declared to be due and payable, or required to be prepaid other than by a regularly scheduled or required payment prior to the stated maturity thereof; or

(9)    The adoption of any amendment to the Corporation’s Articles of Incorporation, without the consent of the Majority Holders, which materially and adversely affects the rights of any holder of shares of Series D Convertible Preferred Stock.

“Optional Redemption Price” means an amount in cash equal to the sum of (A) the Stated Value plus (B) an amount equal to the Accrual Amount plus (C) an amount equal to accrued and unpaid interest, if any, on cash dividends in arrears on such share of Series D Convertible Preferred Stock to the applicable Optional Redemption Date.

“Parity Dividend Stock” means the Series C Convertible Preferred Stock and any other class or series of the Corporation’s capital stock ranking, as to dividends, on a parity with the Series D Convertible Preferred Stock.

“Parity Liquidation Stock” means the Series C Convertible Preferred Stock and any other class or series of the Corporation’s capital stock having parity as to liquidation rights with the Series D Convertible Preferred Stock.

“Person” means any natural person, partnership, corporation, limited liability company, trust, incorporated organization, unincorporated association, joint stock company or association or similar entity or any government, governmental agency or political subdivision.

“Qualified Public Offering” shall have the meaning provided in Section 10(a)(ii).

“Record Date” shall mean, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock have the right to receive any cash, securities or other property or in which the Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of stockholders entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).

“Redemption Limitation Event” means the failure of the Corporation to pay the applicable redemption price when due for some or all of the shares of Series D Convertible Preferred Stock required to be redeemed pursuant to Section 7 or Section 11 by reason of a restriction contained in the NGCL and such Redemption Limitation Event shall be deemed to continue until such redemption price is paid in full in accordance with the terms of this Certificate of Designations.

“Registration Statement” shall have the meaning provided in the Subscription Agreement.

“SEC” means the United States Securities and Exchange Commission.

“SEC Effective Date” means the date the Registration Statement is first declared effective by the SEC.

“Senior Dividend Stock” means any class or series of capital stock of the Corporation ranking senior as to dividends to the Series D Convertible Preferred Stock.

“Senior Liquidation Stock” means any class or series of capital stock of the Corporation ranking senior as to liquidation rights to the Series D Convertible Preferred Stock.

“Series A Convertible Preferred Stock” means the Series A Convertible Preferred Stock, $.001 par value, of the Corporation.

“Series B Convertible Preferred Stock” means the Series B Convertible Preferred Stock, $.001 par value, of the Corporation.

“Series C Convertible Preferred Stock” means the Series C Convertible Preferred Stock, $.001 par value, of the Corporation.

“Series D Convertible Preferred Stock” means the Series D Convertible Preferred Stock, $.001 par value, of the Corporation.

“Stated Value” means $1,000.00 per share of Series D Convertible Preferred Stock.

“Subscription Agreement” means the Subscription Agreement by and between the Corporation and the original holders of shares of Series D Convertible Preferred Stock pursuant to which the shares of Series D Convertible Preferred Stock were issued.

“Subsidiary” means any corporation or other entity of which a majority of the capital stock or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by the Corporation.

“Tender Offer” means a tender offer or exchange offer.

“Trading Day” means a day on whichever of (x) the national securities exchange, (y) the Nasdaq or (z) such other securities market, which at the time constitutes the principal securities market for the Common Stock, is open for general trading.

“Transaction Documents” shall have the meaning provided in the Subscription Agreement.

“Warrants” means the Common Stock Purchase Warrants issued by the Corporation in connection with the issuance of the shares of Series D Convertible Preferred Stock.

Section 2.    Designation and Amount. The shares of such series shall be designated as “Series D Convertible Preferred Stock”, and the number of shares constituting the Series D Convertible Preferred Stock shall be 16,000. The Corporation shall not issue any shares of Series D Convertible Preferred Stock other than pursuant to the Subscription Agreement, unless such issuance shall have been approved by the Majority Holders. Any shares of Series D Convertible Preferred Stock which are redeemed by the Corporation and retired and any shares of Series D Convertible Preferred Stock which are converted in accordance with Section 10 shall be restored to the status of authorized, unissued and undesignated shares of the Corporation’s class of Preferred Stock and shall not be subject to issuance, and may not thereafter be outstanding, as shares of Series D Convertible Preferred Stock.

Section 3.    [Reserved.]

Section 4.    Rank. Subject to Section 12(b), all Series D Convertible Preferred Stock shall rank (i) senior to the Common Stock, now or hereafter issued, as to payment of dividends and distribution of assets upon liquidation, dissolution, or winding up of the Corporation, whether voluntary or involuntary, (ii) pari passu to the Series C Convertible Preferred Stock, both as to payment of dividends and as to distributions of assets upon liquidation, dissolution, or winding up of the Corporation, whether voluntary or involuntary, (iii) junior to the Series A Convertible Preferred Stock and Series B Convertible Preferred Stock, both as to payment of dividends and as to distributions of assets upon liquidation, dissolution, or winding up of the Corporation, whether voluntary or involuntary, (iv) senior to any additional series of the class of Preferred Stock which series the Board of Directors may from time to time authorize, both as to the payment of dividends and as to distributions of assets upon liquidation, dissolution, or winding up of the Corporation, whether voluntary or involuntary, and (v) senior to any additional class of preferred stock (or series of preferred stock of such class) which the Board of Directors or the stockholders may from time to time authorize in accordance herewith.

Section 5.    Dividends and Distributions. (a) The holders of shares of Series D Convertible Preferred Stock shall be entitled to receive, when, as, and if declared by the Board of Directors out of funds legally available for such purpose, dividends at the rate of $70.00 per annum per share, and no more, which shall be fully cumulative, shall accrue without interest (except as otherwise provided herein as to dividends in arrears) from the date of original issuance of each share of Series D Convertible Preferred Stock and shall be payable quarterly on April 1, July 1, October 1 and January 1 of each year commencing April 1, 2005 (except that if any such date is a Saturday, Sunday, or legal holiday, then such dividend shall be payable on the next succeeding day that is not a Saturday, Sunday, or legal holiday) to holders of record as they appear on the stock books of the Corporation on such record dates, which record dates must be not more than 20 nor less than 10 days preceding the payment dates for such dividends, as shall be fixed by the Board. Dividends on the Series D Convertible Preferred Stock shall be paid in cash or, in lieu of paying such dividends and subject to the limitations in Section 5(b) hereof, the amount of such dividends shall be included in the Accrual Amount for each share, at the option of the Corporation as hereinafter provided. The amount of the dividends payable per share of Series D Convertible Preferred Stock for each quarterly dividend period shall be computed by dividing the annual dividend amount by four. The amount of dividends payable for the initial dividend period and any period shorter than a full quarterly dividend period shall be computed on the basis of a 360-day year of twelve 30-day months. Dividends required to be paid in cash pursuant to Section 5(b) which are not paid on a payment date, whether or not such dividends have been declared, will bear interest at the rate of 10% per annum until paid (or such lesser rate as shall be the maximum rate allowable by applicable law). No dividends or other distributions, other than the dividends payable solely in shares of any Junior Dividend Stock, shall be paid or set apart for payment on any shares of Junior Dividend Stock, and no purchase, redemption, or other acquisition shall be made by the Corporation of any shares of Junior Dividend Stock, unless and until all accrued and unpaid cash dividends on the Series D Convertible Preferred Stock and interest on dividends in arrears at the rate specified herein shall have been paid or declared and set apart for payment.

If at any time any dividend on any Senior Dividend Stock shall be in arrears, in whole or in part, no dividend shall be paid or declared and set apart for payment on the Series D Convertible Preferred Stock unless and until all accrued and unpaid dividends with respect to the Senior Dividend Stock, including the full dividends for the then current dividend period, shall have been paid or declared and set apart for payment, without interest. No full dividends shall be paid or declared and set apart for payment on any Parity Dividend Stock for any period unless all accrued but unpaid dividends (and interest on dividends in arrears at the rate specified herein) have been, or contemporaneously are, paid or declared and set apart for such payment on the Series D Convertible Preferred Stock. No full dividends shall be paid or declared and set apart for payment on the Series D Convertible Preferred Stock for any period unless all accrued but unpaid dividends have been, or contemporaneously are, paid or declared and set apart for payment on the Parity Dividend Stock for all dividend periods terminating on or prior to the date of payment of such full dividends. When dividends are not paid in full upon the Series D Convertible Preferred Stock and the Parity Dividend Stock, all dividends paid or declared and set apart for payment upon shares of Series D Convertible Preferred Stock (and interest on dividends in arrears at the rate specified herein) and the Parity Dividend Stock shall be paid or declared and set apart for payment pro rata, so that the amount of dividends paid or declared and set apart for payment per share on the Series D Convertible Preferred Stock and the Parity Dividend Stock shall in all cases bear to each other the same ratio that accrued and unpaid dividends per share on the shares of Series D Convertible Preferred Stock and the Parity Dividend Stock bear to each other.

Any references to “distribution” contained in this Section 5 shall not be deemed to include any stock dividend or distributions made in connection with any liquidation, dissolution, or winding up of the Corporation, whether voluntary or involuntary.

(b)    If (x) prior to any dividend payment date the Corporation notifies the holders of Series D Convertible Preferred Stock that the dividends with respect to such date will be paid in cash or (y) on any dividend payment date the Corporation is not in compliance in all material respects with its obligations to the holders of the Series D Convertible Preferred Stock (including, without limitation, its obligations under the Subscription Agreement, the Warrants and this Certificate of Designations) and such noncompliance continues for a period of ten days after notice thereof is given to the Corporation by any holder of Series D Convertible Preferred Stock, such dividends must be timely paid in cash, subject to applicable law. If clauses (x) or (y) of the foregoing sentence do not apply on any dividend payment date, the Corporation may, but shall not be required to, pay the applicable dividends in cash. The amount of any dividends not paid in cash shall be included in the Accrual Amount for each share of Series D Convertible Preferred Stock.

(c)    Neither the Corporation nor any subsidiary of the Corporation shall redeem, repurchase or otherwise acquire in any one transaction or series of related transactions any shares of Common Stock, Junior Dividend Stock or Junior Liquidation Stock if the number of shares so repurchased, redeemed or otherwise acquired in such transaction or series of related transactions is more than 5% of the number of shares of Common Stock, Junior Dividend Stock or Junior Liquidation Stock, as the case may be, outstanding immediately prior to such transaction or series of related transactions unless the Corporation or such subsidiary offers to purchase for cash from each holder of shares of Series D Convertible Preferred Stock at the time of such redemption, repurchase or acquisition the same percentage of such holder’s shares of Series D Convertible Preferred Stock as the percentage of the number of outstanding shares of Common Stock, Junior Dividend Stock or Junior Liquidation Stock, as the case may be, to be so redeemed, repurchased or acquired at a purchase price per share of Series D Convertible Preferred Stock equal to the greater of (i) (A) the Stated Value plus (B) an amount equal to the Accrual Amount plus (C) an amount equal to any accrued and unpaid interest on cash dividends in arrears and (ii) the Converted Market Price on the date of purchase pursuant to this Section 5(c).

(d)    Neither the Corporation nor any subsidiary of the Corporation shall (1) make any Tender Offer for outstanding shares of Common Stock, unless the Corporation contemporaneously therewith makes an offer, or (2) enter into an agreement regarding such a Tender Offer for outstanding shares of Common Stock by any person other than the Corporation or any subsidiary of the Corporation, unless such person agrees with the Corporation to make an offer, in either such case to each holder of outstanding shares of Series D Convertible Preferred Stock to purchase for cash at the time of purchase in such Tender Offer the same percentage of shares of Series D Convertible Preferred Stock held by such holder as the percentage of outstanding shares of Common Stock actually purchased in such Tender Offer at a price per share of Series D Convertible Preferred Stock equal to the greater of (i) (A) the Stated Value plus (B) an amount equal to the Accrual Amount plus (C) an amount equal to any accrued and unpaid interest on cash dividends in arrears and (ii) the Converted Market Price on the date of purchase pursuant to this Section 5(d).

Section 6.    Liquidation Preference. In the event of a liquidation, dissolution, or winding up of the Corporation, whether voluntary or involuntary, the holders of Series D Convertible Preferred Stock shall be entitled to receive out of the assets of the Corporation, whether such assets constitute stated capital or surplus of any nature, an amount per share of Series D Convertible Preferred Stock equal to the Liquidation Preference, and no more, before any payment shall be made or any assets distributed to the holders of Junior Liquidation Stock; provided, however, that such rights shall accrue to the holders of Series D Convertible Preferred Stock only in the event that the Corporation’s payments with respect to the liquidation preference of the holders of Senior Liquidation Stock are fully met. After the liquidation preferences of the Senior Liquidation Stock are fully met, the entire assets of the Corporation available for distribution shall be distributed ratably among the holders of the Series D Convertible Preferred Stock and any Parity Liquidation Stock in proportion to the respective preferential amounts to which each is entitled (but only to the extent of such preferential amounts). After payment in full of the liquidation price of the shares of the Series D Convertible Preferred Stock and the Parity Liquidation Stock, the holders of such shares shall not be entitled to any further participation in any distribution of assets by the Corporation. Neither a consolidation or merger of the Corporation with another corporation nor a sale or transfer of all or part of the Corporation’s assets for cash, securities, or other property in and of itself will be considered a liquidation, dissolution or winding up of the Corporation.

Section 7.    Mandatory Redemption. (a) On the Mandatory Redemption Date, the Corporation shall redeem all outstanding shares of Series D Convertible Preferred Stock. The Corporation shall give a Mandatory Redemption Notice to the Holders not less than 30 or more than 35 Business Days prior to the Mandatory Redemption Date. Any failure or defect in the giving of the Mandatory Redemption Notice shall not affect the Corporation’s obligation to redeem the shares of Series D Convertible Preferred Stock pursuant to this Section 7.

(b)    On the Mandatory Redemption Date (or such later date as a particular Holder shall surrender to the Corporation the certificate(s) for the shares of Series D Convertible Preferred Stock redeemed), the Corporation shall pay to or upon the order of each Holder by wire transfer of immediately available funds to such account as shall be specified for such purpose by such Holder an amount equal to the Mandatory Redemption Price of all of such Holder’s shares of Series D Convertible Preferred Stock to be redeemed that are outstanding on the Mandatory Redemption Date. A Holder of such shares of Series D Convertible Preferred Stock shall not be entitled to payment of the Mandatory Redemption Price of such shares of Series D Convertible Preferred Stock until such Holder shall have surrendered the certificate(s) for such shares of Series D Convertible Preferred Stock to the Corporation or, in the case of the loss, theft or destruction of any such certificate, given indemnity in accordance with Section 15(b).

(c)    The Corporation shall not be entitled to give the Mandatory Redemption Notice with respect to, or to redeem, any shares of Series D Convertible Preferred Stock with respect to which a Conversion Notice has been given on a Conversion Date which is on or prior to the date on which the Mandatory Redemption Notice is given. If a Mandatory Redemption Notice has been given, thereafter the proceedings for such redemption shall not affect the rights of the Holders to convert in accordance with Section 10 any shares of Series D Convertible Preferred Stock called for redemption at any time prior to the Mandatory Redemption Date. If on the applicable Mandatory Redemption Date the Corporation fails to pay the Mandatory Redemption Price of any outstanding shares of Series D Convertible Preferred Stock to be redeemed in full to such Holder or to deposit the same with an Eligible Bank in accordance with Section 15(c), such Holder shall be entitled to convert in accordance with Section 10 the shares of Series D Convertible Preferred Stock of such Holder so called for redemption at any time after the Mandatory Redemption Date and prior to the date on which the Corporation pays the Mandatory Redemption Price in full to such Holder for all shares of Series D Convertible Preferred Stock to be redeemed from such Holder (together with any amount due to such Holder pursuant to Section 15(d)) or so deposits the same (together with any amount due to such Holder pursuant to Section 15(d)) and gives notice to such Holder of such deposit and in the case of any such conversion of any share of Series D Convertible Preferred Stock, upon delivery to the converting Holder of the shares of Common Stock issuable upon such conversion the Corporation shall have no further liability in respect of the Mandatory Redemption Price of such share of Series D Convertible Preferred Stock other than payment of the amount payable pursuant to Section 15(d) in respect of the period from the Mandatory Redemption Date to the Conversion Date for such conversion.

Section 8.    No Sinking Fund. The shares of Series D Convertible Preferred Stock shall not be entitled to the benefits of any sinking fund for the redemption or repurchase of shares of Series D Convertible Preferred Stock.

Section 9.    Limitation on Redemptions. Notwithstanding any other provision of this Certificate of Designations or applicable law to the contrary, in case the Corporation shall give a Mandatory Redemption Notice to the Holders or a Holder gives a Holder Notice to the Corporation, and on the date the Corporation gives such Mandatory Redemption Notice or the Holder gives such Holder Notice, as the case may be, or at any time thereafter to and including the applicable redemption date, the Corporation shall be restricted in redeeming shares of Series D Convertible Preferred Stock by reason of a Redemption Limitation Event (the “Limitation Shares”), then the Mandatory Redemption Date or Optional Redemption Date, as the case may be, for all Limitation Shares, so subject to redemption by the Corporation shall be extended to be the Extended Redemption Date. Any shares of Series D Convertible Preferred Stock for which there is an Extended Redemption Date shall remain convertible by the Holder in accordance with Section 10 at any time to and including the day prior to the applicable Extended Redemption Date. The Corporation shall give the Holder written notice as promptly as practical but not later than 3 Business Days after the date the Redemption Limitation Event is no longer occurring.

Section 10.    Conversion.

(a)    Conversion at Option of Holder. Subject to Section 10(g), the holders of the Series D Convertible Preferred Stock may at any time on or after the Issuance Date convert at any time all or from time to time any part of their shares of Series D Convertible Preferred Stock into fully paid and nonassessable shares of Common Stock and such other securities and property as herein provided. Each share of Series D Convertible Preferred Stock may be converted at the office of the Conversion Agent or at such other additional office or offices, if any, as the Board of Directors may designate, into such number of fully paid and nonassessable shares of Common Stock (calculated as to each conversion to the nearest 1/100th of a share) determined by dividing (x) the sum of (i) the Stated Value, (ii) an amount equal to the Accrual Amount on the share of Series D Convertible Preferred Stock being converted to the applicable Conversion Date, and (iii) accrued but unpaid interest on the dividends required to be paid in cash on the share of Series D Convertible Preferred Stock being converted in arrears to the applicable Conversion Date at the rate provided in Section 5 by (y) the Conversion Price for such Conversion Date.

(ii) Automatic Conversion. Subject to Section 10(g), each share of Series D Convertible Preferred Stock outstanding shall automatically be converted into the number of shares of Common Stock into which such shares are convertible at the Conversion Price calculated in accordance with Section 10(a) above immediately upon closing of an underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of capital stock of the Corporation in which gross proceeds received by the Corporation (before deduction of underwriting commissions and offering expenses) equal or exceed $20,000,000 at a price to the public of at least two and one-half times the Conversion Price (such underwritten public offering being referred to as a “Qualified Public Offering”). Upon the occurrence of a Qualified Public Offering, the outstanding shares of Series D Convertible Preferred Stock shall be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or the Conversion Agent; provided, however, that the Corporation shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such conversion unless certificates evidencing such shares of Series D Convertible Preferred Stock being converted are delivered either to the Corporation or the Conversion Agent or, in the case of the loss, theft or destruction of any such certificate, the Corporation is given indemnity in accordance with Section 15(b).

(b)    Exercise of Conversion Privilege; Issuance of Common Stock on Conversion; No Adjustment for Interest or Dividends. (1) In order to exercise the conversion privilege with respect to the Series D Convertible Preferred Stock, a Holder shall give a Conversion Notice (or such other notice which is acceptable to the Corporation) to the Corporation and the Conversion Agent or to the office or agency designated by the Corporation for such purpose by notice to the Holders. A Conversion Notice may be given by telephone line facsimile transmission to the numbers set forth on the form of Conversion Notice.

(2)    In the case of a conversion at the option of a Holder, as promptly as practicable, but in no event later than five Trading Days, after a Conversion Notice is given, the Corporation shall issue and shall deliver to the Holder giving such Conversion Notice or such Holder’s designee the number of full shares of Common Stock issuable upon such conversion of shares of Series D Convertible Preferred Stock in accordance with the provisions of this Section 10 and deliver a check or cash in respect of any fractional interest in respect of a share of Common Stock arising upon such conversion, as provided in Section 10(b)(6).

(3)    Each conversion of shares of Series D Convertible Preferred Stock shall be deemed to have been effected on the applicable Conversion Date, and the person in whose name any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become on such Conversion Date the holder of record of the shares represented thereby; provided, however, that if a Conversion Date is a date on which the stock transfer books of the Corporation shall be closed such conversion shall constitute the person in whose name the certificates are to be issued as the record holder thereof for all purposes on the next succeeding day on which such stock transfer books are open, but such conversion shall be at the Conversion Price in effect on the applicable Conversion Date.

(4)    The Corporation shall notify a Holder of any claim by the Corporation of manifest error in a Conversion Notice within two Trading Days after such Holder gives such Conversion Notice and no such claim of error shall limit or delay performance of the Corporation’s obligation to issue upon such conversion the number of shares of Common Stock which are not in dispute. A Conversion Notice shall be deemed for all purposes to be in proper form unless the Corporation notifies the Holder who gives a Conversion Notice by telephone line facsimile transmission within two Trading Days after such Conversion Notice has been given (which notice from the Corporation shall specify all defects in the Conversion Notice) and any Conversion Notice containing any such defect shall nonetheless be effective on the date given if such Holder promptly undertakes to correct all such defects. The Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of shares of Common Stock or other securities or property on conversion of shares of Series D Convertible Preferred Stock in a name other than that of such Holder, and the Corporation shall not be required to issue or deliver any such shares or other securities or property unless and until the person or persons requesting the issuance thereof shall have paid to the Corporation the amount of any such tax or shall have established to the satisfaction of the Corporation that such tax has been paid. The converting Holder shall be responsible for the amount of any withholding tax payable in connection with any conversion of shares of Series D Convertible Preferred Stock.

(5)    (A)    If a Holder shall have given a Conversion Notice in accordance with the terms of this Certificate of Designations, the Corporation’s obligation to issue and deliver the certificates for Common Stock shall be absolute and unconditional, irrespective of any action or inaction by such Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any person or any action to enforce the same, any failure or delay in the enforcement of any other obligation of the Corporation to any Holder, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by any Holder or any other person of any obligation to the Corporation or any violation or alleged violation of law by any Holder or any other person, and irrespective of any other circumstance which might otherwise limit such obligation of the Corporation to such Holder in connection with such conversion; provided, however, that nothing herein shall limit or prejudice the right of the Corporation to pursue any such claim in any other manner permitted by applicable law. The occurrence of an event which requires an adjustment of the Conversion Price as contemplated by Section 10(c) shall in no way restrict or delay the right of any Holder to receive certificates for Common Stock upon conversion of shares of Series D Convertible Preferred Stock and the Corporation shall use its best efforts to implement such adjustment on terms reasonably acceptable to the Majority Holders within two Trading Days after such occurrence.

(B)    In case of a conversion at the option of a Holder, if the Corporation fails to issue and deliver the shares of Common Stock to a converting Holder in connection with a particular conversion of shares of Series D Convertible Preferred Stock within seven Trading Days after such Holder gives the Conversion Notice for such conversion, in addition to any other liabilities the Corporation may have hereunder and under applicable law (i) the Corporation shall pay or reimburse such Holder on demand for all out-of-pocket expenses, including, without limitation, reasonable fees and expenses of legal counsel, incurred by the Holder as a result of such failure, (ii) if as a result of such failure such Holder shall suffer any direct damages or liabilities from such failure (including, without limitation, margin interest and the cost of purchasing securities to cover a sale (whether by such Holder or such Holder’s securities broker) or borrowing of shares of Common Stock by such Holder for purposes of settling any trade involving a sale of shares of Common Stock made by such Holder during the period beginning on the Issuance Date and ending on the date the Corporation delivers or causes to be delivered to such Holder such shares of Common Stock, then the Corporation shall upon demand of such Holder pay to the Holder an amount equal to the actual direct, out-of-pocket damages and liabilities suffered by such Holder by reason thereof which such Holder documents to the reasonable satisfaction of the Corporation, and (iii) the Holder may by written notice (which may be given by mail, courier, personal service or telephone line facsimile transmission) or oral notice (promptly confirmed in writing), given at any time prior to delivery to such Holder of the shares of Common Stock issuable in connection with such exercise of the Holder’s conversion right, rescind such exercise and the Conversion Notice relating thereto, in which case such Holder shall thereafter be entitled to convert, in accordance with this Section 10 that portion of such shares of Series D Convertible Preferred Stock as to which such exercise is so rescinded. Notwithstanding the foregoing, the Corporation shall not be liable to such Holder under clause (ii) of the immediately preceding sentence to the extent the failure of the Corporation to deliver or to cause to be delivered such shares of Common Stock results from fire, flood, storm, earthquake, shipwreck, strike, war, acts of terrorism, crash involving facilities of a common carrier, acts of God, or any similar event outside the control of the Corporation (it being understood that the action or failure to act of the Conversion Agent shall not be deemed an event outside the control of the Corporation except to the extent resulting from fire, flood, storm, earthquake, shipwreck, strike, war, acts of terrorism, crash involving facilities of a common carrier, acts of God, the bankruptcy, liquidation or reorganization of the Conversion Agent under any bankruptcy, insolvency or other similar law or any similar event outside the control of the Conversion Agent). A converting Holder shall notify the Corporation in writing (or by telephone conversation, confirmed in writing) as promptly as practicable following the third Trading Day after such Holder gives a Conversion Notice if such Holder becomes aware that such shares of Common Stock so issuable have not been received as provided herein, but any failure so to give such notice shall not affect the Holder’s rights under this Certificate of Designations or otherwise.

(6)    No fractional shares of Common Stock shall be issued upon conversion of any shares of Series D Convertible Preferred Stock but, in lieu of any fraction of a share of Common Stock which would otherwise be issuable in respect of such conversion, the Corporation shall pay lawful money of the United States of America for such fractional share, based on a value of one share of Common Stock being equal to the Market Price of the Common Stock on the applicable Conversion Date.

(c)    Adjustment of Conversion Price. The Conversion Price shall be adjusted from time to time by the Corporation as follows:

(1)    In case the Corporation shall on or after the Issuance Date pay a dividend or make a distribution to all holders of the outstanding Common Stock in shares of Common Stock, the Conversion Price in effect at the opening of business on the date following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution shall be reduced by multiplying such Conversion Price by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the Record Date fixed for such determination and the denominator shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution, such reduction to become effective immediately after the opening of business on the day following such Record Date. If any dividend or distribution of the type described in this Section 10(c)(1) is declared but not so paid or made, the Conversion Price shall again be adjusted to the Conversion Price which would then be in effect if such dividend or distribution had not been declared.

(2)    In case the Corporation shall on or after the Issuance Date issue rights or warrants (other than any rights or warrants referred to in Section 10(c)(4)) to all holders of its outstanding shares of Common Stock entitling them (for a period expiring within 45 days after the date fixed for the determination of stockholders entitled to receive such rights or warrants) to subscribe for or purchase shares of Common Stock at a price per share less than the Current Market Price on the Record Date fixed for the determination of stockholders entitled to receive such rights or warrants, the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect at the opening of business on the date after such Record Date by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the applicable Record Date plus the number of shares which the aggregate offering price of the total number of shares so offered would purchase at such Current Market Price, and the denominator shall be the number of shares of Common Stock outstanding on the close of business on such Record Date plus the total number of additional shares of Common Stock so offered for subscription or purchase. Such adjustment shall become effective immediately after the opening of business on the day following the Record Date fixed for determination of stockholders entitled to receive such rights or warrants. No adjustment shall be required to be made to the number of shares of Common Stock which may be issued To the extent that shares of Common Stock are not delivered pursuant to such rights or warrants, upon the expiration or termination of such rights or warrants, the Conversion Price shall be readjusted to the Conversion Price which would then be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. In the event that such rights or warrants are not so issued, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such Record Date had not been fixed. In determining whether any rights or warrants entitle the holder to subscribe for or purchase shares of Common Stock at less than such Current Market Price, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received for such rights or warrants, the value of such consideration, if other than cash, to be determined by the Board of Directors.

(3)    In case the outstanding shares of Common Stock shall on or after the Issuance Date be subdivided into a greater number of shares of Common Stock, the Conversion Price in effect at the opening of business on the earlier of the day following the day upon which such subdivision becomes effective and the day on which “ex-” trading of the Common Stock begins with respect to such subdivision shall be proportionately reduced, and conversely, in case outstanding shares of Common Stock shall be combined into a smaller number of shares of Common Stock, the Conversion Price in effect at the opening of business on the earlier of the day following the day upon which such combination becomes effective and the day on which “ex-” trading of the Common Stock with respect to such combination begins shall be proportionately increased, such reduction or increase, as the case may be, to become effective immediately after the opening of business on the earlier of the day following the day upon which such subdivision or combination becomes effective and the day on which “ex-” trading of the Common Stock begins with respect to such subdivision or combination.

(4)    In case the Corporation shall on or after the Issuance Date, by dividend or otherwise, distribute to all holders of its Common Stock shares of any class of capital stock of the Corporation (other than any dividends or distributions to which Section 10(c)(1) applies) or evidences of its indebtedness, cash or other assets (including securities, but excluding any rights or warrants referred to in Section 10(c)(2) and dividends and distributions paid exclusively in cash and excluding any capital stock, evidences of indebtedness, cash or assets distributed upon a merger or consolidation to which Section 10(d) applies) (the foregoing hereinafter in this Section 10(c)(4) called the “Securities”)), then, in each such case, subject to the second paragraph of this Section 10(c)(4), the Conversion Price shall be reduced so that the same shall be equal to the price determined by multiplying the Conversion Price in effect immediately prior to the close of business on the Record Date with respect to such distribution by a fraction of which the numerator shall be the Current Market Price on such date less the fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution) on such date of the portion of the Securities so distributed applicable to one share of Common Stock and the denominator shall be such Current Market Price, such reduction to become effective immediately prior to the opening of business on the day following such Record Date; provided, however, that in the event the then fair market value (as so determined) of the portion of the Securities so distributed applicable to one share of Common Stock is equal to or greater than the Current Market Price on the Record Date, in lieu of the foregoing adjustment, adequate provision shall be made so that the Holders shall have the right to receive upon conversion of shares of Series D Convertible Preferred Stock the amount of Securities such Holder would have received had such Holder converted such Holder’s shares of Series D Convertible Preferred Stock immediately prior to such Record Date. In the event that such dividend or distribution is not so paid or made, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such dividend or distribution had not been declared. If the Board of Directors determines the fair market value of any distribution for purposes of this Section 10(c)(4) by reference to the actual or when issued trading market for any Securities comprising all or part of such distribution, it must in doing so consider the prices in such market over the same period used in computing the Current Market Price to the extent possible.

Rights or warrants distributed by the Corporation to all holders of Common Stock entitling the holders thereof to subscribe for or purchase shares of the Corporation’s capital stock (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events (a “Trigger Event”): (i) are deemed to be transferred with such shares of Common Stock; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of Common Stock, shall not be deemed to have been distributed for purposes of this Section 10(c) (and no adjustment to the Conversion Price under this Section 10(c) will be required) until the occurrence of the earliest Trigger Event. If any such rights or warrants, including any such existing rights or warrants distributed prior to the Issuance Date are subject to Trigger Events, upon the satisfaction of each of which such rights or warrants shall become exercisable to purchase different securities, evidences of indebtedness or other assets, then the occurrence of each such Trigger Event shall be deemed to be such date of issuance and record date with respect to new rights or warrants (and a termination or expiration of the existing rights or warrants without exercise by the holder thereof) (so that, by way of illustration and not limitation, the dates of issuance of any such rights shall be deemed to be the dates on which such rights become exercisable to purchase capital stock of the Corporation, and not the date on which such rights may be issued, or may become evidenced by separate certificates, if such rights are not then so exercisable). In addition, in the event of any distribution of rights or warrants, or any Trigger Event with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Price under this Section 10(c) was made (1) in the case of any such rights or warrants which shall all have been redeemed or repurchased without exercise by any holders thereof, the Conversion Price shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder or holders of Common Stock with respect to such rights or warrants (assuming such holder had retained such rights or warrants), made to all holders of Common Stock as of the date of such redemption or repurchase, and (2) in the case of such rights or warrants which shall have expired or been terminated without exercise by any holders thereof, the Conversion Price shall be readjusted as if such rights and warrants had not been issued.

For purposes of this Section 10(c)(4) and Sections 10(c)(1) and (2), any dividend or distribution to which this Section 10(c)(4) is applicable that also includes shares of Common Stock, or rights or warrants to subscribe for or purchase shares of Common Stock to which Section 10(c)(2) applies (or both), shall be deemed instead to be (1) a dividend or distribution of the evidences of indebtedness, assets, shares of capital stock, rights or warrants other than such shares of Common Stock or rights or warrants to which Section 10(c)(2) applies (and any Conversion Price reduction required by this Section 10(c)(4) with respect to such dividend or distribution shall then be made) immediately followed by (2) a dividend or distribution of such shares of Common Stock or such rights or warrants (and any further Conversion Price reduction required by Sections 10(c)(1) and (2) with respect to such dividend or distribution shall then be made), except (A) the Record Date of such dividend or distribution shall be substituted as “the date fixed for the determination of stockholders entitled to receive such dividend or other distribution”, “Record Date fixed for such determination” and “Record Date” within the meaning of Section 10(c)(1) and as “the date fixed for the determination of stockholders entitled to receive such rights or warrants”, “the Record Date fixed for the determination of the stockholders entitled to receive such rights or warrants” and “such Record Date” within the meaning of Section 10(c)(2) and (B) any shares of Common Stock included in such dividend or distribution shall not be deemed “outstanding at the close of business on the Record Date fixed for such determination” within the meaning of Section 10(c)(1).

(5)    In case the Corporation shall on or after the Issuance Date, by dividend or otherwise, distribute to all holders of its Common Stock cash (excluding any cash that is distributed upon a merger or consolidation to which Section 10(d) applies or as part of a distribution referred to in Section 10(c)(4)) in an aggregate amount that, combined with (1) the aggregate amount of any other such distributions to all holders of its Common Stock made exclusively in cash within the 12 months preceding the date of payment of such distribution, and in respect of which no adjustment pursuant to this Section 10(c)(5) has been made, and (2) the aggregate of any cash plus the fair market value (as determined by the Board of Directors, whose determination shall be conclusive and set forth in a Board Resolution) of consideration payable in respect of any Tender Offer by the Corporation or any Subsidiary for all or any portion of the Common Stock concluded within the 12 months preceding the date of payment of such distribution, and in respect of which no adjustment pursuant to Section 10(c)(6) has been made, exceeds 10% of the product of (x) the Current Market Price on the Record Date with respect to such distribution times (y) the number of shares of Common Stock outstanding on such date, then, and in each such case, immediately after the close of business on such date, unless the Corporation elects to reserve such cash for distribution to the Holders upon the conversion of shares of Series D Convertible Preferred Stock (and shall have made adequate provision) so that the Holders will receive upon such conversion, in addition to the shares of Common Stock to which the Holders are entitled, the amount of cash which the Holders would have received if the Holders had, immediately prior to the Record Date for such distribution of cash, converted their shares of Series D Convertible Preferred Stock into Common Stock, the Conversion Price shall be reduced so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the close of business on such Record Date by a fraction (i) the numerator of which shall be equal to the Current Market Price on such Record Date less an amount equal to the quotient of (x) the excess of such combined amount over such 10% and (y) the number of shares of Common Stock outstanding on such Record Date and (ii) the denominator of which shall be equal to the Current Market Price on such Record Date; provided, however, that in the event the portion of the cash so distributed applicable to one share of Common Stock is equal to or greater than the Current Market Price of the Common Stock on such Record Date, in lieu of the foregoing adjustment, adequate provision shall be made so that the Holders shall have the right to receive upon conversion of shares of Series D Convertible Preferred Stock the amount of cash the Holders would have received had the Holders converted all of their shares of Series D Convertible Preferred Stock immediately prior to such Record Date. In the event that such dividend or distribution is not so paid or made, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such dividend or distribution had not been declared.

(6)    In case a Tender Offer on or after the Issuance Date made by the Corporation or any Subsidiary for all or any portion of the Common Stock shall expire and such Tender Offer (as amended upon the expiration thereof) shall require the payment to stockholders (based on the acceptance (up to any maximum specified in the terms of the Tender Offer) of Purchased Shares (as defined below)) of an aggregate consideration having a fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution) that combined together with (1) the aggregate of the cash plus the fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution), as of the expiration of such Tender Offer, of consideration payable in respect of any other Tender Offers, by the Corporation or any Subsidiary for all or any portion of the Common Stock expiring within the 12 months preceding the expiration of such Tender Offer and in respect of which no adjustment pursuant to this Section 10(c)(6) has been made and (2) the aggregate amount of any distributions to all holders of the Corporation’s Common Stock made exclusively in cash within 12 months preceding the expiration of such Tender Offer and in respect of which no adjustment pursuant to Section 10(c)(5) has been made, exceeds 5% of the product of the Current Market Price as of the last time (the “Expiration Time”) tenders could have been made pursuant to such Tender Offer (as it may be amended) times the number of shares of Common Stock outstanding (including any tendered shares) at the Expiration Time, then, and in each such case, immediately prior to the opening of business on the day after the date of the Expiration Time, the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to close of business on the date of the Expiration Time by a fraction of which the numerator shall be the number of shares of Common Stock outstanding (including any tendered shares) at the Expiration Time multiplied by the Current Market Price of the Common Stock on the Trading Day next succeeding the Expiration Time and the denominator shall be the sum of (x) the fair market value (determined as aforesaid) of the aggregate consideration payable to stockholders based on the acceptance (up to any maximum specified in the terms of the Tender Offer) of all shares validly tendered and not withdrawn as of the Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the “Purchased Shares”) and (y) the product of the number of shares of Common Stock outstanding (less any Purchased Shares) at the Expiration Time and the Current Market Price of the Common Stock on the Trading Day next succeeding the Expiration Time, such reduction (if any) to become effective immediately prior to the opening of business on the day following the Expiration Time. In the event that the Corporation is obligated to purchase shares pursuant to any such Tender

Offer, but the Corporation is permanently prevented by applicable law from effecting any such purchases or all such purchases are rescinded, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such Tender Offer had not been made. If the application of this Section 10(c)(6) to any Tender Offer would result in an increase in the Conversion Price, no adjustment shall be made for such Tender Offer under this Section 10(c)(6).

(7)    (A)    In case at any time on or after the Issuance Date the Corporation shall issue shares of its Common Stock or Common Stock Equivalents (collectively, the “Newly Issued Shares”), other than an issuance pro rata to all holders of its outstanding Common Stock and other than an issuance in respect of which Section 10(c)(8) is applicable, at a price below the Current Fair Market Value of the Common Stock at the time of such issuance, then following such issuance of Newly Issued Shares the Conversion Price shall be adjusted as provided in this Section 10(c)(7). The Conversion Price following any such adjustment shall be determined by multiplying the Conversion Price immediately prior to such adjustment by a fraction, of which the numerator shall be the sum of (a) the number of shares of Common Stock outstanding immediately prior to the issuance of the Newly Issued Shares (calculated on a fully-diluted basis assuming the conversion of all options, warrants, purchase rights or convertible securities which are exercisable at the time of the issuance of the Newly Issued Shares) plus (b) the number of shares of Common Stock which the aggregate consideration, if any, received by the Corporation for the number of Newly Issued Shares would purchase at a price equal to the Current Fair Market Value of the Common Stock at the time of such issuance, and the denominator shall be the sum of (X) the number of shares of Common Stock outstanding immediately prior to the issuance of the Newly Issued Shares (calculated on a fully-diluted basis assuming the exercise or conversion of all options, warrants, purchase rights or convertible securities which are exercisable or convertible at the time of the issuance of the Newly Issued Shares) plus (Y) the number of Newly Issued Shares. The adjustment provided for in this Section 10(c)(7) may be expressed as the following mathematical formula:

NCP =	( O +(C / FMV))	x CP
( O + N )

where,

C	=	aggregate consideration received by the Corporation for the Newly Issued Shares

N	=	number of Newly Issued Shares

O	=	number of shares of Common Stock outstanding (on a fully diluted basis, as described above) immediately prior to the issuance of the Newly Issued Shares

FMV	=	Current Fair Market Value of the Common Stock at the time of issuance of the Newly Issued Shares

CP	=	Conversion Price immediately prior to the issuance of the Newly Issued Shares

NCP	=	Conversion Price immediately after the issuance of the Newly Issued Shares

(B)    Notwithstanding the foregoing, no adjustment shall be made under this Section 10(c)(7) by reason of:

(i)    the issuance by the Corporation of shares of Common Stock pro rata to all holders of the Common Stock so long as (i) any adjustment to the Conversion Price that is required by Section 10(c)(1) is made and (ii) the Corporation shall have given notice of such issuance thereof to the Holders pursuant to Section 10(f);

(ii)    the issuance by the Company of the shares of Series D Convertible Preferred Stock and the Warrants or shares of Common Stock upon conversion of Series D Convertible Preferred Stock or upon exercise of the Warrants in accordance with the terms hereof and thereof or any other issuance of securities solely to the Holders occurring on or before July 1, 2005;

(iii)    the issuance by the Company of Newly Issued Shares in payment of dividends on shares of Series D Convertible Preferred Stock in accordance with the terms hereof;

(iv)    the issuance of Common Stock upon conversion, exercise or exchange of, and in payment of interest or dividends on, Common Stock Equivalents outstanding on the Issuance Date in accordance with the terms thereof existing on the Issuance Date; or

(v)    the issuance by the Company of Newly Issued Shares upon grant or exercise of options for employees, directors and consultants under a stock option, equity compensation or similar plan duly adopted by the Board of Directors.

(8)     (1) In case at any time on or after the Issuance Date, the Company issues shares of Common Stock or Common Stock Equivalents that are not registered for sale by the Company in such offering under the 1933 Act or issues shares of Common Stock or Common Stock Equivalents in an offering of a type commonly known as a PIPE or an equity line, in any such case in an amount which, together with all other offerings by the Company that would be integrated with such offering for purposes of Regulation D under the 1933 Act, results in gross proceeds to the Company of at least $250,000, at a price per share at which the Company sells such shares of Common Stock or the price per share at which the holders of such Common Stock Equivalents are entitled to acquire shares of Common Stock upon conversion or exercise thereof which is less than the Conversion Price in effect at the time of such issuance, then following such issuance the Conversion Price shall be reduced to the lowest price per share at which such shares of Common Stock are issued or at which such Common Stock Equivalents may be exercised, if the same is lower than the Conversion Price in effect immediately prior to such issuance.

(2)    If any adjustment in the Conversion Price is made pursuant to this Section 10(c)(8) in respect of any issuance of shares of Common Stock or Common Stock Equivalents, no adjustment in the Conversion Price shall be made by reason of such issuance pursuant to Section 10(c)(7).

(3)    Notwithstanding the foregoing, no adjustment shall be made under this Section 10(c)(8) by reason of:

(i)    the issuance by the Corporation of shares of Common Stock pro rata to all holders of the Common Stock so long as (i) any adjustment to the Conversion Price that is required by Section 10(c)(1) is made and (ii) the Corporation shall have given notice of such issuance thereof to the Holders pursuant to Section 10(f);

(ii)    the issuance by the Company of the shares of Series D Convertible Preferred Stock or shares of Common Stock upon conversion of Series D Convertible Preferred Stock or upon exercise of the Warrants in accordance with the terms hereof and thereof or any other issuance of securities solely to the Holders occurring on or before July 1, 2005;

(iii)    the issuance by the Company of Newly Issued Shares in payment of dividends on shares of Series D Convertible Preferred Stock in accordance with the terms hereof;

(iv)    the issuance of Common Stock upon conversion, exercise or exchange of, and in payment of interest or dividends on, Common Stock Equivalents outstanding on the Issuance Date in accordance with the terms thereof existing on the Issuance Date; or

(v)    the issuance by the Company of Newly Issued Shares upon grant or exercise of options for employees, directors and consultants under a stock option, equity compensation or similar plan duly adopted by the Board of Directors.

(9)    The Corporation may make such reductions in the Conversion Price, in addition to those required by Sections 10(c)(1), (2), (3), (4), (5), (6), (7) or (8) as the Board of Directors considers to be advisable to avoid or diminish any income tax to holders of Common Stock or rights to purchase Common Stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes.

(10)    No adjustment in the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least 1% in such price; provided, however, that any adjustments which by reason of this Section 10(c)(10) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 10 shall be made by the Corporation and shall be made to the nearest cent or to the nearest one hundredth of a share, as the case may be. No adjustment need be made for a change in the par value of the Common Stock or from par value to no par value or from no par value to par value.

(11)    Whenever the Conversion Price is adjusted as herein provided, the Corporation shall promptly, but in no event later than five days thereafter, give notice to the Holders setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment, but which statement shall not include any information which would be material non-public information for purposes of the 1934 Act. Failure to deliver such notice shall not affect the legality or validity of any such adjustment.

(12)    In any case in which this Section 10(c) provides that an adjustment shall become effective immediately after a Record Date for an event, the Corporation may defer until the occurrence of such event (i) issuing to the Holders in connection with any conversion of shares of Series D Convertible Preferred Stock after such Record Date and before the occurrence of such event the additional shares of Common Stock issuable upon such conversion by reason of the adjustment required by such event over and above the Common Stock issuable upon such conversion before giving effect to such adjustment and (ii) paying to such Holders any amount in cash in lieu of any fraction pursuant to Section 10(b)(6).

(13)    For purposes of this Section 10(c), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Corporation but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock. The Corporation will not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Corporation other than dividends or distributions payable only in shares of Common Stock.

(d)    Effect of Reclassification, Consolidation, Merger or Sale. (1) If any of the following events occur, namely (A) any reclassification or change of the outstanding shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), (B) any consolidation, merger or combination of the Corporation with another corporation or other entity as a result of which holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Stock, or (C) any sale or conveyance of the properties and assets of the Corporation as, or substantially as, an entirety to any other corporation or other entity as a result of which holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Stock, then the Corporation or the successor or purchasing corporation or other entity, as the case may be, shall prior to such transaction:

(x)    amend its articles of incorporation or comparable instrument to provide that the shares of Series D Convertible Preferred Stock shall be convertible into the kind and amount of shares of stock and other securities or property or assets (including cash) receivable upon such reclassification, change, consolidation, merger, combination, sale or conveyance by the holder of a number of shares of Common Stock issuable upon conversion of shares of Series D Convertible Preferred Stock immediately prior to such reclassification, change, consolidation, merger, combination, sale or conveyance assuming such holder of Common Stock did not exercise such holder’s rights of election, if any, as to the kind or amount of securities, cash or other property receivable upon such consolidation, merger, statutory exchange, sale or conveyance (provided that, if the kind or amount of securities, cash or other property receivable upon such consolidation, merger, statutory exchange, sale or conveyance is not the same for each share of Common Stock in respect of which such rights of election shall not have been exercised (“non-electing share”), then for the purposes of this Section 10(d) the kind and amount of securities, cash or other property receivable upon such consolidation, merger, statutory exchange, sale or conveyance for each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares);

(y)    in the case of any such successor or purchasing Person, such Person shall execute with each Holder a written agreement providing that upon such consolidation, merger, combination, sale or conveyance such successor or purchasing Person shall be jointly and severally liable with the Corporation for the performance of all of the Corporation’s obligations under this Certificate of Designations and the other Transaction Documents; and

(z)    if registration or qualification is required under the 1933 Act or applicable state law for the public resale by the Holder of such shares of stock and other securities so issuable upon conversion of shares of Series D Convertible Preferred Stock, such registration or qualification shall be completed prior to such reclassification, change, consolidation, merger, combination or sale.

Such amendment shall provide for, among other things, adjustments in the conversion rights of the Holders which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 10. If, in the case of any such reclassification, change, consolidation, merger, combination, sale or conveyance, the stock or other securities and assets receivable thereupon by a holder of shares of Common Stock includes shares of stock or other securities and assets of a corporation or other entity other than the successor or purchasing corporation or other entity, as the case may be, in such reclassification, change, consolidation, merger, combination, sale or conveyance, then such other corporation or other entity shall also so amend its articles of incorporation or comparable instrument and enter into such written agreement with each Holder. The certificate(s) of incorporation or comparable instruments so amended and such written agreement(s) of each such corporation or other entity shall also contain such additional provisions to protect the interests of the Holders as the Board of Directors shall reasonably consider necessary by reason of the foregoing, including the provisions providing for the redemption rights set forth in Section 11.

(2)    The provisions of this Section 10(d) shall similarly apply to successive reclassifications, changes, consolidations, mergers, combinations, sales and conveyances.

(3)    If this Section 10(d) applies to any event or occurrence, Section 10(c) shall not apply.

(e)    Reservation of Shares; Shares to Be Fully Paid; Listing of Common Stock.

(1)    The Corporation shall reserve and keep available, free from preemptive rights, out of its authorized but unissued shares of Common Stock or shares of Common Stock held in treasury, solely for issuance upon conversion of the Series D Convertible Preferred Stock, sufficient shares to provide for the conversion of the Series D Convertible Preferred Stock from time to time as shares of Series D Convertible Preferred Stock are converted.

(2)    Before taking any action which would cause an adjustment reducing the Conversion Price below the then par value, if any, of the shares of Common Stock issuable upon conversion of the Series D Convertible Preferred Stock, the Corporation shall take all corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue shares of such Common Stock at such adjusted Conversion Price.

(3)    The Corporation covenants that all shares of Common Stock issued upon conversion of the Series D Convertible Preferred Stock will be fully paid and non-assessable by the Corporation and free from all taxes, liens and charges with respect to the issue thereof.

(4)    The Corporation covenants that if any shares of Common Stock to be provided for the purpose of conversion of the Series D Convertible Preferred Stock require registration with or approval of any governmental authority under any federal or state law before such shares may be validly issued upon conversion, the Corporation will in good faith and as expeditiously as possible endeavor to secure such registration or approval, as the case may be.

(5)    The Corporation covenants that, so long as the Common Stock shall be listed on the AMEX, the NYSE or any other national securities exchange or Nasdaq, the Corporation shall obtain and, so long as the Common Stock shall be so listed on such market or exchange, maintain approval for listing thereon of all Common Stock issuable upon conversion of the Series D Convertible Preferred Stock.

(f)    Notice to Holders Prior to Certain Actions.  In case on or after the Issuance Date:

(1)    the Corporation shall declare a dividend (or any other distribution) on the Common Stock (other than in cash out of retained earnings); or

(2)    the Corporation shall authorize the granting to the holders of the Common Stock of rights or warrants to subscribe for or purchase any share of any class or any other rights or warrants; or

(3)    the Board of Directors shall authorize any reclassification of the Common Stock (other than a subdivision or combination of the outstanding Common Stock, or a change in par value, or from par value to no par value, or from no par value to par value), or any consolidation or merger or other business combination transaction to which the Corporation is a party and for which approval of any stockholders of the Corporation is required, or the sale or transfer of all or substantially all of the assets of the Corporation; or

(4)    there shall be pending the voluntary or involuntary dissolution, liquidation or winding-up of the Corporation;

the Corporation shall give the holders of record of the Series D Convertible Preferred Stock, as promptly as possible but in any event at least ten Trading Days prior to the applicable date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution or rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or rights are to be determined, or (y) the date on which such reclassification, consolidation, merger, other business combination transaction, sale, transfer, dissolution, liquidation or winding-up is expected to become effective or occur, and the date as of which it is expected that holders of Common Stock of record who shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, other business combination transaction, sale, transfer, dissolution, liquidation or winding-up shall be determined. Such notice shall not include any information which would be material non-public information for purposes of the 1934 Act. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such dividend, distribution, reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up. In the case of any such action of which the Corporation gives such notice to the holders of record of the Series D Convertible Preferred Stock or is required to give such notice to such holders, such holders shall be entitled to give a Conversion Notice which is contingent on the completion of such action.

(g)    9.9% Limitation. (1) Notwithstanding anything to the contrary contained herein, the number of shares of Common Stock that may be acquired at any time by a Holder upon conversion of shares of Series D Convertible Preferred Stock shall not exceed a number that, when added to the total number of shares of Common Stock deemed beneficially owned by such Holder (other than by virtue of the ownership of securities or rights to acquire securities (including the Warrants) that have limitations on the holder’s right to convert, exercise or purchase similar to the limitation set forth herein (the “Excluded Shares”)), together with all shares of Common Stock beneficially owned at such time (other than by virtue of the ownership of Excluded Shares) by Persons whose beneficial ownership of Common Stock would be aggregated with the beneficial ownership by such Holder for purposes of determining whether a group exists or for purposes of determining the Holder’s beneficial ownership (the “Aggregation Parties”), in either such case for purposes of Section 13(d) of the 1934 Act and Regulation 13D-G thereunder (including, without limitation, as the same is made applicable to Section 16 of the 1934 Act and the rules promulgated thereunder), would result in beneficial ownership by such Holder or such group of more than 9.9% of the shares of Common Stock for purposes of Section 13(d) or Section 16 of the 1934 Act and the rules promulgated thereunder (as the same may be modified by a particular Holder as provided herein, the “Restricted Ownership Percentage”). A Holder shall have the right at any time and from time to time to reduce its Restricted Ownership Percentage immediately upon notice to the Corporation in the event and only to the extent that Section 16 of the 1934 Act or the rules promulgated thereunder (or any successor statute or rules) is changed to reduce the beneficial ownership percentage threshold thereunder to a percentage less than 9.9%. If at any time the limits in this Section 10(g) make the shares of Series D Convertible Preferred Stock held by any Holder inconvertible in whole or in part, the Corporation shall not by reason thereof be relieved of its obligation to issue shares of Common Stock at any time or from time to time thereafter upon conversion of such shares of Series D Convertible Preferred Stock as and when shares of Common Stock may be issued in compliance with such restrictions.

(2)    For purposes of this Section 10(g), in determining the number of outstanding shares of Common Stock at any time a Holder may rely on the number of outstanding shares of Common Stock as reflected in (1) the Corporation’s then most recent Form 10-Q, Form 10-K or other public filing with the SEC, as the case may be, (2) a public announcement by the Corporation that is later than any such filing referred to in the preceding clause (1) or (3) any other notice by the Corporation or its transfer agent setting forth the number shares of Common Stock outstanding and knowledge the Holder may have about the number of shares of Common Stock issued upon conversions or exercises of Series D Convertible Preferred Stock or other Common Stock Equivalents by any Person, including such Holder, which are not reflected in the information referred to in the preceding clauses (1) through (3). Upon the written request of any Holder, the Corporation shall within three Business Days confirm in writing to such Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of Common Stock Equivalents, including the shares of Series D Convertible Preferred Stock and the Warrants, by the Holder or its affiliates, in each such case subsequent to, the date as of which such number of outstanding shares of Common Stock was reported.

Section 11.    Redemption at Option of Holders.

(a)    Redemption Right. If an Optional Redemption Event occurs, then, in addition to any other right or remedy of any holder of shares of Series D Convertible Preferred Stock, each holder of shares of Series D Convertible Preferred Stock shall have the right, at such holder’s option, to require the Corporation to redeem all of such holder’s shares of Series D Convertible Preferred Stock, or any portion thereof, on the date that is 15 Business Days after the date such holder gives the Corporation a Holder Notice with respect to such Optional Redemption Event at any time while any of such holder’s shares of Series D Convertible Preferred Stock are outstanding, at a price equal to the Optional Redemption Price.

(b)    Notices; Method of Exercising Optional Redemption Rights, Etc. (1) On or before the fifth Business Day after the occurrence of an Optional Redemption Event, the Corporation shall give to each Holder a Corporation Notice of the occurrence of such Optional Redemption Event and of the redemption right set forth herein arising as a result thereof. The Corporation Notice shall set forth:

(i)    the date by which the optional redemption right must be exercised, and

(ii)    a description of the procedure (set forth below) which each such Holder must follow to exercise such Holder’s optional redemption right, and

               (iii)    shall be accompanied by a Corporation Certificate with the information set forth therein being provided as of a date not more than 5 Business Days prior to the date the Corporation gives such  Corporation Notice. No failure of the Corporation to give such notice or defect therein shall limit the right of any holder of shares of Series D Convertible Preferred Stock to exercise the optional redemption right or affect the validity of the proceedings for the redemption of such holder’s shares of Series D Convertible Preferred Stock.

(2)    To exercise its optional redemption right, a Holder shall deliver to the Corporation on or before the 30th day after the notice required by Section 11(b)(1) is given to such Holder (or if no such notice has been given by the Corporation to such Holder, within 45 days after such Holder first learns of such Optional Redemption Event) a Holder Notice to the Corporation. At the Corporation’s option, a Holder Notice may be revoked by such Holder giving such Holder Notice by giving notice of such revocation to the Corporation at any time prior to the time the Corporation pays the Optional Redemption Price to such Holder.

(3)    If a Holder shall have given a Holder Notice, on the date which is 15 Business Days after the date such Holder Notice is given (or such later date as such Holder surrenders such Holder’s certificates for the shares of Series D Convertible Preferred Stock to be redeemed) the Corporation shall make payment in immediately available funds of the applicable Optional Redemption Price to such account as specified by such Holder in writing to the Corporation at least one Business Day prior to the applicable redemption date.

(c)    Other. (1) In connection with a redemption pursuant to this Section 11 of less than all of the shares of Series D Convertible Preferred Stock evidenced by a particular certificate, promptly, but in no event later than three Business Days after surrender of such certificate to the Corporation, the Corporation shall issue and deliver to such Holder a replacement certificate for the shares of Series D Convertible Preferred Stock evidenced by such certificate which have not been redeemed.

(2)    A Holder Notice given by a holder of shares of Series D Convertible Preferred Stock shall be deemed for all purposes to be in proper form unless the Corporation notifies such holder in writing within three Business Days after such Holder Notice has been given (which notice shall specify all defects in such Holder Notice), and any Holder Notice containing any such defect shall nonetheless be effective on the date given if such Holder promptly undertakes to correct all such defects. No such claim of error shall limit or delay performance of the Corporation’s obligation to redeem all shares of Series D Convertible Preferred Stock not in dispute whether or not such Holder makes such undertaking.

(3)    If on or before a particular Optional Redemption Date the Corporation shall have failed to pay in full the Optional Redemption Price for all shares of Series D Convertible Preferred Stock to be redeemed to the Holder entitled thereto or to deposit the same with an Eligible Bank in accordance with Section 15(c), then without in any way relieving the Corporation of its obligation to pay such amount in accordance herewith (except to the extent expressly provided in this Section 11(d)(3)), the Holder of any such share of Series D Convertible Preferred Stock shall continue to have the right to convert such share of Series D Convertible Preferred Stock into Common Stock in accordance with Section 10 at any time prior to the date on which the Corporation pays the Optional Redemption Price of such share of Series D Convertible Preferred Stock to such Holder (together with any amount due to such holder pursuant to Section 15(d)) or so deposits the same (together with any amount due to such Holder pursuant to Section 15(d)) and gives notice to such Holder of such deposit; provided, however, that the shares of Common Stock received by such Holder upon any such conversion in certain circumstances may be subject to restrictions on resale by such Holder arising under applicable securities laws to the extent not registered for resale by such Holder pursuant to the Registration Statement. If a Holder converts all or any portion of such Holder’s shares of Series D Convertible Preferred Stock as permitted by this Section 11(d)(3), the amount of the Optional Redemption Price due to such Holder with respect to the number of shares of Series D Convertible Preferred Stock so converted shall be reduced by $1,000 for each share of Series D Convertible Preferred Stock so converted.

Section 12.    Voting Rights; Certain Restrictions.

(a)    Voting Rights. Except as otherwise required by law or expressly provided herein, shares of Series D Convertible Preferred Stock shall not be entitled to vote on any matter.

(b)    Articles of Incorporation; Certain Stock. The affirmative vote or consent of the Majority Holders, voting separately as a class, will be required for (1) any amendment, alteration, or repeal, whether by merger or consolidation or otherwise, of the Corporation’s Articles of Incorporation if the amendment, alteration, or repeal materially and adversely affects the powers, preferences, or special rights of the Series D Convertible Preferred Stock, or (2) the creation and issuance of any Senior Dividend Stock or Senior Liquidation Stock; provided, however, that any increase in the authorized Preferred Stock of the Corporation or the creation and issuance of any stock which is both Junior Dividend Stock and Junior Liquidation Stock shall not be deemed to affect materially and adversely such powers, preferences, or special rights and any such increase or creation and issuance may be made without any such vote by the holders of Series D Convertible Preferred Stock except as otherwise required by law.

(c)    Repurchases of Series D Convertible Preferred Stock. The Corporation shall not repurchase or otherwise acquire any shares of Series D Convertible Preferred Stock (other than pursuant to Sections 7 or 11) unless the Corporation offers to repurchase or otherwise acquire simultaneously a pro rata portion of each holder’s shares of Series D Convertible Preferred Stock for cash at the same price per share.

(d)    Other. So long as any shares of Series D Convertible Preferred Stock are outstanding:

(1)    Payment of Obligations. The Corporation will pay and discharge, and will cause each subsidiary of the Corporation to pay and discharge, when due all their respective obligations and liabilities which are material to the Corporation and its subsidiaries taken as a whole, including, without limitation, tax liabilities, except where the same may be contested in good faith by appropriate proceedings.

(2)    Maintenance of Property; Insurance. (A) The Corporation will keep, and will cause each subsidiary of the Corporation to keep, all material property useful and necessary in its business in good working order and condition, ordinary wear and tear excepted.

(B)    The Corporation will maintain, and will cause each subsidiary of the Corporation to maintain, with financially sound and responsible insurance companies, insurance in at least such amounts and covering such risks as is reasonably adequate for the conduct of their businesses and the value of their properties.

(3)    Conduct of Business and Maintenance of Existence. The Corporation will continue, and will cause each subsidiary of the Corporation to continue, to engage in business of the same general type as conducted by the Corporation and its operating subsidiaries at the time this Certificate of Designations is filed with the Secretary of State of the State of Nevada, and will preserve, renew and keep in full force and effect, and will cause each subsidiary of the Corporation to preserve, renew and keep in full force and effect, their respective corporate existence and their respective material rights, privileges and franchises necessary or desirable in the normal conduct of business except, in the case of any such matter other than maintenance of the Corporation’s corporate existence, where the failure to do so would not have a material adverse effect on (i) the business, properties, operations, condition (financial or other), results of operation or prospects of the Corporation and the Subsidiaries, taken as a whole, or (ii) the ability of the Corporation to pay and perform its obligations under the Transaction Documents.

(4)    Compliance with Laws. The Corporation will comply, and will cause each subsidiary of the Corporation to comply, in all material respects with all applicable laws, ordinances, rules, regulations, decisions, orders and requirements of governmental authorities and courts (including, without limitation, environmental laws) except (i) where compliance therewith is contested in good faith by appropriate proceedings or (ii) where non-compliance therewith could not reasonably be expected to have a material adverse effect on the business, condition (financial or otherwise), operations, performance, properties or prospects of the Corporation and its subsidiaries taken as a whole.

(5)    Investment Company Act. The Corporation will not be or become an open-end investment trust, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act of 1940, as amended, or any successor provision.

(6)    Limitations on Asset Sales, Liquidations, Etc.; Certain Matters. The Corporation shall not, and shall not permit any Subsidiary to:

(a)    sell, convey or otherwise dispose of all or substantially all of its assets as an entirety or substantially as an entirety in a single transaction or in a series of related transactions; or

(b)    liquidate, dissolve or otherwise wind up its affairs.

For purposes of the preceding clause (b), a consolidation or merger of the Corporation or any Subsidiary in and of itself shall not be considered a liquidation, dissolution or winding up of the Corporation or such Subsidiary.

(7)    Listing Eligibility Reporting. The Corporation shall notify the Holders from time to time within five days after the Corporation first learns that it does not meet any of the applicable requirements for the continued listing of the Common Stock on the principal securities market or exchange on which the Common Stock is listed from time to time.

(8)    Transactions with Affiliates. The Corporation will not, and will not permit any Subsidiary, directly or indirectly, to pay any funds to or for the account of, make any investment (whether by acquisition of stock or Indebtedness, by loan, advance, transfer of property, guarantee or other agreement to pay, purchase or service, directly or indirectly, any Indebtedness, or otherwise) in, lease, sell, transfer or otherwise dispose of any assets, tangible or intangible, to, or participate in, or effect any transaction in connection with, any joint enterprise or other joint arrangement with, any Affiliate of the Corporation, except, on terms to the Corporation or such Subsidiary no less favorable than terms that could be obtained by the Corporation or such Subsidiary from a Person that is not an Affiliate of the Corporation, as determined in good faith by the Board of Directors.

(9)    Limitation on Certain Issuances. The Corporation shall not (A) offer, sell or issue or enter into any agreement, arrangement or understanding to offer, sell or issue any Common Stock Equivalent for which the price at which the holder of such Common Stock Equivalent is entitled to acquire shares of Common Stock varies based on the market or trading price of the Common Stock, (B) offer, sell or issue, or enter into any agreement, arrangement or understanding to offer sell or issue any Common Stock or Common Stock Equivalent or terms which provide for adjustment or repricing of the purchase price or number of shares or other units of such Common Stock or Common Stock Equivalents other than pursuant to customary anti-dilution provisions, (C) enter into any agreement, arrangement or understanding under which the Corporation has the right or obligation to sell shares of Common Stock or Common Stock Equivalents at any time or from time to time at a price or prices based on the market or trading price of the Common Stock (including, without limitation any agreement, arrangement or understanding that is commonly known as an “equity line of credit” or “equity line”), (D) without the consent of the Majority Holders, grant stock options or equivalents, from February 1, 2005 through December 31, 2005, where the underlying shares exceed 3,000,000 (subject to adjustment for stock splits, stock dividends, combinations or the like), (E) without the consent of the Majority Holders, issue any security with rights or preferences senior to or more favorable than those of the Series D Convertible Preferred Stock, or (F) without the consent of the Majority Holders, repurchase any securities other than the Series D Convertible Preferred Stock and any securities outstanding on the date hereof as may be required pursuant to the terms thereof as exist on the date hereof.

Section 13.    Outstanding Shares. For purposes of this Certificate of Designations, all authorized and issued shares of Series D Convertible Preferred Stock shall be deemed outstanding except (i) from the applicable Conversion Date, each share of Series D Convertible Preferred Stock converted into Common Stock, unless the Corporation shall default in its obligation to issue and deliver shares of Common Stock upon such conversion as and when required by Section 10; (ii) from the date of registration of transfer, all shares of Series D Convertible Preferred Stock held of record by the Corporation or any subsidiary or Affiliate of the Corporation (other than an Affiliate of the Corporation who is a natural person or any original holder of shares of Series D Convertible Preferred Stock) and (iii) from the applicable Mandatory Redemption Date or Optional Redemption Date, all shares of Series D Convertible Preferred Stock which are redeemed or repurchased, so long as in each case the Mandatory Redemption Price, the Optional Redemption Price or other repurchase price, as the case may be, of such shares of Series D Convertible Preferred Stock shall have been paid by the Corporation as and when due hereunder.

Section 14.    Forms of Notices. The forms of certain of the notices required or permitted under this Certificate of Designations shall be as provided in this Section 14 or as otherwise agreed by the Corporation and Majority Holders.

(a)     Form of Notice of Conversion of Series D Convertible Preferred Stock.

NOTICE OF CONVERSION
OF
SERIES D CONVERTIBLE PREFERRED STOCK
OF
DWANGO NORTH AMERICA CORP.

TO:	Dwango North America Corp.	OR	Interwest Transfer Company, Inc.,
	200 West Mercer Street		as Conversion Agent
Suite 501
Seattle, Washington 98119

	Attention: Chief Executive Officer		Attention:

	Facsimile No.: (206) 832-0601		Facsimile No.: (801) 277-3147

                                (1)    Pursuant to the terms of the Series D Convertible Preferred Stock (the “Preferred Stock”), of Dwango North America Corp., a Nevada corporation (the “Corporation”), the undersigned (the “Holder”) hereby elects to convert                    shares of the Preferred Stock, including $            of accrued and unpaid dividends thereon (and $            of Arrearage Interest, if any, thereon) into shares of Common Stock, $.001 par value (the “Common Stock”), of the Corporation, at a Conversion Price per share of Common Stock of $                  , or such other securities into which the Preferred Stock is currently convertible. Capitalized terms used in this Notice and not otherwise defined herein have the respective meanings provided in the Certificate of Designations of Series D Convertible Preferred Stock.

(2)    The number of shares of Common Stock issuable upon the conversion of the shares of Preferred Stock to which this Notice relates is                            .

(3)     Please issue certificates for the number of shares of Common Stock or other securities into which such number of shares of Preferred Stock is convertible in the name(s) specified immediately below or, if additional space is necessary, on an attachment hereto:

Name	Name

Address	Address

SS or Tax ID Number	SS or Tax ID Number

Delivery Instructions
for Common Stock:

(4)    If the shares of Common Stock issuable upon conversion of the Preferred Stock have not been registered for resale under the 1933 Act and this Notice is given prior to the end of the Registration Period under the Subscription Agreement by which the Holder is bound, the Holder represents and warrants that (i) the shares of Common Stock not so registered are being acquired for the account of the Holder for investment, and not with a view to, or for resale in connection with, the public distribution thereof other than pursuant to registration under the 1933 Act or an exemption from registration under the 1933 Act, and that the Holder has no present intention of distributing or reselling the shares of Common Stock not so registered other than pursuant to registration under the 1933 Act or an exemption from registration under the 1933 Act and (ii) the Holder is an “accredited investor” as defined in Regulation D under the 1933 Act. If the provisions of Rule 144(k) under the 1933 Act are inapplicable to the Holder with respect to the Conversion Shares to which this Notice relates, the Holder further agrees that (A) the shares of Common Stock not so registered shall not be sold or transferred unless either (i) such shares first shall have been registered under the 1933 Act or (ii) the Corporation first shall have been furnished with an opinion of legal counsel reasonably satisfactory to the Corporation to the effect that such sale or transfer is exempt from the registration requirements of the 1933 Act and (B) until such shares are registered for resale under the 1933 Act, the Corporation may place a legend on the certificate(s) for the shares of Common Stock not so registered to that effect and place a stop-transfer restriction in its records relating to the shares of Common Stock not so registered, all in accordance with the Subscription Agreement by which the Holder is bound.

__________________________________________________	__________________________________________________
Date	Signature of Holder
(Must be signed exactly as name appears on the Preferred Stock Certificate.)

(b)    Form of Mandatory Redemption Notice.

MANDATORY REDEMPTION NOTICE
(Section 7 of Certificate of Designations of
Series D Convertible Preferred Stock)

TO:
        (Name of Holder)

(1)    Pursuant to the terms of the Series D Convertible Preferred Stock (the “Preferred Stock”), Dwango North America Corp., a Nevada corporation (the “Corporation”), hereby notifies the above-named holder (the “Holder”) that the Corporation is redeeming                  shares of Preferred Stock held by the Holder in accordance with Section 7 of the Certificate of Designations of the Series D Convertible Preferred Stock (the “Certificate of Designations”).

(2)    The Mandatory Redemption Date is                                      .

(3)    The Mandatory Redemption Price per share of Preferred Stock is $_________.

(4)    Upon surrender to the Corporation of the certificate(s) for the shares of Preferred Stock to be redeemed (but in no event earlier than the Mandatory Redemption Date), the Corporation will make payment of the Mandatory Redemption Price in accordance with the Certificate of Designations.

(5)    Capitalized terms used herein and not otherwise defined herein have the respective meanings provided in the Certificate of Designations.

Date: ___________________________	DWANGO NORTH AMERICA CORP.

By ___________________________
Title:

(c)    Form of Corporation Notice.

CORPORATION NOTICE
(Section 11(b)(1) of Certificate of Designations of
Series D Convertible Preferred Stock)

TO:
        (Name of Holder)

(1)    An Optional Redemption Event described in the Certificate of Designations (the “Certificate of Designations”) of Series D Convertible Preferred Stock (the “Preferred Stock”) of Dwango North America Corp., a Nevada corporation (the “Corporation”), occurred on                     . As a result of such Optional Redemption Event, the above-named holder (the “Holder”) is entitled to exercise its optional redemption rights pursuant to Section 11(b)(2) of the Certificate of Designations.

(2)    The Holder’s optional redemption rights must be exercised on or before               ,        .

(3)    On or before the date set forth in the preceding paragraph (2), the Holder must deliver to the Corporation a Holder Notice, in the form set forth in Section 14(d) of the Certificate of Designations.

(4)    In order to receive payment of the Optional Redemption Price of the shares of Preferred Stock to be redeemed, the Holder must deliver to the Corporation the certificates for the shares of Preferred Stock to be redeemed, duly endorsed for transfer to the Corporation of the shares to be redeemed.

(5)    Capitalized terms used herein and not otherwise defined herein have the respective meanings provided in the Certificate of Designations.

Date _________________________	DWANGO NORTH AMERICA CORP.

By______________________________
Title:

(d)    Form of Holder Notice.

HOLDER NOTICE
(Section 11(b)(2) of Certificate of Designations of
Series D Convertible Preferred Stock)

TO:    DWANGO NORTH AMERICA CORP.

(1)    Pursuant to the terms of the Series D Convertible Preferred Stock (the “Preferred Stock”) of Dwango North America Corp., a Nevada corporation (the “Corporation”), the undersigned holder (the “Holder”) hereby elects to exercise its right to require redemption by the Corporation pursuant to Section 11 of the Certificate of Designations of Series D Convertible Preferred Stock (the “Certificate of Designations”) of              shares of Preferred Stock at an Optional Redemption Price per share in cash equal to the sum of (a) the Stated Value plus (b) an amount equal to $               of accrued and unpaid dividends (the Accrual Amount) on each share of Series D Convertible Preferred Stock to be redeemed to the Optional Redemption Date plus (c) an amount equal to accrued and unpaid interest, if any, on cash dividends in arrears on such share of Series D Convertible Preferred Stock to the Optional Redemption Date.

(2)    The aggregate Optional Redemption Price of all shares of Preferred Stock to be redeemed from the Holder pursuant to this Notice is $                   .

(3)    Capitalized terms used herein and not otherwise defined herein have the respective meanings provided in the Certificate of Designations.

Date: _______________________________	NAME OF HOLDER:

_________________________________

By _______________________________
Signature of Registered Holder
(Must be signed exactly as nameappears on the stock certificate.)

Section 15.    Miscellaneous.

(a)    Notices. Any notices required or permitted to be given under the terms of this Certificate of Designations shall be in writing and shall be delivered personally (which shall include telephone line facsimile transmission) or by courier and shall be deemed given upon receipt, if delivered personally or by courier (a) in the case of the Corporation, addressed to the Corporation at 200 West Mercer Street, Suite 501, Seattle, Washington 98119, Attention: Chief Executive Officer (telephone line facsimile transmission number (206) 832-0601), or (b) in the case of any holder of shares of Series D Convertible Preferred Stock, at such holder’s address or telephone line facsimile transmission number shown on the stock books maintained by the Corporation with respect to the Series D Convertible Preferred Stock or such other address as the Corporation shall have provided by notice to the holders of shares of Series D Convertible Preferred Stock in accordance with this Section or any holder of shares of Series D Convertible Preferred Stock shall have provided to the Corporation in accordance with this Section.

(b)    Replacement of Certificates. Upon receipt by the Corporation of evidence reasonably satisfactory to the Corporation of the ownership of and the loss, theft, destruction or mutilation of any certificate for shares of Series D Convertible Preferred Stock and (1) in the case of loss, theft or destruction, of indemnity from the record holder of the certificate for such shares of Series D Convertible Preferred Stock reasonably satisfactory in form to the Corporation (and without the requirement to post any bond or other security if such holder has and agrees to maintain reasonably sufficient assets to support the indemnity) or (2) in the case of mutilation, upon surrender and cancellation of the certificate for such shares of Series D Convertible Preferred Stock, the Corporation will execute and deliver to such holder a new certificate for such shares of Series D Convertible Preferred Stock without charge to such holder.

(c)    Payment on Redemption; Deposit of Redemption Price. If any share of Series D Convertible Preferred Stock is to be redeemed as provided in Section 7 or 11 and any notice required in connection therewith shall have been timely given as provided therein, the applicable redemption price of such share of Series D Convertible Preferred Stock to be so redeemed and with respect to which any such notice has been given shall become due and payable on the applicable redemption date. On and after such redemption date, provided that the Corporation shall have paid such redemption price to the respective Holders who are entitled thereto on or prior to the applicable redemption date or shall have deposited with an Eligible Bank on or prior to such redemption date, to be held in trust for the respective Holders entitled thereto, an amount sufficient to pay the applicable redemption price, then on such redemption date the dividends on such share of Series D Convertible Preferred Stock shall cease to accrue, and such share of Series D Convertible Preferred Stock shall be deemed not to be outstanding and the Holder thereof shall not be entitled to any rights of a Holder except to receive payment of the applicable redemption price and all other rights hereunder with respect to such share of Series D Convertible Preferred Stock shall cease. So long as the Corporation shall have so paid or deposited the full amount of the applicable redemption price on a timely basis, no Holder shall be entitled to interest on the amount so held by such Eligible Bank and, so long as the Corporation shall be in compliance in all material respects with its obligations to the Holders (including, without limitation, its obligations under the Transaction Documents), the Corporation shall be entitled to any interest paid by such Eligible Bank on the funds so deposited, subject to applicable abandoned property and escheat laws. On presentation and surrender of the certificate for such share of Series D Convertible Preferred Stock, such share shall be redeemed at the applicable redemption price.

(d)    Overdue Amounts. Except as otherwise specifically provided in Section 5 with respect to dividends in arrears on the Series D Convertible Preferred Stock, whenever any amount which is due to any holder of shares of Series D Convertible Preferred Stock is not paid to such holder when due, such amount shall bear interest at the rate of 12% per annum (or such other rate as shall be the maximum rate allowable by applicable law) until paid in full.

AMENDMENT TO
ARTICLES OF INCORPORATION
OF
DWANGO NORTH AMERICA CORP.

Pursuant to NRS 78.390 of the Nevada General Corporation Law, DWANGO NORTH AMERICA CORP. (the "Corporation") adopts the following Amendment to its Articles of Incorporation:

FOURTH ARTICLE

(a) Common Stock. The aggregate number of shares of Common Stock which the Corporation shall have authority to issue is 100,000,000 shares at a par value of $.001 per share. All stock when issued shall be fully paid and non-assessable, shall be of the same class and have the same rights and preferences.

Each share of Common Stock shall be entitled to one vote at a stockholders meetings, either in person or by proxy. Cumulative voting in elections of Directors and all other matters brought before stockholders meetings, whether they be annual or special, shall not be permitted.

The holders of the capital stock of the Corporation shall not be personally liable for the payment of the Corporation's debts and the private property of the holders of the capital stock of the Corporation shall not be subject to the payment of debts of the Corporation to any extent whatsoever.

Stockholders of the Corporation shall not have any preemptive rights to subscribe for additional issues of stock of the Corporation except as may be agreed from time to time by the Corporation and any such stockholder.

-----------------------

The foregoing Amendment was adopted by the Board of Directors at a meeting held on March 1, 2005 and by the Stockholders. The only Stockholders entitled to vote on the Amendment were holders of 8,717,213 shares of Common Stock, which were all of the issued and outstanding shares as of the record date for the meeting of Stockholders. The total number of votes cast in favor of the Amendment by holders of Common Stock was 4,379,859, which is sufficient to approve the Amendment.

IN WITNESS WHEREOF, these Articles of Amendment are executed for and on behalf of the Corporation as its act and deed by the undersigned officer hereunto duly authorized, who certifies that the facts herein stated are true this 22nd day of June, 2005.

DWANGO NORTH AMERICA CORP. /s/ Rick J. Hennessey Rick J. Hennessey Chief Executive Officer